                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                    Depositor

                          WILSHIRE CREDIT CORPORATION,
                                    Servicer

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                                     Trustee

                                   ----------

                         POOLING AND SERVICING AGREEMENT
                            Dated as of March 1, 2007

                                   ----------

              SPECIALTY UNDERWRITING AND RESIDENTIAL FINANCE TRUST
            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-AB1

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I DEFINITIONS....................................................     12

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES..     61
   SECTION 2.01.  Conveyance of Mortgage Loans...........................     61
   SECTION 2.02.  Acceptance by Trustee of the Mortgage Loans............     64
   SECTION 2.03.  Representations, Warranties and Covenants of the
                  Depositor..............................................     65
   SECTION 2.04.  Representations and Warranties of the Servicer.........     68
   SECTION 2.05.  Substitutions and Repurchases of Mortgage Loans Which
                  Are Not "Qualified Mortgages"..........................     70
   SECTION 2.06.  Authentication and Delivery of Certificates............     70
   SECTION 2.07.  REMIC Elections........................................     70
   SECTION 2.08.  Covenants of the Servicer..............................     75
   SECTION 2.09.  [RESERVED].............................................     75
   SECTION 2.10.  [RESERVED].............................................     75
   SECTION 2.11.  Permitted Activities of the Issuing Entity.............     75
   SECTION 2.12.  Qualification of Special Purpose Entity................     76
   SECTION 2.13.  Depositor Notification of NIM Notes....................     76

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...............     76
   SECTION 3.01.  Servicer to Service Mortgage Loans.....................     76
   SECTION 3.02.  Servicing and Subservicing; Enforcement of the
                  Obligations of Servicer................................     78
   SECTION 3.03.  Rights of the Depositor and the Trustee in Respect of
                  the Servicer...........................................     78
   SECTION 3.04.  Trustee to Act as Servicer.............................     79
   SECTION 3.05.  Collection of Mortgage Loan Payments; Collection
                  Account; Certificate Account...........................     79
   SECTION 3.06.  Collection of Taxes, Assessments and Similar Items;
                  Escrow Accounts........................................     83
   SECTION 3.07.  Access to Certain Documentation and Information
                  Regarding the Mortgage Loans...........................     83
   SECTION 3.08.  Permitted Withdrawals from the Collection Account and
                  Certificate Account....................................     83
   SECTION 3.09.  [RESERVED].............................................     85
   SECTION 3.10.  Maintenance of Hazard Insurance........................     85
   SECTION 3.11.  Enforcement of Due-On-Sale Clauses; Assumption
                  Agreements.............................................     86

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   SECTION 3.12.  Realization Upon Defaulted Mortgage Loans;
                  Determination of Excess Proceeds.......................     87
   SECTION 3.13.  Trustee to Cooperate; Release of Mortgage Files........     91
   SECTION 3.14.  Documents Records and Funds in Possession of Servicer
                  to be Held for the Trustee.............................     93
   SECTION 3.15.  Servicing Compensation.................................     93
   SECTION 3.16.  Access to Certain Documentation........................     93
   SECTION 3.17.  Annual Statement as to Compliance......................     94
   SECTION 3.18.  Assessment of Compliance; Accountant's Attestation.....     94
   SECTION 3.19.  Subordination Liens....................................     96
   SECTION 3.20.  Periodic Filings.......................................     97
   SECTION 3.21.  Indemnification by Trustee.............................    101
   SECTION 3.22.  Indemnification by Servicer............................    101
   SECTION 3.23.  Prepayment Charge Reporting Requirements...............    102
   SECTION 3.24.  Statements to Trustee..................................    102
   SECTION 3.25.  Further Indemnification by the Servicer................    102
   SECTION 3.26.  Solicitation...........................................    103
   SECTION 3.27.  Existing Servicing Agreement...........................    103
   SECTION 3.28.  High Cost Mortgage Loans...............................    103
   SECTION 3.29.  [RESERVED].............................................    103

ARTICLE IV DISTRIBUTIONS.................................................    103
   SECTION 4.01.  Advances...............................................    103
   SECTION 4.02.  Reduction of Servicing Compensation in Connection with
                  Prepayment Interest Shortfalls.........................    103
   SECTION 4.03.  Distributions on the REMIC Interests...................    104
   SECTION 4.04.  Distributions..........................................    104
   SECTION 4.05.  Monthly Statements to Certificateholders...............    104

ARTICLE V THE CERTIFICATES...............................................    118
   SECTION 5.01.  The Certificates.......................................    118
   SECTION 5.02.  Certificate Register; Registration of Transfer and
                  Exchange of Certificates...............................    119
   SECTION 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates......    123
   SECTION 5.04.  Persons Deemed Owners..................................    123

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   SECTION 5.05.  Access to List of Certificateholders' Names and
                  Addresses..............................................    123
   SECTION 5.06.  Book-Entry Certificates................................    124
   SECTION 5.07.  Notices to Depository..................................    125
   SECTION 5.08.  Definitive Certificates................................    125
   SECTION 5.09.  Maintenance of Office or Agency........................    125
   SECTION 5.10.  Authenticating Agent...................................    125

ARTICLE VI THE DEPOSITOR AND THE SERVICER................................    126
   SECTION 6.01.  Respective Liabilities of the Depositor and the
                  Servicer...............................................    126
   SECTION 6.02.  Merger or Consolidation of the Depositor or the
                  Servicer...............................................    126
   SECTION 6.03.  Limitation on Liability of the Depositor, the Servicer
                  and Others.............................................    127
   SECTION 6.04.  Limitation on Resignation of Servicer..................    127
   SECTION 6.05.  Errors and Omissions Insurance; Fidelity Bonds.........    128

ARTICLE VII DEFAULT; TERMINATION OF SERVICER.............................    128
   SECTION 7.01.  Events of Default......................................    128
   SECTION 7.02.  [RESERVED].............................................    130
   SECTION 7.03.  Trustee to Act; Appointment of Successor...............    130
   SECTION 7.04.  Notification to Certificateholders.....................    131

ARTICLE VIII CONCERNING THE TRUSTEE......................................    131
   SECTION 8.01.  Duties of Trustee......................................    131
   SECTION 8.02.  Certain Matters Affecting the Trustee..................    132
   SECTION 8.03.  Trustee Not Liable for Mortgage Loans..................    134
   SECTION 8.04.  Trustee May Own Certificates...........................    134
   SECTION 8.05.  Trustee's Fees.........................................    134
   SECTION 8.06.  Indemnification of Trustee; Expenses...................    134
   SECTION 8.07.  Eligibility Requirements for Trustee...................    135
   SECTION 8.08.  Resignation and Removal of Trustee.....................    135
   SECTION 8.09.  Successor Trustee......................................    136
   SECTION 8.10.  Merger or Consolidation of Trustee.....................    137
   SECTION 8.11.  Appointment of Co-Trustee or Separate Trustee..........    137
   SECTION 8.12.  Tax Matters............................................    138

ARTICLE IX TERMINATION...................................................    140
   SECTION 9.01.  Termination upon Liquidation or Repurchase of all
                  Mortgage Loans.........................................    140
   SECTION 9.02.  Final Distribution on the Certificates.................    142

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   SECTION 9.03. Additional Termination Requirements.....................    143

ARTICLE X MISCELLANEOUS PROVISIONS.......................................    144
   SECTION 10.01. Amendment..............................................    144
   SECTION 10.02. Counterparts...........................................    146
   SECTION 10.03. Governing Law..........................................    146
   SECTION 10.04. Intention of Parties...................................    146
   SECTION 10.05. Notices................................................    147
   SECTION 10.06. Severability of Provisions.............................    148
   SECTION 10.07. Assignment.............................................    148
   SECTION 10.08. Limitation on Rights of Certificateholders.............    148
   SECTION 10.09. Inspection and Audit Rights............................    149
   SECTION 10.10. Certificates Nonassessable and Fully Paid..............    149
   SECTION 10.11. [RESERVED].............................................    149
   SECTION 10.12. [RESERVED].............................................    149
   SECTION 10.13. Third Party Rights.....................................    149
   SECTION 10.14. Assignment; Sales; Advance Facilities..................    149

EXHIBIT A   FORMS OF OFFERED CERTIFICATES
EXHIBIT B   MORTGAGE LOAN SCHEDULE - MORTGAGE POOL
EXHIBIT C-1 [RESERVED]
EXHIBIT C-2 [RESERVED]
EXHIBIT D   FORM OF TRUSTEE CERTIFICATION
EXHIBIT E-1 FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT
EXHIBIT E-2 FORM OF TRANSFEROR'S AFFIDAVIT
EXHIBIT F   FORM OF TRANSFEROR CERTIFICATE FOR CLASS P AND CLASS C CERTIFICATES
EXHIBIT G   FORM OF INVESTMENT LETTER
EXHIBIT H   FORM OF RULE 144A INVESTMENT LETTER
EXHIBIT I   REQUEST FOR RELEASE OF DOCUMENTS
EXHIBIT J   FORM OF POWER OF ATTORNEY
EXHIBIT K   FORM OF OFFICER'S CERTIFICATE OF TRUSTEE
EXHIBIT L   FORM OF OFFICER'S CERTIFICATE OF SERVICER
EXHIBIT M   [RESERVED]
EXHIBIT N   FORM OF AUCTION PROCEDURES
EXHIBIT O-1 FORM OF CLASS A-1 CORRIDOR CONTRACT
EXHIBIT O-2 FORM OF CLASS A-2 CORRIDOR CONTRACT
EXHIBIT O-3 FORM OF SUBORDINATE CERTIFICATE CORRIDOR CONTRACT
EXHIBIT O-4 FORM OF CREDIT SUPPORT ANNEX FOR CORRIDOR CONTRACTS
EXHIBIT P   [RESERVED]
EXHIBIT Q   FORM OF ASSESSMENT OF COMPLIANCE
EXHIBIT R   SERVICING CRITERIA TO BE ADDRESSED
EXHIBIT S   FORM OF SARBANES-OXLEY CERTIFICATION
EXHIBIT T   FORM OF ITEM 1123 CERTIFICATION OF SERVICER
EXHIBIT U-1 FORM OF SWAP AGREEMENT
EXHIBIT U-2 FORM OF CREDIT SUPPORT ANNEX FOR THE SWAP AGREEMENT
SCHEDULE V  ITEMS FOR FORM 8-K
SCHEDULE W  ITEMS FOR FORM 10-D
SCHEDULE X  ITEMS FOR FORM 10-K

     POOLING AND SERVICING AGREEMENT, dated as of March 1, 2007 (the "Agreement"), among MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the "Depositor"), WILSHIRE CREDIT CORPORATION, a Nevada corporation, as servicer (the "Servicer"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

     The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes will consist of (i) three real estate mortgage investment conduits in a tiered structure, (ii) the right to receive the payments distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof, (iii) each Corridor Contract and the Corridor Contract Account, (iv) the grantor trusts described in
Section 2.07 hereof and (v) the Supplemental Interest Trust, which in turn will hold the Swap Agreement. The SWAP REMIC will consist of all of the assets constituting the Trust Fund (other than the assets described in clauses (ii), (iii), (iv) and (v) above, other than the SWAP REMIC Regular Interests and other than the Lower Tier REMIC Regular Interests) and will be evidenced by the SWAP REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the SWAP REMIC) and the Class SWR Interest as the single "residual interest" in the SWAP REMIC. The Lower Tier REMIC will consist of SWAP REMIC Regular Interests and will be evidenced by the Lower Tier REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Lower Tier REMIC) and the Class LTR Interest as the single "residual interest" in the Lower Tier REMIC. The Trustee will hold the Lower Tier REMIC Regular Interests. The Upper Tier REMIC will consist of the Lower Tier REMIC Regular Interests and will be evidenced by the REMIC Regular Interests (which will represent the "regular interests" in the Upper Tier REMIC) and the Residual Interest as the single "residual interest" in the Upper Tier REMIC. The Class R Certificate will represent beneficial ownership of the Class SWR Interest, the Class LTR Interest and the Residual Interest. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

     All covenants and agreements made by the Sponsor in the Sale Agreement and by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates.

THE SWAP REMIC

The following table sets forth the designations, initial principal balances and interest rates for each interest in the SWAP REMIC:

Class     Initial Principal Balance   Interest Rate
-----     -------------------------   -------------
1-SW1          $15,282,896.055             (1)
1-SW1A         $ 1,628,501.456             (2)
1-SW1B         $ 1,628,501.456             (3)
1-SW2A         $ 1,887,123.945             (2)
1-SW2B         $ 1,887,123.945             (3)
1-SW3A         $ 2,200,962.416             (2)
1-SW3B         $ 2,200,962.416             (3)
1-SW4A         $ 2,238,394.397             (2)
1-SW4B         $ 2,238,394.397             (3)
1-SW5A         $ 2,072,386.347             (2)
1-SW5B         $ 2,072,386.347             (3)
1-SW6A         $ 1,867,418.198             (2)
1-SW6B         $ 1,867,418.198             (3)

1-SW7A         $ 1,720,959.668             (2)
1-SW7B         $ 1,720,959.668             (3)
1-SW8A         $ 1,591,723.059             (2)
1-SW8B         $ 1,591,723.059             (3)
1-SW9A         $ 1,496,146.200             (2)
1-SW9B         $ 1,496,146.200             (3)
1-SW10A        $ 1,414,120.442             (2)
1-SW10B        $ 1,414,120.442             (3)
1-SW11A        $ 1,347,664.303             (2)
1-SW11B        $ 1,347,664.303             (3)
1-SW12A        $ 1,299,841.191             (2)
1-SW12B        $ 1,299,841.191             (3)
1-SW13A        $ 1,383,473.078             (2)
1-SW13B        $ 1,383,473.078             (3)
1-SW14A        $ 2,108,641.456             (2)
1-SW14B        $ 2,108,641.456             (3)
1-SW15A        $ 3,110,781.148             (2)
1-SW15B        $ 3,110,781.148             (3)
1-SW16A        $ 2,602,802.927             (2)
1-SW16B        $ 2,602,802.927             (3)
1-SW17A        $ 2,005,925.149             (2)
1-SW17B        $ 2,005,925.149             (3)
1-SW18A        $ 1,638,696.512             (2)
1-SW18B        $ 1,638,696.512             (3)
1-SW19A        $ 1,397,846.218             (2)
1-SW19B        $ 1,397,846.218             (3)
1-SW20A        $ 1,230,272.731             (2)
1-SW20B        $ 1,230,272.731             (3)
1-SW21A        $ 1,140,830.278             (2)
1-SW21B        $ 1,140,830.278             (3)
1-SW22A        $ 1,071,540.118             (2)
1-SW22B        $ 1,071,540.118             (3)
1-SW23A        $ 1,003,345.448             (2)
1-SW23B        $ 1,003,345.448             (3)
1-SW24A        $   939,517.135             (2)
1-SW24B        $   939,517.135             (3)
1-SW25A        $   969,015.879             (2)
1-SW25B        $   969,015.879             (3)
1-SW26A        $ 1,252,693.590             (2)
1-SW26B        $ 1,252,693.590             (3)
1-SW27A        $ 2,308,337.086             (2)
1-SW27B        $ 2,308,337.086             (3)
1-SW28A        $ 2,186,574.518             (2)
1-SW28B        $ 2,186,574.518             (3)
1-SW29A        $ 1,775,394.513             (2)
1-SW29B        $ 1,775,394.513             (3)
1-SW30A        $ 1,070,563.327             (2)
1-SW30B        $ 1,070,563.327             (3)

1-SW31A        $    75,102.413             (2)
1-SW31B        $    75,102.413             (3)
1-SW32A        $   706,844.855             (2)
1-SW32B        $   706,844.855             (3)
1-SW33A        $   657,555.819             (2)
1-SW33B        $   657,555.819             (3)
1-SW34A        $   602,842.674             (2)
1-SW34B        $   602,842.674             (3)
1-SW35A        $   550,141.512             (2)
1-SW35B        $   550,141.512             (3)
1-SW36A        $   505,658.001             (2)
1-SW36B        $   505,658.001             (3)
1-SW37A        $   473,524.051             (2)
1-SW37B        $   473,524.051             (3)
1-SW38A        $   453,494.885             (2)
1-SW38B        $   453,494.885             (3)
1-SW39A        $   436,661.320             (2)
1-SW39B        $   436,661.320             (3)
1-SW40A        $   417,001.324             (2)
1-SW40B        $   417,001.324             (3)
1-SW41A        $   393,525.244             (2)
1-SW41B        $   393,525.244             (3)
1-SW42A        $   366,242.780             (2)
1-SW42B        $   366,242.780             (3)
1-SW43A        $   341,386.585             (2)
1-SW43B        $   341,386.585             (3)
1-SW44A        $   322,296.893             (2)
1-SW44B        $   322,296.893             (3)
1-SW45A        $   309,522.713             (2)
1-SW45B        $   309,522.713             (3)
1-SW46A        $   288,485.975             (2)
1-SW46B        $   288,485.975             (3)
1-SW47A        $   282,852.930             (2)
1-SW47B        $   282,852.930             (3)
1-SW48A        $   268,898.716             (2)
1-SW48B        $   268,898.716             (3)
1-SW49A        $   259,216.828             (2)
1-SW49B        $   259,216.828             (3)
1-SW50A        $   250,238.070             (2)
1-SW50B        $   250,238.070             (3)
1-SW51A        $   298,064.555             (2)
1-SW51B        $   298,064.555             (3)
1-SW52A        $   274,706.542             (2)
1-SW52B        $   274,706.542             (3)
1-SW53A        $   254,434.496             (2)
1-SW53B        $   254,434.496             (3)
1-SW54A        $ 7,400,131.739             (2)
1-SW54B        $ 7,400,131.739             (3)

2-SW2          $20,961,128.195             (4)
2-SW1A         $ 2,233,557.544             (5)
2-SW1B         $ 2,233,557.544             (6)
2-SW2A         $ 2,588,269.055             (5)
2-SW2B         $ 2,588,269.055             (6)
2-SW3A         $ 3,018,711.584             (5)
2-SW3B         $ 3,018,711.584             (6)
2-SW4A         $ 3,070,051.103             (5)
2-SW4B         $ 3,070,051.103             (6)
2-SW5A         $ 2,842,364.153             (5)
2-SW5B         $ 2,842,364.153             (6)
2-SW6A         $ 2,561,241.802             (5)
2-SW6B         $ 2,561,241.802             (6)
2-SW7A         $ 2,360,367.832             (5)
2-SW7B         $ 2,360,367.832             (6)
2-SW8A         $ 2,183,114.441             (5)
2-SW8B         $ 2,183,114.441             (6)
2-SW9A         $ 2,052,026.800             (5)
2-SW9B         $ 2,052,026.800             (6)
2-SW10A        $ 1,939,525.058             (5)
2-SW10B        $ 1,939,525.058             (6)
2-SW11A        $ 1,848,377.697             (5)
2-SW11B        $ 1,848,377.697             (6)
2-SW12A        $ 1,782,786.309             (5)
2-SW12B        $ 1,782,786.309             (6)
2-SW13A        $ 1,897,490.922             (5)
2-SW13B        $ 1,897,490.922             (6)
2-SW14A        $ 2,892,089.544             (5)
2-SW14B        $ 2,892,089.544             (6)
2-SW15A        $ 4,266,565.852             (5)
2-SW15B        $ 4,266,565.852             (6)
2-SW16A        $ 3,569,852.573             (5)
2-SW16B        $ 3,569,852.573             (6)
2-SW17A        $ 2,751,209.851             (5)
2-SW17B        $ 2,751,209.851             (6)
2-SW18A        $ 2,247,540.488             (5)
2-SW18B        $ 2,247,540.488             (6)
2-SW19A        $ 1,917,204.282             (5)
2-SW19B        $ 1,917,204.282             (6)
2-SW20A        $ 1,687,370.269             (5)
2-SW20B        $ 1,687,370.269             (6)
2-SW21A        $ 1,564,696.222             (5)
2-SW21B        $ 1,564,696.222             (6)
2-SW22A        $ 1,469,661.882             (5)
2-SW22B        $ 1,469,661.882             (6)
2-SW23A        $ 1,376,130.052             (5)
2-SW23B        $ 1,376,130.052             (6)
2-SW24A        $ 1,288,586.865             (5)

2-SW24B        $ 1,288,586.865             (6)
2-SW25A        $ 1,329,045.621             (5)
2-SW25B        $ 1,329,045.621             (6)
2-SW26A        $ 1,718,121.410             (5)
2-SW26B        $ 1,718,121.410             (6)
2-SW27A        $ 3,165,980.414             (5)
2-SW27B        $ 3,165,980.414             (6)
2-SW28A        $ 2,998,977.982             (5)
2-SW28B        $ 2,998,977.982             (6)
2-SW29A        $ 2,435,027.487             (5)
2-SW29B        $ 2,435,027.487             (6)
2-SW30A        $ 1,468,322.173             (5)
2-SW30B        $ 1,468,322.173             (6)
2-SW31A        $   103,006.087             (5)
2-SW31B        $   103,006.087             (6)
2-SW32A        $   969,467.145             (5)
2-SW32B        $   969,467.145             (6)
2-SW33A        $   901,865.181             (5)
2-SW33B        $   901,865.181             (6)
2-SW34A        $   826,823.826             (5)
2-SW34B        $   826,823.826             (6)
2-SW35A        $   754,541.988             (5)
2-SW35B        $   754,541.988             (6)
2-SW36A        $   693,530.999             (5)
2-SW36B        $   693,530.999             (6)
2-SW37A        $   649,457.949             (5)
2-SW37B        $   649,457.949             (6)
2-SW38A        $   621,987.115             (5)
2-SW38B        $   621,987.115             (6)
2-SW39A        $   598,899.180             (5)
2-SW39B        $   598,899.180             (6)
2-SW40A        $   571,934.676             (5)
2-SW40B        $   571,934.676             (6)
2-SW41A        $   539,736.256             (5)
2-SW41B        $   539,736.256             (6)
2-SW42A        $   502,317.220             (5)
2-SW42B        $   502,317.220             (6)
2-SW43A        $   468,225.915             (5)
2-SW43B        $   468,225.915             (6)
2-SW44A        $   442,043.607             (5)
2-SW44B        $   442,043.607             (6)
2-SW45A        $   424,523.287             (5)
2-SW45B        $   424,523.287             (6)
2-SW46A        $   395,670.525             (5)
2-SW46B        $   395,670.525             (6)
2-SW47A        $   387,944.570             (5)
2-SW47B        $   387,944.570             (6)
2-SW48A        $   368,805.784             (5)

2-SW48B        $   368,805.784             (6)
2-SW49A        $   355,526.672             (5)
2-SW49B        $   355,526.672             (6)
2-SW50A        $   343,211.930             (5)
2-SW50B        $   343,211.930             (6)
2-SW51A        $   408,807.945             (5)
2-SW51B        $   408,807.945             (6)
2-SW52A        $   376,771.458             (5)
2-SW52B        $   376,771.458             (6)
2-SW53A        $   348,967.504             (5)
2-SW53B        $   348,967.504             (6)
2-SW54A        $10,149,588.761             (5)
2-SW54B        $10,149,588.761             (6)
SWR                           (7)          (7)

(1) The interest rate on the Class 1-SW1 Interest shall be a per annum rate equal to the Group One Net WAC.

(2) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "1" and ending with the designation "A" shall be a per annum rate equal to 2 times the Group One Net WAC, subject to a maximum rate of 2 times the REMIC Swap Rate for such Distribution Date.

(3) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "1" and ending with the designation "B" shall be a per annum rate equal to the greater of (x) the excess, if any, of (i) 2 times the Group One Net WAC over (ii) 2 times the REMIC Swap Rate for such Distribution Date and (y) 0.00%.

(4) The interest rate on the Class 2-SW2 Interest shall be a per annum rate equal to the Group Two Net WAC.

(5) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "2" and ending with the designation "A" shall be a per annum rate equal to 2 times the Group Two Net WAC, subject to a maximum rate of 2 times the REMIC Swap Rate for such Distribution Date.

(6) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "2" and ending with the designation "B" shall be a per annum rate equal to the greater of (x) the excess, if any, of (i) 2 times the Group Two Net WAC over (ii) 2 times the REMIC Swap Rate for such Distribution Date and (y) 0.00%.

(7) The Class SWR Interest shall have no principal amount and shall bear no interest.

THE LOWER TIER REMIC

     The following table sets forth the designations, initial principal balances, interest rates, Corresponding Classes of Certificates and related Mortgage Group for each interest in the Lower Tier REMIC:

                                                           Class(es) of
                                                          Corresponding
                                                     Certificates or Related
Class    Initial Principal Balance   Interest Rate        Mortgage Group
-----    -------------------------   -------------   -----------------------
LTA-1               (1)                    (8)               A-1, R
LTA-2A              (1)                    (8)                A-2A
LTA-2B              (1)                    (8)                A-2B

LTA-2C              (1)                    (8)                A-2C
LTA-2D              (1)                    (8)                A-2D
LTM-1               (1)                    (8)                 M-1
LTM-2               (1)                    (8)                 M-2
LTM-3               (1)                    (8)                 M-3
LTM-4               (1)                    (8)                 M-4
LTM-5               (1)                    (8)                 M-5
LTM-6               (1)                    (8)                 M-6
LTB-1               (1)                    (8)                 B-1
LTB-2               (1)                    (8)                 B-2
LTB-3               (1)                    (8)                 B-3
LTIX                (2)                    (8)                 N/A
LTII1A              (3)                    (8)              Group One
LTII1B              (4)                    (9)              Group One
LTII2A              (5)                    (8)              Group Two
LTII2B              (6)                   (10)              Group Two
LTIIX               (7)                    (8)                 N/A
LT-IO              (11)                   (11)                 N/A
LTR                (12)                   (12)                 N/A

(1) The initial principal balance of each of these Lower Tier REMIC Regular Interests shall equal 1/4 of the initial Certificate Principal Balance of its Corresponding Certificates.

(2) The initial principal balance of the Class LTIX Interest shall equal the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC I Marker Interests.

(3) The initial principal balance of the Class LTII1A Interest shall equal 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans over (ii) the aggregate of the initial Certificate Principal Balances of Certificate Group One.

(4) The initial principal balance of the Class LTII1B Interest shall equal 0.05% of the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans.

(5) The initial principal balance of the Class LTII2A Interest shall equal 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans over (ii) the aggregate of the initial Certificate Principal Balances of Certificate Group Two.

(6) The initial principal balance of the Class LTII2B Interest shall equal 0.05% of the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans.

(7) The initial principal balance of the Class LTIIX Interest shall equal the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC II Marker Interests.

(8) For each Distribution Date, the interest rate for each of the Lower Tier REMIC Regular Interests (other than the Class LTII1B, the Class LTII2B and the Class LT-IO Interests) shall be a per annum rate (but not less than zero) equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests for such Distribution Date and
     (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates, provided however, that for any Distribution Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 11 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(9) For each Distribution Date, the interest rate for the Class LTII1B Interest shall be a per annum rate equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests beginning with the designation "1" for such Distribution Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates, provided, however, that for any Distribution Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 11 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(10) For each Distribution Date, the interest rate for the Class LTII2B Interest shall be a per annum rate equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests beginning with the designation "2" for such Distribution Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates, provided, however, that for any Distribution Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 11 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(11) The Class LT-IO Interest is an interest-only class that does not have a principal balance. For only those Distribution Dates listed in the first column of the table below, the Class LT-IO Interest shall be entitled to interest accrued on the SWAP REMIC Regular Interest listed in the second column below at a per annum rate equal to the excess, if any, of (i) the interest rate for such SWAP REMIC Regular Interest for such Distribution Date over (ii) Swap LIBOR for such Distribution Date.

Distribution Date   SWAP REMIC Regular Interest
-----------------   ---------------------------
       7                   Class 1-SW1A
                           Class 2-SW1A
       7-8                 Class 1-SW2A
                           Class 2-SW2A
       7-9                 Class 1-SW3A
                           Class 2-SW3A
       7-10                Class 1-SW4A
                           Class 2-SW4A
       7-11                Class 1-SW5A
                           Class 2-SW5A
       7-12                Class 1-SW6A
                           Class 2-SW6A
       7-13                Class 1-SW7A
                           Class 2-SW7A
       7-14                Class 1-SW8A
                           Class 2-SW8A
       7-15                Class 1-SW9A
                           Class 2-SW9A
       7-16                Class 1-SW10A
                           Class 2-SW10A
       7-17                Class 1-SW11A
                           Class 2-SW11A
       7-18                Class 1-SW12A
                           Class 2-SW12A
       7-19                Class 1-SW13A
                           Class 2-SW13A
       7-20                Class 1-SW14A

                           Class 2-SW14A
       7-21                Class 1-SW15A
                           Class 2-SW15A
       7-22                Class 1-SW16A
                           Class 2-SW16A
       7-23                Class 1-SW17A
                           Class 2-SW17A
       7-24                Class 1-SW18A
                           Class 2-SW18A
       7-25                Class 1-SW19A
                           Class 2-SW19A
       7-26                Class 1-SW20A
                           Class 2-SW20A
       7-27                Class 1-SW21A
                           Class 2-SW21A
       7-28                Class 1-SW22A
                           Class 2-SW22A
       7-29                Class 1-SW23A
                           Class 2-SW23A
       7-30                Class 1-SW24A
                           Class 2-SW24A
       7-31                Class 1-SW25A
                           Class 2-SW25A
       7-32                Class 1-SW26A
                           Class 2-SW26A
       7-33                Class 1-SW27A
                           Class 2-SW27A
       7-34                Class 1-SW28A
                           Class 2-SW28A
       7-35                Class 1-SW29A
                           Class 2-SW29A
       7-36                Class 1-SW30A
                           Class 2-SW30A
       7-37                Class 1-SW31A
                           Class 2-SW31A
       7-38                Class 1-SW32A
                           Class 2-SW32A
       7-39                Class 1-SW33A
                           Class 2-SW33A
       7-40                Class 1-SW34A
                           Class 2-SW34A
       7-41                Class 1-SW35A
                           Class 2-SW35A
       7-42                Class 1-SW36A
                           Class 2-SW36A
       7-43                Class 1-SW37A
                           Class 2-SW37A
       7-44                Class 1-SW38A
                           Class 2-SW38A
       7-45                Class 1-SW39A
                           Class 2-SW39A
       7-46                Class 1-SW40A
                           Class 2-SW40A
       7-47                Class 1-SW41A
                           Class 2-SW41A
       7-48                Class 1-SW42A

                           Class 2-SW42A
       7-49                Class 1-SW43A
                           Class 2-SW43A
       7-50                Class 1-SW44A
                           Class 2-SW44A
       7-51                Class 1-SW45A
                           Class 2-SW45A
       7-52                Class 1-SW46A
                           Class 2-SW46A
       7-53                Class 1-SW47A
                           Class 2-SW47A
       7-54                Class 1-SW48A
                           Class 2-SW48A
       7-55                Class 1-SW49A
                           Class 2-SW49A
       7-56                Class 1-SW50A
                           Class 2-SW50A
       7-57                Class 1-SW51A
                           Class 2-SW51A
       7-58                Class 1-SW52A
                           Class 2-SW52A
       7-59                Class 1-SW53A
                           Class 2-SW53A
       7-60                Class 1-SW54A
                           Class 2-SW54A

(12) The Class LTR Interest shall have no principal amount and shall bear no interest.

UPPER TIER REMIC

The following table sets forth the designation, the initial principal balances, the interest rates and Classes of Related Certificates for each of the interests in the Upper Tier REMIC.

                                   Initial
                                  Principal          Class of Related
Class                              Balance    Rate     Certificates
-----                             ---------   ----   ----------------
UTA-1                                (1)       (2)         A-1
UTA-2A                               (1)       (2)         A-2A
UTA-2B                               (1)       (2)         A-2B
UTA-2C                               (1)       (2)         A-2C
UTA-2D                               (1)       (2)         A-2D
UTM-1                                (1)       (2)         M-1
UTM-2                                (1)       (2)         M-2
UTM-3                                (1)       (2)         M-3
UTM-4                                (1)       (2)         M-4
UTM-5                                (1)       (2)         M-5
UTM-6                                (1)       (2)         M-6
UTB-1                                (1)       (2)         B-1
UTB-2                                (1)       (2)         B-2
UTB-3                                (1)       (2)         B-3
Uncertificated Class C Interest      (3)       (3)         N/A
UT-IO                                (4)       (4)         N/A
Residual Interest                    (1)       (2)          R

(1) The initial principal balance of each of these REMIC Regular Interests shall equal the initial principal balance of its Class of Related Certificates.

(2) The interest rates on each of these REMIC Regular Interests shall be an annual rate equal to the Pass-Through Rate for the Class of Related Certificates, provided that in lieu of the applicable Available Funds Caps set forth in the definition of an applicable Pass-Through Rate, the applicable Upper Tier REMIC Net WAC Cap shall be used.

(3) The Uncertificated Class C Interest shall have an initial principal balance equal to the initial Overcollateralization Amount. The Uncertificated Class C Interest shall accrue interest on a notional balance set forth in the definition of Class C Current Interest at a rate equal to the Class C Distributable Interest Rate. The Uncertificated Class C Interest shall be represented by the Class C Certificates.

(4) The Class UT-IO Interest shall have no principal amount and will not have an interest rate, but will be entitled to 100% of the interest accrued with respect to the Class LT-IO Interest. The Class UT-IO Interest shall be represented by the Class C Certificates.

THE CERTIFICATES

The following table sets forth the Class designation, interest rate and initial Class principal amount for each Class of Certificates comprising interests in the Trust Fund.

          Initial Class
Class   Principal Amount   Interest Rate
-----   ----------------   -------------
A-1            (1)             (2)
A-2A           (1)             (2)
A-2B           (1)             (2)
A-2C           (1)             (2)
A-2D           (1)             (2)
M-1            (1)             (2)
M-2            (1)             (2)
M-3            (1)             (2)
M-4            (1)             (2)
M-5            (1)             (2)
M-6            (1)             (2)
B-1            (1)             (2)
B-2            (1)             (2)
B-3            (1)             (2)
C              (3)             (3)
P              (4)             (4)
R              (1)             (2)(5)

(1) Each of these Classes of Certificates shall have initial principal balances as set forth in Section 5.01 hereof.

(2) Each of these Classes of Certificates shall bear interest at a per annum rate equal to the Pass-Through Rate for such Certificates set forth in the definitions herein.

(3)  For federal income tax purposes, the Class C Certificate shall represent
     (i) the right to receive all distributions with respect to the REMIC Regular Interests represented by the Uncertificated Class C Interest and the

     Class UT-IO Interest and (ii) certain rights and obligations with respect to notional principal contracts as described in Section 2.07.

(4) The Class P Certificates shall be entitled to the amounts distributable pursuant to Section 4.04(b) hereof and shall not represent a REMIC regular interest.

(5) The Class R Interest represents ownership of the Class SWR Interest, the Class LTR Interest and the Residual Interest.

     In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Accepted Servicing Practices: The Servicer's normal servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions that service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

     Accountant's Attestation: As defined in Section 3.18(b) hereof.

     Accrual Period: With respect to each Class of the LIBOR Certificates, their Corresponding REMIC Regular Interests and the Lower Tier REMIC Interests and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing
Date) and ending on the day immediately preceding such Distribution Date, and with respect to the SWAP REMIC Regular Interests and any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. All calculations of interest on each Class of the LIBOR Certificates, their Corresponding REMIC Regular Interests and the Lower Tier REMIC Interests will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360 day year, and all calculations of interest on the SWAP REMIC Regular Interests will be made on the basis of a 360-day year consisting of twelve 30-day months.

     Additional Form 10-D Disclosure: As defined in Section 3.20 hereof.

     Adjustable Rate Mortgage Loan: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate that is adjustable.

     Adjustment Date: As to each Adjustable Rate Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

     Advance: The aggregate of the advances required to be made by the Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such advances being equal to the sum of the aggregate amount of all payments of principal and interest (or, with respect to the interest-only Mortgage Loans, payments of scheduled interest) (net of the Servicing Fee) on the related Mortgage Loans that were due during the applicable Due Period and not received as of the close of business on the related Determination Date, except as provided in Section 4.01 hereof, less the aggregate amount of any such Delinquent payments that the Servicer has determined would constitute a Non-Recoverable Advance were an advance to be made with respect thereto; provided, however, that with respect to (i) any Mortgage Loan that is 150 days delinquent or more (whether or not the Mortgage Loan has been converted to an REO Property), (ii) shortfalls due to bankruptcy proceedings or the application of the Relief Act or similar law and (iii) the principal portion of any amount paid on a Balloon Loan, there will be no obligation to make advances and, provided further, however, that with respect to any Mortgage Loan that has been converted to an REO Property which is less than 150 days delinquent, the obligation to make Advances shall only be to payments of interest (subject to the exceptions described above and net of the related Servicing Fees), to be calculated after taking into account any rental income.

     Advance Facility: A financing or other facility as described in Section 10.14(b).

     Advance Facility Notice: As defined in Section 10.14(b).

     Advance Financing Person: As defined in Section 10.14(a).

     Advance Reimbursement Amounts: As defined in Section 10.14(a).

     Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Aggregate Certificate Principal Balance: For any date of determination, the sum of the Class A-1 Certificate Principal Balance, the Class A-2A Certificate Principal Balance, the Class A-2B Certificate Principal Balance, the Class A-2C Certificate Principal Balance, the Class A-2D Certificate Principal Balance, the Class R Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class M-4 Certificate Principal Balance, the Class M-5 Certificate Principal Balance, the Class M-6 Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance, and the Class B-3 Certificate Principal Balance, in each case as of such date of determination.

     Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

     Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which, the sum of (i) the Aggregate Certificate Principal Balance and (ii) the Class C Certificate Principal Balance after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

     Appraised Value: With respect to a Mortgage Loan the proceeds of which were used to purchase the related Mortgaged Property, the "Appraised Value" of a Mortgaged Property is the lesser of (1) the appraised value based on an appraisal made for the Sponsor by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (2) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the "Appraised Value" is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

     Assessment of Compliance: As defined in Section 3.18(a) hereof.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Mortgage Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

     Auction Termination: The termination of the Trust Fund hereunder pursuant to Section 9.01(a)(i) hereof.

     Auction Termination Amount: The purchase price received by the Trustee in connection with any purchase of all of the Mortgage Loans pursuant to Section 9.01(a)(i).

     Auction Termination Date: The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (or if such Mortgage Loan is an REO Property, the fair market value of such REO Property) is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     Auction Termination Price: In the case of an Auction Termination, as of the initial Distribution Date on or after the Auction Termination Date, an amount equal to the sum of (a) the aggregate Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan that has become an REO Property), plus accrued interest thereon at the applicable Mortgage Rate through the Due Date preceding distribution of the proceeds, (b) the fair market value of any REO Property, plus accrued interest thereon at the applicable Mortgage Rate, (c) any unreimbursed fees, indemnification amounts, out-of-pocket costs and expenses owed to the Trustee or the Servicer (including any costs and expenses incurred in connection with the Auction Termination) and any unreimbursed Servicing Fees, Advances and Servicing Advances, (d) all interest accrued on, as well as amounts necessary to retire, the principal balance of any NIM Notes, (e) any costs and damages incurred by the Issuing Entity (or the Trustee on behalf of the Issuing Entity) in connection with any violation of any anti-predatory or anti-abusive lending laws and (f) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, owed to the Swap Counterparty; such Swap Termination Payment shall include any payment resulting from the termination of the Swap Agreement after the Auction Termination Date but prior to the final distribution to the Certificates.

     Authenticating Agent: As defined in Section 5.10.

     Available Funds Cap: Any of the Class A-1 Available Funds Cap, the Class A-2 Available Funds Cap, or the Subordinate Certificate Available Funds Cap.

     Balloon Loan: A Mortgage Loan having an original term to stated maturity of approximately 15 or 30 years which provides for level monthly payments of principal and interest based on a 30-, 40-, 45- or 50-year amortization schedule, with a balloon payment of the remaining outstanding principal balance due on such Mortgage Loan at its stated maturity.

     Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06). As of the Closing Date, each of the Class A, Class M and Class B Certificates constitute a Class of Book-Entry Certificates.

     Business Day: Any day other than (1) a Saturday or a Sunday, or (2) a day on which banking institutions in the State of Oregon or Minnesota or in the City of New York, New York are authorized or obligated by law or executive order to be closed.

     Cap Contract Counterparty: The Bank of New York, and any successor thereto.

     Cap Posted Collateral Account: The segregated Eligible Account that may be created and maintained by the Trustee pursuant to Section 4.04(j)(iv) in the name of the Trustee for the benefit of the Issuing Entity and designated "U.S. Bank National Association, as trustee, in trust for registered holders of Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-AB1." Funds in the Posted Collateral Account shall be held in trust for the Issuing Entity for the uses and purposes set forth in this Agreement.

     Certificate: Any one of the certificates of any Class executed by the Trustee and authenticated by the Authenticating Agent in substantially the forms attached hereto as Exhibit A.

     Certificate Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05(f) in the name of the Trustee for the benefit of the Certificateholders and designated "U.S. Bank National Association, as trustee, in trust for registered holders of Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-AB1." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

     Certificate Group: Either of Certificate Group One or Certificate Group
Two.

     Certificate Group One: The Class A-1 and Class R Certificates. For purposes of Section 2.07 hereof, Certificate Group One shall be related to Group One.

     Certificate Group Two: The Class A-2 Certificates. For purposes of Section
2.07 hereof, Certificate Group Two shall be related to Group Two.

     Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

     Certificate Principal Balance: As to any Certificate and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (1) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.04, and (2) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 4.04(h). On each Distribution Date, after all distributions of principal on such Distribution Date, a portion of the Class C Interest Carry Forward Amount in an amount equal to the excess of the Overcollateralization Amount on such Distribution Date over the Overcollateralization Amount as of the preceding Distribution Date (or, in the case of the first Distribution Date, the initial Overcollateralization Amount (based on the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date)) will be added to the aggregate Certificate Principal Balance of the Class C Certificates (on a pro rata basis). Notwithstanding the immediately preceding sentence, however, to the extent any excess referred to in the immediately preceding sentence is attributable to distributions of proceeds of the Swap Agreement, such sentence shall be applied by substituting the "Class C Unpaid Realized Loss Amount" for the "Class C Interest Carry Forward Amount". Notwithstanding the foregoing on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by the Servicer, the Certificate Principal Balance of any Class of Certificates then outstanding for which any Applied Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (i) the Unpaid Realized Loss Amount for such Class of Certificates and (ii) the total of any Subsequent Recovery distributed on such date to the Certificateholders (reduced by the amount of the increase in the Certificate Principal Balance of any more senior Class of Certificates pursuant to this sentence on such Distribution Date).

     Certificate Register: The register maintained pursuant to Section 5.02 hereof.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository) in the case of any Class of Regular Certificates or the Class R Certificate, except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

     Class: All Certificates bearing the same Class designation as set forth in
Section 5.01 hereof.

     Class A Certificate Principal Balance: As of any date of determination, the sum of the Class A-1 Certificate Principal Balance, the Class A-2A Certificate Principal Balance, the Class A-2B Certificate Principal Balance, the Class A-2C Certificate Principal Balance and the Class A-2D Certificate Principal Balance.

     Class A Certificates: Any of the Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates.

     Class A Principal Distribution Amount: With respect to any Distribution Date (1) prior to the related Stepdown Date or any Distribution Date on which a Stepdown Trigger Event exists, 100% of the Principal Distribution Amount for such Distribution Date and (2) on or after the Stepdown Date where a Stepdown Trigger Event does not exist, the excess of (A) the Certificate Principal Balance of the Class A and Class R Certificates immediately prior to such Distribution Date over (B) the lesser of (1) 73.40% of the aggregate Stated Principal Balance of the Mortgage Loans and (2) the excess of the aggregate Stated Principal Balance of the Mortgage Loans over the Minimum Required Overcollateralization Amount; provided, however, that in no event will the Class A Principal Distribution Amount with respect to any Distribution Date exceed the aggregate Certificate Principal Balance of the Class A and Class R Certificates.

     Class A-1 Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Mortgage Loans in Group One based on the Net Mortgage Rates in effect on the related Due Date, less the pro rata portion (calculated based on the ratio of the Stated Principal Balance of the Mortgage Loans in Group One to the Stated Principal Balance of the total pool of Mortgage Loans) allocable to the Mortgage Loans in Group One of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date, and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Group One as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Accrual Period.

The Class A-1 Available Funds Cap shall be related to the Class A-1 Certificates and the Class R Certificate.

     Class A-1 Certificate: Any Certificate designated as a "Class A-1 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

     Class A-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1 Certificates.

     Class A-1 Corridor Contract: The confirmation and agreement (together with the schedule thereto) and any related credit support annex (attached as Exhibit O-4 hereto), between the Trustee, on behalf of the Issuing Entity, and the Cap Contract Counterparty (attached as Exhibit O-1 hereto), with respect to the Class A-1 Certificates.

     Class A-1 Corridor Contract Notional Balance: With respect to any Distribution Date, the Class A-1 Corridor Contract Notional Balance set forth for such Distribution Date in the Class A-1 Corridor Contract (attached as Exhibit O-1 hereto).

     Class A-1 Corridor Contract Termination Date: The Distribution Date after the Distribution Date in September 2007.

     Class A-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1 Pass-Through Rate on the Class A-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class A-1 Current Interest or a Class A-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-1 Certificates.

     Class A-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-1 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-1 Pass-Through Rate for the related Accrual Period.

     Class A-1 Margin: As of any Distribution Date up to and including the Auction Termination Date, 0.2400% per annum and, as of any Distribution Date after the Auction Termination Date, 0.4800% per annum.

     Class A-1 Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest that would have been due on the Group One Mortgage Loans had the Adjustable Rate Mortgage Loans provided for interest at their maximum lifetime Net Mortgage Rates and the Fixed Rate Mortgage Loans provided for interest at their Net Mortgage Rates less the pro rata portion (calculated based on the ratio of the Stated Principal Balance of the Group One Mortgage Loans to the Stated Principal Balance of the total pool of Mortgage Loans) allocable to the Group One Mortgage Loans of any Net Swap Payments or Swap Termination Payments owed to the Swap Counterparty for such Distribution Date (other than Defaulted Swap Termination Payments), and (y) the aggregate Stated Principal Balance of the Group One Mortgage Loans as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Class A-1 Maximum Rate Cap shall be related to the Class A-1 Certificates and Class R Certificate.

     Class A-1 Pass-Through Rate: For the first Distribution Date, 5.56% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-1 Margin, (2) the Class A-1 Available Funds Cap, and (3) the Class A-1 Maximum Rate Cap for such Distribution Date.

     Class A-1 Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Class A-1 Corridor Contract, a rate equal to the lesser of One-Month LIBOR and 10.760% per annum.

     Class A-2 Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Mortgage Loans in Group Two based on the Net Mortgage Rates in effect on the related Due Date, less the pro rata portion (calculated based on the ratio of the Stated Principal Balance of the Mortgage Loans in Group Two to the Stated Principal Balance of the total pool of Mortgage Loans) allocable to the Mortgage Loans in Group Two of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date, and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Group Two as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and, (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Accrual Period. The Class A-2 Available Funds Cap shall be related to the Class A-2 Certificates.

     Class A-2 Certificates: The Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates.

     Class A-2 Corridor Contract: The confirmation and agreement (together with the schedule thereto) and any related credit support annex (attached as Exhibit O-4 hereto), between the Trustee, on behalf of the Issuing Entity, and the Cap Contract Counterparty (attached as Exhibit O-2 hereto), with respect to the Class A-2 Certificates.

     Class A-2 Corridor Contract Notional Balance: With respect to any Distribution Date, the Class A-2 Corridor Contract Notional Balance set forth for such Distribution Date in the Class A-2 Corridor Contract (attached as Exhibit O-2 hereto).

     Class A-2 Corridor Contract Termination Date: The Distribution Date after the Distribution Date in September 2007.

     Class A-2 Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12 and (ii) the quotient of (x) the total scheduled interest that would have been due on the Group Two Mortgage Loans had the Adjustable Rate Mortgage Loans provided for interest at their maximum lifetime Net Mortgage Rates and the Fixed Rate Mortgage Loans provided for interest at their Net Mortgage Rates less the pro rata portion (calculated based on the ratio of the Stated Principal Balance of the Group Two Mortgage Loans to the total pool of Stated Principal Balance of the Mortgage Loans) allocable to the Group Two Mortgage Loans of any Net Swap Payments or Swap Termination Payments owed to the Swap Counterparty for such Distribution Date (other than Defaulted Swap Termination Payments), and (y) the aggregate Stated Principal Balance of the Group Two Mortgage Loans as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Class A-2 Maximum Rate Cap shall be related to the Class A-2 Certificates.

     Class A-2 Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Class A-2 Corridor Contract, a rate equal to the lesser of One-Month LIBOR and 10.000% per annum.

     Class A-2A Certificate: Any Certificate designated as a "Class A-2A Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

     Class A-2A Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2A Certificates.

     Class A-2A Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2A Pass-Through Rate on the Class A-2A Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class A-2A Current Interest or a Class A-2A Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2A Certificates.

     Class A-2A Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2A Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2A Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-2A Pass-Through Rate for the related Accrual Period.

     Class A-2A Margin: As of any Distribution Date up to and including the Auction Termination Date, 0.1200% per annum and, as of any Distribution Date after the Auction Termination Date, 0.2400% per annum.

     Class A-2A Pass-Through Rate: For the first Distribution Date, 5.44% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2A Margin, (2) the Class A-2 Available Funds Cap and (3) the Class A-2 Maximum Rate Cap for such Distribution Date.


     Class A-2B Certificate: Any Certificate designated as a "Class A-2B Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

     Class A-2B Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2B Certificates.

     Class A-2B Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2B Pass-Through Rate on the Class A-2B Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class A-2B Current Interest or a Class A-2B Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2B Certificates.

     Class A-2B Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2B Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2B Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-2B Pass-Through Rate for the related Accrual Period.

     Class A-2B Margin: As of any Distribution Date up to and including the Auction Termination Date, 0.1900% per annum and, as of any Distribution Date after the Auction Termination Date, 0.3800% per annum.

     Class A-2B Pass-Through Rate: For the first Distribution Date, 5.51% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2B Margin, (2) the Class A-2 Available Funds Cap and (3) the Class A-2 Maximum Rate Cap for such Distribution Date.

     Class A-2C Certificate: Any Certificate designated as a "Class A-2C Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

     Class A-2C Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2C Certificates.

     Class A-2C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2C Pass-Through Rate on the Class A-2C Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class A-2C Current Interest or a Class A-2C Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2C Certificates.

     Class A-2C Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2C Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2C Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-2C Pass-Through Rate for the related Accrual Period.

     Class A-2C Margin: As of any Distribution Date up to and including the Auction Termination Date, 0.2500% per annum and, as of any Distribution Date after the Auction Termination Date, 0.5000% per annum.

     Class A-2C Pass-Through Rate: For the first Distribution Date, 5.57% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2C Margin, (2) the Class A-2 Available Funds Cap and (3) the Class A-2 Maximum Rate Cap for such Distribution Date.

     Class A-2D Certificate: Any Certificate designated as a "Class A-2D Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

     Class A-2D Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2D Certificates.

     Class A-2D Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2D Pass-Through Rate on the Class A-2D Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class A-2D Current Interest or a Class A-2D Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2D Certificates.

     Class A-2D Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2D Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2D Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-2D Pass-Through Rate for the related Accrual Period.

     Class A-2D Margin: As of any Distribution Date up to and including the Auction Termination Date, 0.3500% per annum and, as of any Distribution Date after the Auction Termination Date, 0.7000% per annum.

     Class A-2D Pass-Through Rate: For the first Distribution Date, 5.67% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2D Margin, (2) the Class A-2 Available Funds Cap and (3) the Class A-2 Maximum Rate Cap for such Distribution Date.

     Class B Certificates: The Class B-1 Certificates, Class B-2 Certificates, and the Class B-3 Certificates.

     Class B-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-1 Certificates.

     Class B-1 Certificate: Any Certificate designated as a "Class B-1 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

     Class B-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-1 Certificates.

     Class B-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-1 Pass-Through Rate on the Class B-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class B-1 Current Interest or a Class B-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-1 Certificates.

     Class B-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-1 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-1 Pass-Through Rate for the related Accrual Period.

     Class B-1 Margin: As of any Distribution Date up to and including the Auction Termination Date, 1.4000% per annum and, as of any Distribution Date after the Auction Termination Date, 2.1000% per annum.

     Class B-1 Pass-Through Rate: For the first Distribution Date, 6.72% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-1 Margin, (2) the Subordinate Certificate Available Funds Cap and (3) the Subordinate Certificate Maximum Rate Cap for such Distribution Date.

     Class B-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the aggregate Certificate Principal Balance of the Class A, Class R and Class M Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Certificate Principal Balance of the Class A and Class R Certificates (after taking into account distributions of the Class A Principal Distribution Amount to the Class A Certificates for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates (after taking into account distributions of the Class M-1/M-2/M-3 Principal Distribution Amount to the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates for such Distribution Date), (C) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount to the Class M-4 Certificates for such Distribution Date), (D) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount to the Class M-5 Certificates for such Distribution Date),
(E) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount to the Class M-6 Certificates for such Distribution Date) and (F) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately 93.00% of the aggregate Stated Principal Balance of the Mortgage Loans and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans over the Minimum Required Overcollateralization Amount. Notwithstanding the above, (I) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of the Class A, Class R and Class M Certificates has been reduced to zero, the Class B-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-1 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class R and Class M Certificates and (II) in no event will the Class B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class B-1 Certificates.

     Class B-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class B-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class B-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-2 Certificates.

     Class B-2 Certificate: Any Certificate designated as a "Class B-2 Certificate" on the face thereof, executed by the Trustee and authenticated by the Administrative Agent in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

     Class B-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-2 Certificates.

     Class B-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-2 Pass-Through Rate on the Class B-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class B-2 Current Interest or a Class B-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-2 Certificates.

     Class B-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-2 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-2 Pass-Through Rate for the related Accrual Period.

     Class B-2 Margin: As of any Distribution Date up to and including the Auction Termination Date, 1.4000% per annum and, as of any Distribution Date after the Auction Termination Date, 2.100% per annum.

     Class B-2 Pass-Through Rate: For the first Distribution Date, 6.72% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-2 Margin, (2) the Subordinate Certificate Available Funds Cap and (3) the Subordinate Certificate Maximum Rate Cap for such Distribution Date.

     Class B-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the aggregate Certificate Principal Balance of the Class A, Class R, Class M and Class B-1 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of
(1) the sum of (A) the Certificate Principal Balance of the Class A and Class R Certificates (after taking into account distributions of the Class A Principal Distribution Amount to the Class A Certificates for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates (after taking into account distributions of the Class M-1/M-2/M-3 Principal Distribution Amount to the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates for such Distribution Date), (C) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount to the Class M-4 Certificates for such Distribution Date),
(D) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount to the Class M-5 Certificates for such Distribution Date), (E) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount to the Class M-6 Certificates for such Distribution Date), (F) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account distributions of the Class B-1 Principal Distribution Amount to the Class B-1 Certificates for such Distribution Date) and (G) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (2) the lesser of
(A) approximately 94.40% of the aggregate Stated Principal Balance of the Mortgage Loans and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans over the Minimum Required Overcollateralization Amount. Notwithstanding the above, (I) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of the Class A, Class R, Class M and Class B-1 Certificates has been reduced to zero, the Class B-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class R, Class M and Class B-1 Certificates and (II) in no event will the Class B-2 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class B-2 Certificates.

     Class B-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class B-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class B-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-3 Certificates.

     Class B-3 Certificate: Any Certificate designated as a "Class B-3 Certificate" on the face thereof, executed by the Trustee and authenticated by the Administrative Agent in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

     Class B-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-3 Certificates.

     Class B-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-3 Pass-Through Rate on the Class B-3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class B-3 Current Interest or a Class B-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-3 Certificates.

     Class B-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-3 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-3 Pass-Through Rate for the related Accrual Period.

     Class B-3 Margin: As of any Distribution Date up to and including the Auction Termination Date, 1.4000% per annum and, as of any Distribution Date after the Auction Termination Date, 2.100% per annum.

     Class B-3 Pass-Through Rate: For the first Distribution Date, 6.72% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-3 Margin, (2) the Subordinate Certificate Available Funds Cap and (3) the Subordinate Certificate Maximum Rate Cap for such Distribution Date.

     Class B-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the aggregate Certificate Principal Balance of the Class A, Class R, Class M, Class B-1 and Class B-2 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Certificate Principal Balance of the Class A and Class R Certificates (after taking into account distributions of the Class A Principal Distribution Amount to the Class A Certificates for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates (after taking into account distributions of the Class M-1/M-2/M-3 Principal Distribution Amount to the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates for such Distribution Date), (C) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount to the Class M-4 Certificates for such Distribution Date), (D) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount to the Class M-5 Certificates for such Distribution Date),
(E) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount to the Class M-6 Certificates for such Distribution Date), (F) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account distributions of the Class B-1 Principal Distribution Amount to the Class B-1 Certificates for such Distribution Date), (G) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account distributions of the Class B-2 Principal Distribution Amount to the Class B-2 Certificates for such Distribution Date) and (H) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (2) the lesser of
(A) approximately 96.40% of the aggregate Stated Principal Balance of the Mortgage Loans and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans over the Minimum Required Overcollateralization Amount. Notwithstanding the above, (I) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of the Class A, Class R, Class M, Class B-1 and Class B-2 Certificates has been reduced to zero, the Class B-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class R, Class M, Class B-1 and Class B-2 Certificates and (II) in no event will the Class B-3 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class B-3 Certificates.

     Class B-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class B-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class C Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class C Certificates.

     Class C Certificate: Any Certificate designated as a "Class C Certificate" on the face thereof, executed by the Trustee and authenticated by the Administrative Agent in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

     Class C Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class C Certificates.

     Class C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class C Distributable Interest Rate on a notional amount equal to the aggregate principal balance of the Lower Tier REMIC Regular Interests immediately prior to such Distribution Date plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class C Certificates.

     Class C Distributable Interest Rate: The excess, if any, of (a) the weighted average of the interest rates on the Lower Tier REMIC Regular Interests (other than the Class LT-IO Interest) over (b) two times the weighted average of the interest rates on the Lower Tier REMIC I Marker Interests and the Class LTIX Interest (treating for purposes of this clause (b) the interest rate on each of the Lower Tier REMIC I Marker Interests as being subject to a cap and a floor equal to the interest rate of the Corresponding REMIC Regular Interest of the Corresponding Certificates (as adjusted, if necessary, for the length of the Accrual Period for the LIBOR Certificates) and treating the Class LTIX Interest as being capped at zero). The averages described in the preceding sentence shall be weighted on the basis of the respective principal balances of the Lower Tier REMIC Regular Interests immediately prior to any date of determination.

     Class C Interest Carry Forward Amount: As of any Distribution Date, the excess of (A) the Class C Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class C Certificates with respect to interest on such prior Distribution Dates or added to the aggregate Certificate Principal Balance of the Class C Certificates (other than amounts so added attributable to Subsequent Recoveries or proceeds of the Swap Agreement).

     Class C Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class C Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class C Unpaid Realized Loss Amount on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class C Certificates (A) pursuant to the last sentence of the definition of "Certificate Principal Balance" or (B) attributable to distributions of proceeds of the Swap Agreement.

     Class LTA-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificates and an interest rate equal to the Net Rate.

     Class LTA-2A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-2B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-2C Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-2D Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LT-IO Interest: An uncertificated regular interest in the Lower Tier REMIC with the characteristics set forth in the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTII1A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans over
(ii) the aggregate of the initial Certificate Principal Balances of Certificate Group One, and with an interest rate equal to the Net Rate.

     Class LTII1B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans, and with an interest rate equal to the rate set forth in footnote 9 to the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTII2A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans over
(ii) the aggregate of the initial Certificate Principal Balances of Certificate Group Two, and with an interest rate equal to the Net Rate.

     Class LTII2B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans, and with an interest rate equal to the rate set forth in footnote 10 to the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTIX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC I Marker Interests, and with an interest rate equal to the Net Rate.

     Class LTIIX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC II Marker Interests, and with an interest rate equal to the Net Rate.

     Class LTM-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-4 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-5 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-6 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTR Interest: The sole class of "residual interest" in the Lower Tier REMIC.

     Class M Certificates: Any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

     Class M-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-1 Certificates.

     Class M-1 Certificate: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, executed by the Trustee and authenticated by the Administrative Agent in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

     Class M-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-1 Certificates.

     Class M-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-1 Pass-Through Rate on the Class M-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class M-1 Current Interest or a Class M-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-1 Certificates.

     Class M-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-1 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-1 Pass-Through Rate for the related Accrual Period.

     Class M-1 Margin: As of any Distribution Date up to and including the Auction Termination Date, 0.4000% per annum and, as of any Distribution Date after the Auction Termination Date, 0.6000% per annum.

     Class M-1 Pass-Through Rate: For the first Distribution Date, 5.72% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-1 Margin and (2) the Subordinate Certificate Available Funds Cap and (3) the Subordinate Certificate Maximum Rate Cap for such Distribution Date.

     Class M-1/M-2/M-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Certificate Principal Balances of the Class A and Class R Certificates have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Certificate Principal Balances of the Class A and Class R Certificates (after taking into account distributions of the Class A Principal Distribution Amount to the Class A Certificates for such Distribution Date) and (B) the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class M-3 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 84.80% of the Stated Principal Balances of the Mortgage Loans and (B) the excess of the Stated Principal Balances for the Mortgage Loans over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of the Class A Certificate and Class R Certificate has been reduced to zero, the Class M-1/M-2/M-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A Certificates and Class R Certificate and (II) in no event will the Class M-1/M-2/M-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-1, Class M-2 and Class M-3 Certificate Principal Balance.

     Class M-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-2 Certificates.

     Class M-2 Certificate: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, executed by the Trustee and authenticated by the Administrative Agent in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

     Class M-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-2 Certificates.

     Class M-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-2 Pass-Through Rate on the Class M-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class M-2 Current Interest or a Class M-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-2 Certificates.

     Class M-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-2 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-2 Pass-Through Rate for the related Accrual Period.

     Class M-2 Margin: As of any Distribution Date up to and including the Auction Termination Date, 0.5500% per annum and, as of any Distribution Date after the Auction Termination Date, 0.8250% per annum.

     Class M-2 Pass-Through Rate: For the first Distribution Date, 5.87% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-2 Margin, (2) the Subordinate Certificate Available Funds Cap and (3) the Subordinate Certificate Maximum Rate Cap for such Distribution Date.

     Class M-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-3 Certificates.

     Class M-3 Certificate: Any Certificate designated as a "Class M-3 Certificate" on the face thereof, executed by the Trustee and authenticated by the Administrative Agent in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

     Class M-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-3 Certificates.

     Class M-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-3 Pass-Through Rate on the Class M-3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class M-3 Current Interest or a Class M-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-3 Certificates.

     Class M-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-3 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-3 Pass-Through Rate for the related Accrual Period.

     Class M-3 Margin: As of any Distribution Date up to and including the Auction Termination Date, 0.7500% per annum and, as of any Distribution Date after the Auction Termination Date, 1.1250% per annum.

     Class M-3 Pass-Through Rate: For the first Distribution Date, 6.07% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-3 Margin, (2) the Subordinate Certificate Available Funds Cap and (3) the Subordinate Certificate Maximum Rate Cap for such Distribution Date.

     Class M-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-4 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-4 Certificates.

     Class M-4 Certificate: Any Certificate designated as a "Class M-4 Certificate" on the face thereof, executed by the Trustee and authenticated by the Administrative Agent in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

     Class M-4 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-4 Certificates.

     Class M-4 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-4 Pass-Through Rate on the Class M-4 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class M-4 Current Interest or a Class M-4 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-4 Certificates.

     Class M-4 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-4 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-4 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-4 Pass-Through Rate for the related Accrual Period.

     Class M-4 Margin: As of any Distribution Date up to and including the Auction Termination Date, 1.0000% per annum and, as of any Distribution Date after the Auction Termination Date, 1.5000% per annum.

     Class M-4 Pass-Through Rate: For the first Distribution Date, 6.32% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-4 Margin, (2) the Subordinate Certificate Available Funds Cap and (3) the Subordinate Certificate Maximum Rate Cap for such Distribution Date.

     Class M-4 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Certificate Principal Balances of the Class A, Class R, Class M-1, Class M-2 and Class M-3 Certificates have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Certificate Principal Balances of the Class A and Class R Certificates (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-1/M-2/M-3 Principal Distribution Amount on such Distribution Date) and (C) the Class M-4 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 87.20% of the Stated Principal Balances of the Mortgage Loans and
(B) the excess of the Stated Principal Balances for the Mortgage Loans over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing,
(I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of the Class A Certificates, the Class R Certificate, the Class M-1 Certificates, the Class M-2 and the Class M-3 Certificates has been reduced to zero, the Class M-4 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class R, Class M-1, Class M-2 and Class M-3 Certificates and (II) in no event will the Class M-4 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-4 Certificate Principal Balance.

     Class M-4 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-4 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-4 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-4 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-5 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-5 Certificates.

     Class M-5 Certificate: Any Certificate designated as a "Class M-5 Certificate" on the face thereof, executed by the Trustee and authenticated by the Administrative Agent in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

     Class M-5 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-5 Certificates.

     Class M-5 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-5 Pass-Through Rate on the Class M-5 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class M-5 Current Interest or a Class M-5 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-5 Certificates.

     Class M-5 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-5 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-5 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-5 Pass-Through Rate for the related Accrual Period.

     Class M-5 Margin: As of any Distribution Date up to and including the Auction Termination Date, 1.3000% per annum and, as of any Distribution Date after the Auction Termination Date, 1.9500% per annum.

     Class M-5 Pass-Through Rate: For the first Distribution Date, 6.62% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-5 Margin, (2) the Subordinate Certificate Available Funds Cap and (3) the Subordinate Certificate Maximum Rate Cap for such Distribution Date.

     Class M-5 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Certificate Principal Balances of the Class A, Class R, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Certificate Principal Balances of the Class A and Class R Certificates (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-1/M-2/M-3 Principal Distribution Amount on such Distribution Date), (C) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date) and (D) the Class M-5 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 89.20% of the Stated Principal Balances of the Mortgage Loans and (B) the excess of the Stated Principal Balances for the Mortgage Loans over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of the Class A Certificates, the Class R Certificate, the Class M-1 Certificates, the Class M-2, the Class M-3 and the Class M-4 Certificates has been reduced to zero, the Class M-5 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-5 Certificates and
(y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class R, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates and (II) in no event will the Class M-5 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-5 Certificate Principal Balance.

     Class M-5 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-5 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-5 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-5 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-6 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-6 Certificates.

     Class M-6 Certificate: Any Certificate designated as a "Class M-6 Certificate" on the face thereof, executed by the Trustee and authenticated by the Administrative Agent in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

     Class M-6 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-6 Certificates.

     Class M-6 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-6 Pass-Through Rate on the Class M-6 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class M-6 Current Interest or a Class M-6 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-6 Certificates.

     Class M-6 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-6 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-6 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-6 Pass-Through Rate for the related Accrual Period.

     Class M-6 Margin: As of any Distribution Date up to and including the Auction Termination Date, 1.4000% per annum and, as of any Distribution Date after the Auction Termination Date, 2.1000% per annum.

     Class M-6 Pass-Through Rate: For the first Distribution Date, 6.72% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-6 Margin, (2) the Subordinate Certificate Available Funds Cap and (3) the Subordinate Certificate Maximum Rate Cap for such Distribution Date.

     Class M-6 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Certificate Principal Balances of the Class A, Class R, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Certificate Principal Balances of the Class A and Class R Certificates (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-1/M-2/M-3 Principal Distribution Amount on such Distribution Date), (C) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (D) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such

Distribution Date) and (E) the Class M-6 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 91.20% of the Stated Principal Balances of the Mortgage Loans and (B) the excess of the Stated Principal Balances for the Mortgage Loans over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of the Class A Certificates, the Class R Certificate, the Class M-1 Certificates, the Class M-2, the Class M-3, the Class M-4 and the Class M-5 Certificates has been reduced to zero, the Class M-6 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-6 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class R, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates and (II) in no event will the Class M-6 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-6 Certificate Principal Balance.

     Class M-6 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-6 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-6 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-6 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class P Certificate: Any Certificate designated as a "Class P Certificate" on the face thereof, executed by the Trustee and authenticated by the Administrative Agent in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

     Class R Certificate: Any Certificate designated as a "Class R Certificate" on the face thereof, executed by the Trustee and authenticated by the Administrative Agent in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

     Class R Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class R Certificate.

     Class R Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class R Pass-Through Rate on the Class R Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class R Current Interest or a Class R Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class R Certificate.

     Class R Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class R Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class R Certificate with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class R Pass-Through Rate for the related Accrual Period.

     Class R Margin: As of any Distribution Date up to and including the Auction Termination Date, 0.240% per annum and, as of any Distribution Date after the Auction Termination Date, 0.480% per annum.

     Class R Pass-Through Rate: For the first Distribution Date, 5.56% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class R Margin, (2) the Class A-1 Available Funds Cap for such Distribution Date and (3) the Class A-1 Maximum Rate Cap.

     Class SWR Interest: The sole class of "residual interest" in the SWAP
REMIC.

     Clean Up Call: The termination of the Trust Fund hereunder pursuant to
Section 9.01(a)(ii).

     Clean Up Call Date: The second Distribution Date immediately following the Auction Termination Date.

     Clean Up Call Price: An amount equal to the sum of (a) the aggregate Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan that is an REO Property), plus accrued interest thereon at the applicable Mortgage Rate through the Due Date preceding distribution of the proceeds, (b) the fair market value of any REO Property, plus accrued interest thereon, (c) any unreimbursed fees, out-of-pocket expenses owed to the Trustee or the Servicer (including the costs and expenses of conducting the auction described in Section 9.01(a)) and any unreimbursed Servicing Fees, Advances or Servicing Advances, (d) all interest accrued on, as well as amounts necessary to retire, the principal balance of the NIM Notes, (e) any costs and damages incurred by the Issuing Entity (or the Trustee on behalf of the Issuing Entity) in connection with any violation by the affected Mortgage Loan of any anti-predatory or anti-abusive lending laws and (f) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, owed to the Swap Counterparty; such Swap Termination Payment shall include any payment resulting from the termination of the Swap Agreement after the Clean Up Call Date but prior to the final distribution to the Certificates.

     Closing Date: March 26, 2007.

     Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

     Collection Account: The separate Eligible Accounts created and initially maintained by the Servicer pursuant to Section 3.05(d) in the name of the Trustee for the benefit of the Certificateholders and designated "Wilshire Credit Corporation, in trust for registered holders of Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-AB1". Funds in the Collection Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

     Combined Loan-to-Value Ratio: For any Mortgage Loan in a second lien position, the fraction, expressed as a percentage, the numerator of which is the sum of (1) the original principal balance of the related Mortgage Loan and (2) any outstanding principal balances of Mortgage Loans the liens on which are senior to the lien on such related Mortgage Loan (such sum calculated at the date of origination of such related Mortgage Loan) and the denominator of which is the lesser of (A) the Appraised Value of the related Mortgaged Property and
(B) the sales price of the related Mortgaged Property at time of origination.

     Commission: The Securities and Exchange Commission.

     Compensating Interest: For any Distribution Date and all Principal Prepayments in full in respect of a Mortgage Loan that are received during the period from the first day of the related Prepayment Period through the last day of the calendar month preceding such Distribution Date, a payment made by the Servicer in an amount not to exceed the product of (a) one-twelfth of 0.25% and
(b) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, equal to the amount of interest at the Net Mortgage Rate for that Mortgage Loan from the date of prepayment through the last day of such preceding calendar month.

     Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released either to a Mortgagor in accordance with the terms of the related mortgage loan documents or to the holder of a senior lien on the Mortgaged Property.

     Corresponding Certificates: With respect to the Class LTA-1 Interest, the Class A-1 and Class R Certificates. With respect to the Class LTA-2A Interest, the Class A-2A Certificates. With respect to the Class LTA-2B Interest, the Class A-2B Certificates. With respect to the Class LTA-2C Interest, the Class A-2C Certificates. With respect to the Class LTA-2D Interest, the Class A-2D Certificates. With respect to the Class LTM-1 Interest, the Class M-1 Certificates. With respect to the Class LTM-2 Interest, the Class M-2 Certificates. With respect to the Class LTM-3 Interest, the Class M-3 Certificates. With respect to the Class LTM-4 Interest, the Class M-4 Certificates. With respect to the Class LTM-5 Interest, the Class M-5 Certificates. With respect to the Class LTM-6 Interest, the Class M-6 Certificates. With respect to the Class LTB-1 Interest, the Class B-1 Certificates. With respect to the Class LTB-2 Interest, the Class B-2 Certificates. With respect to the Class LTB-3 Interest, the Class B-3 Certificates.

     Corresponding REMIC Regular Interest: For each Class of Certificates, the interest in the Upper Tier REMIC listed on the same row in the table entitled "Upper Tier REMIC" in the Preliminary Statement.

     Corridor Contract: Any of the Class A-1 Corridor Contract, the Class A-2 Corridor Contract or the Subordinate Certificate Corridor Contract.

     Corridor Contract Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.04(j) in the name of the Trustee for the benefit of the Issuing Entity and designated "U.S. Bank National Association, as trustee, in trust for registered holders of Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-AB1." Funds in the Corridor Contract Account shall be held in trust for the Issuing Entity for the uses and purposes set forth in this Agreement.

     Corridor Contract Notional Balance: Any of the Class A-1 Corridor Contract Notional Balance, the Class A-2 Corridor Contract Notional Balance or the Subordinate Certificate Corridor Contract Notional Balance.

     Corridor Contract Termination Date: Any of the Class A-1 Corridor Contract Termination Date, the Class A-2 Corridor Contract Termination Date or the Subordinate Certificate Corridor Contract Termination Date.

     Corridor Posted Collateral Account: The segregated Eligible Account that may be created and maintained by the Trustee pursuant to Section 4.04(j)(iv) in the name of the Trustee for the benefit of the Issuing Entity and designated "U.S. Bank National Association, as trustee, in trust for registered holders of Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-AB1." Funds in the Corridor Posted Collateral Account shall be held in trust for the Issuing Entity for the uses and purposes set forth in the Corridor Contracts.

     Current Interest: Any of the Class A-1 Current Interest, the Class A-2A Current Interest, the Class A-2B Current Interest, the Class A-2C Current Interest, the Class A-2D Current Interest, the Class R Current Interest, the Class M-1 Current Interest, the Class M-2 Current Interest, the Class M-3 Current Interest, the Class M-4 Current Interest, the Class M-5 Current Interest, the Class M-6 Current Interest, the Class B-1 Current Interest, the Class B-2 Current Interest, the Class B-3 Current Interest and the Class C Current Interest.

     Cut-off Date: March 1, 2007.

     Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

     Defaulted Swap Termination Payment: Any payment required to be made by the Supplemental Interest Trust to the Swap Counterparty pursuant to the Swap Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap Counterparty is the defaulting party or a termination event (including a Downgrade Termination Event) under that agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole Affected Party (as defined in the Swap Agreement).

     Definitive Certificates: As defined in Section 5.06.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

     Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

     Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate."

     Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or any successor in interest.

     Depository: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     Depository Agreement: With respect to Classes of Book-Entry Certificates, the agreement between the Trustee and the initial Depository.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Designated Transaction: A transaction in which the assets underlying the Certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single family residential, multi-family residential, commercial real property or leasehold interests therein.

     Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

     Disqualified Organization: (1) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (2) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from tax under Chapter 1 of Subtitle A of the Code unless such organization is subject to the tax imposed by Section 511 of the Code and (3) any organization described in Section 1381(a)(2)(C) of the Code.

     Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in April 2007.

     Downgrade Termination Event: An event whereby (x) the Swap Counterparty (or its guarantor) ceases to have short term unsecured and/or long term debt ratings at least equal to the levels specified in the Swap Agreement, and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the Rating Agencies): (i) the Swap Counterparty fails to post collateral securing its obligations under the Swap Agreement, (ii) the Swap Counterparty fails to post collateral securing its obligations under the Swap Agreement and/or fails to obtain a guarantor or a substitute swap counterparty acceptable to the Supplemental Interest Trust Trustee and the Rating Agencies (if required under the Swap Agreement) that will assume the obligations of the Swap Counterparty under the Swap Agreement or (iii) the Swap Counterparty is defaulting on certain obligations required as a result of the ratings downgrade and the Supplemental Interest Trust Trustee obtains a guarantor or secures a substitute swap counterparty acceptable to the Rating Agencies (if required under the Swap Agreement) that will assume the obligations of the Swap Counterparty under the Swap Agreement.

     Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which a Scheduled Payment is due.

     Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     Eligible Account: An account that is (i) maintained with a depository institution the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories, or (ii) maintained with the corporate trust department of a bank which (A) has a rating of at least Baa3 or P-3 by Moody's and (B) is either the Depositor or the corporate trust department of a national banking association or banking corporation which has a rating of at least A-1 by S&P or F1 by Fitch, or (iii) an account or accounts the deposits in which are fully insured by the FDIC, or (iv) an account or accounts, acceptable to each Rating Agency without reduction or withdrawal of the rating of any Class of Certificates, as evidenced in writing, by a depository institution in which such accounts are insured by the FDIC (to the limit established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and acceptable to the Trustee and each Rating Agency, the Certificateholders have a claim with respect to the funds in such account and a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (v) maintained at an eligible institution whose commercial paper, short-term debt or other short-term deposits are rated at least A-1+ by S&P and F-1+ by Fitch, or (vi) maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P or Prime-1 by Moody's at the time any deposits are held on deposit therein, or (vii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, or (viii) otherwise acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency to the Trustee.

     ERISA: The Employee Retirement Income Security Act of 1974, including any successor or amendatory provisions.

     ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that would satisfy the requirements of Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended, granted to the Underwriter by the United States Department of Labor (or any other applicable underwriter's exemption granted by the United States Department of Labor), except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the three (or four, in the case of a "designated transaction") highest generic rating categories by at least one of the Rating Agencies.

     ERISA Restricted Certificates: The Class C and Class P Certificates and any other Certificate, as long as the acquisition and holding of such other Certificate is not covered by and exempt under any applicable underwriter's exemption granted by the United States Department of Labor.

     Escrow Account: As defined in Section 3.06 hereof.

     Event of Default: As defined in Section 7.01 hereof.

     Exception Report: As defined in Section 2.02 hereof.

     Excess Interest: On any Distribution Date, for any Class of the Class A Certificates, Class R Certificate, Class M Certificates and Class B Certificates, the excess, if any, of (1) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date over (2) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date at an interest rate equal to the REMIC Pass-Through Rate.

     Excess Proceeds: With respect to any Liquidated Loan, any Liquidation Proceeds that are in excess of the sum of (1) the unpaid principal balance of such Liquidated Loan as of the date of such liquidation plus (2) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to the Servicer) up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the unpaid principal balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Existing Servicing Agreement: The Servicing Agreement between Merrill Lynch Mortgage Lending, Inc., as Owner, and Wilshire Credit Corporation, as Servicer, dated as of January 1, 2005, as at any time amended and in effect.

     Extra Principal Distribution Amount: With respect to any Distribution Date,
(1) prior to the Stepdown Date, the excess of (A) the sum of (i) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date reduced by the Principal Funds with respect to such Distribution Date and (ii) $6,300,000 over (B) the Pool Stated Principal Balance of the Mortgage Loans as of such

Distribution Date and (2) on and after the Stepdown Date, the excess, if any, of
(A) the sum of (i) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date, reduced by the Principal Funds with respect to such Distribution Date and (ii) the greater of (a) 3.60% of the Pool Stated Principal Balance of the Mortgage Loans and (b) the Minimum Required Overcollateralization Amount less (B) the Pool Stated Principal Balance of the Mortgage Loans as of such Distribution Date; provided, however, that if on any Distribution Date a Stepdown Trigger Event is in effect, the Extra Principal Distribution Amount will not be reduced to the applicable percentage of the then-current Stated Principal Balance of the Mortgage Loans (and will remain fixed at the applicable percentage of the Stated Principal Balance of the Mortgage Loans as of the Due Date immediately prior to the Stepdown Trigger Event) until the next Distribution Date on which the Stepdown Trigger Event is not in effect.

     Fannie Mae: A federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     Fitch: Fitch, Inc., or its successor in interest.

     Fixed Rate Mortgage Loan: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate which is fixed.

     Floating Rate Certificate Carryover: With respect to a Distribution Date, in the event that the Pass-Through Rate for a Class of Class A, Class R, Class M or Class B Certificates is based upon the related Available Funds Cap or the related Maximum Rate Cap, the sum of (A) the excess of (1) the amount of interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that Class not been calculated based on the related Available Funds Cap or the related Maximum Rate Cap, up to but not exceeding the greater of (a) the related Maximum Rate Cap or (b) the sum of (i) the related Available Funds Cap and (ii) the product of (AA) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period and (BB) the sum of (x) the quotient of
(I) an amount equal to the proceeds, if any, payable under the related Corridor Contract and (II) the aggregate Certificate Principal Balance of each Class of Certificates to which such Corridor Contract relates for such Distribution Date and (y) the quotient obtained by dividing (I) an amount equal to any Net Swap Payments owed by the Swap Counterparty for such Distribution Date by (II) the aggregate Stated Principal Balance of the Mortgage Loans as of the immediately preceding Distribution Date over (2) the amount of interest such Class was entitled to receive on such Distribution Date based on the applicable Available Funds Cap; (B) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the related Available Funds Cap) and (C) any amount previously distributed with respect to Floating Rate Certificate Carryover for such Class that is recovered as a voidable preference by a trustee in bankruptcy.

     Freddie Mac: A corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     Grantor Trusts: The grantor trusts described in Section 2.07 hereof.

     Gross Margin: The percentage set forth in the related Mortgage Note for each of the Adjustable Rate Mortgage Loans which is to be added to the applicable index for use in determining the Mortgage Rate on each Adjustment Date, and which is set forth in the Mortgage Loan Schedule for each Adjustable Rate Mortgage Loan.

     Group One: The portion of the Mortgage Pool identified as "Group One" in the Prospectus Supplement.

     Group One Mortgage Loan: Any Mortgage Loan at any time identified as a Mortgage Loan in Group One in the Mortgage Loan Schedule.

     Group One Net WAC: The Net WAC of Group One.

     Group One Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (i) the aggregate Certificate Principal Balance of the Class A-1 and Class R Certificates and (ii) the product of (x) the Group One Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that (A) with respect to any Distribution Date on which the Class A-1 and Class R Certificates are outstanding and the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero, the Group Two Principal Distribution Amount in excess of the amount necessary to reduce the Certificate Principal Balance of the Class A-2 Certificates to zero will be applied to increase the Group One Principal Distribution Amount and (B) with respect to any Distribution Date thereafter, the Group One Principal Distribution Amount will equal the Class A Principal Distribution Amount.

     Group One Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to Mortgage Loans in Group One and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the mortgage pool.

     Group Two: The portion of the Mortgage Pool identified as "Group Two" in the Prospectus Supplement.

     Group Two Mortgage Loan: Any Mortgage Loan at any time identified as a Mortgage Loan in Group Two in the Mortgage Loan Schedule.

     Group Two Net WAC: The Net WAC of Group Two.

     Group Two Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (i) the aggregate Certificate Principal Balance of the Class A-2 Certificates and (ii) the product of (x) the Group Two Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that (A) with respect to any Distribution Date on which the Class A-2 Certificates are outstanding and the Certificate Principal Balances of the Class A-1 and Class R Certificates have been reduced to zero, the Group One Principal Distribution Amount in excess of the amount necessary to reduce the Certificate Principal Balance of the Class A-1 Certificates and Class R Certificate to zero will be applied to increase the Group Two Principal Distribution Amount and (B) with respect to any Distribution Date thereafter, the Group Two Principal Distribution Amount will equal the Class A Principal Distribution Amount.

     Group Two Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to Mortgage Loans in Group Two and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the mortgage pool.

     Indenture: An indenture relating to the issuance of NIM Notes.

     Initial Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Adjustment Date following the origination of such Mortgage Loan.

     Initial Certificate Principal Balance: With respect to any Certificate (other than the Class P Certificates), the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date as set forth in
Section 5.01 hereof.

     Initial Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

     Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any insurance policies.

     Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to either the Mortgagor or to the holder of a senior lien on the related Mortgage Property in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

     Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

     Interest Carry Forward Amount: Any of the Class A-1 Interest Carry Forward Amount, the Class A-2A Interest Carry Forward Amount, the Class A-2B Interest Carry Forward Amount, the Class A-2C Interest Carry Forward Amount, the Class A-2D Interest Carry Forward Amount, the Class R Interest Carry Forward Amount, the Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount, the Class M-3 Interest Carry Forward Amount, the Class M-4 Interest Carry Forward Amount, the Class M-5 Interest Carry Forward Amount, the Class M-6 Interest Carry Forward Amount, the Class B-1 Interest Carry Forward Amount, the Class B-2 Interest Carry Forward Amount, the Class B-3 Interest Carry Forward Amount or the Class C Interest Carry Forward Amount, as the case may be.

     Interest Determination Date: With respect to the LIBOR Certificates, for any Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

     Interest Funds: With respect to any Distribution Date, the sum, without duplication, of (1) all scheduled interest due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date less the Servicing Fee, (2) all Advances relating to interest with respect to the Mortgage Loans, (3) all Compensating Interest with respect to the Mortgage Loans, (4) Liquidation Proceeds with respect to the Mortgage Loans (to the extent such Liquidation Proceeds relate to interest) collected during the related Prepayment Period, (5) proceeds of any purchase pursuant to Sections 2.02, 2.03 or 9.01 (to the extent such proceeds relate to interest) and (6) prepayment charges received with respect to the Mortgage Loans during the related Prepayment Period less (A) all Non-Recoverable Advances relating to interest and (B) other amounts reimbursable to the Servicer and the Trustee pursuant to this Agreement and allocable to interest.

     Issuing Entity: Specialty Underwriting and Residential Finance Trust, Series 2007-AB1.

     Last Scheduled Distribution Date: With respect to any Class of Certificates, the Distribution Date in March 2037.

     Latest Possible Maturity Date: The first Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan in the Trust Fund having the latest scheduled maturity date as of the Cut-off Date.

     Lender: As defined in Section 10.14(a).

     LIBOR Business Day: Any day on which banks in the City of London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

     LIBOR Certificates: The Class A, Class M, Class B and Class R Certificates.

     Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that either (a) pursuant to Section 3.12 has been realized upon or liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Servicer has certified (in accordance with Section 3.12) in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation or (b) as to which is not a first lien Mortgage Loan and is delinquent 180 days or longer, the Servicer has certified in a certificate of an officer of the Servicer delivered to the Depositor and the Trustee that it does not believe that there is a reasonable likelihood that any further net proceeds will be received or recovered with respect to such Mortgage Loan.

     Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of Mortgage Loans, whether through trustee's sale, foreclosure sale, sale by the Servicer pursuant to this Agreement or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Advances, Servicing Fees, Servicing Advances and any other expenses related to such Mortgage Loan.

     Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the lesser of (x) the Appraised Value of the related Mortgaged Property and (y) the sales price of the related Mortgaged Property at the time of origination.

     Losses: Any losses, claims, damages, liabilities or expenses collectively.

     Lower Tier REMIC: As described in the Preliminary Statement and Section
2.07.

     Lower Tier REMIC I Marker Interests: Each of the classes of Lower Tier REMIC Regular Interests other than the Class LTIX Interest, the Class LTIIX Interest, the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest, the Class LTII2B Interest and the Class LT-IO Interest.

     Lower Tier REMIC II Marker Interests: Each of the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest and the Class LTII2B Interest.

     Lower Tier REMIC Interests: Each of the Class LTA-1 Interest, the Class LTA-2A Interest, the Class LTA-2B Interest, the Class LTA-2C Interest, the Class LTA-2D Interest, the Class LTM-1 Interest, the Class LTM-2 Interest, the Class LTM-3 Interest, the Class LTM-4 Interest, the Class LTM-5 Interest, the Class LTM-6 Interest, the Class LTB-1 Interest, the Class LTB-2 Interest, the Class LTB-3 Interest, the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest, the Class LTII2B Interest, the Class LTIX Interest, the Class LTIIX Interest, the Class LT-IO Interest and the Class LTR Interest.

     Lower Tier REMIC Regular Interests: Each of the Lower Tier REMIC Interests other than the Class LTR Interest.

     Lower Tier REMIC Subordinate Balance Ratio: The ratio of (i) the principal balance of the Class LTII1A Interest to (ii) the principal balance of the Class LTII2A Interest that is equal to the ratio of (i) the excess of (A) the aggregate Stated Principal Balance of Group One over (B) the current Certificate Principal Balance of the Class A-1 and Class R Certificates to (ii) the excess of (A) the aggregate Stated Principal Balance of Group Two over (B) the current Certificate Principal Balance of the Class A-2 Certificates.

     Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the maximum rate of interest set forth as such in the related Mortgage Note and with respect to each Fixed Rate Mortgage Loan, the rate of interest set forth in the related Mortgage Note.

     Maximum Rate Cap: Any of the Class A-1 Maximum Rate Cap, the Class A-2 Maximum Rate Cap, or the Subordinate Certificate Maximum Rate Cap.

     MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

     MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

     MERS System: The system of recording transfers of mortgage electronically maintained by MERS.

     MIN: The loan number for any MERS Loan.

     Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

     Minimum Required Overcollateralization Amount: An amount equal to the product of (x) 0.50% and (y) the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

     Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.05.

     Moody's: Moody's Investors Service, Inc. or any successor in interest.

     Mortgage: With respect to a Mortgage Loan, the mortgage, deed of trust or other instrument creating a first or second lien or a first or second priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

     Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Group: Either of Group One or Group Two.

     Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Sponsor to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Exhibit B, setting forth the following information with respect to each Mortgage Loan:

     (i)  the loan number;

     (ii) the unpaid principal balance of the Mortgage Loans;

     (iii) the Initial Mortgage Rate;

     (iv) the maturity date and the months remaining before maturity date;

     (v)  the original principal balance;

     (vi) the Cut-off Date Principal Balance;

     (vii) the first payment date of the Mortgage Loan;

     (viii) the Loan-to-Value Ratio at origination with respect to a first lien Mortgage Loan or the Combined Loan-to-Value Ratio with respect to a second lien Mortgage Loan;

     (ix) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

     (x)  a code indicating the property type;

     (xi) with respect to each Adjustable Rate Mortgage Loan:

          (a)  the frequency of each Adjustment Date;

          (b)  the next Adjustment Date;

          (c)  the Maximum Mortgage Rate;

          (d)  the Minimum Mortgage Rate;

          (e)  the Mortgage Rate as of the Cut-off Date;

          (f)  the related Periodic Rate Cap;

          (g)  the Gross Margin; and

          (h)  the lifetime rate cap;

     (xii) the location of the related Mortgaged Property;

     (xiii) a code indicating whether a prepayment charge is applicable;

          (a)  the period during which such prepayment charge is in effect;

          (b)  the amount of such prepayment charge;

          (c) any limitations or other conditions on the enforceability of such prepayment charge; and

          (d) any other information pertaining to the prepayment charge specified in the related Mortgage Note;

     (xiv) the Credit Score and date obtained; and

     (xv) the MIN.

     Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund.

     Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan and all amendments, modifications and attachments thereto.

     Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

     Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

     Mortgaged Property: The underlying property securing a Mortgage Loan.

     Mortgagor: The obligor on a Mortgage Note.

     Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the then current Mortgage Rate less the Servicing Fee Rate.

     Net Rate: The per annum rate set forth in footnote 8 to the description of the Lower Tier REMIC in the Preliminary Statement hereto (such rate being based on the weighted average of the interest rates on the SWAP REMIC Regular Interests as adjusted and as set forth in such footnote).

     Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment or Defaulted Swap Termination Payment) made by the Supplemental Interest Trust to the Swap Counterparty on the related Fixed Rate Payer Payment Date (as defined in the Swap Agreement) or made by the Swap Counterparty to the Supplemental Interest Trust on the related Floating Rate Payer Payment Date (as defined in the Swap Agreement). In each case, the Net Swap Payment shall not be less than zero.

     Net WAC: With respect to any Distribution Date and for any Mortgage Group, the weighted average Net Mortgage Rate for the Mortgage Loans in such Mortgage Group calculated based on the respective Net Mortgage Rates and the Stated Principal Balances of such Mortgage Loans as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date).

     NIM Notes: Any net interest margin or excess cashflow securities to be issued pursuant to an Indenture.

     Non-Recoverable Advance: Any portion of an Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current delinquency, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise with respect to the related Mortgage Loan.

     Non-Recoverable Servicing Advance: Any portion of a Servicing Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current Servicing Advance, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise with respect to the related Mortgage Loan.

     Non-Supported Interest Shortfall: As defined in Section 4.02.

     Offered Certificates: The Class A Certificates, Class M Certificates, Class B Certificates and Class R Certificate.

     Officer's Certificate: A certificate (1) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, the Servicer or the Trustee (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (2), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Servicer or the Trustee, as the case may be, as required by this Agreement.

     One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of (a) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (b) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. If One-Month LIBOR is determined pursuant to clause (b) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period will be established by the Trustee as follows:

               (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

               (ii) If on such Interest Determination Date fewer than two
                    Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of
                    (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

     Notwithstanding the foregoing, this definition of One-Month LIBOR for the purposes of the Corridor Contracts and Swap Agreement will be determined in accordance with such agreements.

     Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Servicer, reasonably acceptable to each addressee of such opinion; provided, however, that with respect to Section 6.04 or 10.01, or the interpretation or application of the REMIC Provisions, such counsel must (1) in fact be independent of the Depositor and the Servicer, (2) not have any direct financial interest in the Depositor or the Servicer or in any Affiliate of either, and (3) not be connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     OTS: The Office of Thrift Supervision.

     Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except: (1) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and (2) Certificates in exchange for which or in lieu of which other Certificates have been executed by the Trustee and delivered by the Trustee pursuant to this Agreement.

     Outstanding Mortgage Loan: As of any Distribution Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Due Period.

     Overcollateralization Amount: As of any date of determination, the excess of (1) the Stated Principal Balance of the Mortgage Loans over (2) the Certificate Principal Balance of the Certificates (other than the Class P Certificates and the Class C Certificates).

     Overcollateralization Deficiency Amount: As of any date of determination, if the Overcollateralization Amount is less than the Targeted
Overcollateralization Amount, then the amount equal to the Targeted Overcollateralization Amount over the Overcollateralization Amount; otherwise, zero.

     Overcollateralization Release Amount: As of any date of determination, if the Overcollateralization Amount is greater than the Targeted
Overcollateralization Amount, then the amount equal to the Overcollateralization Amount over the Targeted Overcollateralization Amount; otherwise, zero.

     Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     Pass-Through Rate: With respect to any Class of Certificates, the corresponding Pass-Through Rate for such Class of Certificates.

     Percentage Interest: With respect to:

               (i) any Class, the percentage interest in the undivided beneficial ownership interest evidenced by such Class which shall be equal to the Certificate Principal Balance of such Class divided by the aggregate Certificate Principal Balance of all Classes; and

               (ii) any Certificate, the Percentage Interest evidenced thereby of the related Class shall equal the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class; except that in the case of any Class P Certificates, the Percentage Interest with respect to such Certificate shown on the face of such Certificate.

     Periodic Rate Cap: As to each Adjustable Rate Mortgage Loan and the related Mortgage Note, the provision therein that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date.

     Permitted Activities: The primary activities of the Issuing Entity created pursuant to this Agreement which shall be:

          (i) holding Mortgage Loans transferred from the Depositor and other assets of the Issuing Entity, including the Corridor Contracts and the Supplemental Interest Trust subtrust, which in turn holds the Swap Agreement, and any credit enhancement and passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Depositor, its Affiliates, or its agents;

          (ii) issuing Certificates and other interests in the assets of the Issuing Entity;

          (iii) through the appropriate subtrust, as applicable, receiving collections on the Mortgage Loans and the Swap Agreement and making payments on such Certificates and interests in accordance with the terms of this Agreement; and

          (iv) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Issuing Entity as a qualified special purpose entity under existing accounting literature.

     Permitted Investments: At any time, any one or more of the following obligations and securities:

          (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates;

          (iii) commercial or finance company paper, other than commercial or finance company paper issued by the Depositor, the Trustee or any of their Affiliates, which is then receiving the highest commercial or finance company paper rating of each such Rating Agency;

          (iv) certificates of deposit, demand or time deposits, or bankers' acceptances (other than banker's acceptances issued by the Trustee or any of its Affiliates) issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities;

          (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

          (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in the two highest long-term or the highest short-term ratings of each Rating Agency containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency as evidenced by a letter from each Rating Agency;

          (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

          (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation, other than the Trustee or any of its Affiliates, incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency;

          (ix) interests in any money market fund (including those managed or advised by the Trustee or its Affiliates) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each such Rating Agency; and

          (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof, including the Trustee or any of its Affiliates, which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or above par or (iii) is purchased at a deep discount; provided, further, that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (ix) above); and provided, further, (I) that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Servicer but not yet deposited in the Collection Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Servicer and/or the Trustee, shall receive an Opinion of Counsel acceptable to the Servicer and/or the Trustee, at the expense of the party requesting that such investment be made, to the effect that such investment will not adversely affect the status of the any REMIC provided for herein as a REMIC under the Code or result in imposition of a tax on the Issuing Entity or any REMIC provided for herein and (II) any such investment must be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par. Any Permitted Investment may be held by or through the Trustee or any of its Affiliates.

     Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government,

International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, and (v) a Person that is not a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, unless, in the case of this clause (v), such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Section 7701 of the Code. A corporation will not be treated as an instrumentality of the United States or of any State thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

     Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

     Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances, as of such Distribution Date, of the Mortgage Loans that were Outstanding Mortgage Loans as of such date.

     Posted Collateral: As defined in the Swap Agreement or the Corridor Contracts, as applicable.

     Prepayment Assumption: A rate of prepayment, as described in the Prospectus Supplement in the definition of "Modeling Assumptions," relating to the Certificates.

     Prepayment Interest Excess: With respect to any Servicer Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Servicer Remittance Date occurs and the last day of the related Prepayment Period, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Servicer Remittance Date occurs and ending on the date on which such Principal Prepayment is so applied.

     Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 9.01 hereof and other than a Principal Prepayment in full on a Mortgage Loan received during the period from and including the first day to and including the 14th day of the month of such Distribution Date), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment.

     Prepayment Period: As to any Distribution Date, for prepayments or liquidations in full and any prepayment charges associated with such payments in full, the period from and including the 15th date of the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Cut-off Date) and including the 14th day of the calendar month in which such Distribution Date occurs and for partial prepayments or liquidations and any prepayment charges associated with such partial prepayments, the calendar month preceding the calendar month in which such Distribution Date occurs.

     Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) the Principal Funds for such Distribution Date and (ii) any Extra Principal Distribution Amount for such Distribution Date.

     Principal Funds: With respect to the Mortgage Loans and any Distribution Date, the sum, without duplication, of (1) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or required to be advanced by the Servicer on or before the related Servicer Remittance Date, (2) prepayments of principal in full collected in the related Prepayment Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or the Servicer during the related Prepayment Period or, in the case of a purchase pursuant to Section 9.01, on the Business Day prior to such Distribution Date, (4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loan is less than the aggregate unpaid principal of the related Deleted Mortgage Loans delivered by the Sponsor in connection with a substitution of a Mortgage Loan pursuant to
Section 2.03(c), (5) all Liquidation Proceeds collected during the related Prepayment Period (to the extent such Liquidation Proceeds relate to principal and represent payment in full), (6) Subsequent Recoveries received during the related Due Period and (7) all other collections and recoveries in respect of principal during the related Due Period, less (A) all Non-Recoverable Advances relating to principal with respect to the Mortgage Loans and (B) other amounts reimbursable to the Servicer and the Trustee pursuant to this Agreement and allocable to principal.

     Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including Mortgage Loans purchased or repurchased under Sections 2.02, 2.03 and 9.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

     Prospectus Supplement: The Prospectus Supplement, dated March 22, 2007, relating to the public offering of the Offered Certificates.

     PUD: A Planned Unit Development.

     Purchase Price: With respect to any Mortgage Loan required to be repurchased by the Sponsor pursuant to Section 2.02 or 2.03 hereof, or purchased by the Servicer pursuant to Section 3.12(c) hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan as of the date of such purchase together with any unreimbursed Servicing Advances, (ii) accrued interest thereon at the applicable Mortgage Rate from (a) the date through which interest was last paid by the Mortgagor to (b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) any costs and damages incurred by the Issuing Entity (or the Trustee on behalf of the Issuing Entity) in connection with any violation by the affected Mortgage Loan of any anti-predatory or anti-abusive lending laws. With respect to any REO Property purchased by the Servicer pursuant to Section 3.12(c) hereof, an amount equal to the fair market value of such REO Property, as determined in good faith by the Servicer.

     Rating Agency: Either of Moody's or S&P. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

     Rating Agency Condition: As defined in the Swap Agreement.

     Realized Loss: With respect to (1) a Liquidated Loan, the amount, if any, by which the Stated Principal Balance and accrued interest thereon at the Net Mortgage Rate exceeds the amount actually recovered by the Servicer with respect thereto (net of reimbursement of Advances and Servicing Advances) at the time such Mortgage Loan became a Liquidated Loan or (2) with respect to a Mortgage Loan which is not a Liquidated Loan, any amount of principal that the Mortgagor is no longer legally required to pay (except for the extinguishment of debt that results from the exercise of remedies due to default by the Mortgagor).

     Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date).

     Reference Banks: Barclays Bank PLC, U.S. Bank National Association, Citibank, N.A., and NatWest, N.A.; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England and (ii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date.

     Regular Certificate: Any one of the Class A, Class R, Class M and Class B Certificates.

     Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506, 1.531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     Related Certificates: For each interest in the Upper Tier REMIC, the Class of Certificates listed on the same row in the table entitled "Upper Tier REMIC" in the Preliminary Statement.

     Relief Act: The Servicemembers Civil Relief Act or any similar state laws or regulations.

     REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code. References herein to "the REMICs" or "a REMIC" shall mean any (or, as the context requires, all) of the SWAP REMIC, the Lower Tier REMIC and the Upper Tier REMIC.

     REMIC Pass-Through Rate: In the case of a Class of the Class A, Class M and Class B Certificates, the Upper Tier REMIC Net WAC Cap for the Corresponding REMIC Regular Interest.

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

     REMIC Regular Interests: Each of the interests in the Upper Tier REMIC as set forth in the Preliminary Statement other than the Residual Interest.

     REMIC SWAP Rate: For each Distribution Date (and the related Accrual Period), a per annum rate equal to the Fixed Rate under the Swap Agreement for such Distribution Date, as set forth in the Prospectus Supplement.

     Remittance Report: As defined in Section 4.04(k) hereof.

     REO Property: A Mortgaged Property acquired by the Servicer, on behalf of the Trustee for the benefit of the Certificateholders, through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     Replacement Mortgage Loan: A Mortgage Loan substituted by the Depositor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit I (1) have a Stated Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Stated Principal Balance), after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (2) with respect to any Fixed Rate Mortgage Loan, have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan: (A) have a Maximum Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (B) have a Minimum Mortgage Rate no more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan; (C) have the same index and Periodic Rate Cap as that of the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (D) not permit conversion of the related Mortgage Rate to a fixed Mortgage Rate and (F) currently be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (3) have a similar or higher FICO score or credit grade than that of the Deleted Mortgage Loan; (4) have a Loan-to-Value Ratio (or a Combined Loan-to-Value Ratio, in the case of Mortgage Loans in a second lien position) no higher than that of the Deleted Mortgage Loan; (5) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (6) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan; (7) have the same lien priority as the Deleted Mortgage Loan; (8) constitute the same occupancy type as the Deleted Mortgage Loan; and (9) comply with each representation and warranty set forth in Section 2.03 hereof.

     Request for Release: The Request for Release of Documents submitted by the Servicer to the Trustee, substantially in the form of Exhibit I hereto.

     Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

     Required Percentage: With respect to any Distribution Date following a Stepdown Date, the quotient of (1) the excess of (A) the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date, over (B) the Certificate Principal Balance of the most senior Class of Certificates outstanding as of such Distribution Date, prior to giving effect to distributions to be made on such

Distribution Date and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

     Requirements: Any rules or regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002 (as such may be amended from time to time).

     Reserve Interest Rate: With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (2) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

     Residual Certificate: The Class R Certificate.

     Residual Interest: An interest in the Upper Tier REMIC that is entitled to all distributions of principal and interest on the Class R Certificate other than (i) distributions in respect of the Class SWR Interest and the Class LTR Interest, and (ii) distributions on the Class R Certificate in respect of Excess Interest.

     Responsible Officer: When used with respect to the Trustee or Servicer, any officer of the Trustee or Servicer with direct responsibility for the administration of this Agreement and also means any other officer to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Reuters Screen LIBO Page: The display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace such LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

     S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

     Sale Agreement: The Mortgage Loan Sale and Assignment Agreement, dated as of March 1, 2007, between the Depositor and the Sponsor.

     Sarbanes-Oxley Certification: As defined in Section 3.20 hereof.

     Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

     Section 302 Requirements: Any rules or regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002 (as such may be amended from time to time).

     Securities Act: The Securities Act of 1933, as amended.

     Servicer: Wilshire Credit Corporation, a Nevada corporation, or its successor in interest.

     Servicer Remittance Date: With respect to any Distribution Date, the later of (x) the date that is two Business Days after the 15th day of the month in which the related Distribution Date occurs and (y) the 18th day (or, if such day is not a Business Day, the next succeeding Business Day) of the month in which the related Distribution Date occurs.

     Servicer's Assignee: As defined in Section 10.14(a).

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (1) the preservation, restoration and protection of a Mortgaged Property, including without limitation advances in respect of prior liens, real estate taxes and assessments, (2) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (3) the conservation, management, sale and liquidation of any REO Property (4) executing and recording instruments of satisfaction, deeds of reconveyance, substitutions of trustees on deeds of trust or assignments of mortgage to the extent not otherwise recovered from the related Mortgagor or payable under this Agreement,
(5) correcting errors of prior servicers; tax tracking; title research; flood certification; and lender paid mortgage insurance, (6) obtaining or correcting any legal documentation required to be included in the Mortgage Files and reasonably necessary for the Servicer to perform its obligations under this Agreement and (7) compliance with the obligations under Sections 3.01 and 3.10.

     Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time, and in Exhibit R of this Agreement.

     Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to the product of (x) one-twelfth of the Servicing Fee Rate and (y) the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date for the period covered by such payment of interest.

     Servicing Fee Rate: 0.500% per annum for each Mortgage Loan.

     Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such lists may from time to time be amended.

     Servicing Rights Pledgee: One or more lenders, selected by the Servicer, to which the Servicer may pledge and assign all of its right, title and interest in, to and under this Agreement.

     Servicing Transfer Costs: In the event that the Servicer does not reimburse the Trustee under the this Agreement, all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans properly and effectively.

     SFAS 140: Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities dated September 2000, published by the Financial Accounting Standards Board of the Financial Accounting Foundation.

     Significance Estimate: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an amount determined based on the reasonable good-faith estimate by the Depositor or its affiliate of the aggregate maximum probable exposure of the outstanding Certificates to the Swap Agreement.

     Significance Percentage: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be a percentage equal to the Significance Estimate divided by the aggregate outstanding Stated Principal Balance of the Mortgage Loans, prior to the distribution of the Principal Distribution Amount on such Distribution Date.

     Sponsor: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or its successor in interest.

     SPV: As defined in Section 10.14(a).

     Startup Day: As defined in Section 2.07 hereof.

     Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (1) as of the Cut-off Date, the Cut-off Date Principal Balance thereof, and (2) as of any Distribution Date, such Cut-off Date Principal Balance, minus the sum of (A) the principal portion of the Scheduled Payments (x) due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date and (y) that were received by the Servicer as of the close of business on the Determination Date related to such Distribution Date or with respect to which Advances were made on the Servicer Remittance Date prior to such Distribution Date and (B) all unscheduled Principal Prepayments with respect to such Mortgage Loan received on or prior to the last day of the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with Section 3.12 with respect to such Mortgage Loan, that were received by the Servicer as of the close of business on the last day of the related Prepayment Period. Notwithstanding the foregoing, the Stated Principal Balance of a Liquidated Loan shall be deemed to be zero.

     Stepdown Date: The earlier to occur of (1) the first Distribution Date on which the Class A Certificate Principal Balance and the Class R Certificate Principal Balance have been reduced to zero and (2) the later to occur of (A) the Distribution Date in April 2010 or (B) the first Distribution Date on which the Class A Certificate Principal Balance (after giving effect to distributions of the Principal Funds amount for such Distribution Date) is less than or equal to 73.40% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period.

     Stepdown Required Loss Percentage: For any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:

DISTRIBUTION DATE OCCURRING IN   STEPDOWN REQUIRED LOSS PERCENTAGE
------------------------------   ---------------------------------
April 2009 - March 2010          0.95% with respect to April 2009, plus an
                                 additional 1/12th of 1.15% for each month
                                 thereafter

April 2010 -March 2011           2.10% with respect to April 2010, plus an
                                 additional 1/12th of 1.20% for each month
                                 thereafter

April 2011 -March 2012           3.30% with respect to April 2011, plus an
                                 additional 1/12th of 0.95% for each month
                                 thereafter

April 2012 - March 2013          4.25% with respect to April 2012, plus an
                                 additional 1/12th of 0.55% for each month
                                 thereafter

April 2013 and thereafter        4.80%

     Stepdown Trigger Event: With respect to the Certificates on or after the Stepdown Date, a Distribution Date on which (1) the quotient of (A) the aggregate Stated Principal Balance of all Mortgage Loans which are sixty (60) or more days Delinquent measured on a rolling three month basis (including, for the purposes of this calculation, Mortgage Loans in foreclosure, REO Properties and Mortgage Loans with respect to which the applicable Mortgagor is in bankruptcy) and (B) the Stated Principal Balance of the Mortgage Loans as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) 34.30% and (ii) the Required Percentage or (2) the quotient (expressed as a percentage) of (A) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (B) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the Stepdown Required Loss Percentage.

     Subcontractor: Any outsourcer that performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to 5% or more of the Mortgage Loans under the direction or authority of a Servicer (measured by aggregate Stated Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Assessment of Compliance is required to be delivered, multiplied by a fraction, the numerator of which is the number of months during which such Subcontractor performs such discrete functions and the denominator of which is 12, or, in the case of the year in which the Closing Date occurs, the number of months elapsed in such calendar year).

     Subordinate Certificate Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Mortgage Group, the current Certificate Principal Balance of the Class A-1 and Class R Certificates, in the case of Group One, or the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in the case of Group Two) of the Class A-1 Available Funds Cap and the Class A-2 Available Funds Cap.

     Subordinate Certificate Corridor Contract: The confirmation and agreement (together with the schedule thereto) and any related credit support annex (attached as Exhibit O-4 hereto), between the Trustee, on behalf of the Issuing Entity, and the Cap Contract Counterparty (attached as Exhibit O-3 hereto), with respect to the Subordinate Certificates.

     Subordinate Certificate Corridor Contract Notional Balance: With respect to any Distribution Date, the Subordinate Certificate Corridor Contract Notional Balance set forth for such Distribution Date in the Subordinate Certificate LIBOR Cap Table attached as Schedule I to Exhibit O-3.

     Subordinate Certificate Corridor Contract Termination Date: The day after the Distribution Date in September 2007.

     Subordinate Certificate Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Mortgage Group, the current Certificate Principal Balance of the Class A-1 and Class R Certificates, in the case of Group One, or the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in the case of Group Two) of the Class A-1 Maximum Rate Cap and the Class A-2 Maximum Rate Cap.

     Subordinate Certificate Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Subordinate Certificate Corridor Contract, a rate equal to the lesser of One-Month LIBOR and 8.950% per annum.

     Subordinate Certificates: The Class M and Class B Certificates.

     Subsequent Recovery: The amount, if any, recovered by the Servicer with respect to a Liquidated Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Loan.

     Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer pursuant to a subservicing agreement and is responsible for the performance of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB with respect to 10% or more of the Mortgage Loans under the direction or authority of the Servicer (measured by aggregate Stated Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Assessment of Compliance is required to be delivered, multiplied by a fraction, the numerator of which is the number of months during which such Subservicer services the related Mortgage Loans and the denominator of which is 12, or, in the case of the year in which the Closing Date occurs, the number of months elapsed in such calendar year). Any subservicer shall meet the qualifications set forth in Section 3.02.

     Subservicing Agreement: As defined in Section 3.02(a).

     Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(c).

     Supplemental Interest Trust: The separate trust, established pursuant to
Section 4.04(l) of this Agreement and held by the Trustee for the benefit of the holders of the Certificates as a segregated subtrust of the Trust Fund, in which the Swap Agreement will be held, out of which any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid, certain distributions to Certificateholders will be made, and into which any Swap Termination Payments or Net Swap Payments received from the Swap Counterparty will be deposited as set forth in Section 4.04 hereof.

     Supplemental Interest Trust Trustee: U.S. Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee of the Supplemental Interest Trust under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

     Swap Account: The separate Eligible Account created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 4.04(l) in the name of the Supplemental Interest Trust Trustee for the benefit of the Supplemental Interest Trust and designated "U.S. Bank National Association, as trustee, in trust for registered holders of Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-AB1." Funds in the Swap Account shall be held in trust for the Supplemental Interest Trust Trustee for the uses and purposes set forth in this Agreement.

     Swap Agreement: The confirmation and agreement (together with the schedule thereto), and the related credit support annex (attached as Exhibit U-2), between the Swap Counterparty and the Supplemental Interest Trust Trustee for the benefit of the Issuing Entity (attached as Exhibit U-1).

     Swap Counterparty: The Bank of New York, or any successor counterparty who meets the requirements set forth in the Swap Agreement.

     Swap LIBOR: With respect to any Distribution Date (and the related Accrual Period) the product of (i) the Floating Rate Option (as defined in the Swap Agreement for the related Swap Payment Date),


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(ii) two and (iii) the quotient of (a) the actual number of days in the Accrual
Period for the Lower Tier REMIC Interests divided by (b) 30.

     Swap Payment Date: For so long as the Swap Agreement is in effect or amounts remain unpaid thereunder, two Business Days immediately preceding each Distribution Date.

     Swap Posted Collateral Account: The segregated Eligible Account that may be created and maintained by the Supplemental Interest Trust Trustee pursuant to
Section 4.04(l) in the name of the Supplemental Interest Trust Trustee for the benefit of the Supplemental Interest Trust and designated "U.S. Bank National Association, as trustee, in trust for registered holders of Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-AB1." Funds in the Swap Posted Collateral Account shall be held in trust for the Supplemental Interest Trust for the uses and purposes set forth in the Swap Agreement.

     SWAP REMIC: As described in the Preliminary Statement and Section 2.07.

     SWAP REMIC Interests: Each of the interests in the SWAP REMIC as set forth in the Preliminary Statement.

     SWAP REMIC Regular Interests: Each of the SWAP REMIC Interests other than the Class SWR Interest.

     Swap Termination Payment: Any payment payable by the Supplemental Interest Trust or the Swap Counterparty upon termination of the Swap Agreement as a result of termination of the Swap Agreement.

     Targeted Overcollateralization Amount: As of any Determination Date, (a) prior to the Stepdown Date, 1.80% of the Cut-Off Date Principal Balance of the Mortgage Loans and (b) on or after the Stepdown Date, 3.60% of the Stated Principal Balance of the Mortgage Loans.

     Tax Matters Person: The Person designated as "tax matters person" in the manner provided under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

     Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

     Trust Fund: The corpus of the Issuing Entity created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto on and after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the Collection Account; (ii) the Collection Account and the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans and/or the related Mortgaged Properties; (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property; (vi) the Corridor Contracts and the Corridor Contract Account; and (vii) the Supplemental Interest Trust that in turn holds the Swap Agreement.

     Trustee: U.S. Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.


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     Uncertificated Class C Interest: An uncertificated REMIC Regular Interest having the characteristics described in the Preliminary Statement.

     Unpaid Realized Loss Amount: The Class M-1 Unpaid Realized Loss Amount, Class M-2 Unpaid Realized Loss Amount, Class M-3 Unpaid Realized Loss Amount, Class M-4 Unpaid Realized Loss Amount, Class M-5 Unpaid Realized Loss Amount, Class M-6 Unpaid Realized Loss Amount, Class B-1 Unpaid Realized Loss Amount, Class B-2 Unpaid Realized Loss Amount, Class B-3 Unpaid Realized Loss Amount and Class C Unpaid Realized Loss Amount, collectively.

     Upper Collar: Any of the Class A-1 Upper Collar, the Class A-2 Upper Collar or the Subordinate Certificate Upper Collar.

     Upper Tier REMIC: As described in the Preliminary Statement and Section
2.07.

     Upper Tier REMIC Net WAC Cap: In the case of the Class UTA-1 Interest and the Residual Interest, a per annum rate equal to the weighted average of the interest rate of the Class LTII1B Interest for such Distribution Date. In the case of the Class UTA-2A, Class UTA-2B, Class UTA-2C and Class UTA-2D Interests, a per annum rate equal to the weighted average of the interest rate for the Class LTII2B for such Distribution Date. In the case of the Class UTM-1, Class UTM-2, Class UTM-3, Class UTM-4, Class UTM-5, Class UTM-6, Class UTB-1, Class UTB-2 and Class UTB-3 Interests, a per annum rate equal to the weighted average of the interest rates of Class LTII1B and Class LTII2B Interests for such Distribution weighted, respectively, on the basis of the uncertificated principal balances of the Class LTII1A and the Class LTII2A Interests. In the case of any interest in the Upper Tier REMIC that accrues interest on a "30/360" basis, the per annum rates described in this definition shall be adjusted to reflect accruals on such basis.

     Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any of the Certificates for purposes of the voting provisions hereunder. Voting Rights allocated to each Class of Certificates shall be allocated 98% to the Offered Certificates, 2% to the Class C and Class P Certificates, with the allocation among the Offered Certificates to be in proportion to the Class Certificate Principal Balance of each Class relative to the Class Certificate Principal Balance of all other Classes. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

                                   ARTICLE II
          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

     SECTION 2.01. Conveyance of Mortgage Loans.

     The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets of the Trust Fund. Such assignment includes all interest and principal received on or with respect to the Mortgage Loans on or after the Cut-off Date (other than Scheduled Payments due on the Mortgage Loans on or before the Cut-off
Date).

     In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Trustee the following documents or instruments with respect to each Mortgage Loan so assigned:

     (a) all pages of the original Mortgage Note, signed by the borrower(s) and endorsed, "Pay to the order of blank, without recourse" and signed in the name of the prior holder by an authorized officer. Such signature on the endorsement shall be an original signature of such authorized officer and have


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printed the endorser's name, title and company name. To the extent that there is no room on the face of the Mortgage Note for endorsements, the endorsement may be contained on an allonge, if the law by which such Mortgage Note is governed so permits. The Mortgage Note shall include all intervening endorsements showing a complete chain of title from the originator to the Sponsor;

     (b) all original pages of any riders referred to in the Mortgage Note;

     (c) for each Mortgage Loan that is not a MOM Mortgage Loan, the original recorded Mortgage, together with all riders referred to in the Mortgage, and legal description, with evidence of recording thereon or if the original is not available, a copy certified by the applicable public recording office. If the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage, together with all riders thereto, that has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located;

     (d) for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage Assignment, executed in blank, in form and substance acceptable for recording and signed in the name of the last endorsee by an authorized officer;

     (e) the policy of title insurance (or a preliminary title report if the original title insurance policy has not been received from the title insurance company);

     (f) for each Mortgage Loan that is not a MERS Mortgage Loan, originals of any intervening Mortgage Assignments, with evidence of recording thereon, or if the original is not available, a copy certified by the applicable public recording office. If the original intervening assignment has not yet been returned from the recording office, a copy of such assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located, showing a complete chain of title from the originator to the Seller;

     (g) in the case of each MOM Loan, the original Mortgage, together with all riders thereto, with evidence of recording thereon, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan or if the original Mortgage is not available, a copy certified by the applicable public recording office. If the original Mortgage has not yet been returned from the recording office, a copy of such Mortgage which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located;

     (h) in the case of each MERS Mortgage Loan that is not a MOM Loan, the original Mortgage Assignment or if the original Mortgage is not available, a copy certified by the applicable public recording office, with evidence of recording thereon, and all intervening Mortgage Assignments, with evidence of recording thereon, showing a complete chain of title from the originator to MERS;

     (i) all original pages of assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

     (j) with respect to a Mortgage Loan that, according to the Mortgage Loan
Schedule is covered by a primary mortgage insurance policy, the original or a copy of the policy of primary mortgage insurance; and

     (k) if the Mortgage Note or the Mortgage has been signed by any Person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such Person to sign, or a copy of such power of attorney that has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.


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

     If in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon, if applicable, concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Depositor shall deliver or cause to be delivered to the Trustee such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon, if applicable, upon receipt thereof from the public recording office. To the extent any required endorsement is not contained on a Mortgage Note or an Assignment of Mortgage, the Depositor shall make or cause to be made such endorsement.

     With respect to any Mortgage Loan, none of the Depositor, the Servicer or the Trustee shall be obligated to cause to be recorded the Assignment of Mortgage referred to in this Section 2.01. In the event that any Assignment of Mortgage is not recorded or is improperly recorded, the Servicer shall have no liability for its failure to receive or act on notices related to such Assignment of Mortgage.

     The ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee. Neither the Depositor nor the Servicer shall take any action inconsistent with such ownership and shall not claim any ownership interest therein. The Depositor and the Servicer shall respond to any third party inquiries with respect to ownership of the Mortgage Loans by stating that such ownership is held by the Trustee on behalf of the Certificateholders. Mortgage documents relating to the Mortgage Loans not delivered to the Trustee are and shall be held in trust by the Servicer, for the benefit of the Trustee as the owner thereof, and the Servicer's possession of the contents of each Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only. The Depositor agrees to take no action inconsistent with the Trustee's ownership of the Mortgage Loans, to promptly indicate to all inquiring parties that the Mortgage Loans have been sold and to claim no ownership interest in the Mortgage Loans.

     It is the intention of this Agreement that the conveyance of the Depositor's right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan. If a conveyance of Mortgage Loans from the Sponsor to the Depositor is characterized as a pledge and not a sale, then the Depositor shall be deemed to have transferred to the Trustee all of the Depositor's right, title and interest in, to and under the obligations of the Sponsor deemed to be secured by said pledge; and it is the intention of this Agreement that the Depositor shall also be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title, and interest in, to and under the obligations of the Sponsor to the Depositor deemed to be secured by said pledge and that the Trustee shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Depositor. If the conveyance of the Mortgage Loans from the Depositor to the Trustee is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the Trust Fund, and all proceeds of any thereof. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.


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

     In addition to the conveyance made in the first paragraph of this Section 2.01, the Depositor does hereby convey, assign and set over to the Trustee for the benefit of the Certificateholders its rights and interests under the Sale Agreement, including the Depositor's right, title and interest in the representations and warranties contained in the Sale Agreement and the benefit of the repurchase obligations and the obligation of the Sponsor contained in the Sale Agreement to take, at the request of the Depositor or the Trustee, all action on its part which is reasonably necessary to ensure the enforceability of a Mortgage Loan. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Sale Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Sponsor, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto.

     The parties hereto agree and understand that it is not intended that any Mortgage Loan be included in the Trust that is, without limitation, a "High-Cost Home Loan" as defined by the Home Ownership and Equity Protection Act of 1994 or any other applicable anti-predatory lending laws, including but not limited to
(i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003; (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004; (iii) a "High-Cost Home Loan" as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004; (iv) a "High-Cost Home Loan" as defined by the Indiana High Cost Home Loan Law effective January 1, 2005 or (v) a "High-Cost Home Loan" as defined by the Illinois High Risk Home Loan Act effective January 1, 2004.

     SECTION 2.02. Acceptance by Trustee of the Mortgage Loans.

     Except as set forth in the Exception Report delivered contemporaneously herewith (the "Exception Report"), the Trustee acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it holds and will hold such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of all present and future Certificateholders. The Depositor will cause the Sponsor to repurchase any Mortgage Loan to which a material exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Depositor and the Trustee within forty-five (45) Business Days of the Closing Date.

     The Trustee acknowledges receipt of the three Corridor Contracts (attached hereto as Exhibits O-1, O-2 and O-3). The Trustee also acknowledges receipt of the Sale Agreement.

     The Trustee acknowledges receipt of the Swap Agreement that will be held in the Supplemental Interest Trust and is hereby instructed to enter into the Swap Agreement, not in its individual capacity, but solely as the Supplemental Interest Trust Trustee.

     The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it within sixty (60) days after the Closing Date to ascertain and to certify, within seventy (70) days of the Closing Date, to the Depositor and the Servicer that all documents required by Section 2.01, except those listed on the exception report attached thereto, have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit B that have been conveyed to it. If the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Trustee shall promptly (and in any event within no more than five Business
Days) after such finding so notify the Servicer, the Sponsor and the Depositor. In addition, the Trustee shall also notify the Servicer, the Sponsor and the Depositor if the original Mortgage with evidence of recording thereon with respect to a


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Mortgage Loan is not received within seventy (70) days of the Closing Date; if it has not been received because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage has been delivered to the appropriate public recording office for recordation and thereafter the Depositor shall deliver or cause to be delivered such Mortgage with evidence of recording thereon upon receipt thereof from the public recording office. The Trustee shall request that the Sponsor correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of Section 2.03(c), within ninety (90) days from the date the Sponsor was notified of such omission or defect and, if the Sponsor does not correct or cure such omission or defect within such period, that the Sponsor purchase such Mortgage Loan from the Issuing Entity within ninety (90) days from the date the Trustee notified the Sponsor of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased pursuant to this
Section 2.02 shall be paid to the Servicer and deposited by the Servicer in the Collection Account promptly upon receipt, and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee, upon receipt of a Request for Release, shall promptly release to the Sponsor the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, representation or warranty, as shall be necessary to vest in the Sponsor or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Sponsor to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Trustee on behalf of Certificateholders. The preceding sentence shall not, however, limit any remedies available to the Certificateholders, the Depositor or the Trustee pursuant to the Sale Agreement. The Trustee shall be under no duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, recordable or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Trustee shall keep confidential the name of each Mortgagor and the Trustee shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of Mortgagors and data relating to their Mortgages shall be retained by the Servicer.

     Within seventy (70) days of the Closing Date, the Trustee shall deliver to the Depositor and the Servicer the Trustee's Certification, substantially in the form of Exhibit D attached hereto, evidencing the completeness of the Mortgage Files, with any exceptions noted thereto.

     SECTION 2.03. Representations, Warranties and Covenants of the Depositor.

     (a) The Depositor hereby represents and warrants to the Servicer and the Trustee as follows, as of the date hereof

          (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Sale Agreement.

          (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and the Sale Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement and the Sale Agreement; and this Agreement and the Sale Agreement, assuming the due authorization, execution and delivery


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

     hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

          (iii) The execution and delivery of this Agreement and the Sale Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement and the Sale Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

          (iv) No litigation is pending or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement and the Sale Agreement or the ability of the Depositor to perform its obligations under this Agreement and the Sale Agreement in accordance with the terms hereof.

          (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement and the Sale Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same. The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Sponsor, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, claims, liens, mortgage, pledge, charge, security interest, defenses or counterclaims.

          (vi) Each Mortgage Loan in Group One has a Stated Principal Balance as of the Cut-off Date that complies with the loan limitations of Fannie Mae and Freddie Mac as in effect on the Cut-off Date.

     (b) To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of a representation or warranty of the Sponsor under the Sale Agreement, the only right or remedy of the Trustee or of any Certificateholder shall be the Trustee's right to enforce the obligations of the Sponsor under any applicable representation or warranty made by it. The Trustee acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(v)) under any circumstances.

     (c) Upon discovery by any of the Depositor, the Servicer, or the Trustee of a breach of any of representations and warranties set forth in the Sale Agreement that adversely and materially affects the


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value of the related Mortgage Loan, prepayment charges or the interests of the
Certificateholders, the party discovering such breach shall give prompt written notice to the other parties. Within ninety (90) days of the discovery of a breach of any representation or warranty given to the Trustee by the Depositor, the Sponsor and assigned by the Depositor to the Trustee, the Depositor, or the Sponsor shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or (c) within the two year period following the Closing Date, substitute a Replacement Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of the Sponsor or the Depositor, the Trustee shall enforce its rights under the Sale Agreement or thereunder for the benefit of Certificateholders. In the event of a breach of the representations and warranties with respect to the Mortgage Loans set forth in a Sale Agreement, the Trustee shall enforce the right of the Issuing Entity to be indemnified for such breach of representation and warranty. In the event that such breach relates solely to the unenforceability of a prepayment charge, amounts received in respect of such indemnity up to the amount of such prepayment charge shall be distributed pursuant to Section 4.04(b)(i)(B). As provided in the Sale Agreement, if the Sponsor substitutes for a Mortgage Loan for which there is a breach of any representations and warranties which adversely and materially affects the value of such Mortgage Loan and such substitute mortgage loan is not a Replacement Mortgage Loan, under the terms of the Sale Agreement, the Sponsor will, in exchange for such substitute Mortgage Loan, (i) provide the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute such affected Mortgage Loan with a Replacement Mortgage Loan. Any such substitution shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit I and shall not be effected unless it is within two years of the Startup Day. As provided in the Sale Agreement, the Sponsor indemnifies and holds the Issuing Entity, the Trustee, the Depositor, the Servicer and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Issuing Entity, the Trustee, the Depositor, the Servicer and any Certificateholder may sustain in connection with any actions of the Sponsor relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.03 and the Sale Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the Issuing Entity or any REMIC provided for herein, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup day" under Section 860G(d)(1) of the Code, or (ii) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     With respect to any Mortgage Loan repurchased by the Depositor pursuant to this Agreement or by the Sponsor pursuant to the Sale Agreement, the principal portion of the funds received by the Servicer in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited by the Servicer in the Certificate Account pursuant to Section 3.05. The Trustee, upon receipt of the full amount of the Purchase Price for a Deleted Mortgage Loan, or upon receipt of the Mortgage File for a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan, shall release or cause to be released and reassign to the Depositor or the Sponsor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Trustee, and the Trustee shall not have any further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

     With respect to each Replacement Mortgage Loan to be delivered to the Trustee pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan: (i) the Depositor or the Sponsor, as applicable, must deliver to the Trustee the Mortgage File for the Replacement Mortgage Loan containing


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the documents set forth in Section 2.01 along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in the first sentence of Section 2.01; and (ii) the Depositor will be deemed to have made, with respect to such Replacement Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. The Trustee shall review the Mortgage File with respect to each Replacement Mortgage Loan and certify to the Depositor that all documents required by Section 2.01 have been executed and received.

     For any month in which the Sponsor substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Sponsor will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution and the aggregate prepayment charges with respect to such Replacement Mortgage Loans is less than the aggregate Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) and aggregate prepayment charges of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") shall be delivered by the Sponsor to the Servicer for deposit into the Collection Account on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

     The Sponsor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Replacement Mortgage Loan or Replacement Mortgage Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution by the Sponsor, such Replacement Mortgage Loan or Replacement Mortgage Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Sale Agreement, including all applicable representations and warranties thereof included in the Sale Agreement as of the date of substitution.

     In addition, the Sponsor shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel addressed to the Trustee to the effect that such substitution will not (a) cause any federal tax to be imposed on the Issuing Entity or any REMIC provided for herein, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup day" under Section 860G(d)(1) of the Code or (b) adversely affect the status of any REMIC provided for herein as a REMIC. If any such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

     (d) It is understood and agreed that the representations, warranties and indemnification (i) set forth in this Section 2.03 and (ii) of the Sponsor and the Depositor set forth in the Sale Agreement and assigned to the Trustee by the Depositor hereunder shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement.

     SECTION 2.04. Representations and Warranties of the Servicer.

     The Servicer hereby represents and warrants to the Depositor and the Trustee as follows, as of the date hereof

          (i) The Servicer is a duly formed corporation and is validly existing and in good standing under the laws of the state of its formation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable


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     law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

          (ii) The Servicer has the power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except that
     (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (iii) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Servicer's ability to perform or meet any of its obligations under this Agreement.

          (iv) The Servicer is an approved servicer of mortgage loans for Fannie Mae and is an approved servicer of mortgage loans for Freddie Mac.

          (v) No litigation is pending or, to the best of the Servicer's knowledge, threatened, against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

          (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Servicer has obtained the same.

          (vii) The Servicer will fully furnish (for the period it services the Mortgage Loans), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.


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     SECTION 2.05. Substitutions and Repurchases of Mortgage Loans Which Are Not
"Qualified Mortgages".

     Upon discovery by the Depositor, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Depositor shall, at the Depositor's option, either (i) substitute, if the conditions in
Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within ninety (90) days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in
Section 2.03. The Trustee shall reconvey to the Depositor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

     SECTION 2.06. Authentication and Delivery of Certificates.

     The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Trustee has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Certificates duly authenticated by the Authenticating Agent in authorized denominations evidencing ownership of the entire Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform its duties set forth in this Agreement in accordance with the provisions hereof.

     SECTION 2.07. REMIC Elections.

     (a) The Depositor hereby instructs and authorizes the Trustee to make an appropriate election to treat each of the SWAP REMIC, the Lower Tier REMIC and the Upper Tier REMIC as a REMIC. The Trustee shall sign the returns providing for such elections and such other tax or information returns which are required to be signed by the Trustee under applicable law. This Agreement shall be construed so as to carry out the intention of the parties that each of the SWAP REMIC, the Lower Tier REMIC and the Upper Tier REMIC be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated.

     (b) The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day," as defined in Section 860G(a)(9) of the Code, for purposes of the REMIC Provisions shall be the Closing Date. Each REMIC's fiscal year shall be the calendar year.

     The SWAP REMIC shall consist of all of the assets of the Trust Fund, other than (i) amounts distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof, (ii) the interests issued by the SWAP REMIC and the interests issued by the Lower Tier REMIC, (iii) the grantor trusts described in Section
2.07 hereof, (iv) each Corridor Contract and the Corridor Contract Account and
(v) the Swap Agreement and the Supplemental Interest Trust. The SWAP REMIC shall issue the SWAP REMIC Regular Interests, which shall be designated as regular interests of such REMIC, and shall issue the Class SWR Interest, which shall be designated as the sole class of residual interest in the SWAP REMIC. Each of the SWAP REMIC Regular Interests shall have the characteristics set forth in the Preliminary Statement and this Section 2.07.


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     The Lower Tier REMIC shall consist of the SWAP REMIC Regular Interests. The
Lower Tier REMIC shall issue the Lower Tier REMIC Regular Interests, which shall be designated as regular interests of such REMIC and shall issue the Class LTR Interest, which shall be designated as the sole class of residual interest in the Lower Tier REMIC. Each of the Lower Tier REMIC Regular Interests shall have the characteristics set forth in its definition and the Preliminary Statement.

     The assets of the Upper Tier REMIC shall be the Lower Tier REMIC Regular Interests. The REMIC Regular Interests shall be designated as the regular interests in the Upper Tier REMIC and the Residual Interest shall be designated as the sole class of residual interest in the Upper Tier REMIC. For federal income tax purposes, the pass-through rate on each REMIC Regular Interest (other than the Uncertificated Class C Interest and the Class UT-IO Interest) and on the sole class of residual interest in the Upper Tier REMIC shall be subject to a cap equal to the Upper Tier REMIC Net WAC Cap.

     The beneficial ownership of the Class SWR Interest, the Class LTR Interest and the Residual Interest shall be represented by the Class R Certificate. The Class SWR Interest and the Class LTR Interest shall not have a principal balance or bear interest.

     (c) The "tax matters person" with respect to each REMIC for purposes of the REMIC Provisions shall be the beneficial owner of the Class R Certificate; provided, however, that the Holder of the Class R Certificate, by its acceptance thereof, irrevocably appoints the Trustee as its agent and attorney-in-fact to act as "tax matters person" with respect to each such REMIC for purposes of the REMIC Provisions. If there is more than one beneficial owner of the Class R Certificate, the "tax matters person" shall be the Person with the greatest percentage interest in the Class R Certificate and, if there is more than one such Person, shall be determined under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

     (d) (i) It is intended that the rights of the Class A Certificates, Class R Certificate, Class M Certificates and Class B Certificates to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap contracts written by the Class C Certificateholders in favor of the holders of the Class A Certificates, Class R Certificate, Class M Certificates and Class B Certificates, and such shall be accounted for as property held separate and apart from the regular interests in the Upper Tier REMIC held by the holders of the Class A Certificates, Class M Certificates and Class B Certificates and the residual interest in the Upper Tier REMIC held by the holder of the Class R Certificate. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Class A Certificates, Class R Certificate, Class M Certificates and Class B Certificates receive payments in respect of Excess Interest, such amounts, to the extent not derived from payments on the Corridor Contracts or the Swap Agreement, will be treated as distributed by the Upper Tier REMIC to the Class C Certificates pro rata in payment of the amounts specified in Section 4.04(f) and then paid to the relevant Class of Certificates pursuant to the related interest rate cap agreement.

          (ii) It is intended that the beneficial owners of the Certificates (other than the Class P and Class C Certificates) shall be treated as having entered into a notional principal contract with respect to the beneficial owners of the Class C Certificates. Pursuant to each such notional principal contract, all beneficial owners of each Class of Certificates (other than the Class P and Class C Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the Corresponding REMIC Regular Interest of such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a "Class Payment Shortfall"). A Class Payment Shortfall shall be allocated to each Class of Certificates to the extent that


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interest accrued on such Class for the related Accrual Period at the
Pass-Through Rate for a Class, computed by substituting "Upper Tier REMIC Net WAC Cap" for the Available Funds Cap set forth in the definition thereof, exceeds the amount of interest accrued on such Certificate at the Pass-Through Rate (without such substitution) for the related Accrual Period, and a Class Payment Shortfall payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance.

     (e) The parties intend that the portion of the Trust Fund consisting of the Uncertificated Class C Interest, the uncertificated Class UT-IO Interest, the rights to receive payments deemed made by the Class A, Class R, Class M and Class B Certificates in respect of notional principal contracts described in
Section 2.07(d)(ii), the Corridor Contract Account, the Corridor Contracts, the Supplemental Interest Trust that holds the Swap Agreement and the obligation of the holders of the Class C Certificates to pay amounts in respect of Excess Interest to the holders of the Class A Certificates, Class R Certificate, Class M Certificates and Class B Certificates shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class C Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class C Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable and
(iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of Class A Certificates, Class R Certificate, Class M Certificates, Class B Certificates and Class C Certificates as may be applicable under the Code.

     (f) The parties intend that the portion of the Trust Fund consisting of the right to receive the payments distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class P Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class P Certificates information regarding their allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable.

     (g) The parties intend that amounts paid to the Swap Counterparty under the Swap Agreement shall be deemed for federal income tax purposes to be paid by the Class C Certificates first, out of funds deemed received in respect of the Class UT-IO Interest, second, out of funds deemed received in respect of the Uncertificated Class C Interest and third, out of funds deemed received in respect of notional principal contracts described in Section 2.07(d)(ii), and the provisions hereof shall be interpreted consistently with this intention. On each Distribution Date, to the extent that amounts paid to the Swap Counterparty are deemed paid out of funds received in respect of the Uncertificated Class C Interest, such amounts will be treated as distributed by the Upper Tier REMIC to the Class C Certificates pro rata in payment of the amounts specified in Section 4.04(f) and then paid to the Swap Counterparty pursuant to the Swap Agreement.

          The Supplemental Interest Trust shall be an "outside reserve fund" for federal income tax purposes and not an asset of any REMIC. Furthermore, the Holders of the Class C Certificates shall be the beneficial owners of the Supplemental Interest Trust for all federal income tax purposes, and shall be taxable on all income earned thereon.

     (h) All payments of principal and interest at the Net Mortgage Rate on each of the Mortgage Loans (other than amounts distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof)


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received by the SWAP REMIC with respect to the Mortgage Loans shall be paid to the SWAP REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any available funds remaining in the SWAP REMIC on a Distribution Date after distributions to the SWAP REMIC Regular Interests shall be distributed to the Class R Certificate on account of the Class SWR Interest. On each Distribution Date, the Trustee shall distribute the aggregate Interest Funds (net of expenses (other than any Net Swap Payment or Swap Termination Payment required to be made to the Swap Counterparty) and payments to the Class P Certificates) with respect to each of the SWAP REMIC Regular Interests based on the interest rates for each such SWAP REMIC Regular Interest. On each Distribution Date, the Trustee shall distribute the aggregate Principal Funds with respect to the Group One Mortgage Loans first to the Class 1-SW1 Interest until its principal balance is reduced to zero and then sequentially to each of the other SWAP REMIC Regular Interests beginning with designation "1" in ascending order of their numerical class designation, in equal amounts to each such class in such numerical designation, until the principal balance of each such class is reduced to zero. All losses with respect to the Group One Mortgage Loans shall be allocated among the SWAP REMIC Regular Interests beginning with the designation "1" in the same manner that principal distributions are allocated. On each Distribution Date, the Trustee shall distribute the aggregate Principal Funds with respect to the Group Two Mortgage Loans first to the Class 2-SW2 Interest until its principal balance is reduced to zero and then sequentially to each of the other SWAP REMIC Regular Interests beginning with designation "2" in ascending order of their numerical class designation, in equal amounts to each such class in such numerical designation, until the principal balance of each such class is reduced to zero. All losses with respect to the Group Two Mortgage Loans shall be allocated among the SWAP REMIC Regular Interests beginning with the designation "2" in the same manner that principal distributions are allocated. Subsequent Recoveries with respect to the Group One and Group Two Mortgage Loans shall be allocated in the reverse fashion from the manner in which losses are allocated.

          All payments received by the Lower Tier REMIC with respect to the SWAP REMIC Regular Interests shall be paid to the Lower Tier REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any excess amounts shall be distributed to the Class LTR Interest. On each Distribution Date, payments and losses shall be allocated among the Lower Tier REMIC Regular Interests so that (i) each of the Lower Tier REMIC I Marker Interests shall have a principal balance equal to 25% of the principal balance of the Corresponding Certificates, (ii) the Class LTIX Interest has a principal balance equal to the excess of (x) 50% of the remaining principal balance of the Mortgage Loans over
(y) the aggregate principal balance of the Lower Tier REMIC I Marker Interests (if necessary to reflect an increase in overcollateralization, accrued and unpaid interest on the Class LTIX interest may be added to its principal amount to achieve this result) and (iii) the aggregate principal amount of the Class LTII1A Interest, Class LTII1B Interest, Class LTII2A Interest, Class LTII2B Interest and Class LTIIX Interest shall equal 50% of the remaining principal balance of the Mortgage Loans. Distributions and losses allocated to the Lower Tier REMIC Regular Interests described in clause (iii) of the preceding sentence will be allocated among such Lower Tier REMIC Regular Interests in the following manner: (x) such distributions shall be deemed made to such Lower Tier REMIC Regular Interests first, so as to keep the principal balance of the each such Lower Tier REMIC Regular Interest with "B" at the end of its designation equal to 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group; second, to such Lower Tier REMIC Regular Interests with "A" at the end of its designation so that the uncertificated principal balance of each such Lower Tier REMIC Regular Interest is equal to 0.05% of the excess of (I) the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group over (II) the aggregate principal balance of Certificate Group One, in the case of the Class LTII1A Interest, or Certificate Group Two, in the case of the Class LTII2A Interest (except that if 0.05% of any such excess is greater than the principal amount of the related Lower Tier REMIC II Marker Interest with "A" at the end of its designation, the least amount of principal shall be distributed to


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each Lower Tier REMIC II Marker Interest with "A" at the end of its designation such that the Lower Tier REMIC Subordinate Balance Ratio is maintained) and finally, any remaining distributions of principal to the Class LTIIX Interest and (y) such losses shall be allocated among the Lower Tier REMIC Regular Interests described in clause (iii) of the preceding sentence first, so as to keep the principal balance of the each such Lower Tier REMIC Regular Interest with "B" at the end of its designation equal to 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group; second, to such Lower Tier REMIC Regular Interests with "A" at the end of its designation so that the uncertificated principal balance of each such Lower Tier REMIC Regular Interest is equal to 0.05% of the excess of (I) the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group over (II) the aggregate principal balance of Certificate Group One, in the case of the Class LTII1A Interest, or Certificate Group Two, in the case of the Class LTII2A Interest (except that if 0.05% of any such excess is greater than the principal amount of the related Lower Tier REMIC II Marker Interest with "A" at the end of its designation, the least amount of losses shall be allocated to each Lower REMIC II Marker Interest with "A" at the end of its designation such that the Lower Tier REMIC Subordinate Balance Ratio is maintained) and finally, any remaining losses to the Class LTIIX Interest. Notwithstanding the preceding two sentences, however, losses not allocated to any Class of Certificates will not be allocated to any Lower Tier REMIC Regular Interests. All computations with respect to the Lower Tier REMIC Regular Interests shall be taken out to ten decimal places.

          Any available funds remaining in the Lower Tier REMIC on a Distribution Date after distributions to the Lower Tier REMIC Regular Interests shall be distributed to the Class R Certificate in respect of the Class LTR Interest.

          If on any Distribution Date the Certificate Principal Balance of any Class of Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amounts of the Lower Tier REMIC Regular Interests, with such increase allocated (before the making of distributions and the allocation of losses on the Lower Tier REMIC Regular Interests on such Distribution Date) among the Lower Tier REMIC Regular Interests so that, to the greatest extent possible, (i) each of the Lower Tier REMIC I Marker Interests has a principal balance equal to 25% of the principal balance of the Corresponding Certificates, (ii) the Class LTIX Interest has a principal balance equal to the excess of (x) 50% of the remaining principal balance of the Mortgage Loans over (y) the aggregate principal balance of the Lower Tier REMIC I Marker Interests and (iii) the aggregate principal amount of the Lower Tier REMIC II Marker Interests and the Class LTIIX Interest shall equal 50% of the remaining principal balance of the Mortgage Loans. Allocations in connection with clause (iii) shall be made so that, to the greatest extent possible, (a) the principal balance of each Lower Tier REMIC II Marker Interest with "B" at the end of its designation equals 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in related Mortgage Group, (b) the principal balance of each Lower Tier REMIC II Marker Interest with "A" at the end of its designation equals 0.05% of the excess of (x) the aggregate scheduled principal balance of the Mortgage Loans in related Mortgage Group over (y) the aggregate principal balance of Certificate Group One in the case of the Class LTII1A Interest, or Certificate Group Two in the case of the Class LTII2A Interest and
(c) any remaining allocations are made to the Class LTIIX Interest.

          For purposes of this Section 2.07, (i) the Class LTII1A Interest and Class LTII1B Interest shall be related to Group One, and (ii) the Class LTII2A Interest and Class LTII2B Interest shall be related to Group Two.

     (i) In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Trustee and the Issuing Entity


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against any and all Losses resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of the Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the Class R Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

     (j) In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Issuing Entity against any and all Losses resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Servicer, the Depositor or the Holder of the Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the Class R Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

     SECTION 2.08. Covenants of the Servicer.

     The Servicer hereby covenants to each of the other parties to this Agreement that the Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy.

     SECTION 2.09. [RESERVED]

     SECTION 2.10. [RESERVED]

     SECTION 2.11. Permitted Activities of the Issuing Entity. The Issuing Entity is created for the object and purpose of engaging in the Permitted Activities. In furtherance of the foregoing, the Trustee is hereby authorized and directed to execute and deliver, on behalf of the Issuing Entity, the Corridor Contracts, and to execute and deliver on behalf of the Issuing Entity, and to perform the duties and obligations of the Issuing Entity under any agreement or instrument related to the Corridor Contracts, in each case in such form as the Depositor shall direct or shall approve in writing, the execution and delivery of any such agreement by the Depositor to be conclusive evidence of its approval thereof. In addition, the Supplemental Interest Trust Trustee is hereby authorized and directed to execute and deliver, on behalf of the Supplemental Interest Trust, the Swap Agreement, and to execute and deliver on behalf of the Issuing Entity, and to perform the duties and obligations of the Supplemental Interest Trust under any agreement or instrument related to the Swap Agreement, in each case in such form as the Depositor shall direct or shall approve in writing, the execution and delivery of any such agreement by the Depositor to be conclusive evidence of its approval thereof.


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     SECTION 2.12. Qualification of Special Purpose Entity. For purposes of SFAS
140, the parties hereto intend that the Issuing Entity shall be treated as a "qualifying special purpose entity" as such term is used in SFAS 140 and any successor rule thereto and its power and authority as stated in Section 2.11 of this Agreement shall be limited in accordance with paragraph 35 of SFAS 140.

     SECTION 2.13. Depositor Notification of NIM Notes. The Depositor shall notify the Servicer and the Trustee if and when any NIM Notes are issued and when such NIM Notes are no longer outstanding.

                                   ARTICLE III
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

     SECTION 3.01. Servicer to Service Mortgage Loans.

     For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with Accepted Servicing Practices. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds and (iv) subject to Section 3.12(a), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that, subject to Section 6.03, the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Issuing Entity or the Certificateholders in any Mortgage Loan serviced by it under this Agreement or the rights and interests of the other parties to this Agreement except as otherwise required by this Agreement or by law. The Servicer shall represent and protect the interest of the Issuing Entity in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, but in any case not in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01. Notwithstanding anything in this Agreement to the contrary, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan which would cause any of the REMICs provided for herein to fail to qualify as a REMIC or result in the imposition of any tax under Section 860G(a) or 860G(d) of the Code. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, of partial or full release or discharge, or of subordination and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans. If reasonably required by the Servicer, the Trustee shall furnish the Servicer with a reasonable number of powers of attorney in the form attached hereto as Exhibit J and execute such other documents delivered to it by the Servicer that are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer. The Trustee shall have no liability with respect to any misuse of such power of attorney, to the extent such use by the Servicer is


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outside the authorization provided for in the power of attorney, and shall be indemnified by the Servicer for any costs, liabilities or expenses incurred by the Trustee in connection therewith.

     In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on any first lien Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. To the extent that a Mortgage does not provide for escrow payments, (i) the Servicer shall determine whether any such payments are made by a first lien Mortgagor in a manner and at a time that is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien and (ii) the Servicer shall ensure that all insurance required to be maintained on a first lien Mortgaged Property pursuant to this Agreement is maintained. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage Loan being imposed, the Servicer will, to the extent required to avoid loss of the Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property subject to the Servicer's determination that such advances will be recoverable. All costs incurred by the Servicer, if any, in effecting the timely payment of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

     The Servicer shall deliver a list of Servicing Officers and specimen signatures to the Trustee by the Closing Date.

     The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 97-02 and for each Mortgage Loan, the Servicer agrees that it shall report one of the following statuses each month as follows: current, delinquent (30-, 60-, 90-days, etc.), foreclosed or charged-off.

     The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Sub-Servicer, when the Servicer or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, shall be subject to withdrawal by the Servicer from the Collection Account (provided that such expenses constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)).

     With respect to any Mortgage Loan, the Servicer may consent to the refinancing of the prior senior lien relating to such Mortgage Loan, provided that the following requirements are met:

     (a) the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; and

     (b) the interest rate for the loan evidencing the refinanced senior lien is no more than 2.0% higher than the interest rate on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; and


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     (c) the loan evidencing the refinanced senior lien is not subject to negative amortization.

     SECTION 3.02. Servicing and Subservicing; Enforcement of the Obligations of Servicer.

     (a) The Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer, which may be an Affiliate (each, a "subservicer"), pursuant to a subservicing agreement (each, a "Subservicing Agreement"); provided, however, that (i) such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder and (ii) that such agreement would not result in a withdrawal or downgrading by any Rating Agency of the ratings of any Certificates evidenced by a letter to that effect delivered by each Rating Agency to the Depositor. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. Every subservicing agreement entered into by the Servicer shall contain a provision giving any successor servicer the option to terminate such agreement in the event a successor servicer is appointed. All actions of the each subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer. The Servicer shall deliver to the Trustee copies of all subservicing agreements.

     (b) The Servicer may enter into a special servicing advisory agreement with a holder of the Class R Certificate and/or one or more other class of Subordinate Certificates issued by the Issuing Entity or of a net interest margin trust holding certificates issued by the Issuing Entity and/or an advisor designated by such holder. Pursuant to such agreement, the Servicer may provide such holder or advisor, in its capacity as special servicing advisor, with loan-level information with respect to the Mortgage Loans, and such holder or the special servicing advisor designated by such holder may advise the Servicer with regards to efforts to maximize recoveries with respect to such Mortgage Loans, including without limitation the commencement of foreclosure proceedings or other actions.

     (c) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Servicer.

     (d) The Servicer shall not permit a Subservicer to perform any servicing responsibilities hereunder with respect to the Mortgage Loans unless that Subservicer first agrees in writing with the Servicer to deliver an Assessment of Compliance and an Accountant's Attestation in such manner and at such times that permits that Servicer to comply with Section 3.17 of this Agreement.

     SECTION 3.03. Rights of the Depositor and the Trustee in Respect of the Servicer.

     Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer, and neither of them is obligated to supervise the performance of the Servicer hereunder or otherwise.


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     SECTION 3.04. Trustee to Act as Servicer.

     In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee or its designee shall, within a period of time not to exceed ninety (90) days from the date of notice of termination or resignation, thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter except that the Trustee shall not be (i) liable for losses of the Servicer pursuant to
Section 3.10 hereof or any acts or omissions of such predecessor Servicer hereunder, (ii) obligated to make Advances or Servicing Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to
Section 2.02, 2.03 or 2.05 hereof, (iv) responsible for any expenses of the Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.04 or the first paragraph of Section 6.02 hereof; provided, however that the Trustee (subject to clause (ii) above) or its designee, in its capacity as the successor servicer, shall immediately assume the terminated or resigning Servicer's obligation to make Advances and Servicing Advances. No such termination shall affect any obligation of the Servicer to pay amounts owed under this Agreement and to perform its duties under this Agreement until its successor assumes all of its rights and obligations hereunder. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee (or any other successor servicer) may, at its option, succeed to any rights and obligations of the Servicer under any subservicing agreement in accordance with the terms thereof; provided, however, that the Trustee (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to assume such obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession. To the extent any costs or expenses, including without limitation Servicing Transfer Costs incurred by the Trustee in connection with this Section
3.04 are not paid by the Servicer pursuant to this Agreement within thirty (30) days of the date of the Trustee's invoice therefor, such amounts shall be payable out of the Certificate Account; provided that the terminated Servicer shall reimburse the Issuing Entity for any such expense incurred by the Issuing Entity upon receipt of a reasonably detailed invoice evidencing such expenses. If the Trustee is unwilling or unable to act as servicer, the Trustee shall seek to appoint a successor servicer that is eligible in accordance with the criteria specified in Section 7.03 of this Agreement.

     The Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

     In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of any Event of Default), notwithstanding anything to the contrary above, the Trustee and the Depositor hereby agree that within ten (10) Business Days or delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereby the Servicer shall resign as Servicer under this Agreement, the Servicing Rights Pledgee or its designee shall be appointed as successor servicer (provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer set forth above) and the Servicing Rights Pledgee agrees to be subject to the terms of this Agreement.

     SECTION 3.05. Collection of Mortgage Loan Payments; Collection Account; Certificate Account.

     (a) The Servicer shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the Mortgage Loans to the


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extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing and subject to Section 3.01 hereof, the Servicer may in its discretion
(i) waive any late payment charge or, if applicable, any default interest, or
(ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that any extension pursuant to clause
(ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, subject to Section 4.01, the Servicer shall make any Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements.
Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"), provided, however, that in no event shall the Servicer grant any such forbearance (other than as permitted by the second sentence of this Section) with respect to any one Mortgage Loan more than once in any 12 month period or more than three times over the life of such Mortgage Loan, and provided, further, that in determining which course of action permitted by this sentence it shall pursue, the Servicer shall adhere to the standards of Section 3.01. The Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 shall be reflected in writing in the Mortgage File.

     (b) The Servicer will not waive any prepayment charge or portion thereof unless, (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or is otherwise prohibited by law, or (ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment, or (iii) the prepayment of the Mortgage Loan is made in connection with the involuntary sale of the related Mortgaged Property, or (iv) in the Servicer's reasonable judgment as described in Section 3.01 hereof, (x) such waiver relates to a default or a reasonably foreseeable default and (y) such waiver would maximize recovery of total proceeds taking into account the value of such prepayment charge and related Mortgage Loan, or (v) the collection of such prepayment charge or portion thereof, or of a similar type of prepayment charge, would be considered "predatory" or "illegal" pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters or has been challenged by any such authority, or, only to the extent that there are no NIM Notes outstanding or to the extent that the Depositor has notified the Servicer in writing that all previously issued NIM Notes are no longer outstanding, there is a certificated class action in which a similar type of prepayment charge is being challenged, or (vi) if sufficient information is not made available to enable it to collect the prepayment charge. Except as provided in the preceding sentence, in no event will the Servicer waive a prepayment charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If the Servicer waives or does not collect all or a portion of a prepayment charge relating to a Principal Prepayment in full or in part due to any action or omission of the Servicer, other than as provided above, the Servicer shall deposit the amount of such prepayment charge (or such portion thereof as had been waived for deposit) into the Collection Account for distribution in accordance with the terms of this Agreement.

     (c) The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that


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enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

     (d) The Servicer shall establish and initially maintain, on behalf of the Trustee for the benefit of the Certificateholders, the Collection Account. The Servicer shall deposit into the Collection Account daily, within two (2) Business Days of receipt thereof, in immediately available funds, the following payments and collections received or made by it on and after the Cut-off Date with respect to the Mortgage Loans:

          (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans, other than principal due on the Mortgage Loans on or prior to the Cut-off Date;

          (ii) all payments on account of interest on the Mortgage Loans net of the related Servicing Fee permitted under Section 3.15, other than interest due on the Mortgage Loans on or prior to the Cut-off Date;

          (iii) all Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to either the Mortgagor or the holder of a senior lien on the Mortgaged Property in accordance with the Servicer's normal servicing procedures;

          (iv) all Subsequent Recoveries;

          (v) all Compensating Interest;

          (vi) any amount required to be deposited by the Servicer pursuant to
     Section 3.05(g) in connection with any losses on Permitted Investments;

          (vii) any amounts required to be deposited by the Servicer pursuant to
     Section 3.10 hereof;

          (viii) the Purchase Price and any Substitution Adjustment Amount;

          (ix) all Advances made by the Servicer pursuant to Section 4.01;

          (x) all prepayment charges; and

          (xi) any other amounts required to be deposited hereunder.

     The foregoing requirements for remittance by the Servicer into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, late payment charges, insufficient funds charges and payments in the nature of assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property) and other similar ancillary fees (other than prepayment charges) if collected, need not be remitted by the Servicer. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw or direct the Trustee, or such other institution maintaining the Collection Account, to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Collection Account at the direction of the Servicer.


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     (e) [Reserved]

     (f) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit or cause to be deposited in the Certificate Account and retain therein the following:

          (i) the aggregate amount withdrawn by the Servicer from the Collection Account and required to be deposited in the Certificate Account;

          (ii) any amount required to be deposited by the Trustee pursuant to
     Section 3.05(g) in connection with any losses on Permitted Investments; and

          (iii) the Auction Termination Amount or Clean Up Call Price payable pursuant to Section 9.01.

     Any amounts received by the Trustee prior to 2:30 p.m. New York City time (or such earlier deadline for investment in the Permitted Investments designated by the Trustee), which are required to be deposited in the Certificate Account by the Servicer, may be invested in Permitted Investments on the Business Day on which they were received. The foregoing requirements for remittance by the Servicer and deposit by the Servicer into the Certificate Account shall be exclusive. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of the Servicer.

     (g) Each institution that maintains the Collection Account or the Certificate Account shall invest the funds in each such account, as directed by the Servicer or the Trustee, as applicable, in writing, in Permitted Investments, which shall mature not later than (i) in the case of the Collection Account the Business Day preceding the related Servicer Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such Collection Account or is otherwise immediately available, then such Permitted Investment shall mature not later than the Servicer Remittance
Date) and (ii) in the case of the Certificate Account, the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such Certificate Account or a fund for which such institution serves as custodian or is otherwise immediately available, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Servicer or the Trustee, as applicable, for the benefit of the Certificateholders. All income and gain net of any losses realized from amounts on deposit in the Collection Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Collection Account in respect of any such investments shall be deposited by the Servicer in the Collection Account out of the Servicer's own funds immediately as realized. All income and gain net of any losses realized from amounts on deposit in the Certificate Account shall be for the benefit of the Trustee and shall be remitted to or withdrawn by it monthly as provided herein. The amount of any losses incurred in the Certificate Account in respect of any such investments shall be deposited by the Trustee in the Certificate Account.


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     SECTION 3.06. Collection of Taxes, Assessments and Similar Items; Escrow
Accounts.

     To the extent required by a related first lien Mortgage Note, the Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

     Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made pursuant to Sections
3.01 hereof (with respect to taxes and assessments and insurance premiums) and
3.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

     SECTION 3.07. Access to Certain Documentation and Information Regarding the Mortgage Loans.

     Upon reasonable advance notice in writing if required by federal regulation, the Servicer will provide to each Certificateholder that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

     The Servicer may from time to time provide the Depositor, and any person designated by the Depositor, with reports and information regarding the Mortgage Loans, including without limitation, information requested by the Depositor or an originator of the Mortgage Loans for required institutional risk control. In addition, subject to limitations of applicable privacy laws, the Servicer may make public information regarding performance of the Mortgage Loans.

     SECTION 3.08. Permitted Withdrawals from the Collection Account and Certificate Account.

     (a) The Servicer may from time to time, make withdrawals from the Collection Account for the following purposes:

          (i) to pay to the Servicer (to the extent not previously paid to or withheld by the Servicer), as servicing compensation in accordance with
     Section 3.15, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.15;

          (ii) to reimburse the Servicer for Advances and Servicing Advances (to the extent such Servicing Advances would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section
     1.860G-1(b)(3)(ii) if paid by one of the REMICs provided for herein) occurring after the Cut-off Date made by it with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular


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     Mortgage Loan(s) (including, for this purpose, Condemnation Proceeds,
     Insurance Proceeds or Liquidation Proceeds) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

          (iii) to reimburse the Servicer for any Non-Recoverable Advance previously made and, to the extent that such Non-Recoverable Servicing Advances would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) if paid by one of the REMICs provided for herein, any Non-Recoverable Servicing Advance;

          (iv) to pay to the Servicer earnings on or investment income with respect to funds in or credited to the Collection Account;

          (v) to reimburse the Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

          (vi) to pay to the Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances, the Servicer's right to reimbursement of Servicing Advances pursuant to this subclause (vi) with respect to any Mortgage Loan being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds and purchase and repurchase proceeds and including any Subsequent Recoveries related to any liquidated Mortgage Loan) that represent late recoveries of the payments for which such advances were made pursuant to
     Section 3.01 or Section 3.06;

          (vii) to pay to the Servicer any unpaid Servicing Fees for any Mortgage Loan upon such Mortgage Loan being charged off and upon termination of the obligations of the Servicer;

          (viii) to pay to the Depositor or the Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.12, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

          (ix) to reimburse the Servicer or the Depositor for expenses incurred by either of them in connection with the Mortgage Loans or the Certificates and reimbursable pursuant to Section 3.25 or Section 6.03 hereof;

          (x) to reimburse the Trustee for enforcement expenses reasonably incurred in respect of a breach or defect giving rise to the purchase obligation in Section 2.03 that were incurred in the Purchase Price of the Mortgage Loans including any expenses arising out of the enforcement of the purchase obligation; provided that any such expenses will be reimbursable under this subclause (x) only if such expenses would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) if paid by one of the REMICs provided for herein;

          (xi) to withdraw pursuant to Section 3.05 any amount deposited in the Collection Account and not required to be deposited therein;

          (xii) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof; and

          (xiii) to reimburse itself for Advances or Servicing Advances from amounts in the Collection Account held for future distributions that were not included in Available Funds for the


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     preceding Distribution Date. An amount equal to the amount withdrawn from the Collection Account pursuant to this subclause (xiv) shall be deposited in the Collection Account by the Servicer on the next succeeding Distribution Date that funds are to be distributed to Certificateholders.

     In addition, no later than 2:30 p.m. Eastern Time on the Servicer Remittance Date, the Servicer shall cause to be withdrawn from the Collection Account the Interest Funds and the Principal Funds (for this purpose only, neither Interest Funds nor Principal Funds shall include a deduction for any amount reimbursable to the Trustee unless such amounts have actually been reimbursed from such funds at the discretion of the Servicer), to the extent on deposit, and such amount shall be deposited in the Certificate Account.

     The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account.

     The Servicer shall provide written notification to the Trustee on or prior to the next succeeding Servicer Remittance Date upon making any withdrawals from the Collection Account pursuant to subclauses (iii) and (viii) above.

     In the event of any failure by the Servicer to remit to the Trustee for deposit into the Certificate Account any amounts (including any Advance) required to be so remitted by the Servicer on the Servicer Remittance Date, the Servicer shall pay to the Trustee, for its own account, interest on such amounts at the "prime rate" (as specified in the New York edition of the Wall Street Journal) until such failure is remedied.

     (b) The Trustee shall withdraw funds from the Certificate Account for distribution to the Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to this Agreement). In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

          (i) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein;

          (ii) to pay the Trustee any indemnification amounts owed it and to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 9.01 hereof (including paying all amounts necessary to the Trustee or the Servicer in connection with any such termination);

          (iii) to reimburse the Trustee for expenses incurred by the Trustee and reimbursable pursuant to Section 8.06 hereof; and

          (iv) to pay to the Trustee earnings on or investment income with respect to funds in or credited to the Certificate Account.

     SECTION 3.09. [RESERVED]

     SECTION 3.10. Maintenance of Hazard Insurance.

     The Servicer shall cause to be maintained, for each first lien Mortgage Loan, hazard insurance with extended coverage in an amount, to the extent permitted by applicable law, that is at least equal to


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the lesser of (i) the estimated replacement value of the improvements that are part of such Mortgaged Property, which may be the last known coverage, or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and
(b) an amount such that the proceeds of such policy shall be sufficient to prevent the related Mortgagor and/or mortgagee from becoming a co-insurer or
(iii) the amount required under applicable HUD/FHA regulations. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent required under the standards described below. Pursuant to Section 3.05 hereof, any amounts collected by the Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Collection Account. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent and as otherwise permitted by Section 3.08 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If a first lien Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan, (ii) the estimated replacement value of the improvements that are part of such Mortgaged Property, which may be the last known coverage, or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

     In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.10, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.10, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

     SECTION 3.11. Enforcement of Due-On-Sale Clauses; Assumption Agreements.

     (a) Except as otherwise provided in this Section 3.11(a), when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Servicer shall to the extent that it has knowledge of such conveyance or prospective conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy; provided, however, that the Servicer shall not exercise any such right if the due-on-sale clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or, if consistant with applicable mortgage servicing practices, the Servicer reasonably believes that collection and other recoveries in respect of such Mortgage Loans would be maximized if the Mortgage Loans were not accelerated. If the Servicer reasonably believes that


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the due-on-sale clause is not enforceable under applicable law, an Opinion of
Counsel, which shall be reimbursable as a Servicing Advance to the extent provided in Section 3.08(a)(ii) hereof, delivered to the Trustee and the Depositor to the foregoing shall conclusively establish the reasonableness of such belief, but which shall not be required. In addition to the foregoing, the Servicer shall not be required to enforce any "due-on-sale" clause if in the reasonable judgment of the Servicer, entering into an assumption and modification agreement with a Person to whom such property shall be conveyed and releasing the original Mortgagor from liability would be in the best interest of the Certificateholders. In the event that the Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.11(b), to take or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.11(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.11(a) by reason of any transfer or assumption that the Servicer reasonably believes it is restricted by law from preventing.

     (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.11(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment, the Maximum Rate, the Minimum Rate, the Gross Margin, the Periodic Rate Cap, the Adjustment Date, any prepayment charge and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

     SECTION 3.12. Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds.

     (a) The Servicer shall use reasonable efforts consistent with the servicing standard set forth in Section 3.01 to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of Delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or


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advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer shall not be required to expend its own funds in connection with the restoration of any property that shall have suffered damage due to an uninsured cause unless it shall determine (i) that such restoration will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account pursuant to Section 3.08 hereof). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 3.08 hereof. If the Servicer has received written notice that a Mortgaged Property that the Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with Accepted Servicing Practices.

     With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee or its nominee. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property. The Servicer or an Affiliate may receive usual and customary real estate referral fees for real estate brokers in connection with the listing and disposition of REO Property. The Servicer shall prepare a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Servicer to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

     In the event that the Issuing Entity acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the expiration of three years from the end of the year of its acquisition by the Issuing Entity or, at the expense of the Issuing Entity, obtain more than sixty
(60) days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period, in which case such property must be disposed of prior to the end of such extension, unless the Trustee shall have been supplied with an Opinion of Counsel addressed to the Trustee (such Opinion of Counsel not to be an expense of the Trustee) to the effect that the holding by the Issuing Entity of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of the Issuing Entity or any of the REMICs provided for herein as defined in section 860F of the Code or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Issuing Entity may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Issuing Entity shall be held, rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Issuing Entity in such a manner or pursuant to any terms that would (i) cause such


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Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject the Issuing Entity or any REMIC provided for herein to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Servicer or the Depositor has agreed to indemnify and hold harmless the Issuing Entity with respect to the imposition of any such taxes. The Servicer shall have no liability for any losses resulting from a foreclosure on a second lien Mortgage Loan in connection with the foreclosure of the related first lien mortgage loan that is not a Mortgage Loan if the Servicer does not receive notice of such foreclosure action.

     The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

     Notwithstanding the foregoing provisions of this Section 3.12 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the assistant vice president for foreclosures or the vice president of default management of the Servicer has actual knowledge (which shall not be presumed due to any documents received by the Servicer) of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Issuing Entity or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer believes, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

     (1) such Mortgaged Property is in material compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Issuing Entity to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

     (2) it is probable that there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which additional investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Issuing Entity to take such actions with respect to the affected Mortgaged Property.

     The Servicer shall forward a copy of the environmental audit report to the Depositor and the Trustee. The cost of the environmental audit report contemplated by this Section 3.12 shall be advanced


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by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account, such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

     If the Servicer determines, as described above, that it is in the best economic interest of the Issuing Entity to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer may take such action as it deems to be in the best economic interest of the Issuing Entity; provided that any amounts disbursed by the Servicer pursuant to this Section 3.12 shall constitute Advances. The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account, such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans. If the Servicer decides not to take such action, it may not obtain title to such Mortgaged Property.

     The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date.

     The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds, will be applied as between the parties in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and unpaid Servicing Fees, pursuant to Section 3.08(a)(vi) or this Section 3.12; second, to reimburse the Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.12; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan, at the Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; fourth, as a recovery of principal of the Mortgage Loan; and fifth, to any prepayment charges.

     The proceeds of any net income from an REO Property will be applied as between the parties in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and unpaid Servicing Fees, pursuant to Section 3.08(a)(vi) or this Section 3.12; second, to reimburse the Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.12; third, as a recovery of principal; and fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the related REO Property, at the applicable Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed.

     (b) On each Determination Date, the Servicer shall determine the respective aggregate amounts of Excess Proceeds, if any, that occurred in the related Prepayment Period.

     (c) The Servicer, in its sole discretion, shall have the right to elect (by written notice in the form of an Officer's Certificate sent to the Trustee, which Officer's Certificate shall (i) set forth the affected Mortgage Loan or REO Property and the Purchase Price, (ii) certify that the Purchase Price has been deposited into the Collection Account and (iii) confirm that the purchase complies in all respect with this Section 3.12(c)) to purchase for its own account from the Issuing Entity any Mortgage Loan that is ninety-one (91) days or more Delinquent or REO Property for which the Servicer has accepted a deed-in-lieu of foreclosure at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan or REO Property purchased hereunder shall thereafter be delivered to the Trustee for deposit in the Certificate Account and the Trustee, upon receipt of such deposit and a Request for Release from the Depositor in the form of Exhibit I hereto, shall release or cause to be released to the Servicer the related


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Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the Servicer, in each case without recourse, representation or warranty, as shall be necessary to vest in the Servicer any Mortgage Loan or REO Property released pursuant hereto and the Servicer shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The Servicer shall thereupon own such Mortgage Loan or REO Property, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. The Servicer shall not use any procedure in selecting Mortgage Loans to be repurchased that is materially adverse to the interests of the Certificateholders.

     In the event that the Servicer is acting as the servicer and the Servicer (or an Affiliate of the Servicer) is the owner of more than 50% of the Class of Certificates which is then currently in a first loss position and such party is deemed to be the "Primary Beneficiary" as defined in FIN 46R, the provisions of the preceding paragraph shall not apply and the Servicer (or an Affiliate of the Servicer), in its sole discretion, shall have the right to elect (by written notice in the form of an Officer's Certificate sent to the Trustee, which Officer's Certificate shall (i) set forth the affected Mortgage Loan or REO Property and the Purchase Price, (ii) certify that the Purchase Price has been deposited into the Collection Account and (iii) confirm that the purchase complies in all respect with this Section 3.12(c)) to purchase for its own account from the Issuing Entity any Mortgage Loan that is 120 days or more Delinquent or REO Property for which the Servicer has accepted a deed-in-lieu of foreclosure, during the period commencing on the first day of the calendar quarter succeeding the calendar quarter in which the Initial Delinquency Date (as defined below) occurred with respect to such Mortgage Loan and ending on the last Business Day of such calendar quarter. If the Servicer (or an Affiliate of the Servicer) does not exercise its purchase right with respect to a Mortgage Loan during the period specified in the preceding sentence, such Mortgage Loan shall thereafter again become eligible for purchase pursuant to the preceding sentence only after the Mortgage Loan ceases to be 120 days or more Delinquent and thereafter becomes 120 days Delinquent again. The "Initial Delinquency Date" of a Mortgage Loan shall mean the date on which the Mortgage Loan first became 120 days Delinquent. Prior to repurchase pursuant to this Section 3.12(c), the Servicer shall be required to continue to make monthly advances pursuant to
Section 4.01. The Servicer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. The Servicer shall purchase any Mortgage Loan or REO Property pursuant to this paragraph at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan or REO Property purchased hereunder shall be delivered to the Trustee for deposit in the Certificate Account and the Trustee, upon receipt of such deposit and a Request for Release from the Depositor in the form of Exhibit I hereto, shall release or cause to be released to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the Servicer, in each case without recourse, representation or warranty, as shall be necessary to vest in the Servicer any Mortgage Loan or REO Property released pursuant hereto and the Servicer shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. The provisions in this paragraph shall only apply if Wilshire Credit Corporation is the servicer.

     SECTION 3.13. Trustee to Cooperate; Release of Mortgage Files.

     Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will promptly notify the Trustee or its designee by delivering a Request for Release substantially in the form of
Exhibit I. Upon receipt of such request, the Trustee or its designee shall promptly release the related Mortgage File to the Servicer, and the Trustee or its designee shall at the Servicer's written direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. Expenses


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incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Mortgagor to the extent permitted by law, and otherwise to the Trust Fund to the extent such expenses constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-(1)(b)(3)(ii). From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or its designee shall, upon delivery to the Trustee or its designee of a Request for Release in the form of Exhibit I signed by a Servicing Officer, release the Mortgage File to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or its designee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account.

     Each Request for Release may be delivered to the Trustee or its designee
(i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Servicer and the Trustee or its designee shall mutually agree. The Trustee or its designee shall make reasonable efforts to release the related Mortgage File(s) within three (3) Business Days of receipt of a properly completed Request for Release pursuant to clauses (i), (ii) or (iii) above and shall so release within four (4) Business Days. Receipt of a properly completed Request for Release (including any Request for Release delivered in an electronic format pursuant to (iii) above) shall be authorization to the Trustee or its designee to release such Mortgage Files, provided the Trustee or its designee has determined that such Request for Release has been executed, with respect to clauses (i) or (ii) above, or approved, with respect to clause (iii) above, by an authorized Servicing Officer of the Servicer, and so long as the Trustee or its designee complies with its duties and obligations under the agreement. If the Trustee or its designee is unable to release the Mortgage Files within the period previously specified, the Trustee or its designee shall immediately notify the Servicer indicating the reason for such delay. If the Servicer is required to pay penalties or damages due to the Trustee or its designee's negligent failure to release the related Mortgage File or the Trustee or its designee's negligent failure to execute and release documents within four (4) Business Days after its receipt of a Request for Release, the Trustee or its designee, shall be liable for such penalties or damages directly caused by it and shall have no liability for penalties or damages attributable to the Servicer's actions or inactions.

     If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer shall deliver or cause to be delivered to the Trustee or its designee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the foregoing, the Servicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Trustee or its designee to be returned to the Trustee promptly after possession thereof shall have been released by the Trustee or its designee unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account, and the Servicer shall have delivered to the Trustee or its designee a Request for Release in the form of Exhibit I or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property and the Servicer shall have delivered to the Trustee or its designee an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.


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     SECTION 3.14. Documents Records and Funds in Possession of Servicer to be
Held for the Trustee.

     All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account or Certificate Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

     SECTION 3.15. Servicing Compensation.

     As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Collection Account out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Mortgage Loan as of the immediately preceding Distribution Date.

     Additional servicing compensation in the form of any Excess Proceeds, Prepayment Interest Excess, late payment fees, assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property) and similar fees payable by the Mortgagor, all income and gain net of any losses realized from Permitted Investments in the Collection Account, and other benefits arising from the Collection Account or Escrow Account shall be retained by the Servicer to the extent not required to be deposited in the Collection Account pursuant to Section 3.05 or 3.12(a) hereof or the Escrow Account pursuant to Section 3.06 hereof. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.10 hereof and maintenance of the other forms of insurance coverage required by Section 3.10 hereof) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.08 and 3.12 hereof.

     SECTION 3.16. Access to Certain Documentation.

     The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer designated by it provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.


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     SECTION 3.17. Annual Statement as to Compliance.

     Not later than (a) March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which an annual report on Form 10-K is not required to be filed pursuant to Section 3.20 on behalf of the Issuing Entity, by April 15 of each calendar year (or if such day is not a Business Day, the immediately succeeding Business Day), the Servicer shall deliver to the Trustee and the Depositor an Officer's Certificate in the form attached hereto as Exhibit T stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year or a portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. With respect to any Subservicer that meets the criteria of Item 1108(a)(2)(i) through (iii) of Regulation AB, the Servicer shall deliver, on behalf of that Subservicer, the Officer's Certificate set forth in this Section 3.17 as and when required with respect to such Subservicer.

     SECTION 3.18. Assessment of Compliance; Accountant's Attestation.

     (a) Not later than (i) March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) or (ii) with respect to any calendar year during which an annual report on Form 10-K is not required to be filed pursuant to Section 3.20 on behalf of the Issuing Entity, by April 15 of each calendar year (or if such day is not a Business Day, the immediately succeeding Business Day), the Servicer, at its own expense, shall deliver to the Trustee and the Depositor an officer's assessment of its compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB (the "Assessment of Compliance"), which assessment shall address the items set forth in Exhibit Q; provided such assessment need not be identified as Exhibit Q.

     (b) Not later than (i) March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) or (ii) with respect to any calendar year during which an annual report on Form 10-K is not required to be filed pursuant to Section 3.20 on behalf of the Issuing Entity, April 15 of each calendar year (or if such day is not a Business Day, the immediately succeeding Business Day), the Servicer, at its own expense, shall cause a nationally or regionally recognized firm of independent registered public accountants (who may also render other services to any Servicer, the Sponsor or any Affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to be provided to the Trustee and the Depositor that attests to and reports on the Assessment of Compliance provided by such Servicer pursuant to Section 3.18(a) (the "Accountant's Attestation"). Such Accountant's Attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

     (c) The Servicer shall deliver on behalf of any Subservicer and each Subcontractor (unless, in the case of any Subcontractor, the Depositor has notified the Servicer and the Trustee in writing that such compliance statement is not required by Regulation AB) not later than March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, to the Trustee and the Depositor an Assessment of Compliance, which assessment shall address the items set forth in Exhibit Q; provided such assessment need not be identified as Exhibit Q. The Servicer shall deliver on behalf of any Subservicer (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is not required to be filed in accordance with the Exchange Act and the rules and


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regulations of the Commission, by April 15 of each calendar year (or, in each case, if such day is not a Business Day, the immediately succeeding Business
Day) to the Trustee and the Depositor an Assessment of Compliance, which assessment shall address the items set forth in Exhibit Q; provided such assessment need not be identified as Exhibit Q.

     (d) Not later than March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Servicer shall cause each Subservicer and each Subcontractor (unless, in the case of any Subcontractor, the Depositor has notified the Trustee and Servicer in writing that such compliance statement is not required by Regulation AB) to provide for delivery to the Trustee and the Depositor an Accountant's Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(c) above. Other than the calendar year during which the Closing Date occurs, with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is not required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, not later than April 15 of each calendar year (or, in each case, if such day is not a Business Day, the immediately succeeding Business Day), the Servicer shall cause each Subservicer to provide for delivery to the Trustee and the Depositor an Accountant's Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(c) above.

     (e) Not later than, with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, March 15 (or, in each case, if such day is not a Business Day, the immediately succeeding Business Day), the Trustee shall deliver to the Depositor and the Servicer an Assessment of Compliance with regard to the Servicing Criteria applicable to the Trustee during the preceding calendar year, which assessment shall address the items set forth in Exhibit Q; provided such assessment need not be identified as Exhibit Q.

     (f) Not later than, with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, March 15 (or, in each case, if such day is not a Business Day, the immediately succeeding Business Day), the Trustee shall deliver to the Depositor and the Servicer an Accountant's Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to
Section 3.18(e) above.

     (g) Not later than, with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, fifteen (15) calendar days before the date on which the Issuing Entity's annual report on Form 10-K with respect to the transactions contemplated by this Agreement is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Depositor shall cause each custodian, if any, to deliver to the Depositor, the Servicer and the Trustee an Assessment of Compliance with regard to the Servicing Criteria applicable to such custodian during the preceding calendar year, which assessment shall address the items set forth in Exhibit Q; provided such assessment need not be identified as Exhibit Q.

     (h) Not later than March 12 (or, in each case, if such day is not a Business Day, the immediately succeeding Business Day), of any calendar year (other than the calendar year during which the Closing Date occurs) during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Depositor


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shall cause each custodian, if any, to deliver to the Depositor, the Servicer and the Trustee an Accountant's Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to
Section 3.18(g) above.

     (i) [Reserved]

     (j) [Reserved]

     (k) The Depositor agrees to cause the custodian, if any, to indemnify and hold harmless the Trustee and the Servicer and each Person, if any, who "controls" the Trustee or the Servicer within the meaning of the Securities Act and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the custodian, if any, to deliver when required any information required of it pursuant to Section
3.18 or 3.20 or (ii) any material misstatement or omission contained in any information provided on its behalf pursuant to Section 3.18 or 3.20.

     (l) Copies of such Assessments of Compliance and Accountant's Attestations shall be available on the Trustee's website http://www.usbank.com/abs to any Certificateholder, provided such statement is delivered to the Trustee. The initial Assessments of Compliance and Accountant's Attestations required pursuant to this Section 3.18 shall be delivered to the Trustee and the Depositor, as applicable, by each party no later than March 12, 2008. The Trustee will post such copies on the Trustee's website within five (5) Business Days after filing with the Commission. This requirement will be satisfied to the extent that the Issuing Entity's Form 10-K is available on such website.

     (m) Each of the parties hereto acknowledges and agrees that the purpose of this Section 3.18 is to facilitate compliance by the Sponsor and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and the parties shall comply with requests made by the Sponsor or the Depositor for delivery of additional or different information as the Sponsor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, provided that such information is available to such party without unreasonable effort or expense and within such timeframe as may be reasonably requested. Any such supplementation or modification shall be made in accordance with Section 10.01 without the consent of the Certificateholders, and may result in a change in the reports filed by the Trustee on behalf of the Issuing Entity under the Exchange Act.

     SECTION 3.19. Subordination Liens.

     In connection with any governmental program under which a Mortgagor may obtain a benefit in the event the related Mortgaged Property is subject to a disaster provided that the Mortgagor files a covenant or other lien against the Mortgaged Property and is required to obtain the subordination thereto of the Mortgage, the Servicer may cause such subordination to be executed and filed provided that either (i) the related Mortgage Loan is in default or default with respect to such Mortgage Loan is imminent or (ii) such subordination and participation in such governmental program will not result in a change in payment expectations with respect to such Mortgage Loan. For purposes of the preceding sentence, a change in payment expectations occurs if, as a result of such subordination and participation in such governmental program, (1) there is a substantial enhancement of the Mortgagor's capacity to meet the payment obligations under the Mortgage Loan and that capacity was primarily speculative prior to such


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subordination and participation in such governmental program and is adequate after such subordination and participation in such governmental program or (2) there is a substantial impairment of the Mortgagor's capacity to meet the payment obligations under the Mortgage Loan and that capacity was adequate prior to such subordination and participation in such governmental program and is primarily speculative after such subordination and participation in such governmental program. The preceding sentence and clause (ii) of the second preceding sentence are intended to comply with Treasury Regulations Section 1.1001-3(e)(4) and shall be interpreted in accordance therewith.

     SECTION 3.20. Periodic Filings.

     As set forth on Schedule V hereto, for so long as the Issuing Entity is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of an event requiring disclosure on Form 8-K (a "reportable event"), the Depositor, the Sponsor or the Servicer, as applicable, shall have (i) timely notified the Trustee of an item reportable on a Form 8-K (unless such item is specific to the Trustee, in which case the Trustee will be deemed to have notice) and (ii) delivered to the Trustee all information, data, and exhibits required to be provided or filed with such Form 8-K in an EDGAR-compatible format agreed upon by the Trustee and Depositor, Sponsor or Servicer. In the event that the reportable event does not pertain to the Servicer, at the time such notice is provided to the Trustee, the Depositor or the Trustee, to the extent the reportable item pertains to such party, shall notify the Servicer thereof by telephone. The Trustee shall not be responsible for determining what information is required to be filed on a Form 8-K in connection with the transactions contemplated by this Agreement (unless such information is specific to the Trustee, in which case the Trustee will be responsible for consulting with the Depositor or Servicer in making such a determination) or what events shall cause a Form 8-K to be required to be filed (unless such event is specific to the Trustee, in which case the Trustee will be responsible for consulting with the Depositor or Servicer before causing such Form 8-K to be filed) and shall not be liable for any late filing of a Form 8-K in the event that it does not receive all information, data and exhibits required to be provided or filed on or prior to the second Business Day prior to the applicable filing deadline. After preparing the Form 8-K on behalf of the Depositor, the Trustee shall forward electronically a draft copy of the Form 8-K to the Depositor and the Servicer for review. No later than the end of business on the second Business Day after receiving a final copy of the Form 8-K from the Trustee, unless the Servicer has received from the Depositor a notice to the contrary, a duly authorized representative of the Servicer shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee and the Trustee shall file such Form 8-K within two (2) Business Days; provided that the Depositor has notified the Trustee in writing that it approves of the form and substance of such Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in this Agreement. After filing a Form 8-K with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 8-K. The Trustee will have no obligation to prepare, execute or file such Form 8-K or any liability with respect to any failure to properly prepare, execute or file such Form 8-K resulting from the Trustee's inability or failure to obtain or receive any information or signatures needed to prepare, arrange for execution or file such Form 8-K within the time frames required by this paragraph, not resulting from its own negligence, bad faith or willful misconduct.

     Within fifteen (15) days after each Distribution Date, the Trustee shall, on behalf of the Issuing Entity and in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 10-D with a copy of the report to the Certificateholders for such Distribution Date as an exhibit thereto. Any other information provided to the Trustee by the Servicer or Depositor to be included in Form 10-D shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph, and the Trustee will have no


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duty or liability for any failure hereunder to determine or prepare any additional information on Form 10-D ("Additional Form 10-D Disclosure") as set forth in the next paragraph.

     The Depositor shall notify the Trustee of its intent to provide Additional Form 10-D Disclosure prior to the related Distribution Date. As set forth in Schedule W hereto, within five (5) calendar days after the related Distribution Date (i) the parties hereto, as applicable, will be required to provide to the Depositor and the Servicer, to the extent known to such party, any Additional Form 10-D Disclosure (including any breaches of pool asset representations and warranties or transaction covenants of which the party has written notice and which has not been included on the monthly distribution report for the period), if applicable, and (ii) the Depositor, to the extent it deems necessary, will forward to the Trustee in EDGAR-compatible form (with a copy to the Servicer), or in such other form as otherwise agreed upon by the Trustee and the Depositor, the form and substance of the Additional Form 10-D Disclosure by the fifth (5th) calendar day after the related Distribution Date. The Depositor will be responsible for any reasonable fees and expenses incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

     After preparing the Form 10-D at the direction of the Depositor, the Trustee will forward electronically a draft copy of the Form 10-D to the Depositor and the Servicer for review by the ninth (9th) calendar day after the Distribution Date. No later than two (2) Business Days after receipt of a final copy after the related Distribution Date, unless the Servicer receives a notice from the Trustee as described below or a written notice from the Depositor that it has discovered a material deficiency or irregularity with respect to such Form 10-D, a duly authorized representative of the Servicer shall sign the Form 10-D and return an electronic or fax copy of such Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee, and the Trustee shall file such Form 10-D within two (2) Business Days. Unless the Servicer shall have received notice from the Trustee to the contrary, the Trustee will be deemed to have represented to the Servicer that, assuming that the information provided to the Trustee by the Servicer is correct, the monthly statement has been properly prepared by the Trustee, and the Servicer may rely upon the accuracy thereof in it execution of the Form 10-D. If a Form 10-D cannot be filed on time (because of notice from the Trustee per the previous sentence or otherwise) or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in this Section. After filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D. The Trustee will have no liability (1) with respect to any failure to properly prepare, execute or file such Form 10-D resulting from the Trustee's inability or failure to obtain or receive any information needed to prepare, arrange for execution or file such Form 10-D on a timely basis and (2) with respect to the date of filing so long as filing occurs by the Commission's deadline.

     Prior to March 30, 2007 (and, if applicable, prior to the ninetieth (90th) calendar day after the end of the fiscal year for the Issuing Entity), the Trustee shall, on behalf of the Issuing Entity and in accordance with industry standards, prepare and file with the Commission via EDGAR a Form 10-K with respect to the Issuing Entity. Such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for the Servicer and each Subservicer, as described in Section 3.17 of the Agreement, (ii)(A) the annual reports on Assessment of Compliance with Servicing Criteria for each Servicer, Subservicer and Subcontractor (unless the Depositor has notified the Trustee that it has determined that such compliance statement is not required by Regulation AB), as described in Section 3.18 of the Agreement, and (B) if any Reporting Servicer's report on Assessment of Compliance with Servicing Criteria described in Section 3.18 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance as set forth on the Reporting Servicer's report on Assessment of Compliance or if any report on Assessment of Compliance with Servicing Criteria described in Section 3.18 of the Agreement is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm


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attestation report for the Servicer and each Subservicer, as described in
Section 3.18 of the Agreement, and (B) if any registered public accounting firm attestation report described in the Section 3.18 of the Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and
(iv) a certification (the "Sarbanes-Oxley Certification") in the form attached hereto as Exhibit S, executed by the senior officer in charge of securitizations of the Servicer. In addition to (i) through (iv) above, any Additional Form 10-K Disclosure shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

     As set forth in Schedule X hereto, no later than March 12 (other than the Trustee, who shall not be required to deliver any information until March 15) of each year that the Issuing Entity is subject to the Exchange Act reporting requirements, commencing in 2007, (i) certain parties to the transaction shall be required to provide to the Depositor and the Servicer, to the extent known, any Additional Form 10-K Disclosure, if applicable, and (ii) the Depositor shall, to the extent it deems necessary, forward to the Trustee in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trustee and the Depositor, the form and substance of the Additional Form 10-K Disclosure by March 15. The Depositor will be responsible for any reasonable fees and expenses incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

     After preparing the Form 10-K, the Trustee shall forward electronically a draft copy of the Form 10-K to the Depositor and the Servicer for review. Upon the request of the Servicer, the Depositor shall confirm that it has reviewed the Form 10-K, that it has been properly prepared and that the Servicer may rely on the accuracy thereof (other than with respect to any portion of the Form 10-K or exhibit thereto provided by the Servicer (other than any portion thereof with respect to which the Servicer has relied on the Trustee)). No later than 5:00 p.m. EST on the third Business Day following receipt of a final copy of the Form 10-K, and if requested, the above described confirmation from the Depositor, a senior officer of the Servicer shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee, and the Trustee shall file such Form 10-K by March 30. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in this Section. After filing with the Commission, the Trustee will, pursuant to the Agreement, make available on its internet website a final executed copy of each Form 10-K. The Trustee shall have no liability (1) with respect to any failure to properly prepare, execute or file such Form 10-K resulting from the Trustee's inability or failure to obtain or receive any information or signatures needed to prepare, arrange for execution or file such Form 10-K on a timely basis and (2) with respect to the date of filing so long as the filing occurs by the Commission's deadline.

     Each Form 10-K shall include a Sarbanes-Oxley Certification in the form attached hereto as Exhibit S. The Servicer will cause its senior officer in charge of securitization to execute the Sarbanes-Oxley Certification required pursuant to Rule 13a -14 under the Securities Exchange Act of 1934, as amended, and to deliver the original executed Sarbanes-Oxley Certification to the Trustee by March 12 of each year in which the Issuing Entity is subject to the reporting requirements of the Exchange Act. In connection therewith, each of the Trustee and the Servicer shall sign an Officer's Certificate (in the form attached hereto as Exhibit K and Exhibit L, respectively) for the benefit of the Servicer and its officers, directors and Affiliates regarding certain aspects of the Sarbanes-Oxley Certification. To the extent any information or exhibits required to be included in the Form 10 -K are not timely received by the Trustee prior to March 30, the Trustee shall, on behalf of the Issuing Entity, file a Form 12B-25 and one or more


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amended Form 10-Ks, to the extent such amendments are accepted pursuant to the
Exchange Act, to include such missing information or exhibits promptly after receipt thereof by the Trustee.

     Promptly following the first date legally permissible under applicable regulations and interpretations of the Commission, the Trustee shall, on behalf of the Issuing Entity and in accordance with industry standards, file with the Commission via EDGAR a Form 15 Suspension Notification with respect to the Issuing Entity, if applicable.

     The Servicer agrees to furnish to the Trustee promptly, from time to time upon request of the Depositor, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as is reasonably necessary to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items with the Commission other than those specified in this Section 3.20, and the Servicer shall execute any and all Form 8-Ks, Form 10-Ds and Form 10-Ks required hereunder.

     If the Commission issues additional interpretative guidance or promulgates additional rules or regulations with respect to Regulation AB or otherwise, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 3.20, to be conducted differently than as described, the Depositor, the Servicer, and the Trustee will reasonably cooperate to amend the provisions of this Section 3.20 in order to comply with such amended reporting requirements and such amendment of this Section 3.20. Any such amendment shall be made in accordance with Section 10.01 without the consent of the Certificateholders, and may result in a change in the reports filed by the Trustee on behalf of the Issuing Entity under the Exchange Act. Notwithstanding the foregoing, the Depositor, the Servicer, and the Trustee shall not be obligated to enter into any amendment pursuant to this Section 3.20 that adversely affects its obligations and immunities under this Agreement.

     The Depositor, the Servicer and the Trustee agree to use their good faith efforts to cooperate in complying with the requirements of this Section 3.20.

     In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed pursuant to this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Trustee will immediately notify the Depositor and the Servicer. In the case of Form 10-D and 10-K, the Depositor, Servicer and Trustee will thereupon cooperate to prepare and file a Form 12b-25 and a Form 10-DA and Form 10-KA, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all disclosure information required to be included on Form 8-K, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the party to this Agreement deciding that an amendment to such Form 8-K, Form 10-D or Form 10-K is required will notify the Depositor, the Trustee and the Servicer and such parties will cooperate to prepare any necessary Form 8-KA, Form 10-DA or Form 10-KA. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by an officer of the Servicer. Each party acknowledges that the performance by any party of its duties under this Section 3.20 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon the other parties observing all applicable deadlines (and the related grace periods thereto) in the performance of their duties under this Section 3.20 and Sections 3.17 and 3.18. No party shall have liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, where such failure results from another party's inability or failure to obtain or receive, on a timely basis, any information from any party hereto needed to prepare, arrange for execution


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or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or
Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

     SECTION 3.21. Indemnification by Trustee.

     The Trustee shall indemnify and hold harmless the Depositor, the Servicer and their respective officers, directors, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Trustee or any of its officers, directors, agents or Affiliates of its obligations under Sections 3.17, 3.18 (other than Section 3.18(f)) and 3.20, any material misstatement or omission in any documents prepared thereunder (to the extent the Trustee is responsible for providing information or calculating amounts included in such information), the failure of the Trustee to deliver when required any Assessment of Compliance or Accountant's Attestation required of it pursuant to Section 3.18 or Annual Statement of Compliance required pursuant to Section 3.17, as applicable, or any material misstatement or omission contained in any Assessment of Compliance, Accountant's Attestation or Annual Statement of Compliance provided on its behalf pursuant to Section 3.17 or 3.18, as applicable, or the negligence, bad faith or willful misconduct of the Trustee in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified parties, then the Trustee agrees that it shall contribute to the amount paid or payable by the indemnified parties as a result of the losses, claims, damages or liabilities of the indemnified parties in such proportion as is appropriate to reflect the relative fault of the Trustee on the one hand and of the indemnified parties on the other. Failure by the Trustee to deliver an Accountant's Attestation when required under Section 3.18(f) will be grounds for immediate removal of the Trustee under Section 8.08; in the event of such failure, the Trustee shall pay certain costs and expenses of the Depositor caused by such failure as separately agreed to by the Depositor and the Trustee.

     SECTION 3.22. Indemnification by Servicer.

     The Servicer shall indemnify and hold harmless the Trustee and the Depositor and their respective officers, directors, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or Affiliates of its obligations under Sections 3.17, 3.18 and 3.20, any material misstatement or omission in any documents prepared thereunder (to the extent the Servicer is responsible for providing information or calculating amounts included in such information), the failure of the Servicer to deliver when required any Assessment of Compliance or Accountant's Attestation required of it pursuant to Section 3.18 or Annual Statement of Compliance required pursuant to
Section 3.17, as applicable, or any material misstatement or omission contained in any Assessment of Compliance, Accountant's Attestation or Annual Statement of Compliance provided on its behalf pursuant to Section 3.17 or 3.18, as applicable (to the extent the Servicer is responsible for providing information or calculating amounts included in such information), or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified parties, then the Servicer agrees that it shall contribute to the amount paid or payable by the indemnified parties as a result of the losses, claims, damages or liabilities of the indemnified parties in such proportion as is appropriate to reflect the relative fault of the Servicer on the one hand and the indemnified parties on the other.

     Notwithstanding the foregoing, the Servicer shall be entitled to rely conclusively on the accuracy of the information or data provided to the Servicer by the Trustee or the Depositor in connection with the document preparation under Sections 3.17, 3.18 and 3.20, and the Servicer shall be entitled to rely conclusively upon and shall have no liability for any errors in such information.


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     SECTION 3.23. Prepayment Charge Reporting Requirements.

     (a) Promptly after each Distribution Date, the Servicer shall provide to the Depositor the following information with regard to each Mortgage Loan that has prepaid during the related Prepayment Period:

          (i)  loan number;

          (ii) current Mortgage Rate;

          (iii) current principal balance;

          (iv) original principal balance;

          (v)  prepayment charge amount due;

          (vi) prepayment charge amount collected; and

          (vii) reason why full prepayment charge amount was not collected, if applicable.

     SECTION 3.24. Statements to Trustee. Not later than the Servicer Remittance Date, the Servicer shall furnish to the Trustee an electronic file providing loan level accounting data for the period ending on the last Business Day of the preceding month in the format mutually agreed upon between the Servicer and the Trustee, including but not limited to information described in Section 4.05(a).

     SECTION 3.25. Further Indemnification by the Servicer.

     The Servicer shall indemnify the Sponsor, the Issuing Entity, Trustee (in its individual capacity and in its capacity as Trustee) and the Depositor and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement by reason of breach of representations of the Servicer or willful misfeasance, bad faith or negligence, or by reason of reckless disregard of obligations and duties hereunder. The Servicer promptly shall notify the Sponsor, the Trustee and the Depositor or any other relevant party if a claim is made by a third party with respect to such party and this Agreement or the Mortgage Loans and, if subject to this indemnification obligation, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. The Servicer shall provide the Trustee and the Depositor with a written report of all expenses and advances incurred by the Servicer pursuant to this Section 3.25, and the Servicer from the assets of the Trust Fund in the Collection Account promptly shall reimburse itself for all amounts advanced by it pursuant to the second sentence of this
Section 3.25 except when the claim in any way relates to the gross negligence, bad faith or willful misconduct of the Servicer. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.


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     SECTION 3.26. Solicitation.

     The Servicer may solicit or refer to a mortgage originator, who may or may not be an affiliate of the Depositor or the Servicer, any Mortgagor for refinancing or otherwise take action to encourage refinancing.

     SECTION 3.27. Existing Servicing Agreement.

     The Servicer acknowledges the transfer on the Closing Date of the servicing of the Mortgage Loans from the Existing Servicing Agreement to this Agreement pursuant to the Existing Servicing Agreement.

     SECTION 3.28. High Cost Mortgage Loans.

     In the event that the Servicer reasonably determines that a Mortgage Loan may be a "high cost mortgage loan," "high cost home," "covered," "high cost," "high risk home," "predatory" or similarly classified loan under any applicable state, federal or local law, the Servicer may notify the Depositor and the Trustee, and if the Servicer so notifies such parties, the Servicer may cease its initiation of collection efforts thereon; and such determination shall be deemed to materially and adversely affect the interests of the Certificateholders in such Mortgage Loan and the Sponsor will repurchase the Mortgage Loan within a 90-day period from the date of the notice in the manner described in Section 2.05.

     SECTION 3.29. [RESERVED]

                                   ARTICLE IV
                                  DISTRIBUTIONS

     SECTION 4.01. Advances.

     Subject to the conditions of this Article IV, the Servicer, as required below, shall make an Advance and deposit such Advance in the Collection Account. Each such Advance shall be remitted to the Collection Account no later than 2:00 p.m. New York City time on the Servicer Advance Date in immediately available funds. The Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Non-Recoverable Advance. If the Servicer shall have determined that it has made a Non-Recoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Non-Recoverable Advance, the Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating Agency and the Trustee an Officer's Certificate setting forth the basis for such determination. The Servicer may, in its sole discretion, make an Advance with respect to the principal portion of the final Scheduled Payment on a Balloon Loan, but the Servicer is under no obligation to do so; provided, however, that nothing in this sentence shall affect the Servicer's obligation under this
Section 4.01 to Advance the interest portion of the final Scheduled Payment with respect to a Balloon Loan as if such Balloon Loan were a fully amortizing Mortgage Loan. If a Mortgagor does not pay its final Scheduled Payment on a Balloon Loan for a first lien Mortgage when due, the Servicer shall Advance (unless it determines in its good faith judgment that such amounts would constitute a Non Recoverable Advance) a full month of interest (net of the Servicing Fee) on the Stated Principal Balance thereof each month until its Stated Principal Balance is reduced to zero.


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     In lieu of making all or a portion of such Advance from its own funds, the
Servicer may (i) cause to be made an appropriate entry in its records relating to the Collection Account that any amount held for future distribution has been used by the Servicer in discharge of its obligation to make any such Advance and
(ii) transfer such funds from the Collection Account to the Certificate Account. In addition, the Servicer shall have the right to reimburse itself for any such Advance from amounts held from time to time in the Collection Account to the extent such amounts are not then required to be distributed. Any funds so applied and transferred pursuant to the previous two sentences shall be replaced by the Servicer by deposit in the Collection Account no later than the close of business on the Servicer Advance Date on which such funds are required to be distributed pursuant to this Agreement. The Servicer shall be entitled to be reimbursed from the Collection Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Issuing Entity pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 4.01.

     SECTION 4.02. Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls.

     In the event that any Mortgage Loan is the subject of a Prepayment Interest Shortfall, the Servicer shall, from amounts in respect of the Servicing Fee for such Distribution Date, deposit into the Collection Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the Servicer Advance Date immediately preceding such Distribution Date, an amount up to the Prepayment Interest Shortfall; provided that the amount so deposited with respect to any Distribution Date shall be limited to the product of (x) one-twelfth of 0.25% per annum and (y) the aggregate Stated Principal Balance of the Mortgage Loans. In case of such deposit, the Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Issuing Entity or the Certificateholders. With respect to any Distribution Date, to the extent that the Prepayment Interest Shortfall exceeds Compensating Interest (such excess, a "Non-Supported Interest Shortfall"), such Non-Supported Interest Shortfall shall reduce the Current Interest with respect to each Class of Certificates, pro rata based upon the amount of interest each such Class would otherwise be entitled to receive on such Distribution Date. Notwithstanding the foregoing, there shall be no reduction of the Servicing Fee in connection with Prepayment Interest Shortfalls related to the Relief Act and the Servicer shall not be obligated to pay Compensating Interest with respect to Prepayment Interest Shortfalls related to the Relief Act.

     SECTION 4.03. Distributions on the REMIC Interests.

     On each Distribution Date, amounts on deposit in the Certificate Account shall be treated for federal income tax purposes as applied to distributions on the interests in each of the SWAP REMIC and the Lower Tier REMIC in an amount sufficient to make the distributions on the respective Certificates on such Distribution Date in accordance with the provisions of Section 4.04.

     SECTION 4.04. Distributions.

     (a) [Reserved]

     (b) On each Distribution Date (or in the case of any Net Swap Payments owed to the Swap Counterparty, two "business days" (as defined in the Swap Agreement) prior to such Distribution Date), the Trustee shall make the following distributions from the Certificate Account of an amount equal to the Interest Funds in the following order of priority:


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     (i) to the Class P Certificates, an amount equal to any prepayment charges received with respect to the Mortgage Loans and all amounts paid by the Sponsor or the Servicer in respect of prepayment charges pursuant to this Agreement and all amounts received in respect of any indemnification paid as a result of a prepayment charge being unenforceable in breach of the representations and warranties set forth in the Sale Agreement received during the related Prepayment Period;

     (ii) to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty;

     (iii) to the Supplemental Interest Trust, any Swap Termination Payment owed by the Issuing Entity to the Swap Counterparty (other than any Defaulted Swap Termination Payment);

     (iv) concurrently, to each class of the Class R and Class A Certificates, the Current Interest and any Interest Carry Forward Amount with respect to each such class; provided, however, that if Interest Funds are insufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount to each of the Class R and Class A Certificates, Interest Funds will be distributed pro rata among each class of the Class R and Class A Certificates based upon the ratio of (x) the Current Interest and Interest Carry Forward Amount for each such class to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class R and Class A Certificates in the aggregate;

     (v) to the Class M-1 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

     (vi) to the Class M-2 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

     (vii) to the Class M-3 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

     (viii) to the Class M-4 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

     (ix) to the Class M-5 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

     (x) to the Class M-6 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

     (xi) to the Class B-1 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

     (xii) to the Class B-2 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

     (xiii) to the Class B-3 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class; and

     (xiv) any remainder pursuant to Section 4.04(e) hereof.


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On each Distribution Date, subject to the proviso in (b)(iv) above, Interest
Funds received on the Group One Mortgage Loans will be deemed to be distributed to the Class R and Class A-1 Certificates and Interest Funds received on the Group Two Mortgage Loans will be deemed to be distributed to the Class A-2 Certificates, in each case, until the related Current Interest and Interest Carry Forward Amount of each such Class of Certificates for such Distribution Date has been paid in full. Thereafter, Interest Funds not required for such distributions are available to be applied, if necessary, to the Class or Classes of Certificates that are not related to such group of Mortgage Loans.

     (c) All amounts representing prepayment charges in respect of the Mortgage Loans, and amounts paid by the Servicer in respect of prepayment charges pursuant to this Agreement will be distributed by the Trustee to the Holders of the Class P Certificates pursuant to Section 4.04(b).

     (d) On each Distribution Date (or in the case of any Net Swap Payments owed to the Swap Counterparty, two business days (as defined in the Swap Agreement) prior to such Distribution Date), the Trustee shall make the following distributions from the Certificate Account of an amount equal to the Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to Section 4.04(b) above shall have been made until such amount shall have been fully distributed for such Distribution Date:

          (i) to the Supplemental Interest Trust, any Net Swap Payment owed by the Issuing Entity to the Swap Counterparty to the extent no paid pursuant to Section 4.04(b)(ii);

          (ii) to the Supplemental Interest Trust, any Swap Termination Payment owed by the Issuing Entity to the Swap Counterparty (other than any Defaulted Swap Termination Payment) to the extent no paid pursuant to
     Section 4.04(b)(iii);

          (iii) to the Class A and Class R Certificates, the Class A Principal Distribution Amount shall be distributed as follows:

               (1) the Group One Principal Distribution Amount shall be distributed sequentially as follows: first, to the Class R Certificate until its Certificate Principal Balance has been reduced to zero, and second, to the Class A-1 Certificates until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero;

               (2) the Group Two Principal Distribution Amount shall be distributed as follows sequentially as follows: to the Class A-2A Certificates until the Certificate Principal Balance thereof has been reduced to zero, then to the Class A-2B Certificates until the Certificate Principal Balance thereof has been reduced to zero, then to the Class A-2C Certificates until the Certificate Principal Balance thereof has been reduced to zero, then to the Class A-2D Certificates until the Certificate Principal Balance thereof has been reduced to zero; then to the Class A-2D Certificates until the Certificate Principal Balance thereof has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates and the Class C Certificates has been reduced to zero, any principal distributions allocated to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates are required to be allocated pro rata, among such classes of Certificates, based on their respective Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero;


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          (iv) sequentially, to the Class M-1 Certificates, the Class M-2
     Certificates and the Class M-3 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero, an amount equal to the Class M-1/M-2/M-3 Principal Distribution Amount;

          (v) to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount;

          (vi) to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount;

          (vii) to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount;

          (viii) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

          (ix) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

          (x) to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount; and

          (xi) any remainder pursuant to Section 4.04(e) hereof.

     (e) On each Distribution Date, the Trustee shall make the following distributions up to the following amounts from the Certificate Account of the remainders pursuant to Section 4.04(b)(xiv) and 4.04(d)(xi) hereof, and each such distribution shall be made only after all distributions pursuant to Sections 4.04(b) and (d) above shall have been made until such remainders shall have been fully distributed for such Distribution Date:

          (i) to the Class A and Class R Certificates, any amounts due as described in and in the same order of priority as set forth in Section 4.04(b)(iv), to the extent unpaid from Interest Funds;

          (ii) to the Subordinate Certificates, any amounts due and in the same priority as set forth pursuant to Section 4.04(b)(v) through Section 4.04(b)(xiii), to the extent unpaid from Interest Funds;

          (iii) for distribution as part of the Principal Distribution Amount, the Extra Principal Distribution Amount;

          (iv) to the Class M-1 Certificates, the Class M-1 Unpaid Realized Loss Amount;

          (v) to the Class M-2 Certificates, the Class M-2 Unpaid Realized Loss Amount;

          (vi) to the Class M-3 Certificates, the Class M-3 Unpaid Realized Loss Amount;

          (vii) to the Class M-4 Certificates, the Class M-4 Unpaid Realized Loss Amount;

          (viii) to the Class M-5 Certificates, the Class M-5 Unpaid Realized Loss Amount;

          (ix) to the Class M-6 Certificates, the Class M-6 Unpaid Realized Loss Amount;

          (x) to the Class B-1 Certificates, the Class B-1 Unpaid Realized Loss Amount;

          (xi) to the Class B-2 Certificates, the Class B-2 Unpaid Realized Loss Amount;


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          (xii) to the Class B-3 Certificates, the Class B-3 Unpaid Realized
     Loss Amount;

          (xiii) to the Class A, Class R, Class M and Class B Certificates, on a pro rata basis, the Floating Rate Certificate Carryover for each such Class; and

          (xiv) the remainder pursuant to Section 4.04(f) hereof.

     (f) on each Distribution Date, the Trustee shall allocate the remainder pursuant to Section 4.04(e)(xiv) as follows:

          (i) to the Supplemental Interest Trust, any Defaulted Swap Termination Payment;

          (ii) to the Class C Certificates in the following order of priority,
     (I) the Class C Current Interest, (II) the Class C Interest Carry Forward Amount, (III) as principal on the Class C Certificate until the Certificate Principal Balance of the Class C Certificates has been reduced to zero and
     (IV) the Class C Unpaid Realized Loss Amount; and

          (iii) the remainder pursuant to Section 4.04(g) hereof.

     (g) On each Distribution Date, the Trustee shall allocate the remainder pursuant to Section 4.04(f)(iii) hereof, (i) to the Trustee to reimburse amounts or pay indemnification amounts owing to the Trustee from the Issuing Entity pursuant to Section 8.06 to the extent such amounts shall have exceeded the cap set forth in Section 8.06(c), and (ii) thereafter, to the Class R Certificate and such distributions shall be made only after all preceding distributions shall have been made until such remainder shall have been fully distributed.

     (h) On each Distribution Date, after giving effect to distributions on such Distribution Date, the Trustee shall allocate the Applied Realized Loss Amount for the Certificates to reduce the Certificate Principal Balances of the Class C Certificates and Subordinate Certificates in the following order of priority:

          (i) to the Class C Certificates until the Class C Certificate Principal Balance is reduced to zero;

          (ii) to the Class B-3 Certificates until the Class B-3 Certificate Principal Balance is reduced to zero;

          (iii) to the Class B-2 Certificates until the Class B-2 Certificate Principal Balance is reduced to zero;

          (iv) to the Class B-1 Certificates until the Class B-1 Certificate Principal Balance is reduced to zero;

          (v) to the Class M-6 Certificates until the Class M-6 Certificate Principal Balance is reduced to zero;

          (vi) to the Class M-5 Certificates until the Class M-5 Certificate Principal Balance is reduced to zero;

          (vii) to the Class M-4 Certificates until the Class M-4 Certificate Principal Balance is reduced to zero;


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          (viii) to the Class M-3 Certificates until the Class M-3 Certificate
     Principal Balance is reduced to zero;

          (ix) to the Class M-2 Certificates until the Class M-2 Certificate Principal Balance is reduced to zero; and

          (x) to the Class M-1 Certificates until the Class M-1 Certificate Principal Balance is reduced to zero.

     (i) Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five (5) Business Days prior to the related Record Date or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

          All distributions or allocations made with respect to Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective Initial Certificate Principal Balances (or Percentage Interests).

     (j) The Trustee is hereby directed by the Depositor to execute the Corridor Contracts on behalf of the Issuing Entity in the forms presented to it by the Depositor and shall have no responsibility for the contents of such Corridor Contracts, including, without limitation, the representations and warranties contained therein. Any funds payable by the Trustee under the Corridor Contracts at closing shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein or in any Corridor Contract, the Trustee shall not be required to make any payments to the counterparty under any Corridor Contract. Any payments received under the terms of the related Corridor Contract will be available to pay the holders of the related Classes of Certificates up to the amount of any Floating Rate Certificate Carryovers remaining after all other distributions required under this Section 4.04 are made on such Distribution Date, other than Floating Rate Certificate Carryovers attributable to the fact that Applied Realized Loss Amounts are not allocated to the Class A and Class R Certificates. Any amounts received under the terms of any Corridor Contract on a Distribution Date that are not used to pay such Floating Rate Certificate Carryovers will be distributed to the holders of the Class C Certificates. Payments in respect of such Floating Rate Certificate Carryovers from proceeds of the Corridor Contracts shall be paid to the related Classes of Certificates, pro rata based upon such Floating Rate Certificate Carryovers for each such Class of Offered Certificates. Amounts received on the Class A-1 Corridor Contract will only be available to make payments on the Class A-1 Certificates, amounts received on the Class A-2 Corridor Contract will only be available to make payments on the Class A-2 Certificates, amounts received on the Subordinate Certificate Corridor Contract will only be available to make payments on the Subordinate Certificates.

          (i) The Trustee shall establish and maintain, for the benefit of the Issuing Entity and the Certificateholders, the Corridor Contract Account. On or prior to the related Corridor Contract Termination Date, amounts, if any, received by the Trustee for the benefit of the Issuing Entity in respect of the related Corridor Contract shall be deposited by the Trustee into the Corridor Contract Account and will be used to pay Floating Rate Certificate Carryovers on the related Classes of Certificates as provided in this Section 4.04(j). With respect to any Distribution Date on or prior to the related Corridor Contract Termination Date, the amount, if


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     any, payable by the Cap Contract Counterparty under the related Corridor
     Contract will equal the product of (i) the excess of (x) One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to the rate with respect to such Distribution Date as shown under the heading "1ML Upper Collar" in the schedule to the related Corridor Contract), over (y) the rate with respect to such Distribution Date as shown under the heading "1ML Strike Lower Collar" in the schedule to the related Corridor Contract, (ii) an amount equal to the lesser of (A) the related Corridor Contract Notional Balance for such Distribution Date and
     (B) the Certificate Principal Balance of (I) in the case of the Class A-1 Corridor Contract, the Class A-1 and Class R Certificates, (II) in the case of the Class A-2 Corridor Contract, the Class A-2 Certificates and (III) in the case of the Subordinate Certificate Corridor Contract, the Subordinate Certificates, and (iii) the number of days in such Accrual Period, divided by 360. If a payment is made to the Issuing Entity under a Corridor Contract and the Trustee is required to distribute excess amounts to the holders of the Class C Certificates as described above, information regarding such distribution will be included in the monthly statement made available on the Trustee's website pursuant to Section 4.05 below.

          (ii) Amounts on deposit in the Corridor Contract Account will remain uninvested pending distribution to Certificateholders.

          (iii) Each Corridor Contract is scheduled to remain in effect until the related Corridor Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty (after a grace period of three Business Days, as defined in the related Corridor Contract, after notice of such failure is received by the Cap Contract Counterparty) to make a payment due under the related Corridor Contract, the failure by the Cap Contract Counterparty (after a cure period of twenty (20) days after notice of such failure is received) to perform any other agreement made by it under the related Corridor Contract, the termination of the Trust Fund and the related Corridor Contract becoming illegal or subject to certain kinds of taxation.

          (iv) On the Closing Date, the Cap Contract Counterparty and the Supplemental Interest Trust Trustee (which is hereby authorized and directed to enter into such credit support annex) will enter into a credit support annex in relation to the Corridor Contracts, which annex is intended to protect the Issuing Entity from certain ratings downgrades that might hinder the ability of the Cap Contract Counterparty to continue its obligations under the Corridor Contracts.

               Pursuant to and in accordance with the terms and provisions of the Corridor Contracts, the Cap Contract Counterparty may be required to post additional collateral in connection with its obligations under the Corridor Contracts. In connection with the foregoing, the Trustee shall, when required, establish a Corridor Posted Collateral Account on the Closing Date.

          The Cap Contract Counterparty shall remit any Posted Collateral to the Trustee to the extent required under the Corridor Contracts, and the Trustee shall, upon receipt of the Posted Collateral, deposit the Posted Collateral into the Corridor Posted Collateral Account and shall hold, release and disburse such collateral in accordance with the terms and provisions of the Corridor Contracts. Where a termination event occurs with respect to the Corridor Contract Counterparty under the Corridor Contracts, or where the Cap Contract Counterparty fulfills certain obligations to the Issuing Entity such as finding a replacement cap contract counterparty or a guarantor that meets the criteria described in the Corridor Contracts, the Trustee may be required to make payments from the Corridor Posted Collateral Account to the Cap Contract


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     Counterparty. Amounts held in the Corridor Posted Collateral Account will not be part of the Trust Fund and will not be available for distribution to any Certificateholders.

     (k) In accordance with this Agreement, the Servicer shall prepare and deliver a report (the "Remittance Report") to the Trustee in the form of a computer readable magnetic tape (or by such other means as the Servicer and the Trustee may agree from time to time) containing such data and information such as to permit the Trustee to prepare the Monthly Statement to Certificateholders and make the required distributions for the related Distribution Date.

     (l) On the Closing Date, the Supplemental Interest Trust shall be established and maintained pursuant to this Agreement, as a separate trust, the corpus of which shall be held by Supplemental Interest Trust Trustee for the benefit of the holders of the Certificates as a segregated subtrust of the Trust Fund. The Supplemental Interest Trust shall be an Eligible Account, and funds deposited therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee or the Supplemental Interest Trust Trustee held pursuant to this Agreement. In no event shall any funds deposited in the Supplemental Interest Trust be credited to or made available to any other account of the Trust Fund. The records of the Trustee shall at all times reflect that the Supplemental Interest Trust is a subtrust of the Trust Fund, the assets of which are segregated from other assets of the Trust Fund.

          The Supplemental Interest Trust Trustee is hereby directed by the Depositor to execute the Swap Agreement on behalf of the Supplemental Interest Trust in the forms presented to it by the Depositor and shall have no responsibility for the contents of such Swap Agreement, including, without limitation, the representations and warranties contained therein. The Supplemental Interest Trust Trustee shall have all of the rights, indemnities and protections of the Trustee hereunder.

          The Supplemental Interest Trust Trustee shall enforce all of the rights of the Supplemental Interest Trust and exercise any remedies under the Swap Agreement and, in the event the Swap Agreement is terminated as a result of the designation by either party thereto of an Early Termination Date (as defined in the Swap Agreement), find a replacement counterparty to enter into a replacement swap agreement utilizing the amounts of the net Swap Termination Payments received.

          For each Distribution Date, through and including the Distribution Date in March 2012, the Supplemental Interest Trust Trustee shall, based on the Significance Estimate (which shall be provided in writing to the Trustee by the Depositor within five (5) Business Days prior to the Distribution Date), calculate the Significance Percentage of the Swap Agreement. If on any such Distribution Date, the Significance Percentage is equal to or greater than 9%, the Supplemental Interest Trust Trustee shall promptly notify the Depositor and the Depositor, on behalf of the Supplemental Interest Trust Trustee, shall obtain the financial information required to be delivered by the Swap Counterparty pursuant to the terms of the Swap Agreement. If, on any succeeding Distribution Date through and including the Distribution Date in March 2012, the Significance Percentage is equal to or greater than 10%, the Supplemental Interest Trust Trustee shall promptly notify the Depositor and the Depositor shall, within five (5) Business Days of such Distribution Date, deliver to the Supplemental Interest Trust Trustee the financial information provided to it by the Swap Counterparty for inclusion in the Form 10-D relating to such Distribution Date.

          Any Swap Termination Payment received by the Supplemental Interest Trust Trustee shall be deposited in the Swap Account and shall be used to make any upfront payment required under a replacement swap agreement and any upfront payment received from the counterparty to a replacement swap agreement shall be used to pay any Swap Termination Payment owed to the Swap Counterparty.


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          Notwithstanding anything contained herein, in the event that a replacement swap agreement cannot be obtained within thirty (30) days after receipt by the Supplemental Interest Trust Trustee of the Swap Termination Payment paid by the terminated Swap Counterparty, the Supplemental Interest Trust Trustee shall deposit such Swap Termination Payment into a separate, segregated non-interest bearing subtrust established by the Supplemental Interest Trust Trustee and the Supplemental Interest Trust Trustee shall, on each Distribution Date following receipt of such Swap Termination Payment, withdraw from such subtrust, an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust by the original Swap Counterparty (computed in accordance with the original Swap Agreement) and distribute such amount in accordance with Section 4.04(l)(i)-(viii) of this Agreement. Any such subtrust shall not be an asset of any REMIC. Any amounts remaining in such subtrust shall be distributed to the holders of the Class C Certificates on the Distribution Date following the earlier of (i) the termination of the Trust Fund pursuant to Section 9.01 and (ii) March 25, 2012.

          On any Distribution Date (or in the case of any Net Swap Payments owed to the Swap Counterparty, two "business days" (as defined in the Swap Agreement) prior to such Distribution Date), any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid out of, or any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty will be deposited into, the Swap Account. The Supplemental Interest Trust will not be an asset of any REMIC. Funds in the Swap Account within the Supplemental Interest Trust shall be distributed in the following order of priority by the
Trustee:

          (i) to the Swap Counterparty, all Net Swap Payments, if any, owed to the Swap Counterparty for such Distribution Date to the extent unpaid from Interest Funds and Principal Funds;

          (ii) to the Swap Counterparty, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Counterparty;

          (iii) to each class of the Class A and Class R Certificates, on a pro rata basis, any Current Interest and any Interest Carry Forward Amount with respect to such class to the extent unpaid from Interest Funds and Principal Funds in proportion to such unpaid amounts;

          (iv) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, any Current Interest for such class to the extent unpaid from Interest Funds and Principal Funds;

          (v) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, any Interest Carry Forward with respect to such class to the extent unpaid from Interest Funds and Principal Funds;

          (vi) to the Class A, Class R, Class M and Class B Certificates, to pay principal as described and in the same manner and order of priority as set forth in Sections 4.04(d)(iii) through 4.04(d)(x) in order maintain amounts in respect of the Overcollateralization Amount, and after giving effect to distributions from Principal Distribution Amount for each such Class;


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          (vii) sequentially, to the Class M-1 Certificates, the Class M-2
     Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, any Unpaid Realized Loss Amount for such class to the extent unpaid from Interest Funds and Principal Funds;

          (viii) to the Class A, Class R, Class M and Class B Certificates, on a pro rata basis, any Floating Rate Certificate Carryover to the extent not paid from Interest Funds and Principal Funds based on the amount of such unpaid Floating Rate Certificate Carryover;

          (ix) to the Swap Counterparty, any Defaulted Swap Termination Payment owed to the Swap Counterparty to the extent not already paid; and

          (x) to the Class C Certificates any remaining amount.

          Notwithstanding the foregoing, however, after giving effect to proposed distributions on any Distribution Date, the sum of the cumulative amounts distributed pursuant to clause (vi) above and the cumulative amounts distributed pursuant to clause (vii) above shall be limited to the aggregate amount of cumulative Realized Losses incurred from the Cut-off Date through the last day of the related Prepayment Period.

          Upon termination of the Trust Fund, any amounts remaining in the Swap Account within the Supplemental Interest Trust shall be distributed pursuant to the priorities set forth in this Section 4.04(l).

          With respect to the failure of the Swap Counterparty to perform any of its obligations under the Swap Agreement, the breach by the Swap Counterparty of any of its representations and warranties made pursuant to the Swap Agreement, or the termination of the Swap Agreement, the Supplemental Interest Trust Trustee shall send any notices and make any demands required hereunder (to the extent that a Responsible Officer of the Trustee has actual knowledge or written notice of any such failure, breach or termination).

          On the Closing Date, the Swap Counterparty and the Supplemental Interest Trust Trustee (which is hereby authorized and directed to enter into such credit support annex) will enter into a credit support annex in relation to the Swap Agreement, which annex is intended to protect the Supplemental Interest Trust from certain ratings downgrades that might hinder the ability of the Swap Counterparty to continue its obligations under the Swap Agreement.

          Pursuant to and in accordance with the terms and provisions of the Swap Agreement, the Swap Counterparty may be required to post additional collateral in connection with its obligations under the Swap Agreement. In connection with the foregoing, on the Closing Date, the Supplemental Interest Trust Trustee shall establish, and maintain a Swap Posted Collateral Account.

          To the extent that the Swap Counterparty remits any Posted Collateral to the Supplemental Interest Trust Trustee under the Swap Agreement, the Supplemental Interest Trust Trustee shall, upon receipt of the Posted Collateral, deposit the Posted Collateral into the Swap Posted Collateral Account and shall hold, release and disburse such collateral in accordance with the terms and provisions of the Swap Agreement. Where a termination event occurs with respect to the Swap Counterparty under the Swap Agreement, or where the Swap Counterparty fulfills certain obligations to the Supplemental Interest Trust such as finding a replacement swap counterparty or a guarantor that meets established criteria of the Rating Agencies, the Supplemental Interest Trust Trustee shall make payments from the


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Swap Posted Collateral Account in accordance with the provisions of the Swap
Agreement. Amounts held in the Swap Posted Collateral Account will not be part of the Trust Fund and will not be available for distribution to any Certificateholders, except to the extent distributed to the Swap Account pursuant to the Swap Agreement. Any funds held in the Swap Posted Collateral Account shall be invested by the Trustee in Eligible Investments in accordance with the instructions of the Swap Counterparty. Any earnings shall be remitted to the Swap Counterparty in accordance with the Swap Agreement. The Trustee shall not be responsible for any losses. Absent receipt by the Trustee of written instructions from the Swap Counterparty, such funds shall remain uninvested.

          On the Closing Date, the Cap Contract Counterparty and the Supplemental Interest Trust Trustee (which is hereby authorized and directed to enter into such credit support annex) will enter into a credit support annex in relation to the Corridor Contracts, which annex is intended to protect the Supplemental Interest Trust from certain ratings downgrades that might hinder the ability of the Cap Contract Counterparty to continue its obligations under the Corridor Contracts.

          Pursuant to and in accordance with the terms and provisions of the Corridor Contracts, the Cap Contract Counterparty may be required to post additional collateral in connection with its obligations under the Swap Agreement. In connection with the foregoing, the Supplemental Interest Trust Trustee shall establish a Cap Posted Collateral Account on the Closing Date.

          To the extent that the Cap Contract Counterparty remits any Posted Collateral to the Supplemental Interest Trust Trustee under the Corridor Contracts, the Supplemental Interest Trust Trustee shall, upon receipt of the Posted Collateral, deposit the Posted Collateral into the Cap Posted Collateral Account and shall hold, release and disburse such collateral in accordance with the terms and provisions of the Corridor Contracts. Where a termination event occurs with respect to the Cap Contract Counterparty under the Corridor Contracts, or where the Cap Contract Counterparty fulfills certain obligations to the Supplemental Interest Trust such as finding a replacement cap contract counterparty or a guarantor that meets established criteria of the Rating Agencies, the Supplemental Interest Trust Trustee shall make payments from the Cap Posted Collateral Account to the Cap Contract Counterparty in accordance with the provisions of the Corridor Contracts. Amounts held in the Cap Posted Collateral Account will not be part of the Trust Fund and will not be available for distribution to any Certificateholders, except to the extent distributed to the Corridor Contract Account pursuant to the Corridor Contracts. Any funds held in the Cap Posted Collateral Account shall be invested by the Trustee in Eligible Investments in accordance with the instructions of the Cap Contract Counterparty. Any earnings shall be remitted to the Cap Contract Counterparty in accordance with the Corridor Contracts. The Trustee shall not be responsible for any losses. Absent receipt by the Trustee of written instructions from the Cap Contract Counterparty, such funds shall remain uninvested.

     SECTION 4.05. Monthly Statements to Certificateholders.

     (a) Not later than each Distribution Date based in part on information provided by the Servicer, the Trustee shall prepare and make available on its website located at http://www.usbank.com/abs to each Holder of a Class of Certificates of the Issuing Entity, the Servicer, the Rating Agencies and the Depositor a statement setting forth for the Certificates the following information; provided, however, that, with respect to any calendar year during which an annual report on Form 10-K is not required to be filed with the Commission on behalf of the Issuing Entity, the information set forth in items
(xxvi) through (xxxiii) below are not required to be included in such statement during such calendar year:

          (i) the amount of the related distribution to Holders of each Class of Certificates allocable to principal, separately identifying (A) the aggregate amount of any Principal


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     Prepayments included therein, (B) the aggregate amount of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (ii) the amount of such distribution to Holders of each Class of Certificates allocable to interest, together with any Non-Supported Interest Shortfalls allocated to each Class;

          (iii) with respect to each Class of Certificates, any Interest Carry Forward Amount with respect to such Distribution Date for each such Class, any Interest Carry Forward Amount paid for each such Class and any remaining Interest Carry Forward Amount for each such Class;

          (iv) the Certificate Principal Balance of each Class of Certificates after giving effect to all distributions allocable to principal on such Distribution Date;

          (v) the Pool Stated Principal Balance for such Distribution Date;

          (vi) the amount of the Servicing Fee paid to or retained by the Servicer and the amount of investment income earned on funds on deposit in the Certificate Account for the related Due Period;

          (vii) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

          (viii) the amount of Advances included in the distribution on such Distribution Date;

          (ix) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date, in the aggregate;

          (x) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date, in the aggregate;

          (xi) the number and aggregate principal amounts of Mortgage Loans (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days,
     (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and Delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (xii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date, in the aggregate;

          (xiii) whether a Stepdown Trigger Event has occurred and is in effect;

          (xiv) the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate;

          (xv) the aggregate Stated Principal Balance of all Liquidated Loans as of the preceding Distribution Date, in the aggregate

          (xvi) any Floating Rate Certificate Carryover paid and all Floating Rate Certificate Carryover remaining on each Class of the Offered Certificates on such Distribution Date and


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     Stated Principal Balance (as of the preceding Distribution Date) of any
     Mortgage Loans which were purchased or repurchased during the preceding Due Period and since the Cut-off Date;

          (xvii) the number and amount of prepayment charges received during the related Prepayment Period;

          (xviii) as of each Distribution Date, the amount, if any, received pursuant to each Corridor Contract and the amount thereof, if any, to be paid to each Class of Certificates;

          (xix) as of each Distribution Date, the amount, if any, to be deposited in the Swap Account within the Supplemental Interest Trust pursuant to the Swap Agreement as described in Section 4.04(l) and the amount thereof to be paid to the Certificates;

          (xx) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Relief Act or the California Military and Veterans Code, as amended; and (iii) the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (xxi) the number of Mortgage Loans for which prepayment charges were received during the related Prepayment Period and, for each such Mortgage Loan, the amount of prepayment charges received during the related Prepayment Period and in the aggregate of such amounts for all such Mortgage Loans since the Cut-off Date;

          (xxii) the amount and purpose of any withdrawal from the Collection Account pursuant to Section 3.08(a)(iv);

          (xxiii) the amount of any payments to each Class of Certificates that are treated as payments received in respect of a REMIC Regular Interest or REMIC "residual interest" and the amount of any payments to each Class of Certificates that are not treated as payments received in respect of a REMIC Regular Interest or REMIC "residual interest".

          (xxiv) the aggregate amount of all Advances recovered during the related Due Period;

          (xxv) the allocation to each Class of Certificate of any Realized Losses during the related Due Period;

          (xxvi) with respect to each Class of Certificates, the amount of any Non-Supported Interest Shortfalls on such Distribution Date;

          (xxvii) the number and outstanding principal balance of pool assets at the beginning and ending of each period, and updated pool composition information;

          (xxviii) any material changes to methodology regarding calculations of delinquencies and charge-offs;

          (xxix) the amount of Servicing Advances made during the related Due Period and the amount of Servicing Advances recovered during the related Due Period out of (a) principal and interest collections and (b) other amounts collected from the related Mortgagors;


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          (xxx) any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time, of which the Trustee has received written notice thereof from the Servicer;

          (xxxi) material breaches of pool asset representations or warranties or transaction covenants to the extent that the Trustee has received written notice thereof;

          (xxxii) information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

          (xxxiii) the Overcollateralization Amount, the Targeted
     Overcollateralization Amount and the Overcollateralization Deficiency Amount or the Overcollateralization Release Amount (as applicable) as of such Distribution Date;

          (xxxiv) the amount of Excess Interest for any class of the LIBOR Certificates;

          (xxxv) the Extra Principal Distribution Amount for such Distribution Date; and

          (xxxvi) information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with pool asset substitutions and repurchases (and purchase rates, if applicable).

     Notwithstanding the foregoing, such statement shall also include, with respect to each Distribution Date, the related Record Date, Determination Date, Distribution Date and the Accrual Period.

     (b) The Trustee will make the Monthly Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, other parties to this Agreement and any other interested parties via the Trustee's Internet website. The Trustee's Internet website shall initially be located at www.usbank.com/abs. The Trustee shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

          The foregoing information and reports shall be prepared and determined by the Trustee based on Mortgage Loan data and other information provided to the Trustee by the Servicer, Swap Counterparty or any other third party required to deliver information hereunder. In preparing or furnishing the foregoing information, the Trustee shall be entitled to rely conclusively on the accuracy of the information or data provided to the Trustee by the Servicer, Swap Counterparty or any other third party required to deliver information and the Trustee shall be entitled to rely conclusively upon and shall have no liability for any errors in any such information.

          As a condition to access the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with this Agreement.

     (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially


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comparable information shall be provided by the Trustee pursuant to any requirements of the Code from time to time in effect.

     (d) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holder of the Class R Certificate each Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Class R Certificate with respect to the following matters:

          (i) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

          (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

          (iii) The Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

          (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

          (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMICs with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

          (vi) The amount and timing of any non-interest expenses of the REMICs; and

          (vii) Any taxes (including penalties and interest) imposed on the REMICs, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 8.12.

                                   ARTICLE V
                                THE CERTIFICATES

     SECTION 5.01. The Certificates.

     The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:


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

           Minimum     Integral Multiples in   Original Certificate
Class   Denomination     Excess of Minimum      Principal Balance
-----   ------------   ---------------------   --------------------
A-1      $25,000.00           $1.00               $127,954,000
A-2A     $25,000.00           $1.00               $ 86,739,000
A-2B     $25,000.00           $1.00               $ 21,188,000
A-2C     $25,000.00           $1.00               $ 46,221,000
A-2D     $25,000.00           $1.00               $ 21,348,000
M-1      $25,000.00           $1.00               $  8,050,000
M-2      $25,000.00           $1.00               $  7,350,000
M-3      $25,000.00           $1.00               $  4,550,000
M-4      $25,000.00           $1.00               $  4,200,000
M-5      $25,000.00           $1.00               $  3,500,000
M-6      $25,000.00           $1.00               $  3,500,000
B-1      $25,000.00           $1.00               $  3,150,000
B-2      $25,000.00           $1.00               $  2,450,000
B-3      $25,000.00           $1.00               $  3,500,000
C                (1)              1%                        (1)
R        $   100.00             N/A               $     100.00
P                (2)              1%                        (2)

----------
(1) The Class C Certificates shall not have minimum dollar denominations as the Certificate Principal Balance thereof shall vary over time as described herein and shall be issued in a minimum percentage interest of 10% and an aggregate percentage interest of 100%.

(2) The Class P Certificates shall not have minimum dollar denominations or Certificate Principal Balance and shall be issued in a minimum percentage interest of 10% and an aggregate percentage interest of 100%.

     The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Authenticating Agent shall authenticate the Certificates to be issued at the written direction of the Depositor, or any Affiliate thereof.

     SECTION 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates.

     (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Issuing Entity in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.


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

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

     No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required. All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by a Trustee in accordance with such Trustee's customary procedures.

     (b) No Transfer of a Class C or Class P Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except with respect to the initial transfer of a Class C or Class P Certificate by Merrill Lynch & Co. or, in connection with the transfer of a Class C or Class P Certificate to the indenture trustee under an Indenture pursuant to which NIM Notes are issued) each certify to the Trustee in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit F (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit G (the "Investment Letter") or Exhibit H (the "Rule 144A Letter") or
(ii) there shall be delivered to the Trustee an Opinion of Counsel addressed to the Trustee that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor or the Trustee. The Depositor shall provide to any Holder of a Class C or Class P Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information in the possession of the Trustee regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class C or Class P Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Depositor and the Trustee against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of a Certificate that is neither an ERISA Restricted Certificate nor a Class R Certificate shall be registered unless the transferee provides the Trustee with a representation that either (i) such transferee is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA or plan subject to
Section 4975 of the Code, or (ii) until the termination of the Swap Agreement, the acquisition and holding of the Certificate will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

     No transfer of an ERISA Restricted Certificate or a Class R Certificate may be made unless the Trustee has received (I) a representation that the transferee is not an employee benefit plan or other arrangement subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to


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

any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") (collectively, "Plan"), or is directly or indirectly acquiring the ERISA Restricted Certificate or Class R Certificate for, on behalf of, or with any assets of any such Plan, or (II) solely with respect to ERISA Restricted Certificates, (A) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that such transferee is an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Section I and III of PTCE 95-60, or (B) solely in the case of any such Certificate that is a Definitive Certificate, an Opinion of Counsel satisfactory to the Trustee and the Depositor, and upon which the Trustee shall be entitled to rely, to the effect that the acquisition and holding of such Certificate will not constitute or result or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the code, or a violation of Similar Law, and will not subject the Trustee, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Depositor.

     Except in the case of Definitive Certificates, the representations set forth in the immediately two preceding paragraphs of this Subsection 5.02(b), other than clause (II)(B) in the immediately preceding paragraph, shall be deemed to have been made to the Trustee by the transferee's acceptance of a Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of Certificate). Notwithstanding any other provision herein to the contrary, any purported transfer of a Certificate to or on behalf of a Plan without the delivery to the Trustee of a representation or an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect. The Trustee shall not be under any liability to any Person for any registration of transfer of any Certificate that is in fact not permitted by this Section 5.02(b) nor shall the Trustee be under any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of any Certificate that was in fact a Plan and that held such Certificate in violation of this Section 5.02(b) all payments made on such Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding Holder of such Certificate that is not a Plan.

     (c) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (ii) No Ownership Interest in a Class R Certificate may be purchased, transferred or sold, directly or indirectly, except in accordance with the provisions hereof. No Ownership Interest in a Class R Certificate may be registered on the Closing Date or thereafter transferred, and no Transfer of any Class R Certificate shall be registered unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit E-1 and an affidavit of the proposed transferor in the form attached hereto as Exhibit E-2. In the absence of a contrary instruction from the transferor of a Class R Certificate, declaration (11) in Appendix A of the Transfer Affidavit may be left blank. If the transferor requests by written notice to the Trustee prior to the date of the proposed transfer


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

     that one of the two other forms of declaration (11) in Appendix A of the Transfer Affidavit be used, then the requirements of this Section 5.02(c)(ii) shall not have been satisfied unless the Transfer Affidavit includes such other form of declaration.

          (iii) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class R Certificate and (C) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee. Further, no transfer, sale or other disposition of any Ownership Interest in a Class R Certificate may be made to a person who is not a U.S. Person (within the meaning of section 7701 of the Code) unless such person furnishes the transferor and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI (or any successor thereto) and the Trustee consents to such transfer, sale or other disposition in writing.

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by Section 5.02(b) and this
     Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Trustee shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

          (v) At the option of the Holder of the Class R Certificate, the Class SWR Interest, the Class LTR Interest, and the Residual Interest may be severed and represented by separate certificates (with the separate certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to an interest rate on the Class R Certificate in excess of the REMIC Pass-Through Rate); provided, however, that such separate certification may not occur until the Trustee receives an Opinion of Counsel addressed to the Trustee (at the expense of the Holder of the Class R Certificate) to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon the Issuing Entity or any of the REMICs provided for herein or cause any of the REMICs provided for herein to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(b) and (c) will apply to each such separate certificate as if the separate certificate were a Class R Certificate. If, as evidenced by an Opinion of Counsel, it is necessary to preserve the REMIC status of any of the REMICs provided for herein, the Class SWR Interest, the Class LTR Interest, and the Residual Interest shall be severed and represented by separate Certificates (with the separate certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to an interest rate on the Class R Certificate in excess of the REMIC Pass-Through Rate).


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

     The restrictions on Transfers of a Class R Certificate set forth in this
Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel addressed to the Trustee, which Opinion of Counsel shall not be an expense of the Issuing Entity, the Trustee or the Depositor, to the effect that the elimination of such restrictions will not cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Issuing Entity, any REMIC provided for herein, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel addressed to and furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

     (d) The transferor of the Class R Certificate shall notify the Trustee in writing upon the transfer of the Class R Certificate.

     (e) The preparation and delivery of all certificates, opinions and other writings referred to above in this Section 5.02 shall not be an expense of the Issuing Entity, the Depositor or the Trustee.

     SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (a) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Trustee such security or indemnity as may be required by the Trustee to save the Trustee harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 5.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

     SECTION 5.04. Persons Deemed Owners.

     The Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Trustee nor any agent of the Trustee shall be affected by any notice to the contrary.

     SECTION 5.05. Access to List of Certificateholders' Names and Addresses.

     If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such


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

request, provide the Depositor or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Issuing Entity held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 5.06. Book-Entry Certificates.

     The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of a Book-Entry Certificate will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of the Book-Entry Certificates pursuant to Section 5.08:

     (a) the provisions of this Section shall be in full force and effect;

     (b) the Depositor and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of the Book-Entry Certificates;

     (c) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

     (d) the rights of the respective Certificate Owners of the Book-Entry Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of the Book-Entry Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

     (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

     (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

     (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.


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

     SECTION 5.07. Notices to Depository.

     Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners and the Trustee shall give all such notices and communications to the Depository.

     SECTION 5.08. Definitive Certificates.

     If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depository or the Depositor advises the Trustee that the Depository is no longer willing, qualified or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, advises the Trustee that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall notify all Certificate Owners of such Book-Entry Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Authenticating Agent shall authenticate and the Trustee shall deliver such Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

     SECTION 5.09. Maintenance of Office or Agency.

     The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its office at 60 Livingston Avenue, Mail Code EP-MN-WS3D, St. Paul, Minnesota 55107-2292, Attention: Structured Finance/SURF 2007-AB1, as offices for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

     SECTION 5.10. Authenticating Agents.

     (a) One or more Authenticating Agents (each, an "Authenticating Agent") may be appointed hereunder each of which shall be authorized to act on behalf of the Trustee in authenticating the Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be an entity organized and doing business under the laws of the United States of America or any state thereof, having a combined capital and surplus of at least $15,000,000, authorized under such laws to operate a trust business and subject to


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

supervision or examination by federal or state authorities. If the Authenticating Agent is a party other than the Trustee, the Trustee shall have no liability in connection with the performance or failure of performance of the Authenticating Agent. U.S. Bank National Association is hereby appointed as the initial Authenticating Agent. The Trustee shall be the Authenticating Agent during any such time as no other Authenticating Agent has been appointed and has not resigned.

     (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. Except with respect to the initial Authenticating Agent, U.S. Bank National Association, which shall be the Authenticating Agent for so long as it is the Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance within the provisions of this Section 5.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. The initial Authenticating Agent shall have all of the rights, indemnities and protections of the Trustee hereunder.

                                   ARTICLE VI
                         THE DEPOSITOR AND THE SERVICER

     SECTION 6.01. Respective Liabilities of the Depositor and the Servicer.

     The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

     SECTION 6.02. Merger or Consolidation of the Depositor or the Servicer.

     Except as provided in the next paragraph, the Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation or banking association under the laws of the United States or under the laws of one of the States thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     Any Person into which the Depositor or Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or Servicer shall be a party, or any Person succeeding to the business of the Depositor or Servicer, shall be the successor of the Depositor or Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the


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execution of an assumption agreement where such succession is not effected by operation of law); provided, however, that the successor or surviving Person to a Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

     SECTION 6.03. Limitation on Liability of the Depositor, the Servicer and Others.

     None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Issuing Entity or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Issuing Entity and held harmless against any loss, liability or expense, incurred in connection with the performance of their duties under this agreement or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or (ii) which does not constitute an "unanticipated expense" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii). Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided, however, that either of the Depositor or the Servicer may, in its discretion, undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Servicer and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Issuing Entity, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account as provided by
Section 3.08 hereof.

     Notwithstanding anything herein to the contrary, in preparing or furnishing any reports or certifications pursuant to this Agreement, the Servicer shall be entitled to rely conclusively on the accuracy of the information or data provided to it by any other party to the Agreement and shall have no liability for any errors therein.

     SECTION 6.04. Limitation on Resignation of Servicer.

     The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer reasonably acceptable to the Trustee is appointed and has assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder. Any such resignation shall not relieve the Servicer of any of the obligations specified in Sections 7.01, 7.02 and 7.03 as obligations that survive the resignation or termination of the Servicer.

     The Trustee and the Depositor hereby specifically (i) consent to the pledge and assignment by the Servicer of all the Servicer's right, title and interest in, to and under this Agreement to the Servicing


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Rights Pledgee, for the benefit of certain lenders, and (ii) provided that no
Event of Default exists, agree that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereby the Servicer shall resign as Servicer under this Agreement, the Trustee shall appoint the Servicing Rights Pledgee or its designee as successor servicer but only if such successor servicer meets the requirements of a successor servicer under this Agreement and agrees to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

     SECTION 6.05. Errors and Omissions Insurance; Fidelity Bonds.

     The Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy and bond shall, together, meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from the Sponsor. The Servicer shall provide the Trustee, upon request with reasonable notice, with copies of such policies and fidelity bond or a certification from the insurance provider evidencing such policies and fidelity bond. The Servicer may be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. In the event that any such policy or bond ceases to be in effect, the Servicer shall use its reasonable commercial efforts to obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. The Servicer shall ensure that any such policy or fidelity bond shall by its terms not be cancelable without thirty (30) days' prior written notice to the Trustee.

                                   ARTICLE VII
                        DEFAULT; TERMINATION OF SERVICER

     SECTION 7.01. Events of Default.

     "Event of Default," wherever used herein, means any one of the following events:

          (i) any failure by the Servicer to make any Advance to deposit in the Collection Account or the Certificate Account or remit to the Trustee any payment (excluding a payment required to be made under Section 4.01 hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for three Business Days and, with respect to a payment required to be made under Section 4.01 hereof, for one Business Day, after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor; or

          (ii) any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of sixty (60) days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of


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     its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) consecutive days; or

          (iv) consent by the Servicer to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

          (v) admission by the Servicer in writing of its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) any failure by the Servicer to duly perform, within the required time period, its obligations under Sections 3.17, 3.18 and 3.22 of this Agreement, which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or any other party to this Agreement.

     If an Event of Default shall occur with respect to the Servicer, then, and in each and every such case, so long as such Event of Default shall not have been remedied within the applicable grace period, or solely with respect to clause (i) above by 5:00 p.m. on the Servicer Remittance Date, the Trustee may, or at the direction of the Holders of Certificates evidencing not less than 50% of the Voting Rights evidenced by the Certificates shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, subject to and in accordance with
Section 6.04 hereof, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee as successor servicer. To the extent the Event of Default resulted from the failure of the Servicer to make a required Advance, the Trustee, in its capacity as successor servicer, shall thereupon make any Advance described in Section 4.01 hereof subject to Section
3.04 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans. The Servicer and the Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default or an event that, with notice, passage of time, other action or any combination of the foregoing would be an Event of Default, such notice to be provided in any event within two Business Days of such occurrence.

     Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which the Servicer would have been entitled pursuant to Sections 3.08(a), and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder. Notwithstanding anything herein to the contrary, upon


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termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

     SECTION 7.02. [RESERVED]

     SECTION 7.03. Trustee to Act; Appointment of Successor.

     On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, to the extent provided in
Section 3.04, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make advances pursuant to Section 4.01. As compensation therefor, subject to the last paragraph of Section 7.01, as applicable, the Trustee shall be entitled to all compensation and reimbursement for costs and expenses that the Servicer would have been entitled to hereunder if the Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with
Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to
Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which successor does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor servicer shall be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and that is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 hereof incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. No appointment of a successor to the Servicer hereunder shall be effective until the Trustee shall have consented thereto, and written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder. The Trustee shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

     In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of any Event of Default), notwithstanding anything to the contrary above, the Trustee and the Depositor hereby agree that within ten (10) Business Days or delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereby the Servicer shall resign as Servicer under this Agreement, the Servicing Rights Pledgee or its designee shall be appointed as successor servicer


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(provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer set forth above) and the Servicing Rights Pledgee agrees to be subject to the terms of this Agreement.

     Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 6.05.

     SECTION 7.04. Notification to Certificateholders.

     (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

     (b) Within sixty (60) days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE

     SECTION 8.01. Duties of Trustee.

     For purposes of this Article VIII, references to "Trustee" shall be deemed to include U.S. Bank National Association, in its capacity as Supplemental Interest Trust Trustee under this Agreement and the Swap Agreement, and in respect thereof the Supplemental Interest Trust Trustee shall have all of the rights, protections, immunities and benefits of the Trustee.

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, shall, at the direction of the majority of the Certificateholders, or may, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform on their face, to the requirements of this Agreement. If any such instrument is found not to conform, on its face, to the requirements of this Agreement in a material manner, the Trustee shall notify the person providing such Agreement of such non-conformance, and if the instrument is not corrected to conform to the requirements of this Agreement, the Trustee will provide notice thereof to the Certificateholders and take such further action as directed by the Certificateholders.


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     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

          (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable, individually or as Trustee, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

          (ii) the Trustee shall not be liable, individually or as Trustee, for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless the Trustee was negligent or acted in bad faith or with willful misfeasance;

          (iii) the Trustee shall not be liable, individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of each Class of Certificates evidencing not less than 50% of the Voting Rights of such Class relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

          (iv) except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and
     Section 8.02, upon the request of the Holders of the Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

     The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Trustee,
(ii) of which a Responsible Officer has actual knowledge and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document related to is a Mortgaged Property.

     SECTION 8.02. Certain Matters Affecting the Trustee.

     (a) Except as otherwise provided in Section 8.01:

          (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal,


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     bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) the Trustee may consult with counsel of its choice and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) the Trustee shall not be liable, individually or as Trustee, for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Holders of each Class of Certificates evidencing not less than 50% of the Voting Rights of such Class;

          (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys;

          (vi) the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

          (vii) the Trustee shall not be liable, individually or as Trustee, for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security or as provided for in Section 3.05(g));

          (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof;

          (ix) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; and

          (x) if requested by the Servicer, the Trustee may appoint the Servicer as the trustee's attorney-in-fact in order to carry out and perform certain activities that are necessary or appropriate for the servicing and administration of the Mortgage Loans pursuant to this Agreement. Such appointment shall be evidenced by a power of attorney in such form as may be agreed to by the Trustee and the Servicer. The Trustee shall have no liability for any action or inaction of the Servicer in connection with such power of attorney and the Trustee shall be indemnified by the Servicer for all liabilities, costs and expenses incurred by the Trustee in connection with the Servicer's use or misuse of such powers of attorney.


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     (b) All rights of action under this Agreement or under any of the
Certificates, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates, subject to the provisions of this Agreement.

     (c) [Reserved]

     SECTION 8.03. Trustee Not Liable for Mortgage Loans.

     The recitals contained herein shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Mortgage Loan or related document other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or Certificate Account by the Depositor or the Servicer.

     SECTION 8.04. Trustee May Own Certificates.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

     SECTION 8.05. Trustee's Fees.

     The Trustee shall be entitled to earnings on or investment income with respect to funds in or credited to the Certificate Account.

     SECTION 8.06. Indemnification of Trustee; Expenses.

     (a) The Trustee and its respective directors, officers, employees and agents shall be entitled to indemnification from the Issuing Entity for any loss, liability or expense incurred in connection with any legal proceeding or incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of their duties hereunder, including any applicable fees and expenses payable hereunder and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

          (i) with respect to any such claim, the Trustee shall have given the Depositor and the Holders written notice thereof promptly after the Trustee shall have knowledge thereof; provided that failure to so notify shall not relieve the Issuing Entity of the obligation to indemnify the Trustee; however, any reasonable delay by the Trustee to provide written notice to the Depositor and the Holders promptly after the Trustee shall have obtained knowledge of a claim shall not relieve the Issuing Entity of the obligation to indemnify the Trustee under this Section 8.06;

          (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor in preparing such defense;

          (iii) notwithstanding anything to the contrary in this Section 8.06, the Issuing Entity shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld; and


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          (iv) any such loss, liability or expense to be indemnified by the
     Issuing Entity must constitute an "unanticipated expense" of the Issuing Entity within the meaning of Treasury Regulations Section
     1.860G-1(b)(3)(ii).

     The provisions of this Section 8.06 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

     (b) The Trustee shall be entitled to all reasonable expenses, disbursements and advancements incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses, disbursements and advancements that either (i) arise from its negligence, bad faith or willful misconduct or (ii) do not constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).

     (c) The Trustee's right to indemnification and reimbursement shall be subject to a cap of $300,000, excluding any Servicing Transfer Costs and any auction expenses incurred by the Trustee in connection with Section 9.01(a)(i), in the aggregate in any calendar year; provided, however, that such cap shall apply only if NIM Notes have been issued and are outstanding and shall cease to apply after the date on which any NIM Notes are paid in full. Any amounts not in excess of this cap may be withdrawn by the Trustee from the Certificate Account at any time.

     (d) The Trustee shall be further indemnified by the Issuing Entity for and held harmless against, any loss, liability or expense arising out of, or in connection with, the provisions set forth in the last paragraph of Section 2.01 hereof, including, without limitation, all costs, liabilities and expenses (including reasonably legal fees and expenses) of investigating and defending itself against any claim, action or proceeding, pending or threatened, relating to the provisions of such paragraph.

     SECTION 8.07. Eligibility Requirements for Trustee.

     The Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in Section
8.08 hereof. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor and its Affiliates; provided, however, that such corporation cannot be an Affiliate of the Servicer other than the Trustee in its role as successor to the Servicer.

     SECTION 8.08. Resignation and Removal of Trustee.

     The Trustee may at any time resign and be discharged from the trusts hereby created by (1) giving written notice of resignation to the Depositor and by mailing notice of resignation by first class


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mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register and each Rating Agency, not less than sixty (60) days before the date specified in such notice when, subject to Section 8.09, such resignation is to take effect, and (2) acceptance of appointment by a successor trustee in accordance with Section 8.09 and meeting the qualifications set forth in Section 8.07. If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or
(iii)(A) a tax is imposed with respect to the Issuing Entity by any state in which the Trustee or the Issuing Entity is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the Issuing Entity against such tax, then the Depositor may remove the Trustee and shall promptly appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Servicer and one copy of which shall be delivered to the successor trustee.

     The Holders evidencing at least 51% of the Voting Rights of all Classes of Certificates upon failure of the Trustee to perform its obligations hereunder may at any time remove the Trustee and the Depositor shall appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Successor Trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.09 hereof.

     SECTION 8.09. Successor Trustee.

     Any successor trustee appointed as provided in Section 8.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

     No successor trustee shall accept appointment as provided in this Section
8.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 8.09, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.


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     SECTION 8.10. Merger or Consolidation of Trustee.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section
8.07 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law).

     SECTION 8.11. Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.11, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer. The Trustee shall not be liable for the actions of any co-trustee appointed at the request of the Trustee provided that such co-trustee has been appointed with due care. If the Servicer shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.09.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.


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     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 8.12. Tax Matters.

     (a) It is intended that each of the REMICs provided for herein shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow each such REMIC to qualify as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. It is also intended that each of the grantor trusts provided for in Section 2.07 hereof shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow each such grantor trust to qualify as, a grantor trust under the provisions of Subpart E, Part I of Subchapter J of the Code. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each of the REMICs provided for herein and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the REMICs and grantor trusts provided for herein, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty (30) days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for each of the REMICs provided for herein; (c) make or cause to be made elections, on behalf of each of the REMICs provided for herein to be treated as a REMIC on the federal tax return of such REMICs for their first taxable years (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions or other applicable tax law, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the


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extent that they are under its control conduct the affairs of each of the REMICs and grantor trusts provided for herein at all times that any Certificates are outstanding so as to maintain the status of each of the REMICs provided for herein as a REMIC under the REMIC Provisions and the status of each of the grantor trusts provided for herein as a grantor trust under Subpart E, Part I of Subchapter J of the Code; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of tax upon any such REMIC; (h) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the grantor trust status under Subpart E, Part I of Subchapter J of the Code of any of the grantor trusts provided for herein or result in the imposition of tax upon any such grantor trust; (i) pay, from the sources specified in the last paragraph of this Section 8.12(a), the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on each of the REMICs provided for herein prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (j) sign or cause to be signed federal, state or local income tax or information returns; (k) maintain records relating to each of the REMICs and grantor trusts provided for herein, including but not limited to the income, expenses, assets and liabilities of each of the REMICs and grantor trusts provided for herein, and the fair market value and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (l) as and when necessary and appropriate, represent each of the REMICs and grantor trusts provided for herein in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any of the REMICs provided for herein, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any of the REMICs provided for herein, and otherwise act on behalf of each of the REMICs provided for herein in relation to any tax matter involving any of such REMICs or any controversy involving the Trust Fund.

     In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten
(10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby agrees to indemnify the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

     In the event that any tax is imposed on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of any of such REMICs as defined in
Section 860G(c) of the Code, on any contribution to the Trust Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by
(i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement or as a result of the location of the Trustee, (ii) any party hereto (other than the Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or as a result of the location of such other party or (iii) in all other cases, or in the event that any liable party here fails to honor its obligations under the preceding clauses
(i) or (ii), any such tax will be paid first with amounts (other than amounts derived by the Issuing Entity from a payment on any Corridor Contract or


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amounts received by the Supplemental Interest Trust as payments on the Swap
Agreement) otherwise to be distributed to the Class R Certificateholders (pro rata) pursuant to Section 4.04, and second with amounts (other than amounts derived by the Issuing Entity from a payment on any Corridor Contract or amounts received by the Supplemental Interest Trust as payments on the Swap Agreement) otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class C Certificates (pro rata), second, to the Class B-3 Certificates (pro rata), third, to the Class B-2 Certificates (pro rata), fourth, to the Class B-1 Certificates (pro rata), fifth, to the Class M-6 Certificates (pro rata), sixth, to the Class M-5 Certificates (pro rata), seventh, to the Class M-4 Certificates (pro rata), eighth, to the Class M-3 Certificates (pro rata), ninth, to the Class M-2 Certificates (pro rata), tenth, to the Class M-1 Certificates (pro rata) and eleventh, to the Class A Certificates (pro rata). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Class R Certificate, the Trustee is hereby authorized pursuant to such instruction to retain on any Distribution Date, from the Holders of the Class R Certificate (and, if necessary, from the Holders of all other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Trustee agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

     (b) Each of the Depositor, the Servicer and the Trustee agrees not to knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of a tax upon any of the REMICs provided for herein.

                                   ARTICLE IX
                                   TERMINATION

     SECTION 9.01. Termination upon Liquidation or Repurchase of all Mortgage Loans.

     (a) Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earliest of (i) the successful completion of the auction referred to in Section 9.01(b), (ii) the exercise by the Servicer of the Clean Up Call on any Distribution Date on or after the Clean Up Call Date and
(iii) the later of (x) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (y) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

     (b) (i) Any termination pursuant to Section 9.01(a)(i) shall be effected by the auction by the Trustee of all of the Mortgage Loans and REO Properties via a solicitation of bids in accordance with the auction procedures set forth in Exhibit N. The Trustee shall accept the highest such bid, provided that such bid equals or exceeds the amount described in the definition of "Auction Termination Price." Any sale pursuant to such auction process must occur no earlier than the second day of the calendar month that includes the Distribution Date on which the proceeds of such sale will be distributed to the Certificateholders.

          (ii) If no sale under Section 9.01(a)(i) occurs, the Servicer may, at its option, terminate the Trust Fund on any Distribution Date by purchasing all of the Mortgage Loans and REO Properties at the price equal to the Clean Up Call Price.


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     Notwithstanding anything to the contrary herein, the Auction Termination
Amount received by the Trustee upon the completion of a successful auction or the Clean Up Call Price paid by the Servicer shall be deposited by the Trustee directly into the Certificate Account promptly upon receipt of such amount by the Trustee. Any Clean Up Call Price to be paid by the Servicer shall be paid by the Servicer to the Trustee for deposit into the Certificate Account. Notwithstanding anything herein to the contrary, only an amount equal to the Auction Termination Price or the Clean Up Call Price, reduced in each case by the portion thereof consisting of any Swap Termination Payment (such portion, the "Swap Optional Termination Payment"), shall be made available for distribution to the Certificates. The Swap Optional Termination Payment shall be withdrawn by the Trustee from the Certificate Account and remitted to the Supplemental Interest Trust for payment to the Swap Counterparty. The Swap Optional Termination Payment shall not be part of any REMIC and shall not be paid into any account which is part of any REMIC.

     (c) If the Trustee receives a bid meeting the conditions specified in
Section 9.01(b)(i) or there is a Clean Up Call pursuant to Section 9.01(b)(ii), then the Trustee's written acceptance of such bid shall constitute a plan of complete liquidation within the meaning of Section 860F of the Code, and the Trustee shall release to the winning bidder of the auction or the Servicer pursuant to the Clean Up Call, upon the Trustee's receipt of the Auction Termination Price or the Clean Up Call Price and the distribution by the Trustee of such amounts in accordance with Section 4.04 hereof, the Mortgage Files pertaining to the Mortgage Loans being purchased and take such other actions as the winning bidder or such purchaser may reasonably request to effect the transfer of the Mortgage Loans to the winning bidder or such purchaser.

     In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall remit to the Trustee for deposit in the Certificate Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Servicer pursuant to Section 3.08), which deposit shall be deemed to have occurred immediately preceding such purchase.

     Any purchase shall be accomplished by deposit into the Certificate Account of the Auction Termination Amount paid by the winning bidder if an Auction Termination has occurred or the Clean Up Call Price in the event the Servicer exercises a Clean Up Call and only following the delivery of an Opinion of Counsel in form and substance acceptable to the Trustee that such termination is a "Qualified Liquidation" under Section 860F of the Code.

     (d) The right of the Depositor to direct the Trustee to effect an Auction Termination or of the Servicer to effect a Clean Up Call pursuant to clause
(a)(i) or (a)(ii) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating ten percent (10%) or less of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     (e) In the event that the Trustee is unable to complete a sale at the Auction Termination, the Servicer may terminate the Trust Fund by purchasing all the Mortgage Loans, and REO Properties at a price equal to the Clean Up Call Price on any Distribution Date on or after the Clean Up Call Date, by exercising a Clean Up Call.

     (f) Notwithstanding anything to the contrary in this Article IX, no Auction Termination or Clean Up Call shall be effected at any time during which NIM Notes are outstanding if the Class C Certificateholder notifies the Trustee in writing that the Class C Certificateholder does not consent to such proposed Auction Termination or Clean Up Call. The parties hereto intend that the portion of any amount received upon an Auction Termination or Clean Up Call that is attributable to clause (D) of the definition of Auction Termination Price or clause (d) of the definition of Clean Up Call Price and required to cover


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what would otherwise be a shortfall in the amounts described in clause (D) of the definition of Auction Termination Price or clause (d) of the definition of Clean Up Call Price shall be treated for federal income tax purposes as having been paid by the winning bidder of the auction or the Servicer, as applicable, directly to the Class C Certificateholder (rather than having been paid to any REMIC) to induce the Class C Certificateholder to consent to the Auction Termination or Clean Up Call, as applicable.

     (g) Notwithstanding any other terms of this Agreement, prior to any termination of the Trust Fund, the Servicer may prepare a reconciliation of all Advances and Servicing Advances made by it for which it has not been reimbursed and a reasonable estimate of all additional Servicing Advances and other costs for which it would be entitled to be reimbursed if the Trust Fund were not being terminated, including without limitation, any Servicing Advances and other costs arising under Section 6.03 (Limitation on Liability of the Depositor, the Servicer and Others), and the Servicer may recover these Advances, Servicing Advances and estimated Servicing Advances and other costs from the Collection Account (to the extent that such recovery of Servicing Advances, estimated Servicing Advances and other costs constitutes "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)).

     (h) Notwithstanding any other terms of this Agreement, unless the Servicer previously has notified the Trustee that it has entered into a servicing agreement for the servicing after the termination date of the Trust Fund assets, at least twenty (20) days prior to any termination of the Trust Fund, the Trustee or the Depositor shall notify the Servicer in writing to transfer the assets of the Trust Fund as of the termination date to the person specified in the notice, or if such person is not then known, to continue servicing the assets until the date that is twenty (20) days after the termination date and on the termination date, the Trustee or the Depositor shall notify the Servicer of the person to whom the assets should be transferred on that date. In the latter event the Servicer shall be entitled to recover its servicing fee and any advances made for the interim servicing period from the collections on the assets which have been purchased from the Trust Fund and the new owner of the assets, and the agreements for the new owner to obtain ownership of the assets of the Trust Fund shall so provide.

     SECTION 9.02. Final Distribution on the Certificates.

     If on any Determination Date, (i) the Trustee determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Trustee shall send a final distribution notice promptly to each Certificateholder or (ii) the Trustee determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the Certificateholders within seven (7) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the office of the Trustee specified in such notice. If the Trustee is able to terminate the Trust Fund pursuant to Section 9.01(a)(i), or if the Servicer conducts a Clean Up Call and terminates the Trust Fund pursuant to Section 9.01(a)(ii) or 9.01(e), at least ten (10) days prior to the date notice is to be mailed to the affected Certificateholders, the Trustee shall notify the Depositor and the Servicer of the date such electing party intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

     Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the


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location of the office or agency at which such presentation and surrender must be made, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

     In the event such notice is given, the Servicer shall cause all funds in the Collection Account to be deposited in the Certificate Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Trustee the Mortgage Files for the Mortgage Loans.

     Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Certificate Account in the order and priority set forth in Section 4.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

     In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholder shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto. Upon payment to the Class R Certificateholder of such funds and assets, the Trustee shall have no further duties or obligations with respect thereto.

     SECTION 9.03. Additional Termination Requirements.

     (a) In the event the Trustee is able to effect an Auction Termination or the Servicer conducts a Clean Up Call as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel addressed to the Trustee, at the expense of the Servicer to the effect that the failure of the Issuing Entity to comply with the requirements of this Section
9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of any of the REMICs provided for herein as defined in section 860F of the Code, or (ii) cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) The Depositor shall establish a 90-day liquidation period and notify the Trustee thereof, which shall in turn specify the first day of such period in a statement attached to the final tax returns of each of the REMICs provided for herein pursuant to Treasury Regulation Section 1.860F-1. The Depositor shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Issuing Entity;

          (ii) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Depositor as agent of the Trustee shall sell all of the assets of the Trust Fund for cash; and


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

          (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Class R Certificateholder all cash on hand (other than cash retained to meet outstanding claims known to the Trustee), and the Trust Fund shall terminate at that time, whereupon the Trustee shall have no further duties or obligations with respect to sums distributed or credited to the Class R Certificateholder.

     (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor
Certificateholders.

     (c) The Trustee as agent for each REMIC hereby agrees to adopt and sign a plan of complete liquidation prepared and delivered to it by the Depositor upon the written request of the Depositor, and the receipt of Opinion of Counsel referred to in Section 9.03(a)(i) and to take such other action in connection therewith as may be reasonably requested by the Depositor.

     (d) Notwithstanding any other terms of this Agreement, prior to termination of the Trust Fund, the Servicer may prepare a reconciliation of all Advances and Servicing Advances made by it for which it has not been reimbursed and a reasonable estimate of all additional Servicing Advances and other costs for which it would be entitled to be reimbursed if the Trust Fund were not being terminated, including without limitation, any Servicing Advances and other costs arising under Section 6.03, and the Servicer may recover these Advances, Servicing Advances and estimated Servicing Advances and other costs from the Collection Account (to the extent that such recovery of Servicing Advances, estimated Servicing Advances and other costs constitutes "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)).

     (e) Notwithstanding any other terms of this Agreement, unless the Servicer previously has notified the Trustee that it has entered into a servicing agreement for the servicing after the termination date of the Trust Fund assets, at least twenty (20) days prior to any termination of the Trust Fund, the Depositor shall notify the Servicer in writing to transfer the assets of the Trust Fund as of the termination date to the person specified in the notice, or if such person is not then known, to continue servicing the assets until the date that is twenty (20) days after the termination date and on the termination date, the Depositor shall notify the Servicer of the person to whom the assets should be transferred on that date. In the latter event the Servicer shall be entitled to recover its servicing fee and any advances made for the interim servicing period from the collections on the assets which have been purchased from the Trust and the new owner of the assets, and the agreements for the new owner to obtain ownership of the assets of the Trust Fund shall so provide.

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

     SECTION 10.01. Amendment.

     This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders,

          (i) To cure any ambiguity or correct any mistake,

          (ii) To correct, modify or supplement any provision therein which may be inconsistent with any other provision herein,


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

          (iii) To add any other provisions with respect to matters or questions arising under this Agreement, or

          (iv) To modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement, provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an Opinion of Counsel addressed to the Trustee to such effect, adversely affect in any material respect the interests of any Holder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Holder if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any Class of the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. In addition, this Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders and without delivery of an Opinion of Counsel to comply with the provisions of Regulation AB.

     Notwithstanding the foregoing, without the consent of the Certificateholders, the Depositor, the Servicer and the Trustee may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of the REMICs provided for herein as REMICs under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or any of the REMICs provided for herein pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee has been provided an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

     This Agreement may also be amended from time to time by the Depositor, the Servicer, the Trustee and the Holders of the Certificates affected thereby evidencing not less than 66 2/3% of the Voting Rights, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment is permitted hereunder and will not cause the imposition of any tax on the Trust Fund, any of the REMICs provided for herein or the Certificateholders or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee or upon the written request of the Trustee to the Servicer, the Servicer shall


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furnish written notification of the substance of such amendment to each
Certificateholder, each Rating Agency, the Cap Contract Counterparty and the Swap Counterparty.

     It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Nothing in this Agreement shall require the Trustee or the Servicer to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee or the Servicer that (i) such amendment is permitted and is not prohibited by this Agreement and that all conditions precedent for amending this Agreement have been complied with.

     The Trustee may, but shall not be obligated to, enter into any supplement, modification or waiver which affects its rights, duties or obligations hereunder.

     Notwithstanding the foregoing, the Trustee shall not enter into any amendment to this Agreement that would have a materially adverse effect on the Swap Counterparty or the Cap Contract Counterparty without first obtaining the consent of the Swap Counterparty or the Cap Contract Counterparty, respectively.

     SECTION 10.02. Counterparts.

     This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 10.03. Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     SECTION 10.04. Intention of Parties.

     It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.


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

     The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

     SECTION 10.05. Notices.

     (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has written notice or actual knowledge:

          (i) Any material change or amendment to this Agreement;

          (ii) The occurrence of any Event of Default that has not been cured;

          (iii) The resignation or termination of the Trustee or the Servicer and the appointment of any successor;

          (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02 and 2.03;

          (v) The final payment to Certificateholders; and

          (vi) Any change in the location of the Certificate Account or the Collection Account.

     (b) The Trustee shall promptly furnish or make available to each Rating Agency copies of the following upon its receipt thereof:

          (vii) Each report to Certificateholders described in Section 4.05;

          (viii) Each annual statement as to compliance described in Section 3.17; and

          (ix) Each annual independent public accountants' servicing report described in Section 3.18.

     (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080, Attention: Asset-Backed Finance; (b) in the case of the Trustee, U.S. Bank National Association, 60 Livingston Avenue, Mail Code EP-MN-WS3D, St. Paul, Minnesota 55107-2292,
Attention: Structured Finance/SURF Series 2007-AB1; (c) in the case of the Rating Agencies, (i) Fitch, Inc. One State Street Plaza, 30th Floor, New York, New York 10004, Attention: Surveillance Group, (ii) Standard and Poor's Ratings Services, a division of the McGraw Hill Companies, Inc., 55 Water Street, New York, New York 10041, (iii) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007; (d) in the case of the Servicer, Wilshire Credit Corporation, 14523 S.W. Millikan Way, Suite 200, Beaverton, Oregon 97005,
Attention: VP Client Services, and in the case of any of the foregoing persons, such other addresses as may hereafter be furnished by any such persons to the other parties to this Agreement.


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

Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

     SECTION 10.06. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 10.07. Assignment.

     Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and Depositor.

     SECTION 10.08. Limitation on Rights of Certificateholders.

     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.


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     SECTION 10.09. Inspection and Audit Rights.

     The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor, subject to a reasonable confidentiality agreement, or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees, agents, counsel and independent public accountants (and by this provision the Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Servicer.

     SECTION 10.10. Certificates Nonassessable and Fully Paid.

     It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Issuing Entity, that the interests in the Issuing Entity represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Authenticating Agent pursuant to this Agreement, are and shall be deemed fully paid.

     SECTION 10.11. [RESERVED]

     SECTION 10.12. [RESERVED]

     SECTION 10.13. Third Party Rights.

     The Cap Contract Counterparty and the Swap Counterparty shall be deemed third party beneficiaries of this Agreement regarding provisions related to payments owed to the Cap Contract Counterparty or the Swap Counterparty, respectively, so long as any of the Corridor Contracts or the Swap Agreement, as applicable, remains in effect.

     SECTION 10.14. Assignment; Sales; Advance Facilities.

     (a) The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an "Advance Facility"), the documentation for which complies with Section 10.14(e) below, under which (1) the Servicer assigns or pledges its rights under this Agreement to be reimbursed for any or all Advances and/or Servicing Advances to (i) a Person, which may be a special-purpose bankruptcy-remote entity (an "SPV"), (ii) a Person, which may simultaneously assign or pledge such rights to an SPV or (iii) a lender (a "Lender"), which, in the case of any Person or SPV of the type described in either of the preceding clauses (i) or (ii), may directly or through other assignees and/or pledgees, assign or pledge such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person or any such Lender, an "Advance Financing Person"), and/or (2) an Advance Financing Person agrees to fund all the Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party shall be required before the Servicer may enter into an Advance Facility nor shall the Trustee or the Certificateholders be a third party beneficiary of any obligation of an Advance Financing Person to the Servicer. Notwithstanding the existence of any Advance Facility under which an Advance Financing Person agrees to fund Advances and/or Servicing Advances, (A) the Servicer (i) shall remain obligated pursuant to this Agreement to make Advances and/or Servicing Advances pursuant to and as required by this Agreement and (ii) shall not be relieved of such obligations by virtue of such Advance Facility and


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(B) neither the Advance Financing Person nor any Servicer's Assignee (as
hereinafter defined) shall have any right to proceed against or otherwise contact any Mortgagor for the purpose of collecting any payment that may be due with respect to any related Mortgage Loan or enforcing any covenant of such Mortgagor under the related Mortgage Loan documents.

     (b) If the Servicer enters into an Advance Facility, the Servicer and the related Advance Financing Person shall deliver to the Trustee at the address set forth in Section 10.05 hereof a written notice (an "Advance Facility Notice"), stating (a) the identity of the Advance Financing Person and (b) the identity of the Person (the "Servicer's Assignee") that will, subject to Section 10.14(c) hereof, have the right to make withdrawals from the Collection Account pursuant to Section 3.08(a) hereof to reimburse previously unreimbursed Advances and/or Servicing Advances ("Advance Reimbursement Amounts"). Advance Reimbursement Amounts (i) shall consist solely of amounts in respect of Advances and/or Servicing Advances for which the Servicer would be permitted to reimburse itself in accordance with Section 3.08 hereof, assuming the Servicer had made the related Advance(s) and/or Servicing Advance(s) and (ii) shall not consist of amounts payable to a successor servicer in accordance with Section 3.05 hereof to the extent permitted under Section 10.14(e) below.

     (c) Notwithstanding the existence of an Advance Facility, the Servicer, on behalf of the Advance Financing Person and the Servicer's Assignee, shall be entitled to receive reimbursements of Advances and/or Servicing Advances in accordance with Section 4.01 hereof, which entitlement may be terminated by the Advance Financing Person pursuant to a written notice to the Trustee in the manner set forth in Section 10.05 hereof. Upon receipt of such written notice, the Servicer shall no longer be entitled to receive reimbursement for any Advance Reimbursement Amounts and the Servicer's Assignee shall immediately have the right to receive from the Collection Account all Advance Reimbursement Amounts. Notwithstanding the foregoing, and for the avoidance of doubt, (i) the Servicer and/or the Servicer's Assignee shall only be entitled to reimbursement of Advance Reimbursement Amounts hereunder from withdrawals from the Collection Account pursuant to Section 4.01 of this Agreement and shall not otherwise be entitled to make withdrawals or receive amounts that shall be deposited in the Distribution Account pursuant to Section 4.01 hereof, and (ii) none of the Trustee or the Certificateholders shall have any right to, or otherwise be entitled to, receive any Advance Reimbursement Amounts to which the Servicer or Servicer's Assignee, as applicable, shall be entitled pursuant to Section 4.01 hereof. An Advance Facility may be terminated by the joint written direction of the Servicer and the related Advance Financing Person. Written notice of such termination shall be delivered to the Trustee in the manner set forth in Section
10.05 hereof. None of the Depositor or the Trustee shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any Advance Reimbursement Amount, nor, as a result of the existence of any Advance Facility, shall the Depositor or the Trustee have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of Advance Reimbursement Amounts to the Servicer's Assignee. The Servicer shall indemnify the Depositor, the Trustee, any successor servicer and the Issuing Entity for any claim, loss, liability or damage resulting from any claim by the related Advance Financing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Depositor, the Trustee or any successor servicer, as the case may be, or failure by the successor servicer or the Trustee, as the case may be, to remit funds as required by this Agreement or the commission of an act or omission to act by the successor servicer or the Trustee, as the case may be, and the passage of any applicable cure or grace period, such that an Event of Default under this Agreement occurs or such entity is subject to termination for cause under this Agreement. The Servicer shall maintain and provide to any successor servicer and, upon request, the Trustee a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advance Financing Person. The successor servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor servicer shall not be liable for any errors in such information.


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     (d) [Reserved]

     (e) As between a predecessor Servicer and its Advance Financing Person, on the one hand, and a successor servicer and its Advance Financing Person, if any, on the other hand, Advance Reimbursement Amounts on a loan-by-loan basis with respect to each Mortgage Loan as to which an Advance and/or Servicing Advance shall have been made and be outstanding shall be allocated on a "first-in, first out" basis. In the event the Servicer's Assignee shall have received some or all of an Advance Reimbursement Amount related to Advances and/or Servicing Advances that were made by a Person other than such predecessor Servicer or its related Advance Financing Person in error, then such Servicer's Assignee shall be required to remit any portion of such Advance Reimbursement Amount to each Person entitled to such portion of such Advance Reimbursement Amount. Without limiting the generality of the foregoing, the Servicer shall remain entitled to be reimbursed by the Advance Financing Person for all Advances and/or Servicing Advances funded by the Servicer to the extent the related Advance Reimbursement Amounts have not been assigned or pledged to such Advance Financing Person or Servicer's Assignee.

     (f) For purposes of any Officer's Certificate of the Servicer made pursuant to Section 4.01, any Non-Recoverable Advance or Non-Recoverable Servicing Advance referred to therein may have been made by such Servicer or any predecessor Servicer. In making its determination that any Advance or Servicing Advance theretofore made has become a Non-Recoverable Advance or Non-Recoverable Servicing Advance, the Servicer shall apply the same criteria in making such determination regardless of whether such Advance or Servicing Advance shall have been made by the Servicer or any predecessor Servicer.

     (g) Any amendment to this Section 10.14 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 10.14, including amendments to add provisions relating to a successor servicer, may be entered into by the Trustee, the Depositor and the Servicer without the consent of any Certificateholder, provided such amendment complies with Section 10.01 hereof. All reasonable costs and expenses (including attorneys' fees) of each party hereto of any such amendment shall be borne solely by the Servicer. The parties hereto hereby acknowledge and agree that: (a) the Advances and/or Servicing Advances financed by and/or pledged to an Advance Financing Person under any Advance Facility are obligations owed to the Servicer payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances only to the extent provided herein, and the Trustee and the Trust are not, as a result of the existence of any Advance Facility, obligated or liable to repay any Advances and/or Servicing Advances financed by the Advance Financing Person; (b) the Servicer will be responsible for remitting to the Advance Financing Person the applicable amounts collected by it as reimbursement for Advances and/or Servicing Advances funded by the Advance Financing Person, subject to the provisions of this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and any Advance Financing Person.


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     IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                        as Depositor


                                        By:
                                            ------------------------------------
                                        Name: Paul Park
                                        Title: Authorized Signatory


                                        WILSHIRE CREDIT CORPORATION,
                                        as Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        U.S. BANK NATIONAL ASSOCIATION,
                                        not in its individual capacity, but
                                        solely as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A

                          FORMS OF OFFERED CERTIFICATES

                           FORM OF CLASS A CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC. ("MLMI"), THE TRUSTEE, OR ANY SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY MLMI, THE TRUSTEE, ANY SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

UNTIL THE TERMINATION OF THE SWAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) THE TRANSFEREE'S ACQUISITION AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

                           CLASS A-[_____] CERTIFICATE

Number: 07-AB1-A-[_____]                Original Denomination: $[_____]

Cut-off Date: March 1, 2007             Last Scheduled  Distribution Date:
                                        March 25, 2037

First Distribution Date:                Aggregate Initial Certificate
April 25, 2007                          Balance of all Class A-[_____]
                                        Certificates: $[_____]

Pass-Through Rate: Variable(1)          CUSIP: [_____]

----------
(1)  Subject to a cap as described in the Agreement.

              SPECIALTY UNDERWRITING AND RESIDENTIAL FINANCE TRUST
            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-AB1

evidencing an ownership interest in distributions allocable to the Class A-[_____] Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

     This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class A Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Wilshire Credit Corporation (the "Servicer") and are secured by first or second mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of March 1, 2007, between the Depositor, the Servicer and U.S. Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

This Certificate is one of a duly authorized issue of Certificates, designated as Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-AB1, Class A-[_____] (the "Class A-[_____] Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 2007.

     Distributions on this Certificate will be made either by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register or, in the case of any Certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a Holder of this Certificate will receive such Holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March 26, 2007                   U.S. BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer


CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

U.S. BANK NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
    Authorized Signatory

                             REVERSE OF CERTIFICATE

              SPECIALTY UNDERWRITING AND RESIDENTIAL FINANCE TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2007-AB1

     This Certificate is one of a duly authorized issue of Certificates, designated as Specialty Underwriting and Residential Finance Trust Mortgage Loan Asset-Backed Certificates, Series 2007-AB1, evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC") in a tiered REMIC structure. The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) the exercise by the Trustee of an Optional Termination; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
(ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

____________________________________________________________________ Attorney to
transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.


Dated:
       ------------------------------   ----------------------------------------
(Signature guaranty)                    NOTICE: The signature to this assignment
                                        must correspond with the name as it
                                        appears upon the face of the within
                                        Certificate in every particular, without alteration or enlargement or any change whatever.

     (*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                           FORM OF CLASS M CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC. ("MLMI"), THE TRUSTEE, OR ANY SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY MLMI, THE TRUSTEE, ANY SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

UNTIL THE TERMINATION OF THE SWAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) THE TRANSFEREE'S ACQUISITION AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

                           CLASS M-[_____] CERTIFICATE

Number: 07-AB1-M-[_____]-1              Original Denomination: $[_____]

Cut-off Date: March 1, 2007             Last Scheduled Distribution Date:
                                        March 25, 2037

First Distribution Date:                Aggregate Initial Certificate
April 25, 2007                          Balance of all Class M-[_____]
                                        Certificates: $[_____]

Pass-Through Rate: Variable(1)          CUSIP: [_____]

----------
(1)  Subject to a cap as described in the Agreement.

              SPECIALTY UNDERWRITING AND RESIDENTIAL FINANCE TRUST
            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-AB1

evidencing an ownership interest in distributions allocable to the Class M-[_____] Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

     This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class A Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Wilshire Credit Corporation (the "Servicer") and are secured by first or second mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of March 1, 2007, between the Depositor, the Servicer and U.S. Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

This Certificate is one of a duly authorized issue of Certificates, designated as Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-AB1, Class M-[_____] (the "Class M-[_____] Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 2007.

     Distributions on this Certificate will be made either by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register or, in the case of any Certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a Holder of this Certificate will receive such Holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March 26, 2007                   U.S. BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer


CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

U.S. BANK, NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
    Authorized Signatory

                             REVERSE OF CERTIFICATE

              SPECIALTY UNDERWRITING AND RESIDENTIAL FINANCE TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2007-AB1

     This Certificate is one of a duly authorized issue of Certificates, designated as Specialty Underwriting and Residential Finance Trust Mortgage Loan Asset-Backed Certificates, Series 2007-AB1, evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC") in a tiered REMIC structure. The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) the exercise by the Trustee of an Optional Termination; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
(ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

____________________________________________________________________ Attorney to
transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.


Dated:
       ------------------------------   ----------------------------------------
(Signature guaranty)                    NOTICE: The signature to this assignment
                                        must correspond with the name as it
                                        appears upon the face of the within
                                        Certificate in every particular, without alteration or enlargement or any change whatever.

     (*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                           FORM OF CLASS B CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC. ("MLMI"), THE TRUSTEE, OR ANY SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY MLMI, THE TRUSTEE, ANY SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

UNTIL THE TERMINATION OF THE SWAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) THE TRANSFEREE'S ACQUISITION AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

                           CLASS B-[_____] CERTIFICATE

Number: 07-AB1-B-[_____]-1              Original Denomination: $[_____]

Cut-off Date: March 1, 2007             Last Scheduled Distribution Date:
                                        March 25, 2037

First Distribution Date:                Aggregate Initial Certificate
April 26, 2007                          Balance of all Class B-1
                                        Certificates: $[_____]

Pass-Through Rate: Variable(1)          CUSIP: [_____]

----------
(1)  Subject to a cap as described in the Agreement.

              SPECIALTY UNDERWRITING AND RESIDENTIAL FINANCE TRUST
            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-AB1

evidencing an ownership interest in distributions allocable to the Class B-[_____] Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

     This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class A Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Wilshire Credit Corporation (the "Servicer") and are secured by first or second mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of March 1, 2007, between the Depositor, the Servicer and U.S. Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

This Certificate is one of a duly authorized issue of Certificates, designated as Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-AB1, Class B-[_____] (the "Class B-[_____] Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 2007.

     Distributions on this Certificate will be made either by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register or, in the case of any Certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a Holder of this Certificate will receive such Holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March 26, 2007                   U.S. BANK, NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer


CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

U.S. BANK, NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
    Authorized Signatory

                             REVERSE OF CERTIFICATE

              SPECIALTY UNDERWRITING AND RESIDENTIAL FINANCE TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2007-AB1

This Certificate is one of a duly authorized issue of Certificates, designated as Specialty Underwriting and Residential Finance Trust Mortgage Loan Asset-Backed Certificates, Series 2007-AB1, evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC") in a tiered REMIC structure. The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) the exercise by the Trustee of an Optional Termination; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
(ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

[FORM OF ASSIGNMENT]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

____________________________________________________________________ Attorney to
transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.


Dated:
       -------------------------        ----------------------------------------
(Signature guaranty)                    NOTICE: The signature to this assignment
                                        must correspond with the name as it
                                        appears upon the face of the within
                                        Certificate in every particular, without alteration or enlargement or any change whatever.

     (*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                           FORM OF CLASS P CERTIFICATE

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC. ("MLMI"), THE TRUSTEE, OR ANY SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY MLMI, THE TRUSTEE, ANY SERVICER, OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CLASS P CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED (A) A REPRESENTATION FROM THE TRANSFEREE THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A PLAN SUBJECT TO ANY STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW") (COLLECTIVELY, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT," AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60, AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60, OR (C) SOLELY IN THE EVENT THE CERTIFICATE IS A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF THE CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A

NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE, OR A VIOLATION OF SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE SERVICER OR THE DEPOSITOR. IF THE CERTIFICATE IS NOT A DEFINITIVE CERTIFICATE, THE TRANSFEREE IS DEEMED TO HAVE MADE THE REPRESENTATION IN (A) OR
(B) ABOVE.

                               CLASS P CERTIFICATE

Number: 07-AB1-P-1                      Percentage Interest: 100%

Cut-off Date: March 1, 2007             Aggregate Percentage Interest of all
                                        Class P Certificates: 100%

First Distribution Date:                CUSIP: [_____]
April 25, 2007

              SPECIALTY UNDERWRITING AND RESIDENTIAL FINANCE TRUST
            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-AB1

evidencing an ownership interest in distributions allocable to the Class P Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     This certifies that MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Wilshire Credit Corporation (the "Servicer") and are secured by first or second mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of March 1, 2007, between the Depositor, the Servicer and U.S. Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-AB1, Class P (the "Class P Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 2007

     Distributions on this Certificate will be made either by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March 26, 2007                   U.S. BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

U.S. BANK NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
    Authorized Signatory

                             REVERSE OF CERTIFICATE

              SPECIALTY UNDERWRITING AND RESIDENTIAL FINANCE TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2007-AB1

This Certificate is one of a duly authorized issue of Certificates, designated as Specialty Underwriting and Residential Finance Trust Mortgage Loan Asset-Backed Certificates, Series 2007-AB1, evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC") in a tiered REMIC structure. The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) the exercise by the Trustee of an Optional Termination; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
(ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

____________________________________________________________________ Attorney to
transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.


Dated:
       ------------------------------   ----------------------------------------
(Signature guaranty)                    NOTICE: The signature to this assignment
                                        must correspond with the name as it
                                        appears upon the face of the within
                                        Certificate in every particular, without alteration or enlargement or any change whatever.

     (*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                           FORM OF CLASS C CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A GRANTOR TRUST THAT HOLDS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND IS TREATED AS HAVING ENTERED INTO CERTAIN NOTIONAL PRINCIPAL CONTRACTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC. ("MLMI"), THE TRUSTEE, OR ANY SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY MLMI, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CLASS C CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED (A) A REPRESENTATION FROM THE TRANSFEREE THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A PLAN SUBJECT TO ANY STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW") (COLLECTIVELY, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE

CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT," AS DEFINED IN
SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60, AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60, OR (C) SOLELY IN THE EVENT THE CERTIFICATE IS A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF THE CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE, OR A VIOLATION OF SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE SERVICER OR THE DEPOSITOR. IF THE CERTIFICATE IS NOT A DEFINITIVE CERTIFICATE, THE TRANSFEREE IS DEEMED TO HAVE MADE THE REPRESENTATION IN (A) OR
(B) ABOVE.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO A PERSON THAT IS EITHER (I) NOT A "UNITED STATES PERSON" (AS DEFINED FOR PURPOSES OF SECTION 7701 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED) OR (II) A DISQUALIFIED ORGANIZATION (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) OR A PERSON ACQUIRING SUCH CERTIFICATE ON BEHALF (AS A BROKER, AGENT, NOMINEE OR OTHERWISE) OF A DISQUALIFIED ORGANIZATION. THE TRUSTEE SHALL NOT REGISTER ANY TRANSFER OF THIS CERTIFICATE UNLESS THE TRUSTEE SHALL HAVE BEEN FURNISHED WITH A TRANSFEREE LETTER OR A LETTER FROM THE INITIAL HOLDER OF THIS CERTIFICATE IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT. ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND THE PURPORTED TRANSFEREE SHALL ACQUIRE NO RIGHTS WITH RESPECT TO THIS CERTIFICATE.

                               CLASS C CERTIFICATE

Number: 07-AB1-C-1                      Percentage Interest: 100%

Cut-off Date: March 1, 2007             Aggregate Percentage Interest of all
                                        Class C Certificates: 100%

First Distribution Date:                CUSIP: [_____]
April 25, 2007

              SPECIALTY UNDERWRITING AND RESIDENTIAL FINANCE TRUST
            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-AB1

evidencing an ownership interest in distributions allocable to the Class C Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     This certifies that MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Wilshire Credit Corporation (the "Servicer") and are secured by first or second mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of March 1, 2007, between the Depositor, the Servicer and U.S. Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-AB1, Class C (the "Class C Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 2007.

     Distributions on this Certificate will be made either by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March 26, 2007                   U.S. BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

U.S. BANK NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
    Authorized Signatory

                             REVERSE OF CERTIFICATE

              SPECIALTY UNDERWRITING AND RESIDENTIAL FINANCE TRUST
            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-AB1

This Certificate is one of a duly authorized issue of Certificates, designated as Specialty Underwriting and Residential Finance Trust Mortgage Loan Asset-Backed Certificates, Series 2007-AB1, evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC") in a tiered REMIC structure. The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) the exercise by the Trustee of an Optional Termination; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
(ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

____________________________________________________________________ Attorney to
transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.


Dated:
       ------------------------------   ----------------------------------------
(Signature guaranty)                    NOTICE: The signature to this assignment
                                        must correspond with the name as it
                                        appears upon the face of the within
                                        Certificate in every particular, without alteration or enlargement or any change whatever.

     (*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                           FORM OF CLASS R CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "RESIDUAL INTEREST" IN EACH OF ONE OR MORE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC. ("MLMI"), THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC RESIDUAL INTERESTS REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY MLMI, THE TRUSTEE, ANY SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CLASS R CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE WITH A REPRESENTATION IN ACCORDANCE WITH SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A PLAN SUBJECT TO ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN.

                               CLASS R CERTIFICATE

Number: 07-AB1-R-1                      Principal Balance: $100

Cut-off Date: March 1, 2007             Pass-Through Rate: Variable(1)

First Distribution Date:                CUSIP: [_____]
April 26, 2007

----------
(1)  Subject to a cap as described in the Agreement.

              SPECIALTY UNDERWRITING AND RESIDENTIAL FINANCE TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 Series 2007-AB1

evidencing an ownership interest in distributions allocable to the Class R Certificates with respect to a pool of conventional, sub prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     This certifies that MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class R Certificates) in certain distributions with respect to a pool of conventional, sub prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Wilshire Credit Corporation (the "Servicer") and are secured by first or second mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of March 1, 2007, between the Depositor, the Servicer and U.S. Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset Backed Certificates, Series 2007-AB1, Class R (the "Class R Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 2007.

     Distributions on this Certificate will be made either by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March 26, 2007                   U.S. BANK, NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

U.S. BANK, NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
    Authorized Signatory

                             REVERSE OF CERTIFICATE

              SPECIALTY UNDERWRITING AND RESIDENTIAL FINANCE TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2007-AB1

This Certificate is one of a duly authorized issue of Certificates, designated as Specialty Underwriting and Residential Finance Trust Mortgage Loan Asset-Backed Certificates, Series 2007-AB1, evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC") in a tiered REMIC structure. The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) the exercise by the Trustee of an Optional Termination; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
(ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

____________________________________________________________________ Attorney to
transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.


Dated:
       ------------------------------   ----------------------------------------
(Signature guaranty)                    NOTICE: The signature to this assignment
                                        must correspond with the name as it
                                        appears upon the face of the within
                                        Certificate in every particular, without alteration or enlargement or any change whatever.

     (*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT B

                     MORTGAGE LOAN SCHEDULE - MORTGAGE POOL

On file at:

Dechert LLP
c/o Steve Molitor
Cira Centre
2929 Arch Street
Philadelphia, PA 19104-2808
Tel: +1 215 994 4000
Fax: +1 215 994 2222

                                   EXHIBIT C-1

                                   [RESERVED]

                                   EXHIBIT C-2

                                   [RESERVED]

                                    EXHIBIT D

                          FORM OF TRUSTEE CERTIFICATION

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wilshire Credit Corporation
14523 S.W. Millikan Way
Suite 200
Beaverton, Oregon 97005

Re: Pooling and Servicing Agreement, dated as of March 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wilshire Credit Corporation, as servicer, and U.S. Bank National Association, as trustee, relating to Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-AB1

Ladies and Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that [, except as set forth in Schedule A hereto,] as to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that:

     (i) All documents in the Mortgage File required to be delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement are in its possession;

     (ii) In connection with each Mortgage Loan as to which documentary evidence of recording was not received on the Closing Date, it has received evidence of such recording; and

     (iii) Such documents have been reviewed by it and such documents do not contain any material omissions or defects within the meaning of Section 2.01 or 2.02.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond confirming (i) that the Mortgage Loan number and the name of the Mortgagor in each Mortgage File conform to the respective Mortgage Loan number and name listed on the Mortgage Loan Schedule and (ii) the existence in each Mortgage File of each of the documents listed in subparagraphs
(i)(a) through (k), inclusive, of Section 2.01 in the Agreement. The Trustee makes no representations or warranties as to the validity, legality, recordability, sufficiency, recordability, enforceability or genuineness of any of the documents contained in each Mortgage Loan or the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT E-1

                    FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT

                                     [DATE]

U.S. Bank National Association
60 Livingston Avenue
Mail Code EP-MN-WS3D
St. Paul, Minnesota 55107-2292
Attention: Structured Finance/SURF 2007-AB1

Ladies and Gentlemen:

     We propose to purchase the Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-AB1, Class R Certificate, described in the Prospectus Supplement, dated March 22, 2007, and Prospectus, dated March 22, 2007.

     1. We certify that (a) we are not a disqualified organization and (b) we are not purchasing such Class R Certificate on behalf of a disqualified organization; for this purpose the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

     2. We certify that (a) we have historically paid our debts as they became due, (b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the Class R Certificate, we may incur tax liabilities in excess of any cash flows generated by the Class R Certificate, and (d) we intend to pay any taxes associated with holding the Class R Certificate as they become due and (e) we will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of ours or another U.S. taxpayer.

     3. We acknowledge that we will be the beneficial owner of the Class R Certificate and:(1)

     ____ The Class R Certificate will be registered in our name.

     ____ The Class R Certificate will be held in the name of our nominee
     ____________, which is not a disqualified organization.

----------
(1) Check appropriate box and if necessary fill in the name of the Transferee's nominee.


                                      E-1-1

     4. We certify that we are not an employee benefit plan or other arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Code or a plan subject to state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), and are not directly or indirectly acquiring the Class R Certificate for, on behalf of or with any assets of a Plan.

     5. We certify that (i) we are a U.S. person or (ii) we will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and have furnished the transferor and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code; for this purpose the term "U.S. person" means a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). We agree that any breach by us of this certification shall render the transfer of any interest in the Class R Certificate to us absolutely null and void and shall cause no rights in the Class R Certificate to vest in us.

     6. We agree that in the event that at some future time we wish to transfer any interest in the Class R Certificate, we will transfer such interest in the Class R Certificate only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class R Certificate on behalf of a disqualified organization, (ii) is a U.S. person or will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and will furnish us and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code and (iii) has delivered to the Trustee a letter in the form of this letter (including the affidavit appended hereto) and, we will provide the Trustee a written statement substantially in the form of Exhibit E-2 to the Agreement.


                                      E-1-2

     7. We hereby designate ___________________ as our fiduciary to act as the tax matters person for each of the REMICs provided for in the Agreement.

                                        Very truly yours,

                                        [PURCHASER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Accepted as of _________ __, 200_.

MERRILL LYNCH MORTGAGE INVESTORS,
INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                      E-1-3

                                   APPENDIX A

                                        Affidavit pursuant to (i) Section
                                        860E(e)(4) of the Internal Revenue Code
                                        of 1986, as amended, and (ii) certain
                                        provisions of the Pooling and Servicing
                                        Agreement

Under penalties of perjury, the undersigned declares that the following is true:

(1)  He or she is an officer of ___________________________________ (the
     "Transferee"),

(2)  the Transferee's Employer Identification number is ____________________,

(3) the Transferee is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-AB1, Class R Certificate on behalf of a disqualified organization or any other entity,

(4) unless Merrill Lynch Mortgage Investors, Inc.("MLMI") has consented to the transfer to the Transferee by executing the form of Consent affixed as Appendix B to the Transferee's Letter to which this Certificate is affixed as Appendix A, the Transferee is a "U.S. person" (as defined below),

(5) that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

(6)  the Transferee has historically paid its debts as they became due,

(7) the Transferee intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

(8) the Transferee understands that, as beneficial owner of the Class R Certificate, it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate,

(9) the Transferee intends to pay any taxes associated with holding the Class R Certificate as they become due,

(10) the Transferee consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Merrill Lynch Mortgage Investors, Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificate will not be owned directly or indirectly by a disqualified organization, and

(11) IF BRACKETED, THE FOLLOWING CERTIFICATIONS ARE INAPPLICABLE [the transfer is not a direct or indirect transfer of the Class R Certificate to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee, and as to each of the residual interests represented by the Class R Certificate, the present value of the anticipated tax liabilities associated with holding such residual interest does not exceed the sum of:

     (A) the present value of any consideration given to the Transferee to acquire such residual interest;

     (B) the present value of the expected future distributions on such residual interest; and


                                      E-1-4

     (C) the present value of the anticipated tax savings associated with holding such residual interest as the related REMIC generates losses.

     For purposes of this declaration, (i) the Transferee is assumed to pay tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Code, but the tax rate specified in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b)(1) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, and (ii) present values are computed using a discount rate equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee;]

[(11)(A) at the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the Transferee's fiscal year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million; and

     (B) the Transferee is an eligible corporation as defined in Treasury regulations Section 1.860E-1(c)(6)(i) and has agreed in writing that any subsequent transfer of the Class R Certificate will be to another eligible corporation in a transaction that satisfies Treasury regulation Sections 1.860E-1(c)(4)(i), 1.860E-1(c)(4)(ii),
          1.860E-1(c)(4)(iii) and 1.860E1(c)(5) and such transfer will not be a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation.

For purposes of this declaration, the gross and net assets of the Transferee do not include any obligation of any related person as defined in Treasury regulation Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the Transferee to make this declaration or to satisfy the requirements of Treasury regulation Section 1.860E-1(c)(5)(i).]

(12) The Transferee will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.


                                      E-1-5

For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


-------------------------------------


By:
    ---------------------------------

    ---------------------------------

    Address of Investor for receipt of distribution:

    ---------------------------------

    ---------------------------------

    Address of Investor for receipt of tax information:

    ---------------------------------

    ---------------------------------

    (Corporate Seal)

    Attest:

    --------------------------------
                                    , Secretary
    --------------------------------


                                      E-1-6

Personally appeared before me the above-named ____________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ____ day of _______, 200_.


-------------------------------------
Notary Public

County of
          ---------------------------
State of
         ----------------------------
My commission expires the                             day of
                          ---------------------------        ----------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated:
       ---------------


                                      E-1-7

                                   EXHIBIT E-2

                         FORM OF TRANSFEROR'S AFFIDAVIT

                                     [DATE]

U.S. Bank National Association
60 Livingston Avenue
Mail Code EP-MN-WS3D
St. Paul, Minnesota 55107-2292
Attention: Structured Finance/SURF 2007-AB1

Re:  Specialty Underwriting and Residential Finance Trust,
     Mortgage Loan Asset-Backed Certificates, Series 2007-AB1

          ____________________________ (the "Transferor") has reviewed the attached affidavit of ____________________________________ (the "Transferee"),
and has no actual knowledge that such affidavit is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Class R Certificate referred to in the attached affidavit. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                        Very truly yours,


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      E-2-1

                                    EXHIBIT F

                       FORM OF TRANSFEROR CERTIFICATE FOR
                        CLASS P AND CLASS C CERTIFICATES

U.S. Bank National Association
60 Livingston Avenue
Mail Code EP-MN-WS3D
St. Paul, Minnesota 55107-2292
Attention: Structured Finance/SURF 2007-AB1

Re:  Specialty Underwriting and Residential Finance Trust,
     Mortgage Loan Asset-Backed Certificates, Series 2007-AB1

Ladies and Gentlemen:

     In connection with our disposition of the Class [__] Certificate, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of March 1, 2007, among Merrill Lynch Mortgage, Inc., as depositor, Wilshire Credit Corporation, as servicer, and U.S. Bank National Association, as trustee.

                                        Very truly yours,

                                        ----------------------------------------
                                        Name of Transferor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title
                                              ----------------------------------

                                    EXHIBIT G

                            FORM OF INVESTMENT LETTER
                              (ACCREDITED INVESTOR)

                                     [DATE]

U.S. Bank National Association
60 Livingston Avenue
Mail Code EP-MN-WS3D
St. Paul, Minnesota 55107-2292
Attention: Structured Finance/SURF 2007-AB1

Re: Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-AB1

Ladies and Gentlemen:

     __________________________ (the "Purchaser") intends to purchase from
__________ (the "Transferor") $ ________ by original principal balance (the "Transferred Certificates") of Mortgage Loan Asset-Backed Certificates, Series 2007-AB1 (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wilshire Credit Corporation, as servicer (the "Servicer"), and U.S. Bank National Association, as trustee (the "Trustee"). [THE PURCHASER INTENDS TO REGISTER THE TRANSFERRED CERTIFICATE IN THE NAME OF _____________________, AS NOMINEE FOR ___________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

     1. The Purchaser understands that (a) the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, (b) neither the Depositor nor the Trustee is required, and neither of them intends, to so register or qualify the Certificates, (c) the Certificates cannot be resold unless (1) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) an exemption from registration and qualification is available and (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates.

     2. The Certificates will bear a legend to the following effect:

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS

THE TRUSTEE SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

     3. All Certificates other than ERISA Restricted Certificates and Class R Certificate will bear a legend to the following effect:

     UNTIL THE TERMINATION OF THE SWAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) THE TRANSFEREE'S ACQUISITION AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

     4. All ERISA Restricted Certificates will bear a legend to the following effect:

     NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED (A) A REPRESENTATION FROM THE TRANSFEREE THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A PLAN SUBJECT TO ANY STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW") (COLLECTIVELY, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT," AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60, AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60, OR (C) SOLELY IN THE EVENT THE CERTIFICATE IS A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF THE CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE, OR A VIOLATION OF SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE SERVICER OR THE DEPOSITOR. IF THE CERTIFICATE IS NOT A DEFINITIVE CERTIFICATE, THE TRANSFEREE IS DEEMED TO HAVE MADE THE REPRESENTATION IN (A) OR (B) ABOVE.

     5. The Purchaser is acquiring the Transferred Certificates for its own account [FOR INVESTMENT ONLY]**/ and not with a view to or for sale or other transfer in connection with any distribution of the Transferred Certificates in any manner that would violate the Securities Act or any applicable state securities laws, subject, nevertheless, to the understanding that disposition of the Purchaser's property shall at all times be and remain within its control.

     6. The Purchaser (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) is able to bear the economic risks of such an investment and
(c) is an "accredited investor" within the meaning of Rule 501 (a) promulgated pursuant to the Securities Act.

     7. The Purchaser will not nor has it authorized nor will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action, that would constitute a distribution of any Certificate under the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), that would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. Neither the Purchaser nor anyone acting on its behalf has offered the Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Certificates. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

     8. Either (i) the Purchaser of a Certificate that is neither an ERISA Restricted Certificate nor a Class R Certificate is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA or plan subject to Section 4975 of the Code, or (ii) until the termination of the Swap Agreement, such Purchaser's acquisition and holding of such Certificates will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

     9. The Purchaser (A) is not an employee benefit plan or other arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") (collectively, "Plan"), and is not directly or indirectly acquiring the Certificate for, on behalf of, or with any assets of any such Plan, (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in
Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the case of any such Certificate that is a Definitive Certificate, will deliver herewith an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee shall be entitled to rely, to the effect that the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Servicer or the Depositor

----------
**/  Not required of a broker/dealer purchaser.

to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Depositor.

     10. Prior to the sale or transfer by the Purchaser of any of the Certificates, the Purchaser will obtain from any subsequent purchaser substantially the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this letter or a letter substantially in the form of Exhibit G to the Pooling and Servicing Agreement.

     11. The Purchaser agrees to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                        Very truly yours,

                                        [PURCHASER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT H

                       FORM OF RULE 144A INVESTMENT LETTER
                         (QUALIFIED INSTITUTIONAL BUYER)

                                     [DATE]

U.S. Bank National Association
60 Livingston Avenue
Mail Code EP-MN-WS3D
St. Paul, Minnesota 55107-2292
Attention: Structured Finance/SURF 2007-AB1

Re:  Specialty Underwriting and Residential Finance Trust,
     Mortgage Loan Asset-Backed Certificates, Series 2007-AB1

Ladies and Gentlemen:

     ___________________________ (the "Purchaser") intends to purchase from
______________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Mortgage Loan Asset-Backed Certificates, Series 2007-AB1 (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement'), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wilshire Credit Corporation, as servicer (the "Servicer"), and U.S. Bank National Association, as trustee (the "Trustee"). [THE PURCHASER INTENDS TO REGISTER THE TRANSFERRED CERTIFICATE IN THE NAME OF __________________ AS NOMINEE FOR _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

In connection with our acquisition of the above Transferred Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act'), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Transferred Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Transferred Certificates, (d) solely in the case of a Certificate other than an ERISA Restricted Certificate or Class R Certificate, either (i) we are not, and are not acquiring the Certificate for, on behalf of or with any assets of, any employee benefit plan or other arrangement subject to Title I of ERISA or any plan subject to Section 4975 of the Code, or (ii) until the termination of the Swap Agreement, our acquisition and holding of the Certificate will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, (e) we (A) are not an employee benefit plan or other arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar

Law") (collectively, "Plan"), and are not directly or indirectly acquiring the Certificate for, on behalf of, or with any assets of any such Plan, (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, are an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or
(C) solely in the event the Certificate is a Definitive Certificate, shall herewith deliver an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee shall be entitled to rely, to the effect that the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Depositor, (f) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (g) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale of the Transferred Certificates to us is being made in reliance on Rule 144A. We are acquiring the Transferred Certificates for our own account or for resale pursuant to Rule 144A and further understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed by us, based upon certifications of such purchaser or information we have in our possession, to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

     We agree to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                        Very truly yours,

                                        [PURCHASER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                         ANNEX 1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

     2. In connection with the purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________* in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

          ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

          ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by Federal, State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over such institution or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ____ Broker-dealer. The Buyer is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

          ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is

----------
* Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

               subject to supervision by the insurance commissioner or a similar official or agency of the State, territory or the District of Columbia.

          ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ____ ERISA Plan. The Buyer is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended.

          ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

          ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958, as amended.

          ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

     3. The term "securities" as used for purposes of the calculation of the dollar amount in paragraph 2 excludes: (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

     6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                         ANNEX 2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

     2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (1) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

          ____ The Buyer owned $________ securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

     6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        IF AN ADVISER:

                                        ----------------------------------------
                                        Print Name of Buyer

                                        Date:
                                              ----------------------------------

                                    EXHIBIT I

                        REQUEST FOR RELEASE OF DOCUMENTS

To:  U.S. Bank National Association
     1133 Rankin Street, Suite 100
     St. Paul, Minnesota 55116
     Attention: Document Custody Services/SURF 2007-AB1

With a Copy to:

     U.S. Bank National Association
     60 Livingston Avenue
     Mail Code EP-MN-WS3D
     St. Paul, Minnesota 55107-2292
     Attention: Structured Finance/SURF 2007-AB1

Re: Pooling and Servicing Agreement, dated as of March 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wilshire Credit Corporation, as servicer, and U.S. Bank National Association, as trustee, relating to Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-AB1

     In connection with the administration of the Mortgage Loans held by you, as Trustee, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number: ___________________________

Mortgagor Name, Address & Zip Code: ___________________________

Reason for Requesting Documents (check one):

[ ]   1. Mortgage Paid in Full

[ ]   2. Foreclosure

[ ]   3. Substitution

[ ]   4. Other Liquidation (Repurchases, etc.)

[ ]   5. Nonliquidation

[ ]   6. Other Reason: ____________________________

Address to which the Trustee should deliver the Mortgage File:


                                        By:
                                            ------------------------------------
                                                     (authorized signer)
                                        Address:
                                                 -------------------------------
                                        Date:
                                              ----------------------------------

If box 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

Trustee

U.S. Bank National Association

Please acknowledge the execution of the above request by your signature and date below:


-------------------------------------   ----------------------------------------
Signature                               Date

Documents returned to Trustee:


-------------------------------------   ----------------------------------------
Trustee                                 Date

                                    EXHIBIT J

                            FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO
WILSHIRE CREDIT CORPORATION
14523 S.W. Millikan Way
Suite 200
Beaverton, Oregon  97005
Attn: _______________________________

                            LIMITED POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that U.S. Bank National Association, having its principal place of business at 60 Livingston Avenue, Mail Code EP-MN-WS3D, St. Paul, Minnesota 55107-2292, as Trustee (the "Trustee") pursuant to that Pooling and Servicing Agreement among Merrill Lynch Mortgage Investors, Inc. (the "Depositor"), Wilshire Credit Corporation (the "Servicer"), and the Trustee, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), hereby constitutes and appoints the Servicer, by and through the Servicer's officers, the Trustee's true and lawful Attorney-in-Fact, in the Trustee's name, place and stead and for the Trustee's benefit, in connection with all mortgage loans serviced by the Servicer pursuant to the Pooling and Servicing Agreement for the purpose of performing all acts and executing all documents in the name of the Trustee as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust", respectively) and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which the Servicer is acting as servicer, all subject to the terms of the Pooling and Servicing Agreement.

This appointment shall apply to the following enumerated transactions only:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recordings is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2. The subordination of the lien of a Mortgage or Deed of Trust to a lien that is replacing a lien existing as of the date of the Mortgage or Deed of Trust or an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4.   The completion of loan assumption agreements.

5. The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

          (a) the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

          (b) the preparation and issuance of statements of breach or non-performance;

          (c) the preparation and filing of notices of default and/or notices of sale;

          (d) the cancellation/rescission of notices of default and/or notices of sale;

          (e) the taking of a deed in lieu of foreclosure; and

          (f) the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8(a) through 8(e), above.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

     IN WITNESS WHEREOF, U.S. Bank National Association, as Trustee pursuant to that Pooling and Servicing Agreement among the Depositor, the Servicer, and the Trustee, dated as of March 1, 2007 (Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-AB1), has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by ____________ its duly elected and authorized ____________ this __ day of________________, 200_.

                                        U.S. BANK NATIONAL ASSOCIATION
                                        as Trustee for Specialty Underwriting
                                        and Residential Finance Trust, Mortgage
                                        Loan Asset-Backed Certificates, Series
                                        2007-AB1


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

STATE OF ____________

COUNTY OF ___________

     On ________________ ______, 200__, before me, the undersigned, a Notary Public in and for said state, personally appeared _______________, _______________ of U.S. Bank National Association as Trustee for Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-AB1, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITNESS my hand and official seal.
   (SEAL)


-------------------------------------
Notary Public

My Commission Expires
                      ---------------

                                    EXHIBIT K

                    FORM OF OFFICER'S CERTIFICATE OF TRUSTEE

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wilshire Credit Corporation
14523 SW Millikan Way
Suite 200
Beaverton, Oregon 97005

Re: Pooling and Servicing Agreement (the "Agreement") dated as of March 1, 2007 among Merrill Lynch Mortgage Investors, Inc., as depositor, Wilshire Credit Corporation, as servicer and U.S. Bank National Association, as trustee, relating to Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-AB1

          The Trustee hereby certifies to the Depositor, the Servicer and their officers, directors and Affiliates, and with the knowledge and intent that they will rely upon this certification, that:

          (1) I have reviewed the annual report on Form 10-K for the fiscal year [2007] (the "Annual Report"), and all reports on Form 8-K (if any) and on Form 10-D required to be filed in respect of the period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Issuing Entity;

          (2) To the best of my knowledge, and assuming the accuracy of the statements required to be made or data required to be delivered by the Servicer and Depositor (to the extent that such statements or data were received by the Trustee and are relevant to the statements made by the Trustee in this Back-Up Certification), the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

          (3) To the best of my knowledge, and assuming the accuracy of the statements required to be made or data required to be delivered by the Servicer and Depositor (to the extent that such statements or data were received by the Trustee and are relevant to the statements made by the Trustee in this Back-Up Certification), the distribution and any other information required to be provided by the Trustee to the Depositor and each Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;

          (4) The report on assessment of compliance (the "Assessment of Compliance') with servicing criteria for asset-backed securities of the Trustee and its related attestation report (the "Attestation Report") on assessment of compliance with servicing criteria required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance of the Trustee are described in such report and have been disclosed in the Annual Report;

          (5) A review of the Trustee's activities during the preceding calendar year or portion thereof and of such Trustee's performance of its distribution and calculation activities under the Agreement has been made under my supervision. Based on my knowledge, based on such review, the Trustee has fulfilled all its obligations with respect to such distribution and calculation activities under the Agreement, in all material respects throughout the year or applicable portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, the Trustee has specified each such failure known to such officer and the nature and status thereof; and

          (6) Based on my knowledge, and assuming the accuracy of the statements required to be made or data required to be delivered by the Servicer and Depositor (to the extent that such statements or data were received by the Trustee and are relevant to the statements made by the Trustee in this Back-Up Certification), the Assessment of Compliance and the related Attestation Report, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Assessment of Compliance and the related Attestation Report.

          Date:
                ---------------------

                                        U.S. Bank National Association,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT L

                    FORM OF OFFICER'S CERTIFICATE OF SERVICER

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

     Re: Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-AB1

          Wilshire Credit Corporation (the "Servicer") certifies to the Depositor and the Trustee, and their officers, directors and Affiliates, and with the knowledge and intent that they will rely upon this certification, that:

          (1) I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and I have reviewed, or persons under my supervision have reviewed, the servicer compliance statement of the Servicer and the compliance statements of each Subservicer, if any, engaged by the Servicer provided to the Depositor and the Trustee for the Issuing Entity's fiscal year [___] in accordance with Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of the Servicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria") and reports on Assessment of Compliance with servicing criteria for asset-backed securities of the Servicer and of each Subservicer [or Subcontractor], if any, engaged or utilized by the Servicer provided to the Depositor and the Trustee for the Issuing Entity's fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (each a "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each a "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered or caused to be delivered by the Servicer pursuant to the Agreement (collectively, the "Servicing Information");

          (2) Based on my knowledge, and assuming the accuracy of the information provided to the Servicer in connection with the performance of the Servicer's duties under the Pooling and Servicing Agreement and the accuracy of the information provided to the Servicer in connection with the transfer of servicing of the Mortgage Loans to the Servicer, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

          (3) Based on my knowledge, the servicing information required to be provided to the Trustee by the Servicer pursuant to the Pooling and Servicing Agreement has been provided to the Trustee;

          (4) Based on my knowledge and the compliance review conducted in preparing Compliance Statement of the Servicer and, if applicable, reviewing each Compliance Statement of each Subservicer, if any, engaged by the Servicer, and except as disclosed in such Compliance Statement[(s)], the Servicer [(directly and through its Subservicers, if any)] has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects;

          (5) Each Servicing Assessment of the Servicer and of each Subservicer [or Subcontractor], if any, engaged or utilized by the Servicer and its related Attestation Report required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Trustee. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

Date:
      ---------------

                                        Wilshire Credit Corporation,
                                        as Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT M

                                   [RESERVED]

                                    EXHIBIT N

                           FORM OF AUCTION PROCEDURES

          The following sets forth the auction procedures to be followed in connection with Pooling and Servicing Agreement (the "Agreement") among Merrill Lynch Mortgage Investors, Inc., U.S. Bank National Association as trustee and Wilshire Credit Corporation, dated March 1, 2007. Capitalized terms used herein that are not otherwise defined shall have the meanings described thereto in the Agreement.

1. Upon notice that the aggregate Stated Principal Balance of the Mortgage Loans is equal to ten percent (10%) or less of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date (which notice will also be sent to the Servicer), the Trustee will initiate the general auction procedures consisting of the following: (i) prepare a general solicitation package along with a confidentiality agreement; (ii) derive a list of bidders which shall include (x) the Holders of the Class C and Class P Certificates (other than the Sponsor or any Affiliate of the Sponsor) and
     (y) a minimum of three (3) bidders including the Holders of the Class C Certificates but not including the holders of the Class P Certificates, each of whom shall be a nationally recognized participant in mortgage finance; (iii) initiate contact with all bidders, (iv) send a confidentiality agreement to all bidders; and (v) upon receipt of a signed confidentiality agreement, send the general bid solicitation package to all bidders.

2. The general solicitation package will include (i) the Agreement; (ii) a copy of all monthly trustee reports or electronic access thereto; (iii) a form of a Mortgage Loan Purchase Agreement acceptable to the Trustee, the Servicer and Depositor (the Mortgage Loans and other property included in the Trust Fund will be offered and sold on an "as is, where is" basis, without any representation or warranty, expressed or implied, of any kind and without recourse to, or guaranty by, the Trustee); (iv) a description of the minimum price as set forth in the Agreement; (v) a formal bid sheet as determined by the Depositor and accepted by the Trustee; (vi) a detailed timetable (which shall include, but not be limited to, the provisions and dates preliminary bids, due diligence and final bids); and (vii) a data tape of the Mortgage Loans as of the related Remittance Period reflecting substantially the same data attributes used in the Prospectus Supplement dated March 22, 2007.

3. A detailed timetable will be determined approximately ten (10) days prior to each auction sale and shall be determined by the Depositor with the consent of the Trustee, which consent shall not be unreasonably withheld, within reasonable market conditions at the time of the auction sale.

4. All bids will be submitted directly to the Trustee. Upon acceptance of a bid which meets or exceeds the conditions set forth in Section 9.01, the Trustee will complete the auction by selling the Mortgage Loans and the other property included in the Trust Fund and distribute the proceeds from the auction to the holders of the Certificates on the next succeeding Distribution Date as set forth in the Agreement. In the event the Trustee receives two (2) or more bids from bidders above the Auction Termination Price and at equal bids (a "Tie Event"), the Trustee shall notify such bidders to resubmit a bid to break the Tie Event.

5. Upon determination that the minimum price was not met, the Trustee shall cancel such auction sale and notify the Servicer and Depositor immediately.

6. The Trustee, the Servicer and the Depositor may mutually agree to revise or supplement these provisions as necessary, provided that the purchase price is at all times required to be at least the Auction Termination Price.

                                   EXHIBIT O-1

                       FORM OF CLASS A-1 CORRIDOR CONTRACT


                                      O-1-1

                                                 (THE BANK OF NEW YORK(TM) LOGO)

                                                           Dated: March 26, 2007

                              RATE CAP TRANSACTION

                           RE: BNY REFERENCE NO. 39062

Ladies and Gentlemen:

     The purpose of this letter agreement ("AGREEMENT") is to confirm the terms and conditions of the rate Cap Transaction entered into on the Trade Date specified below (the "TRANSACTION") between The Bank of New York ("BNY"), a trust company duly organized and existing under the laws of the State of New York, and the Trust relating to the Special Underwriting & Residential Finance Series 2007-AB1 (the "COUNTERPARTY"), as represented by U.S. Bank National Association, not in its individual capacity, but solely as Trustee under the Pooling and Servicing Agreement, dated and effective March 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as Depositor, Wilshire Credit Corporation, as Servicer and U.S. Bank National Association, as Trustee (the "POOLING AND SERVICING AGREEMENT"). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "CONFIRMATION" as referred to in the "ISDA FORM MASTER AGREEMENT" (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master Agreement.

     1. FORM OF AGREEMENT. This Agreement is subject to the 2000 ISDA Definitions (the "DEFINITIONS"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). Any reference to a "Swap Transaction" in the Definitions is deemed to be a reference to a "Transaction" for purposes of this Agreement, and any reference to a "Transaction" in this Agreement is deemed to be a reference to a "Swap Transaction" for purposes of the Definitions. You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency--Cross Border) form (the "ISDA FORM MASTER AGREEMENT"). An ISDA Form Master Agreement, as modified by the Schedule terms in Paragraph 4 of this Confirmation (the "MASTER AGREEMENT"), shall be deemed to have been executed by you and us on the date we entered into the Transaction. For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Form Master Agreement. Except as otherwise specified, references herein to Sections shall be to Sections of the Master Agreement, and references to Paragraphs shall be to paragraphs of this Agreement. Each party hereto agrees that the Master Agreement deemed to have been executed by the parties hereto shall be the same Master Agreement referred to in the agreement setting forth the terms of transaction reference number 39061, 39063 and 39064. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the Master Agreement, this Agreement shall prevail for purposes of the Transaction. Capitalized terms not otherwise defined herein or in the Definitions or the Master Agreement shall have the meaning defined for such term in the Pooling and Servicing Agreement.

     2. CERTAIN TERMS. The terms of the particular Transaction to which this Confirmation relates are as follows:

     Type of Transaction:         Rate Cap

     Notional Amount:             With respect to any Calculation Period, the
                                  lesser of: (i) the amount set forth on
                                  Schedule I attached hereto for such
                                  Calculation Period and (ii) the Class
                                  Certificate Principal Balance of the Class A-1
                                  Certificates (as defined in the Pooling and
                                  Servicing Agreement) for such Floating Rate
                                  Payer Payment Date.

Ref No. 39062

                                  The Trustee under the Pooling and Servicing
                                  Agreement shall provide at least five (5) business days notice prior to each Floating
                                  Rate Payer Payment Date for each Calculation
                                  Period to The Bank of New York if the Class
                                  Certificate Principal Balance of the Class A-1
                                  Certificates is less than the Schedule I attached hereto

     Trade Date:                  March 14, 2007

     Effective Date:              March 26, 2007

     Termination Date:            September 25, 2007, subject to adjustment in
                                  accordance with the Modified Following
                                  Business Day Convention.

FLOATING AMOUNTS

     Floating Rate Payer:         BNY

     Cap Rate:                    For each Calculation Period, as set forth for
                                  such period on Schedule I attached hereto.

     Floating Rate for initial
     Calculation Period:          To be determined

     Floating Rate Day Count
     Fraction:                    Actual/360

     Floating Rate Option:        USD-LIBOR-BBA, provided, however, if the
                                  Floating Rate Option for a Calculation Period
                                  is greater than 10.76% then the Floating Rate
                                  Option for such Calculation Period shall be
                                  deemed equal to 10.76%.

     Designated Maturity:         One month

     Spread:                      Inapplicable

     Floating Rate Payer
     Period End Dates:            The 25th day of each month, beginning on April
                                  25, 2007 and ending on the Termination Date,
                                  subject to adjustment in accordance with the
                                  Modified Following Business Day Convention.

     Floating Rate Payer
     Payment Dates:               Early Payment shall be applicable. The
                                  Floating Rate Payer Payment Date shall be two
                                  (2) Business Days preceding each Floating Rate
                                  Payer Period End Date.

     Reset Dates:                 The first day of each Calculation Period

     Compounding:                 Inapplicable

     Business Days for Payments
     By both parties:             New York

     Calculation Agent:           BNY

     3.   ADDITIONAL PROVISIONS:

     1) RELIANCE. Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein.

     2) TRANSFER, AMENDMENT AND ASSIGNMENT. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless each of Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc ("S&P") and Moody's Investors Service, Inc. ("MOODY'S"), has been provided notice of the same and confirms in writing (including by facsimile transmission) that it will not downgrade, qualify, withdraw or otherwise modify its then-current ratings on the Class A-1 Certificates issued under the Pooling and Servicing Agreement (the "CERTIFICATES").

     4.   PROVISIONS DEEMED INCORPORATED IN A SCHEDULE TO THE MASTER AGREEMENT:

     1) NO PAYMENT NETTING AMONG TRANSACTIONS; MODIFICATION OF SECTION 2(A)(III)(1). The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to this Transaction. Section 2(a)(iii)(1) is amended by deleting "or Potential Event of Default".

     2) TERMINATION PROVISIONS. For purposes of the Master Agreement:

     (a) "SPECIFIED ENTITY" in relation to BNY or the Counterparty shall mean: none.

     (b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 14.

     (c) APPLICABILITY. The following provisions apply or do not apply to the parties as specified below:

          (i)  Section 5(a)(i) (FAILURE TO PAY OR DELIVER):

               (A) will apply to BNY; and

               (B) will apply to the Counterparty.

          (ii) Section 5(a)(ii) (BREACH OF AGREEMENT):

               (A) will apply to BNY; and

               (B) will not apply to the Counterparty.

          (iii) Section 5(a)(iii) (CREDIT SUPPORT DEFAULT):

               (A) will apply to BNY; and

               (B) will not apply to the Counterparty.

          (iv) Section 5(a)(iv) (MISREPRESENTATION):

               (A) will apply to BNY; and

               (B) will not apply to the Counterparty.

          (v)  Section 5(a)(v) (DEFAULT UNDER SPECIFIED TRANSACTION):

               (A) will not apply to BNY; and

               (B) will not apply to the Counterparty.

          (vi) Section 5(a)(vi) (CROSS DEFAULT):

               (A) will apply to BNY; and

               (B) will not apply to the Counterparty.

               For the purposes of Section 5(a)(vi):

               "SPECIFIED INDEBTEDNESS" will have the meaning specified in
               Section 14, except that it shall not include indebtedness in respect of deposits received.

               "THRESHOLD AMOUNT" means, 3% of consolidated shareholders equity of BNY and its subsidiaries determined in accordance with generally accepted accounting principles of the United States consistently applied as of the last day of the fiscal quarter ended immediately prior to the occurrence or existence of an event for which a Threshold Amount is applicable under Section 5(a)(vi).

          (vii) Section 5(a)(vii) (BANKRUPTCY):

               (A) will apply to BNY; and

               (B) will not apply to the Counterparty with respect to subclauses
               (2), (4) (but only if the proceeding or petition is instituted or presented by BNY or its affiliates), (7), (8) (but subclause (8) will not apply to the Counterparty only to the extent that subclauses (2), (4) and (7) do not apply to the Counterparty) and
               (9) of Section 5(a)(vii), and the remaining provisions of Section 5(a)(vii) will apply to the Counterparty; and in subclause (6) the words "trustee" and "custodian" will not include the Trustee and the words "seeks or" will be deleted.

          (viii) Section 5(a)(viii) (MERGER WITHOUT ASSUMPTION):

               (A) will apply to BNY; and

               (B) will apply to the Counterparty.

          (ix) Section 5(b)(i) (ILLEGALITY):

               (A) will apply to BNY; and

               (B) will apply to the Counterparty.

          (x)  Section 5(b)(ii) (TAX EVENT):

               (A) will apply to BNY; and

               (B) will apply to the Counterparty;

               provided that the words "(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)" shall be deleted.

          (xi) Section 5(b)(iii) (TAX EVENT UPON MERGER):

               (A) will apply to BNY, provided, that BNY shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party; and

               (B) will apply to the Counterparty.

          (xii) Section 5(b)(iv) (CREDIT EVENT UPON MERGER):

               (A) will not apply to BNY; and

               (B) will not apply to the Counterparty.

          (xiii) Section 5(b)(v) (ADDITIONAL TERMINATION EVENT):

               (A) will apply to BNY with respect to Paragraph 4(2)(g)(iii) and
               (iv); and

               (B) will apply to the Counterparty with respect to Paragraph
               (4)(2)(g)(i) and(ii).

     (d) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a):

               (A) will not apply to BNY; and

               (B) will not apply to the Counterparty.

     (e) PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e), the Second Method and Market Quotation will apply. For such purpose, for so long as the Certificates are rated by Moody's, if BNY is the Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or the Defaulting Party in respect of any Event of Default (but not, in any case, in respect of a Termination Event arising from an Illegality or Tax Event), the following provisions shall apply:

          (i) The definitions of "Market Quotation" and "Settlement Amount" are amended in their entirety to read as follows:

               "MARKET QUOTATION" means, with respect to one or more Terminated Transactions, an offer capable when made of becoming legally binding upon acceptance made by a Qualified Transferee for an amount that would be paid to the Counterparty (expressed as a negative number) or by the Counterparty (expressed as a positive number) in consideration of an agreement between the Counterparty and such Qualified Transferee to enter into a transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions) (which shall be determined by the Counterparty, acting in a commercially reasonable manner), that would have the effect of preserving the economic equivalent for the Counterparty of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (such transaction, a "REPLACEMENT TRANSACTION"). For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

               "SETTLEMENT AMOUNT" means, with respect to any Early Termination Date, an amount (as determined by the Counterparty) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by the Counterparty so as to become legally binding, Provided that:

               (1) If, on the day falling ten Local Business Days after the day on which the Early Termination Date is designated or such later day as the Counterparty may specify in writing to BNY (but in either case no later than the Early Termination Date) (such day the "LATEST SETTLEMENT AMOUNT DETERMINATION DAY"), no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by the Counterparty so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations; and

               (2) If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by the Counterparty so as to become legally binding and no Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Counterparty's Loss (whether positive or negative and without reference to any Un-paid amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

          (ii) At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, the Counterparty shall be entitled to accept only the lowest of such Market Quotations.

          (iii) if the Counterparty requests BNY in writing to obtain Market Quotations, BNY shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

          (iv) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

               "SECOND METHOD AND MARKET QUOTATION. If Second Method and Market Quotation apply, (1) the Counterparty shall pay to BNY an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) the Counterparty shall pay to BNY the Termination Currency Equivalent of the Unpaid Amounts owing to BNY and (3) BNY shall pay to the Counterparty the Termination Currency Equivalent of the Unpaid Amounts owing to the Counterparty, Provided that, (i) the amounts payable under
               (2) and (3) shall be subject to netting in accordance with
               Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by BNY under (3) shall not be netted-off against any amount payable by the Counterparty under (1)."

     (f) "TERMINATION CURRENCY" means United States Dollars.

     (g) "ADDITIONAL TERMINATION EVENT" will apply. The following shall constitute Additional Termination Events, and the party specified shall be the Affected Party with respect thereto:--

          (i) TERMINATION OF TRUST FUND. The Trust, Supplemental Interest Trust or Trust Fund shall be terminated pursuant to any provision of the Pooling and Servicing Agreement (including, without limitation, by completion of a successful auction termination or by exercise of the option to purchase and giving of notice under Sections 10.01 of the Pooling and Servicing Agreement). The Early Termination Date with respect to such Additional Termination Event shall be the Distribution Date upon which the Trust and the Supplemental Interest Trust or Trust Fund is terminated and final payment is made in respect of the Certificates. Each of BNY and the Counterparty may designate an Early Termination Date in respect of this Additional Termination Event. The Counterparty shall be the sole Affected Party.

          (ii) AMENDMENT OF POOLING AND SERVICING AGREEMENT. The amendment of the Pooling and Servicing Agreement in a manner which could have a material adverse affect on BNY without first obtaining the prior written consent of BNY (such consent not to be unreasonably withheld), where such consent is required under the Pooling and Servicing Agreement. The Counterparty shall be the sole Affected Party.

          (iii) COLLATERALIZATION OR RATINGS EVENT. A Collateralization Event or Ratings Event has occurred and is continuing and BNY fails to comply with the provisions of Paragraph 4(8)(ii) within the time periods set out therein; provided that an Additional Termination Event shall not be deemed to occur by virtue of a breach of Paragraph 4(8)(ii)(B) with respect to a Moody's Ratings Event unless and until such Moody's Ratings Event has continued for 30 or more Business Days and at least one Qualified Transferee has made an offer which remains capable of becoming legally binding upon acceptance to enter into a Permitted Transfer or other Replacement Transaction. BNY shall be the sole Affected Party. In the event that

          BNY has elected or is required to post collateral following the occurrence of a Ratings Event, then, a failure to post collateral in accordance with the provisions of the Credit Support Annex shall be subject to the provisions of Section 5(a)(iii) and shall not be treated as an Additional Termination Event. Any breach of Paragraph 4(8)(ii)(A), (B) or (C) which is treated as an Additional Termination Event under this Paragraph 4(g)(iii) shall not constitute an Event of Default.

          (iv) REGULATION AB. BNY shall fail to comply with the provisions of Paragraph 4(9) within the time provided for therein. BNY shall be the sole Affected Party.

     3)   TAX REPRESENTATIONS AND OTHER TAX RELATED PROVISIONS.

     (a) PAYER REPRESENTATIONS. For the purpose of Section 3(e), BNY and the Counterparty make the following representations:

          It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

          (i) the accuracy of any representations made by the other party pursuant to Section 3(f);

          (ii) the satisfaction of the agreement contained in Section 4 (a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4 (a)(i) or 4(a)(iii); and

          (iii) the satisfaction of the agreement of the other party contained in Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

     (b) PAYEE REPRESENTATIONS. For the purpose of Section 3(f), BNY and the Counterparty make the following representations.

          (i)  The following representation will apply to BNY:

               (x) It is a "U.S. person" (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for United States federal income tax purposes, (y) it is a trust company duly organized and existing under the laws of the State of New York, and (y) its U.S. taxpayer identification number is 135160382.

          (ii) The following representation will apply to the Counterparty:

               None.

     (c) GROSS UP. Section 2(d)(i)(4) shall not apply to Counterparty as X, and
     Section 2(d)(ii) shall not apply to Counterparty as Y, such that Counterparty shall not be required to pay any additional amounts referred to therein.

     (d) INDEMNIFIABLE TAX. The definition of "Indemnifiable Tax" in Section 14 is amended in its entirety to read as follows:

          "INDEMNIFIABLE TAX" means in relation to payments by BNY any Tax and in relation to payments by the Counterparty no Tax.

     4)   DOCUMENTS TO BE DELIVERED. FOR THE PURPOSE OF SECTION 4(A):

     (a) Tax forms, documents or certificates to be delivered are:

   PARTY
REQUIRED TO                                                               COVERED BY
   DELIVER                                        DATE BY WHICH          SECTION 3(D)
  DOCUMENT     FORM/DOCUMENT/ CERTIFICATE        TO BE DELIVERED        REPRESENTATION
------------   --------------------------   -------------------------   --------------
BNY and        Any document required or     Promptly after the          Yes
Counterparty   reasonably requested to      earlier of (i) reasonable
               allow the other party to     demand by either party or
               make payments under this     (ii) learning that such
               Agreement without any        form or document is
               deduction or withholding     required
               for or on the account of
               any tax.

(b)  Other documents to be delivered are:

   PARTY
REQUIRED TO                                                               COVERED BY
   DELIVER                                        DATE BY WHICH          SECTION 3(D)
  DOCUMENT     FORM/DOCUMENT/ CERTIFICATE        TO BE DELIVERED        REPRESENTATION
------------   --------------------------   -------------------------   --------------
BNY            A certificate of an          Upon the execution and      Yes
               authorized officer of the    delivery of this
               party, as to the             Agreement
               incumbency and authority
               of the respective officers
               of the party signing this
               Agreement, any relevant
               Credit Support Document,
               or any Confirmation, as
               the case may be.

Counterparty   (i) a copy of the executed   Upon the later of,          Yes
               Pooling and Servicing        receipt by such party, or
               Agreement, and (ii) an       within 30 days after the
               incumbency certificate       date of this Agreement
               verifying the true
               signatures and authority
               of the person or persons
               signing this letter
               agreement on behalf of the
               Counterparty.

BNY            Legal Opinion as to          Upon the execution and      Yes
               enforceability of this       delivery of this
               Agreement.                   Agreement.

Counterparty   Certified copy of the        Upon the execution and      Yes
               Board of Directors           delivery of this
               resolution (or equivalent    Agreement.
               authorizing documentation)
               which sets forth the
               authority of each
               signatory to the
               Confirmation signing on
               its behalf and the
               authority of such party to
               enter into Transactions
               contemplated and
               performance of its
               obligations hereunder.

     5)   MISCELLANEOUS.

     (a) ADDRESS FOR NOTICES: For the purposes of Section 12(a):

          ADDRESS FOR NOTICES OR COMMUNICATIONS TO BNY:

               The Bank of New York
               Swaps and Derivative Products Group
               Global Market Division
               32 Old Slip 15th Floor
               New York, New York 10286
               Attention: Steve Lawler

          with a copy to:

               The Bank of New York
               Swaps and Derivative Products Group
               32 Old Slip 16th Floor
               New York, New York 10286
               Attention: Andrew Schwartz
               Tele: 212-804-5103
               Fax: 212-804-5818/5837

               (For all purposes)

          A copy of any notice or other communication with respect to Sections 5 or 6 should also be sent to the addresses set out below:

               The Bank of New York
               Legal Department
               One Wall Street - 10th Floor
               New York, New York 10286
               Attention: General Counsel

          ADDRESS FOR NOTICES OR COMMUNICATIONS TO THE COUNTERPARTY:

               U.S. Bank National Association, Trustee
               Mail Code: EP-MN-WS3D
               60 Livingston Avenue
               St. Paul, MN  55107
               Attention: Structured Finance - SURF 2007-AB1
               Telephone: 651-495-3923
               Facsimile: 651-495-8090

               With a copy to:

               Merrill Lynch Mortgage Lending, Inc.
               650 Third Avenue South
               Suite 1500
               Minneapolis, MN  55402
               Attention: Zachary Herringer
               Telephone: 612-336-7320
               Facsimile: 866-761-6215

     (b) PROCESS AGENT. For the purpose of Section 13(c):

          BNY appoints as its Process Agent: Not Applicable

          The Counterparty appoints as its Process Agent: Not Applicable

     (c) OFFICES. The provisions of Section 10(a) will not apply to this Agreement; neither BNY nor the Counterparty have any Offices other than as set forth in the Notices Section and BNY agrees that, for purposes of Section 6(b), it shall not in future have any Office other than one in the United States.

     (d) MULTIBRANCH PARTY. For the purpose of Section 10(c):

          BNY is a Multibranch Party and will enter into each Transaction only through the following Office:-- New York (for all Transactions).

          The Counterparty is not a Multibranch Party.

     (e) CALCULATION AGENT. The Calculation Agent is BNY.

     (f) "CREDIT SUPPORT DOCUMENT" means in relation to:--

          BNY: the Credit Support Annex attached as Exhibit A hereto and any Qualified Guaranty.

          The Counterparty: Not applicable.

     (g) "CREDIT SUPPORT PROVIDER" means in relation to:--

          BNY: The guarantor under any Qualified Guaranty.

          Counterparty: Not Applicable

     (h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine other than New York General Obligations Law Sections 5-1401 and 5-1402.

     (i) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties. The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

     (j) RECORDING OF CONVERSATIONS. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

     (k) WAIVER OF JURY TRIAL. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

     (l) NON-RECOURSE. Notwithstanding any provision herein or in the Master Agreement to the contrary, the obligations of the Counterparty hereunder are limited recourse obligations of the Counterparty, payable solely from amounts on deposit in the Swap Account created by the Trustee and the proceeds thereof to satisfy the Counterparty's obligations hereunder. In the event that the Swap Account and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Swap Account and the distribution of the proceeds thereof in accordance with the Pooling and Servicing Agreement, any claims against or obligations of the Counterparty under the Master Agreement or any other confirmation thereunder, still outstanding shall be extinguished and thereafter not revive. This provision shall survive the expiration of this Agreement.

     (m) LIMITATION ON INSTITUTION OF BANKRUPTCY PROCEEDINGS. BNY shall not institute against or cause any other person to institute against, or join any other person in instituting against the Counterparty, the Trust or the trust created pursuant to the Pooling and Servicing Agreement any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, under any federal or state bankruptcy or similar law or bankruptcy or similar laws of any other jurisdiction, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates. This provision shall survive the expiration of this Agreement.

     (n) REMEDY OF FAILURE TO PAY OR DELIVER. The ISDA Form Master Agreement is hereby amended by replacing the word "third" in the third line of Section 5(a)(i) by the word "first".

     (o) "AFFILIATE" will have the meaning specified in Section 14 of the ISDA Form Master Agreement, provided that the Counterparty shall be deemed not to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

     (p) TRUSTEE'S CAPACITY. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee
     (i) this Confirmation is executed and delivered by U.S. Bank National Association, not in its individual capacity but solely as Trustee pursuant to the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and vested in it thereunder and pursuant to instruction set forth therein, (ii) each of the representations, undertakings and agreements herein made on behalf of the trust is made and intended not as a personal representation, undertaking or agreement of the Trustee but is made and intended for the purpose of binding only the Counterparty, (iii) nothing contained herein shall be construed as creating any liability of U.S. Bank National Association, individually or personally, to perform any covenants either express or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (iv) under no circumstances will U.S. Bank National Association, in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation. Nothing herein contained shall be construed as creating any liability on U.S. Bank National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this letter agreement and by any person claiming by, through or under such parties.

     (q) TRUSTEE'S REPRESENTATION. U.S. Bank National Association, as Trustee, represents and warrants that:

          It has been directed under the Pooling and Servicing Agreement to enter into this letter agreement as Trustee on behalf of the Counterparty.

     6) ADDITIONAL REPRESENTATIONS. Section 3 is hereby amended by adding, at the end thereof, the following Sections 3(g), 3(h) and 3(i):

     "(g) RELATIONSHIP BETWEEN PARTIES.

          (1) NONRELIANCE. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

          (2) EVALUATION AND UNDERSTANDING.

               (i) Each Party acknowledges that U.S. Bank National Association, has been directed under the Pooling and Servicing Agreement to enter into this Transaction as Trustee on behalf of the Counterparty.

               (ii) It is acting for its own account and has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such transaction; it being understood that information and explanations related to the terms and conditions of such transaction shall not be considered investment advice or a recommendation to enter into such transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the transaction; and

               (iii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume (and does, in fact assume) those risks, financially and otherwise.

          (3) NOT FIDUCIARY OR ADVISOR. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

          (h) EXCLUSION FROM COMMODITY EXCHANGE ACT. (A) It is an "eligible contract participant" within the meaning of Section 1a(12) of the Commodity Exchange Act, as amended; (B) this Agreement and each Transaction is subject to individual negotiation by such party; and
          (C) neither this Agreement nor any Transaction will be executed or traded on a "trading facility" within the meaning of Section 1a(33) of the Commodity Exchange Act, as amended.

          (i) SWAP AGREEMENT. Each Transaction is a "swap agreement" as defined in 12 U.S.C. Section 1821(e)(8)(D)(vi) and a "covered swap agreement" as defined in the Commodity Exchange Act (7 U.S.C. Section 27(d)(1))."

     7) SET-OFF. All payments under this Agreement shall be made without set-off or counterclaim, except as provided in Section 2(c), Section 6 or the provisions hereof relating to Market Quotation and Loss, or Paragraph 8 of the Credit Support Annex. Section 6(e) is amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off." For the avoidance of doubt, if more than one Transaction is entered into under this Agreement, nothing herein is intended to prevent the determination of a Settlement Amount with respect to all such Transactions pursuant to
          Section 6 (as modified hereby).

     8)   RATINGS DOWNGRADE.

          (i) DEFINITIONS. For purposes of each Transaction: (A) "RATING AGENCY CONDITION" means, with respect to any action taken or to be taken hereunder, a condition that is satisfied when each of Moody's and S&P (each a "RATING AGENCY", and the rating condition with respect to it, the "MOODY'S RATING CONDITION" and "S&P RATING CONDITION", respectively) has confirmed in writing to the Trustee that such action will not result in withdrawal, reduction or other adverse action with respect to any then-current rating by such Rating Agency of the Certificates;

          (B) "QUALIFYING RATINGS" means, with respect to the debt of any entity, (1) (x) a short-term unsecured and unsubordinated debt rating of at least "P-1", and a long-term unsecured and unsubordinated debt of at least "A2" (or, if it has no short-term unsecured and unsubordinated debt rating, a long term rating of at least "A1") by Moody's ("MOODY'S FIRST LEVEL QUALIFYING RATINGS"), and (y) a short-term unsecured and unsubordinated debt rating of at least "P-2", and a long-term unsecured and unsubordinated debt of at least "A3" (or, if it has no short-term unsecured and unsubordinated debt rating, a long term rating of at least "A3") by Moody's ("MOODY'S SECOND LEVEL QUALIFYING RATINGS"), and (2) a short-term unsecured and unsubordinated debt rating of at least "A-1", or if it does not have a short-term rating, a long-term unsecured and unsubordinated debt rating of at least "A+" by S&P ("S&P QUALIFYING RATINGS");

          (C) A "COLLATERALIZATION EVENT" shall occur as to BNY if, with respect to the ratings of the long-term and short-term unsecured and unsubordinated debt of both BNY (if such debt of BNY is rated) and the guarantor under each Qualified Guaranty (if any): (1) the short-term rating is reduced to "P-2" or below, or the long-term rating is reduced to "A3" or below or, if neither BNY nor the guarantor under any Qualified Guaranty has a short-term rating, the long term rating is reduced to "A2" or below, by Moody's (a "MOODY'S COLLATERALIZATION EVENT"), or (2) the short-term rating is reduced to "A-2" or below, or, if neither BNY nor the guarantor under any Qualified Guranty has a short-term rating, the long-term rating is reduced to "A" or below by S&P (an "S&P COLLATERALIZATION EVENT");

          (D) A "RATINGS EVENT" shall occur as to BNY if, with respect to BNY the ratings of the long-term and short-term unsecured and unsubordinated debt of both BNY (if such debt of BNY is rated) and the guarantor under each Qualified Guaranty (if any): (1) the short-term rating is withdrawn or reduced to "P-3" or below or the long-term rating is reduced to "Baa1" or, if neither BNY nor the guarantor under any Qualified Guaranty has a short-term rating, the long term rating is withdrawn or reduced to "Baa1" or below, by Moody's (a "MOODY'S RATINGS EVENT"), or (2) the short-term rating is reduced below "A-3", or, if neither BNY nor the guarantor under any Qualified Guaranty has a short-term rating, the long term rating is withdrawn or reduced to "BB+" or below, by S&P (an "S&P RATINGS EVENT");

          (E) "QUALIFIED TRANSFEREE" means a transferee of a novation or assignment or a party (other than the Counterparty) that enters into another form of Replacement Transaction that is a Reference Market-maker ("dealer" in the definition thereof meaning a "dealer in notional principal contracts" as defined in Treas. Reg. Section 1.1001-4) (1) that has Moody's Second Level Qualifying Ratings and S&P Qualifying Ratings or (2) whose present and future obligations owing to the Counterparty are guaranteed pursuant to a Qualified Guaranty; and

          (F) "QUALIFIED GUARANTY" means an unconditional and irrevocable guaranty of payment (and not of collection) and the performance of the other obligations of BNY (or a Qualified Transferee, as applicable) hereunder by a third party having Moody's Second Level Qualifying Ratings and S&P Qualifying Ratings ("QUALIFIED GUARANTOR") providing, inter alia, that payment thereunder shall be made as provided and on the conditions set forth in Section 2(d) as modified hereunder (substituting references to BNY as "X" with the guarantor as "X" and "this Agreement" with such guaranty, respectively) (or, in lieu of such provisions relating to tax, a law firm has given a legal opinion confirming that none of the guarantor's payments to the Counterparty under such guaranty will be subject to withholding for Tax).

          (ii) ACTIONS TO BE TAKEN. (A) If a Collateralization Event occurs, then BNY shall, at its own expense, no later than the earlier of thirty (30) Business Days thereafter in case of a Moody's Collateralization Event or thirty (30) calendar days thereafter in case of an S&P Collateralization Event:

               (1) post collateral (commencing within the times set forth herein) in accordance with the Credit Support Annex for so long as the Collateralization Event continues; or

               (2) subject to the S&P Rating Condition, novate, assign or transfer the Transactions to or replace the Transactions with Replacement Transactions with a Qualified Transferee (having the Moody's First Level Qualifying Ratings and the S&P Qualifying Ratings); or

               (3) subject to the S&P Rating Condition, obtain a Qualified Guaranty (provided by a guarantor having the Moody's First Level Qualifying Ratings and the S&P Qualifying Ratings).

          (B) If a Ratings Event occurs, then BNY shall at its own expense, no later than the earlier of thirty (30) Business Days thereafter in case of a Moody's Ratings Event or ten (10) Business Days thereafter in case of an S&P Ratings Event and subject to the S&P Rating Condition:

               (1) novate, assign or transfer the Transactions to or replace the Transactions with Replacement Transactions with a Qualified Transferee, or

               (2) obtain a Qualified Guaranty.

          (C) With respect to (A) and (B) above:

               (1) BNY shall post collateral in accordance with the Credit Support Annex and the times set forth herein for so long as a Collateralization Event or Ratings Event has occurred (or exists from the time BNY becomes a party hereto) and continues;

               (2) if a Ratings Event occurs, then BNY shall at its own expense, use commercially reasonable efforts to, take one of the actions referred to in (B) above as soon as reasonably practicable; and

               (3) if the debt of BNY is unrated because a Rating Agency has withdrawn such rating while any Transaction is outstanding under this Agreement, and if there is no Eligible Guaranty in effect at such time, then such withdrawal shall be treated as a Ratings Event unless the Rating Agency Condition is satisfied with respect thereto.

     9)   COMPLIANCE WITH REGULATION AB.

     (a) If the Depositor under the Pooling and Servicing Agreement still has a reporting obligation with respect to this Transaction pursuant to Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended ("REGULATION AB") and BNY has not, within 30 days after receipt of a Swap Disclosure Request complied with the provisions set forth below in this Paragraph 4(9) (provided that if the significance percentage reaches 10% after a Swap Disclosure Request has been made to BNY, BNY must comply with the provisions set forth below in this Section 4(9) within 10 calendar days of BNY being informed of the significance percentage reaching 10%), then an Additional Termination Event shall have occurred with respect to BNY and BNY shall be the sole Affected Party with respect to such Additional Termination Event.

     (b) BNY acknowledges that for so long as there are reporting obligations with respect to this Transaction under Regulation AB, the Depositor is required under Regulation AB to disclose certain information set forth in Regulation AB regarding BNY or its group of affiliated entities, if applicable, depending on the aggregate "significance percentage" of this Agreement and any other derivative contracts between BNY or its group of affiliated entities, if applicable, and the Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

     (c) If the Depositor determines, reasonably and in good faith, that the significance percentage of this Agreement has increased to eight (8) percent, then the Depositor may request on a Business Day after the date of such determination from BNY the same information set forth in Item 1115(b) of Regulation AB that would have been required if the significance percentage had in fact increased to ten (10) percent (such request, a "SWAP DISCLOSURE REQUEST" and such requested information, subject to the last sentence of this paragraph, is the "SWAP FINANCIAL DISCLOSURE"). The Counterparty or the Depositor shall provide BNY with the calculations and any other information reasonably requested by BNY with respect to the Depositor's determination that led to the Swap Disclosure Request. The parties hereto further agree that the Swap Financial Disclosure provided to meet the Swap Disclosure Request may be, solely at BNY's option, either the information set forth in Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB.

     (d) Upon the occurrence of a Swap Disclosure Request, BNY, at its own expense, shall (x) provide the Depositor with the Swap Financial Disclosure in an Edgar-compatible format, or (y) subject to Rating Agency Condition, secure another entity to replace BNY as party to this Agreement on terms substantially similar to this Agreement which entity is able to provide the Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Securities Exchange Act.

     (e) BNY's obligation to comply with this Paragraph 4(9) shall be suspended as of January 1, 2008 unless, at any time, BNY receives notification from the Depositor or the Counterparty that the Trust Fund's obligation to file periodic reports under the Exchange Act shall continue; provided, however, that such obligations shall not be suspended in respect of any Exchange Act Report or amendment to an Exchange Act Report in such fiscal year which relates to any fiscal year in which the Trust Fund was subject to the reporting requirements of the Exchange Act. This obligation shall continue to be suspended unless the Depositor or the Counterparty notifies BNY that the Trust Fund's obligations to file reports under the Exchange Act has resumed.

     10) BNY PAYMENTS TO BE MADE TO TRUSTEE. BNY will, unless otherwise directed by the Trustee, make all payments hereunder to the Trustee. Payment made to the Trustee at the account specified herein or to another account specified in writing by the Trustee shall satisfy the payment obligations of BNY hereunder to the extent of such payment.

     11) RETURN OF AMOUNTS RECEIVED BY MLML OR ITS AFFILIATES. Merrill Lynch Mortgage Lending, Inc. ("MLML") agrees and acknowledges that amounts paid hereunder are not intended to benefit the holder of any class of Certificates rated by any Rating Agency if such holder is MLML or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Trustee, whereupon such Trustee will promptly remit such amounts to BNY. MLML further agrees to provide notice to BNY upon any remittance to the Trustee.

     12) ADDITIONAL PROVISIONS. Notwithstanding the terms of Sections 5 and 6 of the ISDA Form Master Agreement, if the Counterparty has satisfied its payment obligations under Section 2(a)(i) of the ISDA Form Master Agreement, and shall, at the time, have no future payment or delivery obligation, whether absolute or contingent, then unless BNY is required pursuant to appropriate proceedings to return to the Counterparty or otherwise returns to the Counterparty upon demand of the Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to the Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to the Counterparty as the Defaulting Party and (b) BNY shall be entitled to designate an Early Termination Date pursuant to Section 6 of the ISDA Form Master Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the ISDA Form Master Agreement with respect to BNY as the Affected Party or Section 5(b)(iii) of the ISDA Form Master Agreement with respect to BNY as the Burdened Party.

5.   ACCOUNT DETAILS AND SETTLEMENT INFORMATION:

     PAYMENTS TO BNY:

          The Bank of New York
          Derivative Products Support Department
          32 Old Slip, 16th Floor
          New York, New York 10286
          Attention: Renee Etheart
          ABA #021000018
          Account #890-0068-175
          Reference: Interest Rate Swap/Cap

     PAYMENTS TO COUNTERPARTY:

          U.S. Bank National Association
          ABA: 091000022
          DDA: 173103322058
          DDA Name: Structured Finance Wire Clearing
          FFC: #111804000/SURF 2007 AB1

          For Additional Payment to Merrill Lynch Mortgage Lending, Inc.:

          Deutsche Bank NY, NY
          ABA No. 021001033
          Account No. 00854209
          Attention: MLML Finance
          Reference: Swap Additional Fee/ SURF 2007-AB1

     6. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this agreement and returning it via facsimile to Derivative Products Support Dept., Attn: Kenny Au-Yeung at 212-804-5818/5837. Once we receive this we will send you two original confirmations for execution.

     We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

THE BANK OF NEW YORK


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

The Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

U.S. BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE FOR THE TRUST RELATING TO THE SPECIAL UNDERWRITING & RESIDENTIAL FINANCE SERIES 2007-AB1


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


Solely with respect to Paragraph 4(11)
MERRILL LYNCH MORTGAGE LENDING, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                   SCHEDULE I

(all such dates are subject to adjustment in accordance with the Modified Following Business Day Convention).

Accrual Start Date   Accrual End Date   Notional Amount (in USD)   Cap Rate (%)
------------------   ----------------   ------------------------   ------------
     3/26/2007           4/25/2007            127,954,000              6.797
     4/25/2007           5/25/2007            126,405,522              6.796
     5/25/2007           6/25/2007            124,540,294              6.568
     6/25/2007           7/25/2007            122,362,366              6.795
     7/25/2007           8/25/2007            119,878,211              6.567
     8/25/2007           9/25/2007            117,096,230              6.566

                       Exhibit A to Confirmation No. 39062

                   [Credit Support Annex to follow this page]

                                   EXHIBIT O-2

                       FORM OF CLASS A-2 CORRIDOR CONTRACT


                                      O-2-1

                                                 (THE BANK OF NEW YORK(TM) LOGO)

                                                           Dated: March 26, 2007

                              RATE CAP TRANSACTION

                           RE: BNY REFERENCE NO. 39063

Ladies and Gentlemen:

     The purpose of this letter agreement ("AGREEMENT") is to confirm the terms and conditions of the rate Cap Transaction entered into on the Trade Date specified below (the "TRANSACTION") between The Bank of New York ("BNY"), a trust company duly organized and existing under the laws of the State of New York, and the Trust relating to the Special Underwriting & Residential Finance Series 2007-AB1 (the "COUNTERPARTY"), as represented by U.S. Bank National Association, not in its individual capacity, but solely as Trustee under the Pooling and Servicing Agreement, dated and effective March 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as Depositor, Wilshire Credit Corporation, as Servicer and U.S. Bank National Association, as Trustee (the "POOLING AND SERVICING AGREEMENT"). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "CONFIRMATION" as referred to in the "ISDA FORM MASTER AGREEMENT" (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master Agreement.

     1. FORM OF AGREEMENT. This Agreement is subject to the 2000 ISDA Definitions (the "DEFINITIONS"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). Any reference to a "Swap Transaction" in the Definitions is deemed to be a reference to a "Transaction" for purposes of this Agreement, and any reference to a "Transaction" in this Agreement is deemed to be a reference to a "Swap Transaction" for purposes of the Definitions. You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency--Cross Border) form (the "ISDA FORM MASTER AGREEMENT"). An ISDA Form Master Agreement, as modified by the Schedule terms in Paragraph 4 of this Confirmation (the "MASTER AGREEMENT"), shall be deemed to have been executed by you and us on the date we entered into the Transaction. For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Form Master Agreement. Except as otherwise specified, references herein to Sections shall be to Sections of the Master Agreement, and references to Paragraphs shall be to paragraphs of this Agreement. Each party hereto agrees that the Master Agreement deemed to have been executed by the parties hereto shall be the same Master Agreement referred to in the agreement setting forth the terms of transaction reference number 39061, 39062 and 39064. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the Master Agreement, this Agreement shall prevail for purposes of the Transaction. Capitalized terms not otherwise defined herein or in the Definitions or the Master Agreement shall have the meaning defined for such term in the Pooling and Servicing Agreement.

     2. CERTAIN TERMS. The terms of the particular Transaction to which this Confirmation relates are as follows:

     Type of Transaction:         Rate Cap

     Notional Amount:             With respect to any Calculation Period, the
                                  lesser of: (i) the amount set forth on
                                  Schedule I attached hereto for such
                                  Calculation Period and (ii) the Class
                                  Certificate Principal Balance of the Class
                                  A-2A, Class A-2B, Class A-2C and Class A-2D
                                  Certificates (as defined in the Pooling and
                                  Servicing Agreement) for such Floating Rate
                                  Payer Payment Date.

                                  The Trustee under the Pooling and Servicing
                                  Agreement shall provide at least five (5) business days notice prior to each Floating
                                  Rate Payer Payment Date for each Calculation
                                  Period to The Bank of New York if the Class
                                  Certificate Principal Balance of the Class
                                  A-2A, Class A-2B, Class A-2C and Class A-2D
                                  Certificates is less than the Schedule I attached hereto

     Trade Date:                  March 14, 2007

     Effective Date:              March 26, 2007

     Termination Date:            September 25, 2007, subject to adjustment in
                                  accordance with the Modified Following
                                  Business Day Convention.

FLOATING AMOUNTS

     Floating Rate Payer:         BNY

     Cap Rate:                    For each Calculation Period, as set forth for
                                  such period on Schedule I attached hereto.

     Floating Rate for initial
     Calculation Period:          To be determined

     Floating Rate Day Count
     Fraction:                    Actual/360

     Floating Rate Option:        USD-LIBOR-BBA, provided, however, if the
                                  Floating Rate Option for a Calculation Period
                                  is greater than 10.00% then the Floating Rate
                                  Option for such Calculation Period shall be
                                  deemed equal to 10.00%.

     Designated Maturity:         One month

     Spread:                      Inapplicable

     Floating Rate Payer
     Period End Dates:            The 25th day of each month, beginning on April
                                  25, 2007 and ending on the Termination Date,
                                  subject to adjustment in accordance with the
                                  Modified Following Business Day Convention.

     Floating Rate Payer
     Payment Dates:               Early Payment shall be applicable. The
                                  Floating Rate Payer Payment Date shall be two
                                  (2) Business Days preceding each Floating Rate
                                  Payer Period End Date.

     Reset Dates:                 The first day of each Calculation Period

     Compounding:                 Inapplicable

     Business Days for Payments
     By both parties:             New York

     Calculation Agent:           BNY

     3.   ADDITIONAL PROVISIONS:

     1) RELIANCE. Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein.

     2) TRANSFER, AMENDMENT AND ASSIGNMENT. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless each of Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc ("S&P") and Moody's Investors Service, Inc. ("MOODY'S"), has been provided notice of the same and confirms in writing (including by facsimile transmission) that it will not downgrade, qualify, withdraw or otherwise modify its then-current ratings on the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates issued under the Pooling and Servicing Agreement (the "CERTIFICATES").

     4. PROVISIONS DEEMED INCORPORATED IN A SCHEDULE TO THE MASTER AGREEMENT:

     1) NO PAYMENT NETTING AMONG TRANSACTIONS; MODIFICATION OF SECTION 2(a)(iii)(1). The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to this Transaction. Section 2(a)(iii)(1) is amended by deleting "or Potential Event of Default".

     2) TERMINATION PROVISIONS. For purposes of the Master Agreement:

     (a) "SPECIFIED ENTITY" in relation to BNY or the Counterparty shall mean: none.

     (b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 14.

     (c) APPLICABILITY. The following provisions apply or do not apply to the parties as specified below:

          (i)  Section 5(a)(i) (FAILURE TO PAY OR DELIVER):

               (A) will apply to BNY; and

               (B) will apply to the Counterparty.

          (ii) Section 5(a)(ii) (BREACH OF AGREEMENT):

               (A) will apply to BNY; and

               (B) will not apply to the Counterparty.

          (iii) Section 5(a)(iii) (CREDIT SUPPORT DEFAULT):

               (A) will apply to BNY; and

               (B) will not apply to the Counterparty.

          (iv) Section 5(a)(iv) (MISREPRESENTATION):

               (A) will apply to BNY; and

               (B) will not apply to the Counterparty.

          (v)  Section 5(a)(v) (DEFAULT UNDER SPECIFIED TRANSACTION):

               (A) will not apply to BNY; and

               (B) will not apply to the Counterparty.

          (vi) Section 5(a)(vi) (CROSS DEFAULT):

               (A) will apply to BNY; and

               (B) will not apply to the Counterparty.

               For the purposes of Section 5(a)(vi):

               "SPECIFIED INDEBTEDNESS" will have the meaning specified in
               Section 14, except that it shall not include indebtedness in respect of deposits received.

               "THRESHOLD AMOUNT" means, 3% of consolidated shareholders equity of BNY and its subsidiaries determined in accordance with generally accepted accounting principles of the United States consistently applied as of the last day of the fiscal quarter ended immediately prior to the occurrence or existence of an event for which a Threshold Amount is applicable under Section 5(a)(vi).

          (vii) Section 5(a)(vii) (BANKRUPTCY):

               (A) will apply to BNY; and

               (B) will not apply to the Counterparty with respect to subclauses
               (2), (4) (but only if the proceeding or petition is instituted or presented by BNY or its affiliates), (7), (8) (but subclause (8) will not apply to the Counterparty only to the extent that subclauses (2), (4) and (7) do not apply to the Counterparty) and
               (9) of Section 5(a)(vii), and the remaining provisions of Section 5(a)(vii) will apply to the Counterparty; and in subclause (6) the words "trustee" and "custodian" will not include the Trustee and the words "seeks or" will be deleted.

          (viii) Section 5(a)(viii) (MERGER WITHOUT ASSUMPTION):

               (A) will apply to BNY; and

               (B) will apply to the Counterparty.

          (ix) Section 5(b)(i) (ILLEGALITY):

               (A) will apply to BNY; and

               (B) will apply to the Counterparty.

          (x)  Section 5(b)(ii) (TAX EVENT):

               (A) will apply to BNY; and

               (B) will apply to the Counterparty;

               provided that the words "(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)" shall be deleted.

          (xi) Section 5(b)(iii) (TAX EVENT UPON MERGER):

               (A) will apply to BNY, provided, that BNY shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party; and

               (B) will apply to the Counterparty.

          (xii) Section 5(b)(iv) (CREDIT EVENT UPON MERGER):

               (A) will not apply to BNY; and

               (B) will not apply to the Counterparty.

          (xiii) Section 5(b)(v) (ADDITIONAL TERMINATION EVENT):

               (A) will apply to BNY with respect to Paragraph 4(2)(g)(iii) and
               (iv); and

               (B) will apply to the Counterparty with respect to Paragraph
               (4)(2)(g)(i) and(ii).

     (d)  The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a):

               (A) will not apply to BNY; and

               (B) will not apply to the Counterparty.

     (e) PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e), the Second Method and Market Quotation will apply. For such purpose, for so long as the Certificates are rated by Moody's, if BNY is the Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or the Defaulting Party in respect of any Event of Default (but not, in any case, in respect of a Termination Event arising from an Illegality or Tax Event), the following provisions shall apply:

          (i) The definitions of "Market Quotation" and "Settlement Amount" are amended in their entirety to read as follows:

               "MARKET QUOTATION" means, with respect to one or more Terminated Transactions, an offer capable when made of becoming legally binding upon acceptance made by a Qualified Transferee for an amount that would be paid to the Counterparty (expressed as a negative number) or by the Counterparty (expressed as a positive number) in consideration of an agreement between the Counterparty and such Qualified Transferee to enter into a transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions) (which shall be determined by the Counterparty, acting in a commercially reasonable manner), that would have the effect of preserving the economic equivalent for the Counterparty of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (such transaction, a "REPLACEMENT TRANSACTION"). For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

               "SETTLEMENT AMOUNT" means, with respect to any Early Termination Date, an amount (as determined by the Counterparty) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by the Counterparty so as to become legally binding, Provided that:

               (1) If, on the day falling ten Local Business Days after the day on which the Early Termination Date is designated or such later day as the Counterparty may specify in writing to BNY (but in either case no later than the Early Termination Date) (such day the "LATEST SETTLEMENT AMOUNT DETERMINATION DAY"), no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by the Counterparty so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations; and

               (2) If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by the Counterparty so as to become legally binding and no Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Counterparty's Loss (whether positive or negative and without reference to any Un-paid amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

          (ii) At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, the Counterparty shall be entitled to accept only the lowest of such Market Quotations.

          (iii) if the Counterparty requests BNY in writing to obtain Market Quotations, BNY shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

          (iv) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

               "SECOND METHOD AND MARKET QUOTATION. If Second Method and Market Quotation apply, (1) the Counterparty shall pay to BNY an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) the Counterparty shall pay to BNY the Termination Currency Equivalent of the Unpaid Amounts owing to BNY and (3) BNY shall pay to the Counterparty the Termination Currency Equivalent of the Unpaid Amounts owing to the Counterparty, Provided that, (i) the amounts payable under
               (2) and (3) shall be subject to netting in accordance with
               Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by BNY under (3) shall not be netted-off against any amount payable by the Counterparty under (1)."

     (f) "TERMINATION CURRENCY" means United States Dollars.

     (g) "ADDITIONAL TERMINATION EVENT" will apply. The following shall constitute Additional Termination Events, and the party specified shall be the Affected Party with respect thereto:--

          (i) TERMINATION OF TRUST FUND. The Trust, Supplemental Interest Trust or Trust Fund shall be terminated pursuant to any provision of the Pooling and Servicing Agreement (including, without limitation, by completion of a successful auction termination or by exercise of the option to purchase and giving of notice under Sections 10.01 of the Pooling and Servicing Agreement). The Early Termination Date with respect to such Additional Termination Event shall be the Distribution Date upon which the Trust and the Supplemental Interest Trust or Trust Fund is terminated and final payment is made in respect of the Certificates. Each of BNY and the Counterparty may designate an Early Termination Date in respect of this Additional Termination Event. The Counterparty shall be the sole Affected Party.

          (ii) AMENDMENT OF POOLING AND SERVICING AGREEMENT. The amendment of the Pooling and Servicing Agreement in a manner which could have a material adverse affect on BNY without first obtaining the prior written consent of BNY (such consent not to be unreasonably withheld), where such consent is required under the Pooling and Servicing Agreement. The Counterparty shall be the sole Affected Party.

          (iii) COLLATERALIZATION OR RATINGS EVENT. A Collateralization Event or Ratings Event has occurred and is continuing and BNY fails to comply with the provisions of Paragraph 4(8)(ii) within the time periods set out therein; provided that an Additional Termination Event shall not be deemed to occur by virtue of a breach of Paragraph 4(8)(ii)(B) with respect to a Moody's Ratings Event unless and until such Moody's Ratings Event has continued for 30 or more Business Days and at least one Qualified Transferee has made an offer which remains capable of becoming legally binding upon acceptance to enter into a Permitted Transfer or other Replacement Transaction. BNY shall be the sole Affected Party. In the event that BNY has elected or is required to post collateral following the occurrence of a Ratings Event, then, a failure to post collateral in accordance with the provisions of the Credit Support Annex shall be subject to the provisions of Section 5(a)(iii) and shall not be treated as an Additional Termination Event. Any breach of Paragraph 4(8)(ii)(A), (B) or (C) which is treated as an Additional Termination Event under this Paragraph 4(g)(iii) shall not constitute an Event of Default.

          (iv) REGULATION AB. BNY shall fail to comply with the provisions of Paragraph 4(9) within the time provided for therein. BNY shall be the sole Affected Party.

     3)   TAX REPRESENTATIONS AND OTHER TAX RELATED PROVISIONS.

     (a) PAYER REPRESENTATIONS. For the purpose of Section 3(e), BNY and the Counterparty make the following representations:

          It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

          (i) the accuracy of any representations made by the other party pursuant to Section 3(f);

          (ii) the satisfaction of the agreement contained in Section 4 (a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4 (a)(i) or 4(a)(iii); and

          (iii) the satisfaction of the agreement of the other party contained in Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

     (b) PAYEE REPRESENTATIONS. For the purpose of Section 3(f), BNY and the Counterparty make the following representations.

          (i) The following representation will apply to BNY:

               (x) It is a "U.S. person" (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for United States federal income tax purposes, (y) it is a trust company duly organized and existing under the laws of the State of New York, and (y) its U.S. taxpayer identification number is 135160382.

          (ii) The following representation will apply to the Counterparty:

               None.

     (c) GROSS UP. Section 2(d)(i)(4) shall not apply to Counterparty as X, and
     Section 2(d)(ii) shall not apply to Counterparty as Y, such that Counterparty shall not be required to pay any additional amounts referred to therein.

     (d) INDEMNIFIABLE TAX. The definition of "Indemnifiable Tax" in Section 14 is amended in its entirety to read as follows:

          "INDEMNIFIABLE TAX" means in relation to payments by BNY any Tax and in relation to payments by the Counterparty no Tax.

     4)   DOCUMENTS TO BE DELIVERED. FOR THE PURPOSE OF SECTION 4(A):

     (a) Tax forms, documents or certificates to be delivered are:

    PARTY
 REQUIRED TO                                                               COVERED BY
   DELIVER                                        DATE BY WHICH          SECTION 3(D)
  DOCUMENT     FORM/DOCUMENT/ CERTIFICATE        TO BE DELIVERED        REPRESENTATION
------------   --------------------------   -------------------------   --------------
BNY and        Any document required or     Promptly after the          Yes
Counterparty   reasonably requested to      earlier of (i) reasonable
               allow the other party to     demand by either party or
               make payments under this     (ii) learning that such
               Agreement without any        form or document is
               deduction or withholding     required
               for or on the account of
               any tax.

(b)  Other documents to be delivered are:

    PARTY
 REQUIRED TO                                                               COVERED BY
   DELIVER                                        DATE BY WHICH          SECTION 3(D)
  DOCUMENT     FORM/DOCUMENT/ CERTIFICATE        TO BE DELIVERED        REPRESENTATION
------------   --------------------------   -------------------------   --------------
BNY            A certificate of an          Upon the execution and      Yes
               authorized officer of the    delivery of this
               party, as to the             Agreement
               incumbency and authority
               of the respective officers
               of the party signing this
               Agreement, any relevant
               Credit Support Document,
               or any Confirmation, as
               the case may be.

Counterparty   (i) a copy of the executed   Upon the later of,          Yes
               Pooling and Servicing        receipt by such party, or
               Agreement, and (ii) an       within 30 days after the
               incumbency certificate       date of this Agreement
               verifying the true
               signatures and authority
               of the person or persons
               signing this letter
               agreement on behalf of the
               Counterparty.

BNY            Legal Opinion as to          Upon the execution and      Yes
               enforceability of this       delivery of this
               Agreement.                   Agreement.

Counterparty   Certified copy of the        Upon the execution and      Yes
               Board of Directors           delivery of this
               resolution (or equivalent    Agreement.
               authorizing documentation)
               which sets forth the
               authority of each
               signatory to the
               Confirmation signing on
               its behalf and the
               authority of such party to
               enter into Transactions
               contemplated and
               performance of its
               obligations hereunder.

     5)   MISCELLANEOUS.

     (a) ADDRESS FOR NOTICES: For the purposes of Section 12(a):

          ADDRESS FOR NOTICES OR COMMUNICATIONS TO BNY:

               The Bank of New York
               Swaps and Derivative Products Group
               Global Market Division
               32 Old Slip 15th Floor
               New York, New York 10286
               Attention: Steve Lawler

          with a copy to:

               The Bank of New York
               Swaps and Derivative Products Group
               32 Old Slip 16th Floor
               New York, New York 10286
               Attention: Andrew Schwartz
               Tele: 212-804-5103
               Fax: 212-804-5818/5837

               (For all purposes)

          A copy of any notice or other communication with respect to Sections 5 or 6 should also be sent to the addresses set out below:

               The Bank of New York
               Legal Department
               One Wall Street - 10th Floor
               New York, New York 10286
               Attention: General Counsel

          ADDRESS FOR NOTICES OR COMMUNICATIONS TO THE COUNTERPARTY:

               U.S. Bank National Association, Trustee
               Mail Code: EP-MN-WS3D
               60 Livingston Avenue
               St. Paul, MN  55107
               Attention: Structured Finance - SURF 2007-AB1
               Telephone: 651-495-3923
               Facsimile: 651-495-8090

               With a copy to:

               Merrill Lynch Mortgage Lending, Inc.
               650 Third Avenue South
               Suite 1500
               Minneapolis, MN  55402
               Attention: Zachary Herringer
               Telephone: 612-336-7320
               Facsimile: 866-761-6215

     (b) PROCESS AGENT. For the purpose of Section 13(c):

          BNY appoints as its Process Agent: Not Applicable

          The Counterparty appoints as its Process Agent: Not Applicable

     (c) OFFICES. The provisions of Section 10(a) will not apply to this Agreement; neither BNY nor the Counterparty have any Offices other than as set forth in the Notices Section and BNY agrees that, for purposes of Section 6(b), it shall not in future have any Office other than one in the United States.

     (d) MULTIBRANCH PARTY. For the purpose of Section 10(c):

          BNY is a Multibranch Party and will enter into each Transaction only through the following Office:-- New York (for all Transactions).

          The Counterparty is not a Multibranch Party.

     (e) CALCULATION AGENT. The Calculation Agent is BNY.

     (f) "CREDIT SUPPORT DOCUMENT" means in relation to:--

          BNY: the Credit Support Annex attached as Exhibit A hereto and any Qualified Guaranty.

          The Counterparty: Not applicable.

     (g) "CREDIT SUPPORT PROVIDER" means in relation to:--

          BNY: The guarantor under any Qualified Guaranty.

          Counterparty: Not Applicable

     (h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine other than New York General Obligations Law Sections 5-1401 and 5-1402.

     (i) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties. The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

     (j) RECORDING OF CONVERSATIONS. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

     (k) WAIVER OF JURY TRIAL. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

     (l) NON-RECOURSE. Notwithstanding any provision herein or in the Master Agreement to the contrary, the obligations of the Counterparty hereunder are limited recourse obligations of the Counterparty, payable solely from amounts on deposit in the Swap Account created by the Trustee and the proceeds thereof to satisfy the Counterparty's obligations hereunder. In the event that the Swap Account and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Swap Account and the distribution of the proceeds thereof in accordance with the Pooling and Servicing Agreement, any claims against or obligations of the Counterparty under the Master Agreement or any other confirmation thereunder, still outstanding shall be extinguished and thereafter not revive. This provision shall survive the expiration of this Agreement.

     (m) LIMITATION ON INSTITUTION OF BANKRUPTCY PROCEEDINGS. BNY shall not institute against or cause any other person to institute against, or join any other person in instituting against the Counterparty, the Trust or the trust created pursuant to the Pooling and Servicing Agreement any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, under any federal or state bankruptcy or similar law or bankruptcy or similar laws of any other jurisdiction, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates. This provision shall survive the expiration of this Agreement.

     (n) REMEDY OF FAILURE TO PAY OR DELIVER. The ISDA Form Master Agreement is hereby amended by replacing the word "third" in the third line of Section 5(a)(i) by the word "first".

     (o) "AFFILIATE" will have the meaning specified in Section 14 of the ISDA Form Master Agreement, provided that the Counterparty shall be deemed not to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

     (p) TRUSTEE'S CAPACITY. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee
     (i) this Confirmation is executed and delivered by U.S. Bank National Association, not in its individual capacity but solely as Trustee pursuant to the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and vested in it thereunder and pursuant to instruction set forth therein, (ii) each of the representations, undertakings and agreements herein made on behalf of the trust is made and intended not as a personal representation, undertaking or agreement of the Trustee but is made and intended for the purpose of binding only the Counterparty, (iii) nothing contained herein shall be construed as creating any liability of U.S. Bank National Association, individually or personally, to perform any covenants either express or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (iv) under no circumstances will U.S. Bank National Association, in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation. Nothing herein contained shall be construed as creating any liability on U.S. Bank National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this letter agreement and by any person claiming by, through or under such parties.

     (q) TRUSTEE'S REPRESENTATION. U.S. Bank National Association, as Trustee, represents and warrants that:

          It has been directed under the Pooling and Servicing Agreement to enter into this letter agreement as Trustee on behalf of the Counterparty.

     6) ADDITIONAL REPRESENTATIONS. Section 3 is hereby amended by adding, at the end thereof, the following Sections 3(g), 3(h) and 3(i):

     "(g) RELATIONSHIP BETWEEN PARTIES.

          (1) NONRELIANCE. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

          (2) EVALUATION AND UNDERSTANDING.

               (i) Each Party acknowledges that U.S. Bank National Association, has been directed under the Pooling and Servicing Agreement to enter into this Transaction as Trustee on behalf of the Counterparty.

               (ii) It is acting for its own account and has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such transaction; it being understood that information and explanations related to the terms and conditions of such transaction shall not be considered investment advice or a recommendation to enter into such transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the transaction; and

               (iii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume (and does, in fact assume) those risks, financially and otherwise.

          (3) NOT FIDUCIARY OR ADVISOR. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

          (h) EXCLUSION FROM COMMODITY EXCHANGE ACT. (A) It is an "eligible contract participant" within the meaning of Section 1a(12) of the Commodity Exchange Act, as amended; (B) this Agreement and each Transaction is subject to individual negotiation by such party; and
          (C) neither this Agreement nor any Transaction will be executed or traded on a "trading facility" within the meaning of Section 1a(33) of the Commodity Exchange Act, as amended.

          (i) SWAP AGREEMENT. Each Transaction is a "swap agreement" as defined in 12 U.S.C. Section 1821(e)(8)(D)(vi) and a "covered swap agreement" as defined in the Commodity Exchange Act (7 U.S.C. Section 27(d)(1))."

     7) SET-OFF. All payments under this Agreement shall be made without set-off or counterclaim, except as provided in Section 2(c), Section 6 or the provisions hereof relating to Market Quotation and Loss, or Paragraph 8 of the Credit Support Annex. Section 6(e) is amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off." For the avoidance of doubt, if more than one Transaction is entered into under this Agreement, nothing herein is intended to prevent the determination of a Settlement Amount with respect to all such Transactions pursuant to
          Section 6 (as modified hereby).

     8)   RATINGS DOWNGRADE.

          (i) DEFINITIONS. For purposes of each Transaction: (A) "RATING AGENCY CONDITION" means, with respect to any action taken or to be taken hereunder, a condition that is satisfied when each of Moody's and S&P (each a "RATING AGENCY", and the rating condition with respect to it, the "MOODY'S RATING CONDITION" and "S&P RATING CONDITION", respectively) has confirmed in writing to the Trustee that such action will not result in withdrawal, reduction or other adverse action with respect to any then-current rating by such Rating Agency of the Certificates;

          (B) "QUALIFYING RATINGS" means, with respect to the debt of any entity, (1) (x) a short-term unsecured and unsubordinated debt rating of at least "P-1", and a long-term unsecured and unsubordinated debt of at least "A2" (or, if it has no short-term unsecured and unsubordinated debt rating, a long term rating of at least "A1") by Moody's ("MOODY'S FIRST LEVEL QUALIFYING RATINGS"), and (y) a short-term unsecured and unsubordinated debt rating of at least "P-2", and a long-term unsecured and unsubordinated debt of at least "A3" (or, if it has no short-term unsecured and unsubordinated debt rating, a long term rating of at least "A3") by Moody's ("MOODY'S SECOND LEVEL QUALIFYING RATINGS"), and (2) a short-term unsecured and unsubordinated debt rating of at least "A-1", or if it does not have a short-term rating, a long-term unsecured and unsubordinated debt rating of at least "A+" by S&P ("S&P QUALIFYING RATINGS");

          (C) A "COLLATERALIZATION EVENT" shall occur as to BNY if, with respect to the ratings of the long-term and short-term unsecured and unsubordinated debt of both BNY (if such debt of BNY is rated) and the guarantor under each Qualified Guaranty (if any): (1) the short-term rating is reduced to "P-2" or below, or the long-term rating is reduced to "A3" or below or, if neither BNY nor the guarantor under any Qualified Guaranty has a short-term rating, the long term rating is reduced to "A2" or below, by Moody's (a "MOODY'S COLLATERALIZATION EVENT"), or (2) the short-term rating is reduced to "A-2" or below, or, if neither BNY nor the guarantor under any Qualified Guranty has a short-term rating, the long-term rating is reduced to "A" or below by S&P (an "S&P COLLATERALIZATION EVENT");

          (D) A "RATINGS EVENT" shall occur as to BNY if, with respect to BNY the ratings of the long-term and short-term unsecured and unsubordinated debt of both BNY (if such debt of BNY is rated) and the guarantor under each Qualified Guaranty (if any): (1) the short-term rating is withdrawn or reduced to "P-3" or below or the long-term rating is reduced to "Baa1" or, if neither BNY nor the guarantor under any Qualified Guaranty has a short-term rating, the long term rating is withdrawn or reduced to "Baa1" or below, by Moody's (a "MOODY'S RATINGS EVENT"), or (2) the short-term rating is reduced below "A-3", or, if neither BNY nor the guarantor under any Qualified Guaranty has a short-term rating, the long term rating is withdrawn or reduced to "BB+" or below, by S&P (an "S&P RATINGS EVENT");

          (E) "QUALIFIED TRANSFEREE" means a transferee of a novation or assignment or a party (other than the Counterparty) that enters into another form of Replacement Transaction that is a Reference Market-maker ("dealer" in the definition thereof meaning a "dealer in notional principal contracts" as defined in Treas. Reg. Section 1.1001-4) (1) that has Moody's Second Level Qualifying Ratings and S&P Qualifying Ratings or (2) whose present and future obligations owing to the Counterparty are guaranteed pursuant to a Qualified Guaranty; and

          (F) "QUALIFIED GUARANTY" means an unconditional and irrevocable guaranty of payment (and not of collection) and the performance of the other obligations of BNY (or a Qualified Transferee, as applicable) hereunder by a third party having Moody's Second Level Qualifying Ratings and S&P Qualifying Ratings ("QUALIFIED GUARANTOR") providing, inter alia, that payment thereunder shall be made as provided and on the conditions set forth in Section 2(d) as modified hereunder (substituting references to BNY as "X" with the guarantor as "X" and "this Agreement" with such guaranty, respectively) (or, in lieu of such provisions relating to tax, a law firm has given a legal opinion confirming that none of the guarantor's payments to the Counterparty under such guaranty will be subject to withholding for Tax).

          (ii) ACTIONS TO BE TAKEN. (A) If a Collateralization Event occurs, then BNY shall, at its own expense, no later than the earlier of thirty (30) Business Days thereafter in case of a Moody's Collateralization Event or thirty (30) calendar days thereafter in case of an S&P Collateralization Event:

               (1) post collateral (commencing within the times set forth herein) in accordance with the Credit Support Annex for so long as the Collateralization Event continues; or

               (2) subject to the S&P Rating Condition, novate, assign or transfer the Transactions to or replace the Transactions with Replacement Transactions with a Qualified Transferee (having the Moody's First Level Qualifying Ratings and the S&P Qualifying Ratings); or

               (3) subject to the S&P Rating Condition, obtain a Qualified Guaranty (provided by a guarantor having the Moody's First Level Qualifying Ratings and the S&P Qualifying Ratings).

          (B) If a Ratings Event occurs, then BNY shall at its own expense, no later than the earlier of thirty (30) Business Days thereafter in case of a Moody's Ratings Event or ten (10) Business Days thereafter in case of an S&P Ratings Event and subject to the S&P Rating Condition:

               (1) novate, assign or transfer the Transactions to or replace the Transactions with Replacement Transactions with a Qualified Transferee, or

               (2) obtain a Qualified Guaranty.

          (C) With respect to (A) and (B) above:

               (1) BNY shall post collateral in accordance with the Credit Support Annex and the times set forth herein for so long as a Collateralization Event or Ratings Event has occurred (or exists from the time BNY becomes a party hereto) and continues;

               (2) if a Ratings Event occurs, then BNY shall at its own expense, use commercially reasonable efforts to, take one of the actions referred to in (B) above as soon as reasonably practicable; and

               (3) if the debt of BNY is unrated because a Rating Agency has withdrawn such rating while any Transaction is outstanding under this Agreement, and if there is no Eligible Guaranty in effect at such time, then such withdrawal shall be treated as a Ratings Event unless the Rating Agency Condition is satisfied with respect thereto.

     9)   COMPLIANCE WITH REGULATION AB.

     (a) If the Depositor under the Pooling and Servicing Agreement still has a reporting obligation with respect to this Transaction pursuant to Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended ("REGULATION AB") and BNY has not, within 30 days after receipt of a Swap Disclosure Request complied with the provisions set forth below in this Paragraph 4(9) (provided that if the significance percentage reaches 10% after a Swap Disclosure Request has been made to BNY, BNY must comply with the provisions set forth below in this Section 4(9) within 10 calendar days of BNY being informed of the significance percentage reaching 10%), then an Additional Termination Event shall have occurred with respect to BNY and BNY shall be the sole Affected Party with respect to such Additional Termination Event.

     (b) BNY acknowledges that for so long as there are reporting obligations with respect to this Transaction under Regulation AB, the Depositor is required under Regulation AB to disclose certain information set forth in Regulation AB regarding BNY or its group of affiliated entities, if applicable, depending on the aggregate "significance percentage" of this Agreement and any other derivative contracts between BNY or its group of affiliated entities, if applicable, and the Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

     (c) If the Depositor determines, reasonably and in good faith, that the significance percentage of this Agreement has increased to eight (8) percent, then the Depositor may request on a Business Day after the date of such determination from BNY the same information set forth in Item 1115(b) of Regulation AB that would have been required if the significance percentage had in fact increased to ten (10) percent (such request, a "SWAP DISCLOSURE REQUEST" and such requested information, subject to the last sentence of this paragraph, is the "SWAP FINANCIAL DISCLOSURE"). The Counterparty or the Depositor shall provide BNY with the calculations and any other information reasonably requested by BNY with respect to the Depositor's determination that led to the Swap Disclosure Request. The parties hereto further agree that the Swap Financial Disclosure provided to meet the Swap Disclosure Request may be, solely at BNY's option, either the information set forth in Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB.

     (d) Upon the occurrence of a Swap Disclosure Request, BNY, at its own expense, shall (x) provide the Depositor with the Swap Financial Disclosure in an Edgar-compatible format, or (y) subject to Rating Agency Condition, secure another entity to replace BNY as party to this Agreement on terms substantially similar to this Agreement which entity is able to provide the Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Securities Exchange Act.

     (e) BNY's obligation to comply with this Paragraph 4(9) shall be suspended as of January 1, 2008 unless, at any time, BNY receives notification from the Depositor or the Counterparty that the Trust Fund's obligation to file periodic reports under the Exchange Act shall continue; provided, however, that such obligations shall not be suspended in respect of any Exchange Act Report or amendment to an Exchange Act Report in such fiscal year which relates to any fiscal year in which the Trust Fund was subject to the reporting requirements of the Exchange Act. This obligation shall continue to be suspended unless the Depositor or the Counterparty notifies BNY that the Trust Fund's obligations to file reports under the Exchange Act has resumed.

     10) BNY PAYMENTS TO BE MADE TO TRUSTEE. BNY will, unless otherwise directed by the Trustee, make all payments hereunder to the Trustee. Payment made to the Trustee at the account specified herein or to another account specified in writing by the Trustee shall satisfy the payment obligations of BNY hereunder to the extent of such payment.

     11) RETURN OF AMOUNTS RECEIVED BY MLML OR ITS AFFILIATES. Merrill Lynch Mortgage Lending, Inc. ("MLML") agrees and acknowledges that amounts paid hereunder are not intended to benefit the holder of any class of Certificates rated by any Rating Agency if such holder is MLML or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Trustee, whereupon such Trustee will promptly remit such amounts to BNY. MLML further agrees to provide notice to BNY upon any remittance to the Trustee.

     12) ADDITIONAL PROVISIONS. Notwithstanding the terms of Sections 5 and 6 of the ISDA Form Master Agreement, if the Counterparty has satisfied its payment obligations under Section 2(a)(i) of the ISDA Form Master Agreement, and shall, at the time, have no future payment or delivery obligation, whether absolute or contingent, then unless BNY is required pursuant to appropriate proceedings to return to the Counterparty or otherwise returns to the Counterparty upon demand of the Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to the Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to the Counterparty as the Defaulting Party and (b) BNY shall be entitled to designate an Early Termination Date pursuant to Section 6 of the ISDA Form Master Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the ISDA Form Master Agreement with respect to BNY as the Affected Party or Section 5(b)(iii) of the ISDA Form Master Agreement with respect to BNY as the Burdened Party.

5.   ACCOUNT DETAILS AND SETTLEMENT INFORMATION:

     PAYMENTS TO BNY:

          The Bank of New York
          Derivative Products Support Department
          32 Old Slip, 16th Floor
          New York, New York 10286
          Attention: Renee Etheart
          ABA #021000018
          Account #890-0068-175
          Reference: Interest Rate Swap/Cap

     PAYMENTS TO COUNTERPARTY:

          U.S. Bank National Association
          ABA: 091000022
          DDA: 173103322058
          DDA Name: Structured Finance Wire Clearing
          FFC:  #111804000/SURF 2007 AB1

          For Additional Payment to Merrill Lynch Mortgage Lending, Inc.:

          Deutsche Bank NY, NY
          ABA No. 021001033
          Account No. 00854209
          Attention: MLML Finance
          Reference: Swap Additional Fee/ SURF 2007-AB1

     6. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this agreement and returning it via facsimile to Derivative Products Support Dept., Attn: Kenny Au-Yeung at 212-804-5818/5837. Once we receive this we will send you two original confirmations for execution.

     We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

THE BANK OF NEW YORK


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

The Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

U.S. BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE FOR THE TRUST RELATING TO THE SPECIAL UNDERWRITING & RESIDENTIAL FINANCE SERIES 2007-AB1


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


Solely with respect to Paragraph 4(11)
MERRILL LYNCH MORTGAGE LENDING, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                   SCHEDULE I

(all such dates are subject to adjustment in accordance with the Modified Following Business Day Convention).

Accrual Start Date   Accrual End Date   Notional Amount (in USD)   Cap Rate (%)
------------------   ----------------   ------------------------   ------------
     3/26/2007           4/25/2007            175,496,000              6.663
     4/25/2007           5/25/2007            173,439,454              6.663
     5/25/2007           6/25/2007            170,951,989              6.440
     6/25/2007           7/25/2007            168,037,361              6.663
     7/25/2007           8/25/2007            164,703,160              6.440
     8/25/2007           9/25/2007            160,962,978              6.440

                       Exhibit A to Confirmation No. 39063

                   [Credit Support Annex to follow this page]

                                   EXHIBIT O-3

                FORM OF SUBORDINATE CERTIFICATE CORRIDOR CONTRACT


                                      O-3-1

                                                 (THE BANK OF NEW YORK(TM) LOGO)

                                                           Dated: March 26, 2007

                              RATE CAP TRANSACTION
                           RE: BNY REFERENCE NO. 39064

Ladies and Gentlemen:

     The purpose of this letter agreement ("AGREEMENT") is to confirm the terms and conditions of the rate Cap Transaction entered into on the Trade Date specified below (the "TRANSACTION") between The Bank of New York ("BNY"), a trust company duly organized and existing under the laws of the State of New York, and the Trust relating to the Special Underwriting & Residential Finance Series 2007-AB1 (the "COUNTERPARTY"), as represented by U.S. Bank National Association, not in its individual capacity, but solely as Trustee under the Pooling and Servicing Agreement, dated and effective March 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as Depositor, Wilshire Credit Corporation, as Servicer and U.S. Bank National Association, as Trustee (the "POOLING AND SERVICING AGREEMENT"). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "CONFIRMATION" as referred to in the "ISDA FORM MASTER AGREEMENT" (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master Agreement.

     1. FORM OF AGREEMENT. This Agreement is subject to the 2000 ISDA Definitions (the "DEFINITIONS"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). Any reference to a "Swap Transaction" in the Definitions is deemed to be a reference to a "Transaction" for purposes of this Agreement, and any reference to a "Transaction" in this Agreement is deemed to be a reference to a "Swap Transaction" for purposes of the Definitions. You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency--Cross Border) form (the "ISDA FORM MASTER AGREEMENT"). An ISDA Form Master Agreement, as modified by the Schedule terms in Paragraph 4 of this Confirmation (the "MASTER AGREEMENT"), shall be deemed to have been executed by you and us on the date we entered into the Transaction. For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Form Master Agreement. Except as otherwise specified, references herein to Sections shall be to Sections of the Master Agreement, and references to Paragraphs shall be to paragraphs of this Agreement. Each party hereto agrees that the Master Agreement deemed to have been executed by the parties hereto shall be the same Master Agreement referred to in the agreement setting forth the terms of transaction reference number 39061, 39062 and 39063. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the Master Agreement, this Agreement shall prevail for purposes of the Transaction. Capitalized terms not otherwise defined herein or in the Definitions or the Master Agreement shall have the meaning defined for such term in the Pooling and Servicing Agreement.

     2. CERTAIN TERMS. The terms of the particular Transaction to which this Confirmation relates are as follows:

    Type of Transaction:         Rate Cap

    Notional Amount:             With respect to any Calculation Period, the
                                 lesser of: (i) USD 40,250,000 and (ii) the
                                 Class Certificate Principal Balance of the
                                 Class M-1, Class M-2, Class M-3, Class M-4,
                                 Class M-5, Class M-6, Class B-1, Class B-2 and
                                 Class B-3 Certificates (as defined in the
                                 Pooling and Servicing Agreement) for such
                                 Floating Rate Payer Payment Date.

Ref No. 39064

                                 The Trustee under the Pooling and Servicing
                                 Agreement shall provide at least five (5) business days notice prior to each Floating
                                 Rate Payer Payment Date for each Calculation
                                 Period to The Bank of New York if the Class
                                 Certificate Principal Balance of the Class M-1,
                                 Class M-2, Class M-3, Class M-4, Class M-5,
                                 Class M-6, Class B-1, Class B-2 and Class B-3
                                 Certificates is less than the Schedule I attached hereto

    Trade Date:                  March 14, 2007

    Effective Date:              March 26, 2007

    Termination Date:            September 25, 2007, subject to adjustment in
                                 accordance with the Modified Following Business
                                 Day Convention.

FLOATING AMOUNTS

    Floating Rate Payer:         BNY

    Cap Rate:                    For each Calculation Period, as set forth for
                                 such period on Schedule I attached hereto.

    Floating Rate for initial
    Calculation Period:          To be determined

    Floating Rate Day Count
    Fraction:                    Actual/360

    Floating Rate Option:        USD-LIBOR-BBA, provided, however, if the
                                 Floating Rate Option for a Calculation Period
                                 is greater than 8.59% then the Floating Rate
                                 Option for such Calculation Period shall be
                                 deemed equal to 8.59%.

    Designated Maturity:         One month

    Spread:                      Inapplicable

    Floating Rate Payer
    Period End Dates:            The 25th day of each month, beginning on April
                                 25, 2007 and ending on the Termination Date,
                                 subject to adjustment in accordance with the
                                 Modified Following Business Day Convention.

    Floating Rate Payer
    Payment Dates:               Early Payment shall be applicable. The Floating
                                 Rate Payer Payment Date shall be two (2)
                                 Business Days preceding each Floating Rate
                                 Payer Period End Date.

    Reset Dates:                 The first day of each Calculation Period

    Compounding:                 Inapplicable

    Business Days for Payments
    By both parties:             New York

    Calculation Agent:           BNY

     3. ADDITIONAL PROVISIONS:

     1) RELIANCE. Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein.

     2) TRANSFER, AMENDMENT AND ASSIGNMENT. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless each of Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc ("S&P") and Moody's Investors Service, Inc. ("MOODY'S"), has been provided notice of the same and confirms in writing (including by facsimile transmission) that it will not downgrade, qualify, withdraw or otherwise modify its then-current ratings on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates issued under the Pooling and Servicing Agreement (the "CERTIFICATES").

     4. PROVISIONS DEEMED INCORPORATED IN A SCHEDULE TO THE MASTER AGREEMENT:

     1) NO PAYMENT NETTING AMONG TRANSACTIONS; MODIFICATION OF SECTION 2(A)(III)(1). The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to this Transaction. Section 2(a)(iii)(1) is amended by deleting "or Potential Event of Default".

     2) TERMINATION PROVISIONS. For purposes of the Master Agreement:

     (a) "SPECIFIED ENTITY" in relation to BNY or the Counterparty shall mean: none.

     (b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 14.

     (c) APPLICABILITY. The following provisions apply or do not apply to the parties as specified below:

          (i)  Section 5(a)(i) (FAILURE TO PAY OR DELIVER):

               (A)  will apply to BNY; and

               (B)  will apply to the Counterparty.

          (ii) Section 5(a)(ii) (BREACH OF AGREEMENT):

               (A)  will apply to BNY; and

               (B)  will not apply to the Counterparty.

          (iii) Section 5(a)(iii) (CREDIT SUPPORT DEFAULT):

               (A)  will apply to BNY; and

               (B)  will not apply to the Counterparty.

          (iv) Section 5(a)(iv) (MISREPRESENTATION):

               (A)  will apply to BNY; and

               (B)  will not apply to the Counterparty.

          (v)  Section 5(a)(v) (DEFAULT UNDER SPECIFIED TRANSACTION):

               (A)  will not apply to BNY; and

               (B)  will not apply to the Counterparty.

          (vi) Section 5(a)(vi) (CROSS DEFAULT):

               (A)  will apply to BNY; and

               (B)  will not apply to the Counterparty.

               For the purposes of Section 5(a)(vi):

               "SPECIFIED INDEBTEDNESS" will have the meaning specified in
               Section 14, except that it shall not include indebtedness in respect of deposits received.

               "THRESHOLD AMOUNT" means, 3% of consolidated shareholders equity of BNY and its subsidiaries determined in accordance with generally accepted accounting principles of the United States consistently applied as of the last day of the fiscal quarter ended immediately prior to the occurrence or existence of an event for which a Threshold Amount is applicable under Section 5(a)(vi).

          (vii) Section 5(a)(vii) (BANKRUPTCY):

               (A)  will apply to BNY; and

               (B) will not apply to the Counterparty with respect to subclauses (2), (4) (but only if the proceeding or petition is instituted or presented by BNY or its affiliates), (7),
                    (8) (but subclause (8) will not apply to the Counterparty only to the extent that subclauses (2), (4) and (7) do not apply to the Counterparty) and (9) of Section 5(a)(vii), and the remaining provisions of Section 5(a)(vii) will apply to the Counterparty; and in subclause (6) the words "trustee" and "custodian" will not include the Trustee and the words "seeks or" will be deleted.

          (viii) Section 5(a)(viii) (MERGER WITHOUT ASSUMPTION):

               (A)  will apply to BNY; and

               (B)  will apply to the Counterparty.

          (ix) Section 5(b)(i) (ILLEGALITY):

               (A)  will apply to BNY; and

               (B)  will apply to the Counterparty.

          (x)  Section 5(b)(ii) (TAX EVENT):

               (A)  will apply to BNY; and

               (B)  will apply to the Counterparty;

               provided that the words "(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)" shall be deleted.

          (xi) Section 5(b)(iii) (TAX EVENT UPON MERGER):

               (A) will apply to BNY, provided, that BNY shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party; and

               (B) will apply to the Counterparty.

          (xii) Section 5(b)(iv) (CREDIT EVENT UPON MERGER):

               (A) will not apply to BNY; and

               (B) will not apply to the Counterparty.

          (xiii) Section 5(b)(v) (ADDITIONAL TERMINATION EVENT):

               (A) will apply to BNY with respect to Paragraph 4(2)(g)(iii) and
               (iv); and

               (B) will apply to the Counterparty with respect to Paragraph
               (4)(2)(g)(i) and(ii).

     (d) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a):

               (A) will not apply to BNY; and

               (B) will not apply to the Counterparty.

     (e) PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e), the Second Method and Market Quotation will apply. For such purpose, for so long as the Certificates are rated by Moody's, if BNY is the Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or the Defaulting Party in respect of any Event of Default (but not, in any case, in respect of a Termination Event arising from an Illegality or Tax Event), the following provisions shall apply:

          (i) The definitions of "Market Quotation" and "Settlement Amount" are amended in their entirety to read as follows:

               "MARKET QUOTATION" means, with respect to one or more Terminated Transactions, an offer capable when made of becoming legally binding upon acceptance made by a Qualified Transferee for an amount that would be paid to the Counterparty (expressed as a negative number) or by the Counterparty (expressed as a positive number) in consideration of an agreement between the Counterparty and such Qualified Transferee to enter into a transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions) (which shall be determined by the Counterparty, acting in a commercially reasonable manner), that would have the effect of preserving the economic equivalent for the Counterparty of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (such transaction, a "REPLACEMENT TRANSACTION"). For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

               "SETTLEMENT AMOUNT" means, with respect to any Early Termination Date, an amount (as determined by the Counterparty) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by the Counterparty so as to become legally binding, Provided that:

               (1) If, on the day falling ten Local Business Days after the day on which the Early Termination Date is designated or such later day as the Counterparty may specify in writing to BNY (but in either case no later than the Early Termination Date) (such day the "LATEST SETTLEMENT AMOUNT DETERMINATION DAY"), no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by the Counterparty so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations; and

               (2) If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by the Counterparty so as to become legally binding and no Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Counterparty's Loss (whether positive or negative and without reference to any Un-paid amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

               (ii) At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, the Counterparty shall be entitled to accept only the lowest of such Market Quotations.

               (iii) if the Counterparty requests BNY in writing to obtain Market Quotations, BNY shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

               (iv) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

                    "SECOND METHOD AND MARKET QUOTATION. If Second Method and Market Quotation apply, (1) the Counterparty shall pay to BNY an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) the Counterparty shall pay to BNY the Termination Currency Equivalent of the Unpaid Amounts owing to BNY and (3) BNY shall pay to the Counterparty the Termination Currency Equivalent of the Unpaid Amounts owing to the Counterparty, Provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by BNY under
                    (3) shall not be netted-off against any amount payable by the Counterparty under (1)."

     (f) "TERMINATION CURRENCY" means United States Dollars.

     (g) "ADDITIONAL TERMINATION EVENT" will apply. The following shall constitute Additional Termination Events, and the party specified shall be the Affected Party with respect thereto:--

          (i) TERMINATION OF TRUST FUND. The Trust, Supplemental Interest Trust or Trust Fund shall be terminated pursuant to any provision of the Pooling and Servicing Agreement (including, without limitation, by completion of a successful auction termination or by exercise of the option to purchase and giving of notice under Sections 10.01 of the Pooling and Servicing Agreement). The Early Termination Date with respect to such Additional Termination Event shall be the Distribution Date upon which the Trust and the Supplemental Interest Trust or Trust Fund is terminated and final payment is made in respect of the Certificates. Each of BNY and the Counterparty may designate an Early Termination Date in respect of this Additional Termination Event. The Counterparty shall be the sole Affected Party.

          (ii) AMENDMENT OF POOLING AND SERVICING AGREEMENT. The amendment of the Pooling and Servicing Agreement in a manner which could have a material adverse affect on BNY without first obtaining the prior written consent of BNY (such consent not to be unreasonably withheld), where such consent is required under the Pooling and Servicing Agreement. The Counterparty shall be the sole Affected Party.

          (iii) COLLATERALIZATION OR RATINGS EVENT. A Collateralization Event or Ratings Event has occurred and is continuing and BNY fails to comply with the provisions of Paragraph 4(8)(ii) within the time periods set out therein; provided that an Additional Termination Event shall not be deemed to occur by virtue of a breach of Paragraph 4(8)(ii)(B) with respect to a Moody's Ratings Event unless and until such Moody's Ratings Event has continued for 30 or more Business Days and at least one Qualified Transferee has made an offer which remains capable of becoming legally binding upon acceptance to enter into a Permitted Transfer or other Replacement Transaction. BNY shall be the sole Affected Party. In the event that BNY has elected or is required to post collateral following the occurrence of a Ratings Event, then, a failure to post collateral in accordance with the provisions of the Credit Support Annex shall be subject to the provisions of Section 5(a)(iii) and shall not be treated as an Additional Termination Event. Any breach of Paragraph 4(8)(ii)(A), (B) or (C) which is treated as an Additional Termination Event under this Paragraph 4(g)(iii) shall not constitute an Event of Default.

          (iv) REGULATION AB. BNY shall fail to comply with the provisions of Paragraph 4(9) within the time provided for therein. BNY shall be the sole Affected Party.

     3) TAX REPRESENTATIONS AND OTHER TAX RELATED PROVISIONS.

     (a) PAYER REPRESENTATIONS. For the purpose of Section 3(e), BNY and the Counterparty make the following representations:

          It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

          (i) the accuracy of any representations made by the other party pursuant to Section 3(f);

          (ii) the satisfaction of the agreement contained in Section 4 (a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4 (a)(i) or 4(a)(iii); and

          (iii) the satisfaction of the agreement of the other party contained in Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

     (b) PAYEE REPRESENTATIONS. For the purpose of Section 3(f), BNY and the Counterparty make the following representations.

          (i) The following representation will apply to BNY:

               (x) It is a "U.S. person" (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for United States federal income tax purposes, (y) it is a trust company duly organized and existing under the laws of the State of New York, and (y) its U.S. taxpayer identification number is 135160382.

          (ii) The following representation will apply to the Counterparty:

               None.

     (c) GROSS UP. Section 2(d)(i)(4) shall not apply to Counterparty as X, and
     Section 2(d)(ii) shall not apply to Counterparty as Y, such that Counterparty shall not be required to pay any additional amounts referred to therein.

     (d) INDEMNIFIABLE TAX. The definition of "Indemnifiable Tax" in Section 14 is amended in its entirety to read as follows:

          "INDEMNIFIABLE TAX" means in relation to payments by BNY any Tax and in relation to payments by the Counterparty no Tax.

     4) DOCUMENTS TO BE DELIVERED. FOR THE PURPOSE OF SECTION 4(A):

     (a) Tax forms, documents or certificates to be delivered are:

PARTY REQUIRED TO                                                                                COVERED BY SECTION
DELIVER DOCUMENT            FORM/DOCUMENT/ CERTIFICATE          DATE BY WHICH TO BE DELIVERED   3(D) REPRESENTATION
-----------------           --------------------------          -----------------------------   -------------------
BNY and             Any document required or reasonably         Promptly after the earlier      Yes
Counterparty        requested to allow the other party to       of (i) reasonable demand by
                    make payments under this Agreement          either party or (ii)
                    without any deduction or withholding        learning that such form or
                    for or on the account of any tax.           document is required

     (b) Other documents to be delivered are:

PARTY REQUIRED TO                                                                                COVERED BY SECTION
DELIVER DOCUMENT            FORM/DOCUMENT/ CERTIFICATE          DATE BY WHICH TO BE DELIVERED   3(D) REPRESENTATION
-----------------           --------------------------          -----------------------------   -------------------
BNY                 A certificate of an authorized officer of   Upon the execution and          Yes
                    the party, as to the incumbency and         delivery of this Agreement
                    authority of the respective officers of
                    the party signing this Agreement, any
                    relevant Credit Support Document, or any
                    Confirmation, as the case may be.

Counterparty        (i) a copy of the executed Pooling and      Upon the later of, receipt      Yes
                    Servicing Agreement, and (ii) an            by such party, or within 30
                    incumbency certificate verifying the true   days after the date of this
                    signatures and authority of the person or   Agreement
                    persons signing this letter agreement on
                    behalf of the Counterparty.

BNY                 Legal Opinion as to enforceability of       Upon the execution and          Yes
                    this Agreement.                             delivery of this Agreement.

Counterparty        Certified copy of the Board of Directors    Upon the execution and          Yes
                    resolution (or equivalent authorizing       delivery of this Agreement.
                    documentation) which sets forth the
                    authority of each signatory to the
                    Confirmation signing on its behalf and
                    the authority of such party to enter into
                    Transactions contemplated and performance
                    of its obligations hereunder.

     5) MISCELLANEOUS.

     (a) ADDRESS FOR NOTICES: For the purposes of Section 12(a):

          ADDRESS FOR NOTICES OR COMMUNICATIONS TO BNY:

               The Bank of New York
               Swaps and Derivative Products Group
               Global Market Division
               32 Old Slip 15th Floor
               New York, New York 10286
               Attention: Steve Lawler

          with a copy to:

               The Bank of New York
               Swaps and Derivative Products Group
               32 Old Slip 16th Floor
               New York, New York 10286
               Attention: Andrew Schwartz
               Tele: 212-804-5103
               Fax: 212-804-5818/5837

               (For all purposes)

          A copy of any notice or other communication with respect to Sections 5 or 6 should also be sent to the addresses set out below:

               The Bank of New York
               Legal Department
               One Wall Street - 10th Floor
               New York, New York 10286
               Attention: General Counsel

          ADDRESS FOR NOTICES OR COMMUNICATIONS TO THE COUNTERPARTY:

               U.S. Bank National Association, Trustee
               Mail Code: EP-MN-WS3D
               60 Livingston Avenue
               St. Paul, MN 55107
               Attention: Structured Finance - SURF 2007-AB1
               Telephone: 651-495-3923
               Facsimile: 651-495-8090

               With a copy to:

               Merrill Lynch Mortgage Lending, Inc.
               650 Third Avenue South
               Suite 1500
               Minneapolis, MN 55402
               Attention: Zachary Herringer
               Telephone: 612-336-7320
               Facsimile: 866-761-6215

     (b) PROCESS AGENT. For the purpose of Section 13(c):

          BNY appoints as its Process Agent: Not Applicable

          The Counterparty appoints as its Process Agent: Not Applicable

     (c) OFFICES. The provisions of Section 10(a) will not apply to this Agreement; neither BNY nor the Counterparty have any Offices other than as set forth in the Notices Section and BNY agrees that, for purposes of Section 6(b), it shall not in future have any Office other than one in the United States.

     (d) MULTIBRANCH PARTY. For the purpose of Section 10(c):

          BNY is a Multibranch Party and will enter into each Transaction only through the following Office:-- New York (for all Transactions).

          The Counterparty is not a Multibranch Party.

     (e) CALCULATION AGENT. The Calculation Agent is BNY.

     (f) "CREDIT SUPPORT DOCUMENT" means in relation to:--

          BNY: the Credit Support Annex attached as Exhibit A hereto and any Qualified Guaranty.

          The Counterparty: Not applicable.

     (g) "CREDIT SUPPORT PROVIDER" means in relation to:--

          BNY: The guarantor under any Qualified Guaranty.

          Counterparty: Not Applicable

     (h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine other than New York General Obligations Law Sections 5-1401 and 5-1402.

     (i) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties. The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

     (j) RECORDING OF CONVERSATIONS. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

     (k) WAIVER OF JURY TRIAL. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

     (l) NON-RECOURSE. Notwithstanding any provision herein or in the Master Agreement to the contrary, the obligations of the Counterparty hereunder are limited recourse obligations of the Counterparty, payable solely from amounts on deposit in the Swap Account created by the Trustee and the proceeds thereof to satisfy the Counterparty's obligations hereunder. In the event that the Swap Account and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Swap Account and the distribution of the proceeds thereof in accordance with the Pooling and Servicing Agreement, any claims against or obligations of the Counterparty under the Master Agreement or any other confirmation thereunder, still outstanding shall be extinguished and thereafter not revive. This provision shall survive the expiration of this Agreement.

     (m) LIMITATION ON INSTITUTION OF BANKRUPTCY PROCEEDINGS. BNY shall not institute against or cause any other person to institute against, or join any other person in instituting against the Counterparty, the Trust or the trust created pursuant to the Pooling and Servicing Agreement any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, under any federal or state bankruptcy or similar law or bankruptcy or similar laws of any other jurisdiction, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates. This provision shall survive the expiration of this Agreement.

     (n) REMEDY OF FAILURE TO PAY OR DELIVER. The ISDA Form Master Agreement is hereby amended by replacing the word "third" in the third line of Section 5(a)(i) by the word "first".

     (o) "AFFILIATE" will have the meaning specified in Section 14 of the ISDA Form Master Agreement, provided that the Counterparty shall be deemed not to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

     (p) TRUSTEE'S CAPACITY. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee
     (i) this Confirmation is executed and delivered by U.S. Bank National Association, not in its individual capacity but solely as Trustee pursuant to the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and vested in it thereunder and pursuant to instruction set forth therein, (ii) each of the representations, undertakings and agreements herein made on behalf of the trust is made and intended not as a personal representation, undertaking or agreement of the Trustee but is made and intended for the purpose of binding only the Counterparty, (iii) nothing contained herein shall be construed as creating any liability of U.S. Bank National Association, individually or personally, to perform any covenants either express or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (iv) under no circumstances will U.S. Bank National Association, in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation. Nothing herein contained shall be construed as creating any liability on U.S. Bank National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this letter agreement and by any person claiming by, through or under such parties.

     (q) TRUSTEE'S REPRESENTATION. U.S. Bank National Association, as Trustee, represents and warrants that:

          It has been directed under the Pooling and Servicing Agreement to enter into this letter agreement as Trustee on behalf of the Counterparty.

     6) ADDITIONAL REPRESENTATIONS. Section 3 is hereby amended by adding, at the end thereof, the following Sections 3(g), 3(h) and 3(i):

     "(g) RELATIONSHIP BETWEEN PARTIES.

          (1) NONRELIANCE. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

          (2) EVALUATION AND UNDERSTANDING.

               (i) Each Party acknowledges that U.S. Bank National Association, has been directed under the Pooling and Servicing Agreement to enter into this Transaction as Trustee on behalf of the Counterparty.

               (ii) It is acting for its own account and has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such transaction; it being understood that information and explanations related to the terms and conditions of such transaction shall not be considered investment advice or a recommendation to enter into such transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the transaction; and

               (iii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume (and does, in fact assume) those risks, financially and otherwise.

          (3) NOT FIDUCIARY OR ADVISOR. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

     (h) EXCLUSION FROM COMMODITY EXCHANGE ACT. (A) It is an "eligible contract participant" within the meaning of Section 1a(12) of the Commodity Exchange Act, as amended; (B) this Agreement and each Transaction is subject to individual negotiation by such party; and (C) neither this Agreement nor any Transaction will be executed or traded on a "trading facility" within the meaning of Section 1a(33) of the Commodity Exchange Act, as amended.

     (i) SWAP AGREEMENT. Each Transaction is a "swap agreement" as defined in 12 U.S.C. Section 1821(e)(8)(D)(vi) and a "covered swap agreement" as defined in the Commodity Exchange Act (7 U.S.C. Section 27(d)(1))."

     7) SET-OFF. All payments under this Agreement shall be made without set-off or counterclaim, except as provided in Section 2(c), Section 6 or the provisions hereof relating to Market Quotation and Loss, or Paragraph 8 of the Credit Support Annex. Section 6(e) is amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off." For the avoidance of doubt, if more than one Transaction is entered into under this Agreement, nothing herein is intended to prevent the determination of a Settlement Amount with respect to all such Transactions pursuant to Section 6 (as modified hereby).

     8) RATINGS DOWNGRADE.

     (i) DEFINITIONS. For purposes of each Transaction: (A) "RATING AGENCY CONDITION" means, with respect to any action taken or to be taken hereunder, a condition that is satisfied when each of Moody's and S&P (each a "RATING AGENCY", and the rating condition with respect to it, the "MOODY'S RATING CONDITION" and "S&P RATING CONDITION", respectively) has confirmed in writing to the Trustee that such action will not result in withdrawal, reduction or other adverse action with respect to any then-current rating by such Rating Agency of the Certificates;

     (B) "QUALIFYING RATINGS" means, with respect to the debt of any entity, (1)
     (x) a short-term unsecured and unsubordinated debt rating of at least "P-1", and a long-term unsecured and unsubordinated debt of at least "A2" (or, if it has no short-term unsecured and unsubordinated debt rating, a long term rating of at least "A1") by Moody's ("MOODY'S FIRST LEVEL QUALIFYING RATINGS"), and (y) a short-term unsecured and unsubordinated debt rating of at least "P-2", and a long-term unsecured and unsubordinated debt of at least "A3" (or, if it has no short-term unsecured and unsubordinated debt rating, a long term rating of at least "A3") by Moody's ("MOODY'S SECOND LEVEL QUALIFYING RATINGS"), and
     (2) a short-term unsecured and unsubordinated debt rating of at least "A-1", or if it does not have a short-term rating, a long-term unsecured and unsubordinated debt rating of at least "A+" by S&P ("S&P QUALIFYING RATINGS");

     (C) A "COLLATERALIZATION EVENT" shall occur as to BNY if, with respect to the ratings of the long-term and short-term unsecured and unsubordinated debt of both BNY (if such debt of BNY is rated) and the guarantor under each Qualified Guaranty (if any): (1) the short-term rating is reduced to "P-2" or below, or the long-term rating is reduced to "A3" or below or, if neither BNY nor the guarantor under any Qualified Guaranty has a short-term rating, the long term rating is reduced to "A2" or below, by Moody's (a "MOODY'S COLLATERALIZATION EVENT"), or (2) the short-term rating is reduced to "A-2" or below, or, if neither BNY nor the guarantor under any Qualified Guranty has a short-term rating, the long-term rating is reduced to "A" or below by S&P (an "S&P COLLATERALIZATION EVENT");

     (D) A "RATINGS EVENT" shall occur as to BNY if, with respect to BNY the ratings of the long-term and short-term unsecured and unsubordinated debt of both BNY (if such debt of BNY is rated) and the guarantor under each Qualified Guaranty (if any): (1) the short-term rating is withdrawn or reduced to "P-3" or below or the long-term rating is reduced to "Baa1" or, if neither BNY nor the guarantor under any Qualified Guaranty has a short-term rating, the long term rating is withdrawn or reduced to "Baa1" or below, by Moody's (a "MOODY'S RATINGS EVENT"), or (2) the short-term rating is reduced below "A-3", or, if neither BNY nor the guarantor under any Qualified Guaranty has a short-term rating, the long term rating is withdrawn or reduced to "BB+" or below, by S&P (an "S&P RATINGS EVENT");

     (E) "QUALIFIED TRANSFEREE" means a transferee of a novation or assignment or a party (other than the Counterparty) that enters into another form of Replacement Transaction that is a Reference Market-maker ("dealer" in the definition thereof meaning a "dealer in notional principal contracts" as defined in Treas. Reg. Section 1.1001-4) (1) that has Moody's Second Level Qualifying Ratings and S&P Qualifying Ratings or (2) whose present and future obligations owing to the Counterparty are guaranteed pursuant to a Qualified Guaranty; and

     (F) "QUALIFIED GUARANTY" means an unconditional and irrevocable guaranty of payment (and not of collection) and the performance of the other obligations of BNY (or a Qualified Transferee, as applicable) hereunder by a third party having Moody's Second Level Qualifying Ratings and S&P Qualifying Ratings ("QUALIFIED GUARANTOR") providing, inter alia, that payment thereunder shall be made as provided and on the conditions set forth in Section 2(d) as modified hereunder (substituting references to BNY as "X" with the guarantor as "X" and "this Agreement" with such guaranty, respectively) (or, in lieu of such provisions relating to tax, a law firm has given a legal opinion confirming that none of the guarantor's payments to the Counterparty under such guaranty will be subject to withholding for
     Tax).

     (ii) ACTIONS TO BE TAKEN. (A) If a Collateralization Event occurs, then BNY shall, at its own expense, no later than the earlier of thirty (30) Business Days thereafter in case of a Moody's Collateralization Event or thirty (30) calendar days thereafter in case of an S&P Collateralization
     Event:

          (1) post collateral (commencing within the times set forth herein) in accordance with the Credit Support Annex for so long as the Collateralization Event continues; or

          (2) subject to the S&P Rating Condition, novate, assign or transfer the Transactions to or replace the Transactions with Replacement Transactions with a Qualified Transferee (having the Moody's First Level Qualifying Ratings and the S&P Qualifying Ratings); or

          (3) subject to the S&P Rating Condition, obtain a Qualified Guaranty (provided by a guarantor having the Moody's First Level Qualifying Ratings and the S&P Qualifying Ratings).

     (B) If a Ratings Event occurs, then BNY shall at its own expense, no later than the earlier of thirty (30) Business Days thereafter in case of a Moody's Ratings Event or ten (10) Business Days thereafter in case of an S&P Ratings Event and subject to the S&P Rating Condition:

          (1) novate, assign or transfer the Transactions to or replace the Transactions with Replacement Transactions with a Qualified Transferee, or

          (2) obtain a Qualified Guaranty.

     (C) With respect to (A) and (B) above:

          (1) BNY shall post collateral in accordance with the Credit Support Annex and the times set forth herein for so long as a Collateralization Event or Ratings Event has occurred (or exists from the time BNY becomes a party hereto) and continues;

          (2) if a Ratings Event occurs, then BNY shall at its own expense, use commercially reasonable efforts to, take one of the actions referred to in (B) above as soon as reasonably practicable; and

          (3) if the debt of BNY is unrated because a Rating Agency has withdrawn such rating while any Transaction is outstanding under this Agreement, and if there is no Eligible Guaranty in effect at such time, then such withdrawal shall be treated as a Ratings Event unless the Rating Agency Condition is satisfied with respect thereto.

     9) COMPLIANCE WITH REGULATION AB.

     (a) If the Depositor under the Pooling and Servicing Agreement still has a reporting obligation with respect to this Transaction pursuant to Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended ("REGULATION AB") and BNY has not, within 30 days after receipt of a Swap Disclosure Request complied with the provisions set forth below in this Paragraph 4(9) (provided that if the significance percentage reaches 10% after a Swap Disclosure Request has been made to BNY, BNY must comply with the provisions set forth below in this Section 4(9) within 10 calendar days of BNY being informed of the significance percentage reaching 10%), then an Additional Termination Event shall have occurred with respect to BNY and BNY shall be the sole Affected Party with respect to such Additional Termination Event.

     (b) BNY acknowledges that for so long as there are reporting obligations with respect to this Transaction under Regulation AB, the Depositor is required under Regulation AB to disclose certain information set forth in Regulation AB regarding BNY or its group of affiliated entities, if applicable, depending on the aggregate "significance percentage" of this Agreement and any other derivative contracts between BNY or its group of affiliated entities, if applicable, and the Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

     (c) If the Depositor determines, reasonably and in good faith, that the significance percentage of this Agreement has increased to eight (8) percent, then the Depositor may request on a Business Day after the date of such determination from BNY the same information set forth in Item 1115(b) of Regulation AB that would have been required if the significance percentage had in fact increased to ten (10) percent (such request, a "SWAP DISCLOSURE REQUEST" and such requested information, subject to the last sentence of this paragraph, is the "SWAP FINANCIAL DISCLOSURE"). The Counterparty or the Depositor shall provide BNY with the calculations and any other information reasonably requested by BNY with respect to the Depositor's determination that led to the Swap Disclosure Request. The parties hereto further agree that the Swap Financial Disclosure provided to meet the Swap Disclosure Request may be, solely at BNY's option, either the information set forth in Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB.

     (d) Upon the occurrence of a Swap Disclosure Request, BNY, at its own expense, shall (x) provide the Depositor with the Swap Financial Disclosure in an Edgar-compatible format, or (y) subject to Rating Agency Condition, secure another entity to replace BNY as party to this Agreement on terms substantially similar to this Agreement which entity is able to provide the Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Securities Exchange Act.

     (e) BNY's obligation to comply with this Paragraph 4(9) shall be suspended as of January 1, 2008 unless, at any time, BNY receives notification from the Depositor or the Counterparty that the Trust Fund's obligation to file periodic reports under the Exchange Act shall continue; provided, however, that such obligations shall not be suspended in respect of any Exchange Act Report or amendment to an Exchange Act Report in such fiscal year which relates to any fiscal year in which the Trust Fund was subject to the reporting requirements of the Exchange Act. This obligation shall continue to be suspended unless the Depositor or the Counterparty notifies BNY that the Trust Fund's obligations to file reports under the Exchange Act has resumed.

     10) BNY PAYMENTS TO BE MADE TO TRUSTEE. BNY will, unless otherwise directed by the Trustee, make all payments hereunder to the Trustee. Payment made to the Trustee at the account specified herein or to another account specified in writing by the Trustee shall satisfy the payment obligations of BNY hereunder to the extent of such payment.

     11) RETURN OF AMOUNTS RECEIVED BY MLML OR ITS AFFILIATES. Merrill Lynch Mortgage Lending, Inc. ("MLML") agrees and acknowledges that amounts paid hereunder are not intended to benefit the holder of any class of Certificates rated by any Rating Agency if such holder is MLML or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Trustee, whereupon such Trustee will promptly remit such amounts to BNY. MLML further agrees to provide notice to BNY upon any remittance to the Trustee.

     12) ADDITIONAL PROVISIONS. Notwithstanding the terms of Sections 5 and 6 of the ISDA Form Master Agreement, if the Counterparty has satisfied its payment obligations under Section 2(a)(i) of the ISDA Form Master Agreement, and shall, at the time, have no future payment or delivery obligation, whether absolute or contingent, then unless BNY is required pursuant to appropriate proceedings to return to the Counterparty or otherwise returns to the Counterparty upon demand of the Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to the Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to the Counterparty as the Defaulting Party and (b) BNY shall be entitled to designate an Early Termination Date pursuant to Section 6 of the ISDA Form Master Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the ISDA Form Master Agreement with respect to BNY as the Affected Party or Section 5(b)(iii) of the ISDA Form Master Agreement with respect to BNY as the Burdened Party.

     5. ACCOUNT DETAILS AND SETTLEMENT INFORMATION:

          PAYMENTS TO BNY:

               The Bank of New York
               Derivative Products Support Department
               32 Old Slip, 16th Floor
               New York, New York 10286
               Attention: Renee Etheart
               ABA #021000018
               Account #890-0068-175
               Reference: Interest Rate Swap/Cap

          PAYMENTS TO COUNTERPARTY:

               U.S. Bank National Association
               ABA: 091000022
               DDA: 173103322058
               DDA Name: Structured Finance Wire Clearing
               FFC: #111804000/SURF 2007 AB1

               For Additional Payment to Merrill Lynch Mortgage Lending, Inc.:

               Deutsche Bank NY, NY
               ABA No. 021001033
               Account No. 00854209
               Attention: MLML Finance
               Reference: Swap Additional Fee/ SURF 2007-AB1

     6. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this agreement and returning it via facsimile to Derivative Products Support Dept., Attn: Kenny Au-Yeung at 212-804-5818/5837. Once we receive this we will send you two original confirmations for execution.

     We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

THE BANK OF NEW YORK


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

The Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

U.S. BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE FOR THE TRUST RELATING TO THE SPECIAL UNDERWRITING & RESIDENTIAL FINANCE SERIES 2007-AB1


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


Solely with respect to Paragraph 4(11)
MERRILL LYNCH MORTGAGE LENDING, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                   SCHEDULE I

(all such dates are subject to adjustment in accordance with the Modified Following Business Day Convention).

Accrual Start Date   Accrual End Date   Cap Rate (%)
------------------   ----------------   ------------
     3/26/2007           4/25/2007          6.050
     4/25/2007           5/25/2007          6.049
     5/25/2007           6/25/2007          5.824
     6/25/2007           7/25/2007          6.048
     7/25/2007           8/25/2007          5.824
     8/25/2007           9/25/2007          5.823

                       Exhibit A to Confirmation No. 39064

                   [Credit Support Annex to follow this page]

                                   EXHIBIT O-4

               FORM OF CREDIT SUPPORT ANNEX FOR CORRIDOR CONTRACTS


                                     O-4-1

(BILATERAL FORM)                  (ISDA AGREEMENTS SUBJECT TO NEW YORK LAW ONLY)

                                     ISDA(R)

              International Swaps and Derivatives Association, Inc.

                              CREDIT SUPPORT ANNEX
                             to the Schedule to the

                              ISDA MASTER AGREEMENT

                           Dated as of March 26, 2007

                                     between

THE BANK OF NEW YORK                and   U.S. BANK NATIONAL ASSOCIATION, NOT IN
                                          ITS INDIVIDUAL CAPACITY, BUT SOLELY AS
                                          TRUSTEE WITH RESPECT TO THE TRUST
                                          RELATING TO THE SPECIAL UNDERWRITING
                                          & RESIDENTIAL FINANCE SERIES 2007-AB1

established as a banking                  The Trust is a common law trust
organization under the laws of            established under the laws of the
the State of New York                     State of New York.

           ("PARTY A")                                  ("PARTY B")

---------------------------------         --------------------------------------

This Annex supplements, forms part of, and is subject to, the Master Agreement specified in the Confirmation(s) between Party A and Party B (BNY Ref. No. 39062, 39063 and 39064) (the "AGREEMENT"), dated even date herewith, is part of the Schedule deemed incorporated therein and is a Credit Support Document under the Master Agreement with respect to Party A.

Accordingly, the parties agree as follows:--

PARAGRAPHS 1 - 12. INCORPORATION. Paragraphs 1 through 12 inclusive of the ISDA Credit Support Annex (Bilateral Form) (ISDA Agreements Subject to New York Law
Only) published in 1994 by the International Swaps and Derivatives Association, Inc. are incorporated herein by reference and made a part hereof, except that Paragraph 1(b) is hereby amended in its entirety to read as follows:

"(b) SECURED PARTY AND PLEDGOR. Notwithstanding anything contained in this Annex to the contrary, (a) the term "Secured Party" as used in this Annex means only Party B, (b) the term "Pledgor" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9, and
(d) only Party A will be required to make Transfers of Eligible Credit Support hereunder."

PARAGRAPH 13.

CERTAIN DEFINITIONS. As used herein, "MOODY'S", "S&P", "RATING AGENCY", "COLLATERALIZATION EVENT", "MOODY'S COLLATERALIZATION EVENT", "S&P COLLATERALIZATION EVENT"; "RATINGS EVENT", "MOODY'S RATINGS EVENT", and "S&P RATINGS EVENT" have the meanings assigned in the Schedule.

(a) SECURITY INTEREST FOR "OBLIGATIONS." The term "OBLIGATIONS" as used in this Annex includes the following additional obligations: Not applicable.

(b) CREDIT SUPPORT OBLIGATIONS.

     (i) DELIVERY AMOUNT, RETURN AMOUNT AND CREDIT SUPPORT AMOUNT.

          (A) "DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a) except that the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" shall be deleted and replaced by the words "on each Valuation Date on which the Threshold for Party A is Zero, commencing no later than the Valuation Date falling on or after the earliest of (i) in the case of a Moody's Collateralization Event or Moody's Ratings Event, on the 30th Local Business Day thereafter, (ii) in the case of an S&P Collateralization Event, the thirtieth (30th) calendar day thereafter or, if it is not a Local Business Day, the next preceding day that is a Local Business Day and
          (iii) in the case of an S&P Ratings Event, commencing promptly after publication by S&P of the applicable change in rating.

          (B) "RETURN AMOUNT" has the meaning specified in Paragraph 3(b).

          (C) "CREDIT SUPPORT AMOUNT" in Paragraph 3(b), shall be amended in its entirety to read as follows:

               "'CREDIT SUPPORT AMOUNT' means, for any Valuation Date after and during the continuance of a Collateralization Event or Ratings Event, (i) the Secured Party's Exposure for that Valuation Date, plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor (with respect to all Affected Transactions), if any, minus (iii) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of the Credit Support Amount yields a number less than zero; and, provided further, that, if a Moody's Ratings Event with respect to Party A and the guarantor under each Qualified Guaranty (if any) has occurred and is continuing and at least thirty (30) Business Days have elapsed since the last time it was not the case that a Moody's Ratings Event had occurred and was continuing with respect to Party A and the guarantor under each Qualified Guaranty (if any), the Credit Support Amount will not be less than the greater of zero and the aggregate amount of the net payments due from Pledgor in respect of all following scheduled Payments (each such net payment being the greater of zero and the amount of the payment due to be made by the Pledgor under Section 2(a) on a Payment date less the amount of any payment due to be made by the Secured Party under Section 2(a) on the same Payment Date after giving effect to any applicable netting under Section 2(c) (each a "NET PAYMENT")) with respect to all Affected Transactions.

     (ii) ELIGIBLE COLLATERAL. The items set forth in Schedule 1A or Schedule 1B, as applicable, will qualify as "ELIGIBLE COLLATERAL" for Party A.

     (iii) OTHER ELIGIBLE SUPPORT. The following items will qualify as "OTHER ELIGIBLE SUPPORT" for the party specified: Not Applicable.

     (iv) THRESHOLDS.

          (A) "INDEPENDENT AMOUNT" means with respect to Party B: Zero; and, with respect to Party A for any Valuation Date: an amount, equal to the product of the aggregate Notional Amount outstanding at the beginning of the related Calculation Period under the applicable Affected Transactions, and the greater of:

               (1) in respect of a Moody's Collateralization Event or a Moody's Ratings Event, the percentage set forth in Schedule 2A,
                    Schedule 2B or Schedule 2C, as applicable ("MOODY'S INDEPENDENT AMOUNT"); and

               (2) in respect of an S&P Collateralization Event or an S&P Ratings Event, (x) with respect to basis risk swaps, the product of the S&P Volatility Buffer and .10, and (y) with respect to all other Transactions the S&P Volatility Buffer determined using the table set forth in Schedule 3 ("S&P INDEPENDENT AMOUNT").

          (B) "THRESHOLD" means for each party: an infinite number; provided, that the Threshold shall be zero at any time that Party A elects or is required to post collateral pursuant to Part 4(8)(ii) of the Schedule.

          (C) "MINIMUM TRANSFER AMOUNT" means with respect to Party A and Party
          B: $100,000; provided, that the Minimum Transfer Amount for such party shall be $50,000 in respect of an S&P Collateralization Event and an S&P Ratings Event if the aggregate principal balance of the rated Certificates is $50,000,000 or less on the applicable Valuation Date, and shall be zero upon the occurrence and during the continuance of an Event of Default, Termination Event, Additional Termination Event, or Specified Condition with respect to such party.

          (D) ROUNDING. The Delivery Amount will be rounded up to the nearest integral multiple of $1,000 and the Return Amount will be rounded down to the nearest integral multiple of $1,000.

     (v) CONFLICTING VALUATION PERCENTAGE. Notwithstanding the definition of "Valuation Percentage" in Paragraph 10, the Valuation Percentage for any item of Eligible Collateral shall be the lowest of the applicable percentages specified for such item by any Rating Agency then rating the Certificates.

(c) VALUATION AND TIMING.

     (i) "VALUATION AGENT" means, Party A, provided, that if any Event of Default with respect to Party A has occurred and is continuing, then any designated third party mutually agreed to by the parties shall be the Valuation Agent until such time as Party A is no longer a Defaulting Party.

     (ii) "VALUATION DATE" means: each Local Business Day.

     (iii) "VALUATION TIME" means:

          [ ] the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable;

          [X] the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable;

     provided, that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

     (iv) "NOTIFICATION TIME" means 1:00 p.m., New York time, on a Local Business Day.

(d) CONDITIONS PRECEDENT AND SECURED PARTY'S RIGHTS AND REMEDIES. (i) Illegality and (ii) Additional Termination Events will be a "SPECIFIED CONDITION" for Party A (as the Affected Party) (but not for purposes of Paragraph 8(d)), and (iii) Tax Event and (iv) Tax Event Upon Merger will not be a "SPECIFIED CONDITION for Party A.

(e) SUBSTITUTION.

     (i) "SUBSTITUTION DATE" has the meaning specified in Paragraph 4(d)(ii).

     (ii) CONSENT. If specified here as applicable, then the Pledgor must obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d): Applicable.

(f) DISPUTE RESOLUTION.

     (i) "RESOLUTION TIME" means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

     (ii) VALUE. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows: as set forth for other purposes in Paragraph 12.

     (iii) ALTERNATIVE. The provisions of Paragraph 5 will apply, except to the following extent: (A) pending the resolution of a dispute, Transfer of the undisputed Value of Eligible Credit Support or Posted Credit Support involved in the relevant demand will be due as provided in Paragraph 5 if the demand is given by the Notification Time, but will be due on the second Local Business Day after the demand if the demand is given after the Notification Time; and (B) the Disputing Party need not comply with the provisions of Paragraph 5(II)(2) if the amount to be Transferred does not exceed the Disputing Party's Minimum Transfer Amount.

(g) HOLDING AND USING POSTED COLLATERAL.

     (i) ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS. The Secured Party will not be entitled to hold Posted Collateral itself. The Secured Party will be hold Posted Collateral in an identifiable segregated account through a Custodian (which may be the Trustee and which shall at all times be a financial institution as specified under the Pooling and Servicing Agreement. If not so specified, the Custodian shall be a commercial bank or trust company which is unaffiliated with Party B organized under the laws of the United States or any state thereof, having assets of at least $10 billion and a long term debt or a deposit rating of at least Baa2 from Moody's and A from S&P. For so long as the Certificates are rated by S&P, any Custodian other than the Trustee shall have a short-term debt or deposit rating of at least A-1, or, if it has no short term-term rating, a long-term debt or deposit rating of at least A from S&P.

     Initially, the Custodian for Party B is: The Trustee under the Pooling and Servicing Agreement or any successor trustee thereto.

     (ii) USE OF POSTED COLLATERAL. The provisions of Paragraph 6(c) will not apply to the Secured Party; therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6 (c)(ii).

(h) DISTRIBUTIONS AND INTEREST AMOUNT.

     (i) INTEREST RATE. The "Interest Rate", with respect to Eligible Collateral in the form of Cash will be the actual rate of interest earned by the Counterparty or the Custodian if the Cash is invested at the direction of Party A in accordance with Paragraph 13(1)(vi); otherwise the "Interest Rate" will be, for any day, the rate opposite the caption "Federal Funds (Effective)" for such day as published for such day in Federal Reserve Publication H.15(519) or any successor publication as published by the Board of Governors of the Federal Reserve System or such other rate as agreed by the parties.

     (ii) TRANSFER OF INTEREST AMOUNT. The Transfer of the Interest Amount will be made on the first Local Business Day of each calendar month and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b). subject to the receipt and availability of such funds..

     (iii) ALTERNATIVE TO INTEREST AMOUNT. The provisions of Paragraph 6(d)(ii) will apply.

(i) OTHER ELIGIBLE SUPPORT AND OTHER POSTED SUPPORT.

     (i) "VALUE" with respect to Other Eligible Support and Other Posted Support means: Inapplicable.

     (ii) "TRANSFER" with respect to Other Eligible Support and Other Posted Support means: Inapplicable.

(j) DEMANDS AND NOTICES. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

     (i) Party A:    to be specified in each notice.

     (ii) Party B:   U.S. Bank National Association, Trustee
                     Mail Code:  EP-MN-WS3D
                     60 Livingston Avenue
                     St. Paul, MN  55107
                     Attention:  Structured Finance - SURF 2007-AB1
                     Telephone:  651-495-3923
                     Facsimile:  651-495-8090

(k) ADDRESSES FOR TRANSFERS.

     Party A:   For Cash: To be provided

                For Eligible Collateral:  To be provided

     Party B:   To be provided

(l) OTHER PROVISIONS.

     (i) ADDITIONAL DEFINITIONS. As used in this Annex:--

          "EQUIVALENT COLLATERAL" means, with respect to any security constituting Posted Collateral, a security of the same issuer and, as applicable, representing or having the same class, series, maturity, interest rate, principal amount or liquidation value and such other provisions as are necessary for that security and the security constituting Posted Collateral to be treated as equivalent in the market for such securities;

          "LOCAL BUSINESS DAY" means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York, and (ii) in relation to a Transfer of Eligible Collateral, a day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign currency deposits) in New York and such other places as the parties shall agree);

     (ii) TRANSFER TIMING.

          (A) Paragraph 4(b) shall be deleted and replaced in its entirety by the following paragraph: "Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter; if a demand is made after the Notification Time then the relevant Transfer will be made not later than the close of business on the third Local Business Day thereafter."

          (B) Paragraph 6(d)(1) shall be amended so that the reference therein to "the following Local Business Day" shall be replaced by reference to "the second Local Business Day thereafter".

     (iii) EVENTS OF DEFAULT. Paragraph 7 shall be deleted and replaced in its entirety by the following paragraph:

          "For the purposes of Section 5(a)(iii) of this Agreement, an Event of Default will exist with respect to a party if that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Credit Support, Posted Credit Support or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Day after the notice of that failure is given to that party; provided, that, with respect to a failure to Transfer Eligible Credit Support, at least (x) 30 Local Business Days have elapsed after a Ratings Event has occurred, or (y) 10 Business Days have elapsed after an S&P Ratings Event, and such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A".

     (iv) NO COUNTERCLAIM. A party's rights to demand and receive the Transfer of Eligible Collateral as provided hereunder and its rights as Secured Party against the Posted Collateral or otherwise shall be absolute and subject to no counterclaim, set-off, deduction or defense in favor of the Pledgor except as contemplated in Sections 2 and 6 of the Agreement and Paragraph 8 of this Annex.

     (v) HOLDING COLLATERAL. The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account and to hold, record and identify all the Posted Collateral therein and, subject to Paragraphs 6(c) and 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

     (vi) INVESTMENT OF CASH POSTED COLLATERAL. Cash Posted Collateral shall be invested in Permitted Investments as directed by Party A, with gains and losses incurred in respect of such investments to be for the account of Party A, subject to the following parameters: the Cash Posted Collateral shall be invested in such overnight (or redeemable within two Local Business Days of demand) investments rated at least (x) AAAm or AAAm-G by S&P and (y) Prime -1 or Aaa by Moody's as directed by Party A (provided, that such investment shall be held uninvested or invested at the direction of Party B if an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the defaulting or sole Affected Party and Party B has designated an Early Termination Date with respect thereto). Such instructions may be delivered as standing instructions.

     (vii) RETURN OF POSTED COLLATERAL. At any time Party A is required to post collateral pursuant to Part 4(8)(ii)of the Schedule, Party A shall be obligated to transfer Eligible Collateral in accordance with the terms of this Annex. If Party A is so required to post collateral in relation to a Collateralization Event or a Ratings Event and thereafter ceases to be required to post collateral under Part 4(8)(ii)of the Schedule (and provided that no Event of Default exists with respect to Party A) or Party A has made a Permitted Transfer under this Agreement, then Party A's obligations to transfer Eligible Collateral under this Annex will immediately cease with respect to that Collateralization Event or Ratings Event, and Party B will, upon demand by Party A, return to Party A, or cause its Custodian to return, all Posted Collateral held under this Annex. The Secured Party is authorized to liquidate any Posted Collateral pursuant to written instructions from Party A.

     (viii) EXTERNAL VERIFICATION OF MARK-TO-MARKET VALUATIONS. If the long-term senior unsecured debt of Party A is rated BBB or below by S&P, once every month, Party A will at its own expense verify its determination of Exposure of the Transaction on the next Valuation Date by seeking quotations from two (2) Reference Market-makers (provided, that a Reference Market-maker may not be used more than four times within each 12 month period) for their determination of Exposure of the Transaction on such Valuation Date and the Valuation Agent will use the greater of either (a) its own determination or
     (b) the high quotation for a Reference Market-maker, if applicable for the next Valuation Date and cure any deficiency in collateral value within three Local Business Days. Party A shall provide the quotations of such Reference Market-makers to S&P.

     (ix) EXPENSES. Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer of Eligible Collateral.

     (x) LIMIT ON SECURED PARTY'S LIABILITY. The Secured Party will not be liable for any losses or damages that the Pledgor may suffer as a result of any failure by the Secured Party to perform, or any delay by it in performing, any of its obligations under this Annex if the failure or delay results from circumstances beyond the reasonable control of the Secured Party or its Custodian, such as interruption or loss of computer or communication services, labor disturbance, natural disaster or local or national emergency.

                      [Signature page immediately follows]

     IN WITNESS WHEREOF the parties have executed this Credit Support Annex on the respective dates specified below with effect from the date on the first page.

THE BANK OF NEW YORK                    U.S. BANK NATIONAL ASSOCIATION,
                                        NOT IN ITS INDIVIDUAL CAPACITY, BUT
                                        SOLELY AS TRUSTEE WITH RESPECT TO THE
                                        TRUST RELATING TO THE SPECIAL
                                        UNDERWRITING & RESIDENTIAL FINANCE
                                        SERIES 2007-AB1


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------

                                   SCHEDULE 1A
                               ELIGIBLE COLLATERAL
                                     MOODY'S

Certificates:  Class A, Class M and Class B Certificates

Highest Rating of Certificates: Class A rated "Aaa" by Moody's, and "AAA" by
S&P.

Scheduled Date Certificates will fall to $50,000,000 or below:

Last Scheduled Payment Date of Transactions: No. 39062: September 25, 2007; No. 39063: September 25, 2007; No. 39064: September 25, 2007

Valuation Date (and Valuation Percentage column): Daily

Moody's Valuation Percentage columns:

     * Column A sets out the percentage applicable when the percentage in Column B is not applicable.

     * Column B sets out the percentage applicable when a Moody's Ratings Event has occurred and is continuing and at least 30 Local Business Days have elapsed since the last time it was not the case that a Moody's Ratings Event had occurred and was continuing.

             ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (MOODY'S)

                                                                     VALUATION    VALUATION
                                                                    PERCENTAGE   PERCENTAGE
                                                                      MOODY'S      MOODY'S
                                                                      (DAILY)      (WEEKLY)
                                                                    ----------   ----------
                                                                      A     B      A     B
                                                                     ---   ---    ---   ---
(A)    Cash: U.S. Dollars in depositary account form                 100%  100    100%  100%

(B)    Floating-rate U.S. Treasury Securities: Floating-rate         100%   99%   100%   99%
       negotiable debt obligations issued by the U.S. Treasury
       Department after July 18, 1984 ("FLOATING-RATE
       TREASURIES") (all maturities).

(C)    U.S. Treasury Securities: Fixed-rate negotiable debt          100%  100%   100%  100%
       obligations issued by the U.S. Treasury Department after
       July 18, 1984 ("FIXED-RATE TREASURIES") having a remaining maturity of up to and not more than 1 year.

(D)    Fixed-rate Treasuries having a remaining maturity of          100%   99%   100%   99%
       greater than 1 year but not more than 2 years.

(E)    Fixed-rate Treasuries having a remaining maturity of          100%   98%   100%   98%
       greater than 2 years but not more than 3 years.

(F)    Fixed-rate Treasuries having a remaining maturity of          100%   97%   100%   97%
       greater than 3 years but not more than 5 years.

(G)    Fixed-rate Treasuries having a remaining maturity of          100%   96%   100%   95%
       greater than 5 years but not more than 7 years.

(H)    Fixed-rate Treasuries having a remaining maturity of          100%   94%   100%   94%
       greater than 7 years but not more than 10 years.

(I)    Fixed-rate Treasuries having a remaining maturity of          100%   90%   100%   89%
       greater than 10 years but not more than 20 years.

(J)    Fixed-rate Treasuries having a remaining maturity of          100%   88%   100%   87%
       greater than 20 years but not more than 30 years.

(K)    Floating-rate Agency Securities: Floating-rate negotiable     100%   98%   100%   98%
       debt obligations of the Federal National Mortgage
       Association (FNMA), Federal Home Loan Mortgage Corporation
       (FHLMC), Federal Home Loan Banks (FHLB), Federal Farm
       Credit Banks (FFCB), Tennessee Valley Authority (TVA)
       (collectively, "FLOATING-RATE AGENCY SECURITIES") (all
       maturities).


                                      1A-1

             ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (MOODY'S)

(L)    Fixed-rate Agency Securities: Fixed-rate negotiable debt      100%   99%   100%   99%
       obligations of the Federal National Mortgage Association
       (FNMA), Federal Home Loan Mortgage Corporation (FHLMC),
       Federal Home Loan Banks (FHLB), Federal Farm Credit Banks
       (FFCB), Tennessee Valley Authority (TVA) (collectively,
       "FIXED-RATE AGENCY SECURITIES") issued after July 18, 1984 and having a remaining maturity of not more than 1 year.

(M)    Fixed-rate Agency Securities having a remaining maturity      100%   99%   100%   98%
       of greater than 1 year but not more than 2 years.

(N)    Fixed-rate Agency Securities having a remaining maturity      100%   98%   100%   97%
       of greater than 2 years but not more than 3 years.

(O)    Fixed-rate Agency Securities having a remaining maturity      100%   96%   100%   96%
       of greater than 3 years but not more than 5 years.

(P)    Fixed-rate Agency Securities having a remaining maturity      100%   93%   100%   94%
       of greater than 5 years but not more than 7 years.

(Q)    Fixed-rate Agency Securities having a remaining maturity      100%   93%   100%   93%
       of greater than 7 years but not more than 10 years.

(R)    Fixed-rate Agency Securities having a remaining maturity      100%   89%   100%   88%
       of greater than 10 years but not more than 20 years.

(S)    Fixed-rate Agency Securities having a remaining maturity      100%   87%   100%   86%
       of greater than 20 years but not more than 30 years.

(T)    FHLMC Certificates. Mortgage participation certificates         *     *      *     *
       issued by FHLMC evidencing undivided interests or
       participations in pools of first lien conventional or
       FHA/VA residential mortgages or deeds of trust, guaranteed by FHLMC, issued after July 18, 1984 and having a
       remaining maturity of not more than 30 years.

(U)    FNMA Certificates. Mortgage-backed pass-through                 *     *      *     *
       certificates issued by FNMA evidencing undivided interests in pools of first lien mortgages or deeds of trust on
       residential properties, guaranteed by FNMA, issued after
       July 18, 1984 and having a remaining maturity of not more
       than 30 years.

(V)    GNMA Certificates. Mortgage-backed pass-through                 *     *      *     *
       certificates issued by private entities, evidencing
       undivided interests in pools of first lien mortgages or
       deeds of trust on single family residences, guaranteed by
       the Government National Mortgage Association (GNMA) with
       the full faith and credit of the United States, issued
       after July 18, 1984 and having a remaining maturity of not more than 30 years.


                                      1A-2

             ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (MOODY'S)

(W)    Commercial Mortgage-Backed Securities. Floating rate            *     *      *     *
       commercial mortgage-backed secu rities rated AAA by two
       major rating agencies (including S&P if S&P is a Rating
       Agency hereunder) with a minimum par or face amount of
       $250 million (excluding securities issued under Rule 144A)
       ("Commercial Mortgage-Backed Securities") having a
       remaining maturity of not more than 5 years.

(X)    Commercial Mortgage-Backed Securities having a remaining        *     *      *     *
       maturity of more than 5 years and not more than 10 years.

(Y)    Commercial Mortgage-Backed Securities having a remaining                     *     *
       maturity of more than 10 years.

(Z)    Commercial Paper. Commercial Paper with a rating of at          *     *      *     *
       least P-1 by Moody's and at least A-1+ by S&P and having a remaining maturity of not more than 30 days.

(AA)   Other Items of Credit Support approved by the Rating            *     *      *     *
       Agencies to the extent any Certificates are rated.

* zero or such higher percentage in respect of which Moody's has delivered a ratings affirmation.


                                      1A-3

                                   SCHEDULE 1B
                               ELIGIBLE COLLATERAL
                                       S&P

Certificates: Class A, Class M and Class B Certificates

Highest Rating of Certificates: Class A rated "Aaa" by Moody's, and "AAA" by
S&P.

Scheduled Date Certificates will fall to $50,000,000 or below:

Last Scheduled Payment Date of Transactions: No. 39062: September 25, 2007; No. 39063: September 25, 2007; No. 39064: September 25, 2007

Valuation Date (and Valuation Percentage column): Daily

                ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (S&P)

                                                                         VALUATION PERCENTAGE
                                                                                  S&P
                                                                         --------------------
                                                                            DAILY   WEEKLY
                                                                            -----   ------
(A)  Cash: U.S. Dollars in depositary account form                            100%    100%

(B)  Floating-rate U.S. Treasury Securities: Floating-rate negotiable            *       *
     debt obligations issued by the U.S. Treasury Department after
     July 18, 1984 ("FLOATING RATE TREASURIES") (all maturities).

(C)  Fixed-rate U.S. Treasury Securities: Fixed-rate negotiable debt        98.90%  98.60%
     obligations issued by the U.S. Treasury Department after July 18,
     1984 ("FIXED-RATE TREASURIES") having a remaining maturity of up to and not more than 1 year.

(D)  Fixed-rate Treasuries having a remaining maturity of greater than      98.00%  97.30%
     1 year but not more than 2 years.

(E)  Fixed-rate Treasuries having a remaining maturity of greater than      97.40%  95.80%
     2 years but not more than 3 years.

(F)  Fixed-rate Treasuries having a remaining maturity of greater than      95.50%  93.80%
     3 years but not more than 5 years.

(G)  Fixed-rate Treasuries having a remaining maturity of greater than      93.70%  91.40%
     5 years but not more than 7 years.

(H)  Fixed-rate Treasuries having a remaining maturity of greater than      92.50%  90.30%
     7 years but not more than 10 years.

(I)  Fixed-rate Treasuries having a remaining maturity of greater than      91.10%  86.90%
     10 years but not more than 20 years.

(J)  Fixed-rate Treasuries having a remaining maturity of greater than      88.60%  84.60%
     20 years but not more than 30 years.

(K)  Floating-rate Agency Securities: Floating-rate negotiable debt              *       *
     obligations of the Federal National Mortgage Association (FNMA),
     Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan
     Banks (FHLB), Federal Farm Credit Banks (FFCB), Tennessee Valley
     Authority (TVA) (collectively, "FLOATING-RATE AGENCY SECURITIES")
     (all maturities).

(L)  Fixed-rate Agency Securities: fixed-rate negotiable debt               98.50%  98.00%
     obligations of the Federal National Mortgage Association (FNMA),
     Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan
     Banks (FHLB), Federal Farm Credit Banks (FFCB), Tennessee Valley
     Authority (TVA) (collectively, "FIXED-RATE AGENCY SECURITIES")
     issued after July 18, 1984 and having a remaining maturity of not more than 1 year.

(M)  Fixed-rate Agency Securities having a remaining maturity of            97.70%  96.80%
     greater than 1 year but not more than 2 years.


                                      1B-1

                ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (S&P)

(N)  Fixed-rate Agency Securities having a remaining maturity of            97.30%  96.30%
     greater than 2 years but not more than 3 years.

(O)  Fixed-rate Agency Securities having a remaining maturity of            94.50%  92.50%
     greater than 3 years but not more than 5 years.

(P)  Fixed-rate Agency Securities having a remaining maturity of            93.10%  90.30%
     greater than 5 years but not more than 7 years.

(Q)  Fixed-rate Agency Securities having a remaining maturity of            90.70%  86.90%
     greater than 7 years but not more than 10 years.

(R)  Fixed-rate Agency Securities having a remaining maturity of            87.70%  81.60%
     greater than 10 years but not more than 20 years.

(S)  Fixed-rate Agency Securities having a remaining maturity of            84.40%  77.90%
     greater than 20 years but not more than 30 years.

(T)  FHLMC Certificates. Mortgage participation certificates issued by      91.50%  86.40%
     FHLMC evidencing undivided interests or participations in pools of first lien conventional or FHA/VA residential mortgages or deeds of trust, guaranteed by FHLMC, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.

(U)  FNMA Certificates. Mortgage-backed pass-through certificates           91.50%  86.40%
     issued by FNMA evidencing undivided interests in pools of first lien mortgages or deeds of trust on residential properties, guaranteed by FNMA, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.

(V)  GNMA Certificates. Mortgage-backed pass-through certificates           91.50%  86.40%
     issued by private entities, evidencing undivided interests in pools of first lien mortgages or deeds of trust on single family residences, guaranteed by the Government National Mortgage
     Association (GNMA) with the full faith and credit of the United
     States, issued after July 18, 1984 and having a remaining
     maturity of not more than 30 years.

(W)  Commercial Mortgage-Backed Securities. Floating rate commercial        96.20%  95.10%
     mortgage-backed securities rated AAA by two major rating agencies
     (including S&P if S&P is a Rating Agency hereunder) with a minimum par or face amount of $250 million (excluding securities issued under Rule 144A) ("Commercial Mortgage-Backed Securities")
     having a remaining maturity of not more than 5 years.

(X)  Commercial Mortgage-Backed Securities having a remaining maturity      92.90%  90.90%
     of more than 5 years and not more than 10 years.

(Y)  Commercial Mortgage-Backed Securities having a remaining maturity      91.00%  88.60%
     of more than 10 years.

(Z)  Commercial Paper. Commercial Paper with a rating of at least P-1       99.00%  99.00%
     by Moody's and at least A-1+ by S&P and having a remaining maturity of not more than 30 days.

(AA) Other Items of Credit Support approved by the Rating Agencies to            *       *
     the extent any Certificates are rated.

* zero or such higher percentage in respect of which S&P has delivered a ratings affirmation.


                                      1B-2

                                   SCHEDULE 2A
                   MOODY'S INDEPENDENT AMOUNT (FIRST TRIGGER)

Certificates: Class A, Class M and Class B Certificates

Highest Rating of Certificates: Class A rated "Aaa" by Moody's, and "AAA" by
S&P.

Scheduled Date Certificates will fall to $50,000,000 or below:

Last Scheduled Payment Date of Transactions: No. 39062: September 25, 2007; No. 39063: September 25, 2007; No. 39064: September 25, 2007 Valuation Date (and Valuation Percentage column): Daily

The following percentages shall be used in the calculation of the Moody's Independent Amount when either (i) it is not the case that a Moody's Ratings Event with respect to Party A and the guarantor under each Qualified Guaranty (if any) has occurred and is continuing, or (ii) less than 30 Local Business Days have elapsed since the last time it was not the case that a Moody's Ratings Event had occurred and was continuing with respect to Party A and the guarantor under each Qualified Guaranty (if any).

     WEIGHTED AVERAGE LIFE OF         VALUATION      VALUATION
       TRANSACTION IN YEARS         DATE (DAILY)   DATE (WEEKLY)
     ------------------------       ------------   -------------
1 or less                               0.15%          0.25%
More than 1 but not more than 2         0.30%          0.50%
More than 2 but not more than 3         0.40%          0.70%
More than 3 but not more than 4         0.60%          1.00%
More than 4 but not more than 5         0.70%          1.20%
More than 5 but not more than 6         0.80%          1.40%
More than 6 but not more than 7         1.00%          1.60%
More than 7 but not more than 8         1.10%          1.80%
More than 8 but not more than 9         1.20%          2.00%
More than 9 but not more than 10        1.30%          2.20%
More than 10 but not more than 11       1.40%          2.30%
More than 11 but not more than 12       1.50%          2.50%
More than 12 but not more than 13       1.60%          2.70%
More than 13 but not more than 14       1.70%          2.80%
More than 14 but not more than 15       1.80%          3.00%
More than 15 but not more than 16       1.90%          3.20%
More than 16 but not more than 17       2.00%          3.30%
More than 17 but not more than 18       2.00%          3.50%
More than 18 but not more than 19       2.00%          3.60%
More than 20 but not more than 21       2.00%          3.70%
More than 21 but not more than 22       2.00%          3.90%
More than 22                            2.00%          4.00%


                                      2A-1

                                   SCHEDULE 2B
                   MOODY'S INDEPENDENT AMOUNT (SECOND TRIGGER)
                          (TRANSACTION SPECIFIC HEDGES)

Certificates: Class A, Class M and Class B Certificates

Highest Rating of Certificates: Class A rated "Aaa" by Moody's, and "AAA" by
S&P.

Scheduled Date Certificates will fall to $50,000,000 or below:

Last Scheduled Payment Date of Transactions: No. 39062: September 25, 2007; No. 39063: September 25, 2007; No. 39064: September 25, 2007

Valuation Date (and Valuation Percentage column): Daily

The following percentages shall be used in the calculation of the Moody's Independent Amount with respect to any Transaction that is an interest rate cap, interest rate floor or interest rate swaption, or that is an interest rate swap the notional amount of which is "balance guaranteed" or, for any Calculation Period, otherwise is not a specific dollar amount that is fixed at the inception of the Transaction (a "TRANSACTION-SPECIFIC HEDGE") when a Moody's Ratings Event with respect to Party A and the guarantor under each Qualified Guaranty (if any) has occurred and is continuing and at least 30 Local Business Days have elapsed since the last time it was not the case that a Moody's Ratings Event had occurred and was continuing with respect to Party A and the guarantor under each Qualified Guaranty (if any).

     WEIGHTED AVERAGE LIFE OF         VALUATION      VALUATION
       TRANSACTION IN YEARS         DATE (DAILY)   DATE (WEEKLY)
     ------------------------       ------------   -------------
1 or less                               0.65%           0.75%
More than 1 but not more than 2         1.30%           1.50%
More than 2 but not more than 3         1.90%           2.20%
More than 3 but not more than 4         2.50%           2.90%
More than 4 but not more than 5         3.10%           3.60%
More than 5 but not more than 6         3.60%           4.20%
More than 6 but not more than 7         4.20%           4.80%
More than 7 but not more than 8         4.70%           5.40%
More than 8 but not more than 9         5.20%           6.00%
More than 9 but not more than 10        5.70%           6.60%
More than 10 but not more than 11       6.10%           7.00%
More than 11 but not more than 12       6.50%           7.50%
More than 12 but not more than 13       7.00%           8.00%
More than 13 but not more than 14       7.40%           8.50%
More than 14 but not more than 15       7.80%           9.00%
More than 15 but not more than 16       8.20%           9.50%
More than 16 but not more than 17       8.60%           9.90%
More than 17 but not more than 18       9.00%          10.40%
More than 18 but not more than 19       9.40%          10.80%
More than 20 but not more than 21       9.70%          11.00%
More than 21 but not more than 22      10.00%          11.00%
More than 22                           10.00%          11.00%


                                      2B-1

                                   SCHEDULE 2C
                   MOODY'S INDEPENDENT AMOUNT (SECOND TRIGGER)
                        (NON-TRANSACTION SPECIFIC HEDGES)

Valuation Date (and Valuation Percentage column): Daily

The following percentages shall be used in the calculation of the Moody's Independent Amount with respect to any Transaction that is not a Transaction-Specific Hedge when a Moody's Ratings Event with respect to Party A and the guarantor under each Qualified Guaranty (if any) has occurred and is continuing and at least 30 Local Business Days have elapsed since the last time it was not the case that a Moody's Ratings Event had occurred and was continuing with respect to Party A and the guarantor under each Qualified Guaranty (if any).

     WEIGHTED AVERAGE LIFE OF         VALUATION      VALUATION
       TRANSACTION IN YEARS         DATE (DAILY)   DATE (WEEKLY)
     ------------------------       ------------   -------------
1 or less                               0.50%          0.60%
More than 1 but not more than 2         1.00%          1.20%
More than 2 but not more than 3         1.50%          1.70%
More than 3 but not more than 4         1.90%          2.30%
More than 4 but not more than 5         2.40%          2.80%
More than 5 but not more than 6         2.80%          3.30%
More than 6 but not more than 7         3.20%          3.80%
More than 7 but not more than 8         3.60%          4.30%
More than 8 but not more than 9         4.00%          4.80%
More than 9 but not more than 10        4.40%          5.30%
More than 10 but not more than 11       4.70%          5.60%
More than 11 but not more than 12       5.00%          6.00%
More than 12 but not more than 13       5.40%          6.40%
More than 13 but not more than 14       5.70%          6.80%
More than 14 but not more than 15       6.00%          7.20%
More than 15 but not more than 16       6.30%          7.60%
More than 16 but not more than 17       6.60%          7.90%
More than 17 but not more than 18       6.90%          8.30%
More than 18 but not more than 19       7.20%          8.60%
More than 20 but not more than 21       7.50%          9.00%
More than 21 but not more than 22       7.80%          9.00%
More than 22                            8.00%          9.00%


                                      2C-1

                                   SCHEDULE 3
                              S&P VOLATILITY BUFFER

Certificates: Class A, Class M and Class B Certificates

Highest Rating of Certificates: Class A rated "Aaa" by Moody's, and "AAA" by
S&P.

Scheduled Date Certificates will fall to $50,000,000 or below:

Last Scheduled Payment Date of Transactions: No. 39062: September 25, 2007; No. 39063: September 25, 2007; No. 39064: September 25, 2007

Valuation Date (and Valuation Percentage column): Daily

     The S&P Volatility Buffer will be determined using the following table:

                             S&P VOLATILITY BUFFER

                                 REMAINING YEARS TO MATURITY OF TRANSACTION
                  -----------------------------------------------------------------------
PARTY A RATING*   (UP TO 3 YEARS)   (UP TO 5 YEARS)   (UP TO 10 YEARS)   (UP TO 30 YEARS)
---------------   ---------------   ---------------   ----------------   ----------------
If, on the related Valuation Date, the highest rated Certificates are rated
"AA-" or higher by S&P, the S&P Volatility Buffer is:

A-2                    2.75%             3.25%              4.00%              4.75%
A-3                    3.25%             4.00%              5.00%              6.25%
BB+ or lower           3.50%             4.50%              6.75%              7.50%

If, on the related Valuation Date, the highest rated Certificates are rated "A" or "A+" by S&P, the S&P Volatility Buffer is:

BBB+/BBB                 *               3.25%              4.00%              4.50%
A-2                      *               3.25%              4.00%              4.50%
A-3/BBB-                 *               3.50%              4.50%              6.00%
BB+ or lower             *               4.00%              5.25%              7.00%

* This rating shall be the higher of the rating by S&P on the related Valuation Date of the long-term debt and short-term debt of Party A or its guarantor or other Credit Support Provider.


                                       3-1

                                    EXHIBIT P

                                   [RESERVED]

                                    EXHIBIT Q

                        FORM OF ASSESSMENT OF COMPLIANCE

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

U.S. Bank National Association
60 Livingston Avenue
Mail Code EP-MN-WS3D
St. Paul, Minnesota 55107-2292
Attention: Structured Finance/SURF 2007-AB1

Wilshire Credit Corporation
14523 SW Millikan Way
Suite 200
Beaverton, Oregon 97005

     Re: Pooling and Servicing Agreement (the "Agreement"), dated as of March 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wilshire Credit Corporation, as servicer, and U.S. Bank National Association, as trustee, relating to Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-AB1 (the "Trust")

          For the calendar year ending December 31, [2007] or portion thereof, [U.S. Bank National Association, as Trustee] [Wilshire Credit Corporation, as Servicer], for the Trust has complied in all material respects with the relevant Servicing Criteria in Exhibit R of the Agreement.

          All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Agreement.

Date:
      -------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT R

                       SERVICING CRITERIA TO BE ADDRESSED
                           IN ASSESSMENT OF COMPLIANCE
                          (RMBS unless otherwise noted)

DEFINITIONS                                       KEY:

PRIMARY SERVICER - transaction party having            X - obligation
                   borrower contact

CUSTODIAN - safe keeper of certain  pool assets
TRUSTEE - fiduciary of the transaction and safe keeper of certain pool assets

WHERE THERE ARE MULTIPLE CHECKS FOR CRITERIA THE ATTESTING PARTY WILL IDENTIFY IN THEIR MANAGEMENT ASSERTION THAT THEY ARE ATTESTING ONLY TO THE PORTION OF THE DISTRIBUTION CHAIN THEY ARE RESPONSIBLE FOR IN THE RELATED TRANSACTION AGREEMENTS.

                                                           WILSHIRE
                                                            CREDIT
REGULATION AB                                            CORPORATION      U.S. BANK         ADDITIONAL
REFERENCE          SERVICING CRITERIA                     (SERVICER)      (TRUSTEE)         INFORMATION
-------------      ----------------------------------   -------------   ------------   --------------------
                   GENERAL SERVICING  CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are                X               X        Servicer and Trustee
                   instituted to monitor any                                           each responsible
                   performance or other triggers and                                   only to the extent
                   events of default in accordance                                     that each party, as
                   with the transaction agreements.                                    applicable, has
                                                                                       actual knowledge or
                                                                                       written notice with
                                                                                       respect to parties
                                                                                       other than itself.

1122(d)(1)(ii)     If any material servicing                 IF             IF
                   activities are outsourced to third    APPLICABLE      APPLICABLE
                   parties, policies and procedures         FOR A          FOR A
                   are instituted to monitor the         TRANSACTION    TRANSACTION
                   third party's performance and         PARTICIPANT     PARTICIPANT
                   compliance with such servicing
                   activities.

1122(d)(1)(iii)    Any requirements in the                   N/A             N/A
                   transaction agreements to maintain
                   a back-up servicer for the Pool
                   Assets are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and             X
                   omissions policy is in effect on
                   the party participating in the
                   servicing function throughout the
                   reporting period in the amount of
                   coverage required by and otherwise
                   in accordance with the terms of
                   the transaction agreements.

                   CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on pool assets are                X               X        Servicer and
                   deposited into the appropriate                                      Trustee each
                   custodial bank                                                      responsible only


                                                           WILSHIRE
                                                            CREDIT
REGULATION AB                                            CORPORATION      U.S. BANK         ADDITIONAL
REFERENCE                  SERVICING CRITERIA             (SERVICER)      (TRUSTEE)         INFORMATION
-------------      ----------------------------------   -------------   ------------   --------------------
                   accounts and related bank                                           for deposits into
                   clearing accounts no more than two                                  the accounts held by
                   (2) business days following                                         it.
                   receipt, or such other number of
                   days specified in the transaction
                   agreements.

1122(d)(2)(ii)     Disbursements made via wire                X               X        Servicer disburses
                   transfer on behalf of an obligor                                    funds to trustee.
                   or to an investor are made only by                                  Trustee disburses
                   authorized personnel.                                               funds to
                                                                                       Certificateholders.

1122(d)(2)(iii)    Advances of funds or guarantees            X
                   regarding collections, cash flows
                   or distributions, and any interest
                   or other fees charged for such
                   advances, are made, reviewed and
                   approved as specified in the
                   transaction agreements.

1122(d)(2)(iv)     The related accounts for the               X
                   transaction, such as cash reserve
                   accounts or accounts established
                   as a form of over
                   collateralization, are separately
                   maintained (e.g., with respect to
                   commingling of cash) as set forth
                   in the transaction agreements.

1122(d)(2)(v)      Each custodial account is                  X
                   maintained at a federally insured
                   depository institution as set
                   forth in the transaction
                   agreements. For purposes of this
                   criterion, "federally insured
                   depository institution" with
                   respect to a foreign financial
                   institution means a foreign
                   financial institution that meets
                   the requirements of Rule
                   13k-1(b)(1) of the Securities
                   Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so         X
                   as to prevent unauthorized access.

1122(d)(2)(vii)    Reconciliations are prepared on a          X               X
                   monthly basis for all asset-backed
                   securities related bank accounts,
                   including custodial accounts and
                   related bank clearing accounts.
                   These reconciliations are (A)
                   mathematically accurate; (B)
                   prepared within thirty (30)
                   calendar days after the bank
                   statement cutoff date, or such
                   other number of days specified in
                   the transaction agreements; (C)
                   reviewed and approved by someone
                   other than the person who prepared
                   the reconciliation; and (D)
                   contain explanations for
                   reconciling items. These
                   reconciling items are resolved
                   within ninety (90) calendar days
                   of their original identification,
                   or such other number of days
                   specified in the

                                                           WILSHIRE
                                                            CREDIT
REGULATION AB                                            CORPORATION      U.S. BANK         ADDITIONAL
REFERENCE          SERVICING CRITERIA                     (SERVICER)      (TRUSTEE)         INFORMATION
-------------      ----------------------------------   -------------   ------------   --------------------
                   transaction agreements.

                   INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including            X               X
                   those to be filed with the
                   Commission, are maintained in
                   accordance with the transaction
                   agreements and applicable
                   Commission requirements.
                   Specifically, such reports (A) are
                   prepared in accordance with
                   timeframes and other terms set
                   forth in the transaction
                   agreements; (B) provide
                   information calculated in
                   accordance with the terms
                   specified in the transaction
                   agreements; (C) are filed with the
                   Commission as required by its
                   rules and regulations; and (D)
                   agree with investors' or the
                   trustee's records as to the total
                   unpaid principal balance and
                   number of Pool Assets serviced by
                   the Servicer.

1122(d)(3)(ii)     Amounts due to investors are               X               X        Wilshire remits
                   allocated and remitted in                                           cash and loan level
                   accordance with timeframes,                                         data to trustee
                   distribution priority and other                                     based on timelines
                   terms set forth in the transaction                                  established in the
                   agreements.                                                         Pooling and
                                                                                       Servicing
                                                                                       Agreement.  The
                                                                                       trustee is
                                                                                       responsible for the
                                                                                       allocation of funds
                                                                                       to
                                                                                       Certificateholders
                                                                                       using the
                                                                                       appropriate
                                                                                       distribution
                                                                                       priority as
                                                                                       established by the
                                                                                       Pooling and
                                                                                       Servicing Agreement.

1122(d)(3)(iii)    Disbursements made to an investor                          X        Trustee disburses
                   are posted within two (2) business                                  funds to
                   days to the Servicer's investor                                     Certificateholders.
                   records, or such other number of
                   days specified in the transaction
                   agreements.

1122(d)(3)(iv)     Amounts remitted to investors per          X               X        Servicer remits
                   the investor reports agree with                                     funds and provides
                   cancelled checks, or other form of                                  certain investor
                   payment, or custodial bank                                          reports to trustees
                   statements.                                                         within guidelines
                                                                                       and timeframes
                                                                                       established in
                                                                                       Pooling and
                                                                                       Servicing Agreement.
                                                                                       Trustee disburses
                                                                                       funds to
                                                                                       Certificateholders.

                   POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on pool             X
                   assets is

                                                           WILSHIRE
                                                            CREDIT
REGULATION AB                                            CORPORATION      U.S. BANK         ADDITIONAL
REFERENCE          SERVICING CRITERIA                     (SERVICER)      (TRUSTEE)         INFORMATION
-------------      ----------------------------------   -------------   ------------   --------------------
                   maintained as required by the
                   transaction agreements or related
                   pool asset documents.

1122(d)(4)(ii)     Pool assets  and related documents         X               X
                   are safeguarded as required by the
                   transaction agreements

1122(d)(4)(iii)    Any additions, removals or                 X               X        Trustee shall only
                   substitutions to the asset pool                                     review, not approve,
                   are made, reviewed and approved in                                  such additions,
                   accordance with any conditions or                                   removals or
                   requirements in the transaction                                     substitutions in
                   agreements.                                                         accordance with the
                                                                                       transaction
                                                                                       agreements.

1122(d)(4)(iv)     Payments on pool assets, including         X
                   any payoffs, made in accordance
                   with the related pool asset
                   documents are posted to the
                   Servicer's obligor records
                   maintained no more than two (2)
                   business days after receipt, or
                   such other number of days
                   specified in the transaction
                   agreements, and allocated to
                   principal, interest or other items
                   (e.g., escrow) in accordance with
                   the related pool asset documents.

1122(d)(4)(v)      The Servicer's records regarding           X
                   the pool assets agree with the
                   Servicer's records with respect to
                   an obligor's unpaid principal
                   balance.

1122(d)(4)(vi)     Changes with respect to the terms          X
                   or status of an obligor's pool
                   assets (e.g., loan modifications
                   or re-agings) are made, reviewed
                   and approved by authorized
                   personnel in accordance with the
                   transaction agreements and related
                   pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery                X
                   actions (e.g., forbearance plans,
                   modifications and deeds in lieu of
                   foreclosure, foreclosures and
                   repossessions, as applicable) are
                   initiated, conducted and concluded
                   in accordance with the timeframes
                   or other requirements established
                   by the transaction agreements.

1122(d)(4)(viii)   Records documenting collection             X
                   efforts are maintained during the
                   period a pool asset is delinquent
                   in accordance with the transaction
                   agreements. Such records are
                   maintained on at least a monthly
                   basis, or such other period
                   specified in the transaction
                   agreements, and describe the
                   entity's activities in monitoring

                                                           WILSHIRE
                                                            CREDIT
REGULATION AB                                            CORPORATION      U.S. BANK         ADDITIONAL
REFERENCE          SERVICING CRITERIA                     (SERVICER)      (TRUSTEE)         INFORMATION
-------------      ----------------------------------   -------------   ------------   --------------------
                   delinquent pool assets including,
                   for example, phone calls, letters
                   and payment rescheduling plans in
                   cases where delinquency is deemed
                   temporary (e.g., illness or
                   unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or           X
                   rates of return for pool assets
                   with variable rates are computed
                   based on the related pool asset
                   documents.

1122(d)(4)(x)      Regarding any funds held in trust          X
                   for an obligor (such as escrow
                   accounts): (A) such funds are
                   analyzed, in accordance with the
                   obligor's pool asset documents, on
                   at least an annual basis, or such
                   other period specified in the
                   transaction agreements; (B)
                   interest on such funds is paid, or
                   credited, to obligors in
                   accordance with applicable pool
                   asset documents and state laws;
                   and (C) such funds are returned to
                   the obligor within thirty (30)
                   calendar days of full repayment of
                   the related pool assets, or such
                   other number of days specified in
                   the transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an              X
                   obligor (such as tax or insurance
                   payments) are made on or before
                   the related penalty or expiration
                   dates, as indicated on the
                   appropriate bills or notices for
                   such payments, provided that such
                   support has been received by the
                   servicer at least thirty (30)
                   calendar days prior to these
                   dates, or such other number of
                   days specified in the transaction
                   agreements.

1122(d)(4)(xii)    Any late payment penalties in              X
                   connection with any payment to be
                   made on behalf of an obligor are
                   paid from the Servicer's funds and
                   not charged to the obligor, unless
                   the late payment was due to the
                   obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an         X
                   obligor are posted within two (2)
                   business days to the obligor's
                   records maintained by the
                   servicer, or such other number of
                   days specified in the transaction
                   agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and             X
                   uncollectible accounts are
                   recognized and recorded in
                   accordance with the transaction
                   agreements.

1122(d)(4)(xv)     Any external enhancement or other                          X

                                                           WILSHIRE
                                                            CREDIT
REGULATION AB                                            CORPORATION      U.S. BANK         ADDITIONAL
REFERENCE          SERVICING CRITERIA                     (SERVICER)      (TRUSTEE)         INFORMATION
-------------      ----------------------------------   -------------   ------------   --------------------
                   support, identified in Item
                   1114(a)(1) through (3) or Item
                   1115 of Regulation AB, is
                   maintained as set forth in the
                   transaction agreements.

                                   EXHIBIT S

                      FORM OF SARBANES-OXLEY CERTIFICATION

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

U.S. Bank National Association
60 Livingston Avenue
Mail Code EP-MN-WS3D
St. Paul, Minnesota 55107-2292
Attention: Structured Finance/SURF 2007-AB1

     Re: Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-AB1

          I, [identify the certifying individual], certify that:

     1. I, or persons under my supervision, have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of [identify the issuing entity] (the "Exchange Act periodic reports");

     2. Based on my knowledge, the Exchange Act periodic reports does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

     4. [I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under
Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s); and]

     5. All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

          [In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, subservicer, co-servicer, depositor or trustee].]

     Date:
           --------------------------


                                        --------------------------------
                                        [Signature]
                                        [Title]

                                    EXHIBIT T

                   FORM OF ITEM 1123 CERTIFICATION OF SERVICER

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

U.S. Bank National Association
60 Livingston Avenue
Mail Code EP-MN-WS3D
St. Paul, Minnesota 55107-2292
Attention: Structured Finance/SURF 2007-AB1

Re: Pooling and Servicing Agreement (the "Agreement"), dated as of March 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wilshire Credit Corporation, as servicer, and U.S. Bank National Association, as trustee, relating to Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-AB1

I, [identify name of certifying individual], [title of certifying individual] of Wilshire Credit Corporation (the "Servicer"), hereby certify that:

          (1) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Agreement has been made under my supervision; and

          (2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year or a portion thereof[____________, or ____________, if there has been a failure to fulfill any such obligation in any material respect, I have specified below each such failure known to me and the nature and status thereof].

Date:
      -------------------------------

                                        Wilshire Credit Corporation,
                                        as Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                  EXHIBIT U-1

                             FORM OF SWAP AGREEMENT

                                                 (THE BANK OF NEW YORK(TM) LOGO)

                                                           Dated: March 26, 2007

                              RATE SWAP TRANSACTION

                           RE: BNY REFERENCE NO. 39061

Ladies and Gentlemen:

     The purpose of this letter agreement ("AGREEMENT") is to confirm the terms and conditions of the rate Swap Transaction entered into on the Trade Date specified below (the "TRANSACTION") between The Bank of New York ("BNY"), a trust company duly organized and existing under the laws of the State of New York, and the Supplemental Interest Trust relating to the Special Underwriting & Residential Finance Series 2007-AB1 (the "COUNTERPARTY"), as represented by U.S. Bank National Association, not in its individual capacity, but solely as Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement, dated and effective March 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as Depositor, Wilshire Credit Corporation, as Servicer and U.S. Bank National Association, as Trustee (the "POOLING AND SERVICING AGREEMENT"). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "CONFIRMATION" as referred to in the "ISDA FORM MASTER AGREEMENT" (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master Agreement.

     1. FORM OF AGREEMENT. This Agreement is subject to the 2000 ISDA Definitions (the "DEFINITIONS"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). Any reference to a "Swap Transaction" in the Definitions is deemed to be a reference to a "Transaction" for purposes of this Agreement, and any reference to a "Transaction" in this Agreement is deemed to be a reference to a "Swap Transaction" for purposes of the Definitions. You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency--Cross Border) form (the "ISDA FORM MASTER AGREEMENT"). An ISDA Form Master Agreement, as modified by the Schedule terms in Paragraph 4 of this Confirmation (the "MASTER AGREEMENT"), shall be deemed to have been executed by you and us on the date we entered into the Transaction. For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Form Master Agreement. Except as otherwise specified, references herein to Sections shall be to Sections of the Master Agreement, and references to Paragraphs shall be to paragraphs of this Agreement. Each party hereto agrees that the Master Agreement deemed to have been executed by the parties hereto shall be the same Master Agreement referred to in the agreement setting forth the terms of transaction reference number 39062, 39063 and 39064. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the Master Agreement, this Agreement shall prevail for purposes of the Transaction. Capitalized terms not otherwise defined herein or in the Definitions or the Master Agreement shall have the meaning defined for such term in the Pooling and Servicing Agreement.

     2. CERTAIN TERMS. The terms of the particular Transaction to which this Confirmation relates are as follows:

   Type of Transaction:          Rate Swap

   Notional Amount:              With respect to any Calculation Period the
                                 amount set forth for such period on Schedule I
                                 attached hereto.

   Trade Date:                   March 14, 2007

   Effective Date:               September 25, 2007

   Termination Date:             March 25, 2012, subject to adjustment in
                                 accordance with the Following Business Day
                                 Convention; provided, however, that for the
                                 purpose of determining the final Fixed Rate


                                 Payer Period End Date, Termination Date shall be subject to No Adjustment.

FIXED AMOUNTS

   Fixed Rate Payer:             Counterparty

   Fixed Rate:                   5.00%

   Fixed Rate Day Count

   Fraction:                     30/360

   Fixed Rate Payer
   Period End Dates:             The 25th day of each month, beginning on
                                 October 25, 2007 and ending on the Termination
                                 Date, with No Adjustment.

   Fixed Rate Payer
   Payment Dates:                Early Payment shall be applicable. The Fixed
                                 Rate Payer Payment Date shall be two (2)
                                 Business Days preceding each Fixed Rate Payer
                                 Period End Date.

FLOATING AMOUNTS

   Floating Rate Payer:          BNY

   Floating Rate for initial
   Calculation Period:           To be determined

   Floating Rate Day Count
   Fraction:                     Actual/360

   Floating Rate Option:         USD-LIBOR-BBA

   Designated Maturity:          One month

   Spread:                       Inapplicable

   Floating Rate Payer
   Period End Dates:             The 25th day of each month, beginning on
                                 October 25, 2007 and ending on the Termination
                                 Date, subject to adjustment in accordance with
                                 the Following Business Day Convention.

   Floating Rate Payer
   Payment Dates:                Early Payment shall be applicable. The Floating
                                 Rate Payer Payment Date shall be two (2)
                                 Business Days preceding each Floating Rate
                                 Payer Period End Date.

   Reset Dates:                  The first day of each Calculation Period

   Compounding:                  Inapplicable

   Business Days for Payments
   By both parties:              New York

   Calculation Agent:            BNY

   Additional Payment:           Counterparty represents and warrants that it
                                 has directed BNY to make a payment on its
                                 behalf for the amount of USD 1,207,000.00 to
                                 Merrill Lynch Mortgage Lending, Inc. for value
                                 March 26, 2007.

     3. ADDITIONAL PROVISIONS:

     1) RELIANCE. Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein.

     2) TRANSFER, AMENDMENT AND ASSIGNMENT. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless each of Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc ("S&P") and Moody's Investors Service, Inc. ("MOODY'S"), has been provided notice of the same and confirms in writing (including by facsimile transmission) that it will not downgrade, qualify, withdraw or otherwise modify its then-current ratings on the Class A, Class M and Class B Certificates issued under the Pooling and Servicing Agreement (the "CERTIFICATES").

     4. PROVISIONS DEEMED INCORPORATED IN A SCHEDULE TO THE MASTER AGREEMENT:

     1) NO PAYMENT NETTING AMONG TRANSACTIONS; MODIFICATION OF SECTION 2(A)(III)(1). The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to this Transaction. Section 2(a)(iii)(1) is amended by deleting "or Potential Event of Default".

     2) TERMINATION PROVISIONS. For purposes of the Master Agreement:

     (a) "SPECIFIED ENTITY" in relation to BNY or the Counterparty shall mean: none.

     (b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 14.

     (c) APPLICABILITY. The following provisions apply or do not apply to the parties as specified below:

          (i)  Section 5(a)(i) (FAILURE TO PAY OR DELIVER):

               (A) will apply to BNY; and

               (B) will apply to the Counterparty.

          (ii) Section 5(a)(ii) (BREACH OF AGREEMENT):

               (A) will apply to BNY; and

               (B) will not apply to the Counterparty.

          (iii) Section 5(a)(iii) (CREDIT SUPPORT DEFAULT):

               (A) will apply to BNY; and

               (B) will not apply to the Counterparty.

          (iv) Section 5(a)(iv) (MISREPRESENTATION):

               (A) will apply to BNY; and

               (B) will not apply to the Counterparty.

          (v)  Section 5(a)(v) (DEFAULT UNDER SPECIFIED TRANSACTION):

               (A) will not apply to BNY; and

               (B) will not apply to the Counterparty.

          (vi) Section 5(a)(vi) (CROSS DEFAULT):

               (A) will apply to BNY; and

               (B) will not apply to the Counterparty.

               For the purposes of Section 5(a)(vi):

               "SPECIFIED INDEBTEDNESS" will have the meaning specified in
               Section 14, except that it shall not include indebtedness in respect of deposits received.

               "THRESHOLD AMOUNT" means, 3% of consolidated shareholders equity of BNY and its subsidiaries determined in accordance with generally accepted accounting principles of the United States consistently applied as of the last day of the fiscal quarter ended immediately prior to the occurrence or existence of an event for which a Threshold Amount is applicable under Section 5(a)(vi).

          (vii) Section 5(a)(vii) (BANKRUPTCY):

               (A)  will apply to BNY; and

               (B) will not apply to the Counterparty with respect to subclauses
               (2), (4) (but only if the proceeding or petition is instituted or presented by BNY or its affiliates), (7), (8) (but subclause (8) will not apply to the Counterparty only to the extent that subclauses (2), (4) and (7) do not apply to the Counterparty) and
               (9) of Section 5(a)(vii), and the remaining provisions of Section 5(a)(vii) will apply to the Counterparty; and in subclause (6) the words "trustee" and "custodian" will not include the Supplemental Interest Trust Trustee and the words "seeks or" will be deleted.

          (viii) Section 5(a)(viii) (MERGER WITHOUT ASSUMPTION):

               (A) will apply to BNY; and

               (B) will apply to the Counterparty.

          (ix) Section 5(b)(i) (ILLEGALITY):

               (A) will apply to BNY; and

               (B) will apply to the Counterparty.

          (x)  Section 5(b)(ii) (TAX EVENT):

               (A) will apply to BNY; and

               (B) will apply to the Counterparty;

               provided that the words "(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)" shall be deleted.

          (xi) Section 5(b)(iii) (TAX EVENT UPON MERGER):

               (A) will apply to BNY, provided, that BNY shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party; and

               (B) will apply to the Counterparty.

          (xii) Section 5(b)(iv) (CREDIT EVENT UPON MERGER):

               (A) will not apply to BNY; and

               (B) will not apply to the Counterparty.

          (xiii) Section 5(b)(v) (ADDITIONAL TERMINATION EVENT):

               (A) will apply to BNY with respect to Paragraph 4(2)(g)(iii) and
               (iv); and

               (B) will apply to the Counterparty with respect to Paragraph
               (4)(2)(g)(i) and(ii).

     (d) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a):

               (A) will not apply to BNY; and

               (B) will not apply to the Counterparty.

     (e) PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e), the Second Method and Market Quotation will apply. For such purpose, for so long as the Certificates are rated by Moody's, if BNY is the Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or the Defaulting Party in respect of any Event of Default (but not, in any case, in respect of a Termination Event arising from an Illegality or Tax Event), the following provisions shall apply:

          (i) The definitions of "Market Quotation" and "Settlement Amount" are amended in their entirety to read as follows:

               "MARKET QUOTATION" means, with respect to one or more Terminated Transactions, an offer capable when made of becoming legally binding upon acceptance made by a Qualified Transferee for an amount that would be paid to the Counterparty (expressed as a negative number) or by the Counterparty (expressed as a positive number) in consideration of an agreement between the Counterparty and such Qualified Transferee to enter into a transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions) (which shall be determined by the Counterparty, acting in a commercially reasonable manner), that would have the effect of preserving the economic equivalent for the Counterparty of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (such transaction, a "REPLACEMENT TRANSACTION"). For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

               "SETTLEMENT AMOUNT" means, with respect to any Early Termination Date, an amount (as determined by the Counterparty) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by the Counterparty so as to become legally binding, Provided that:

               (1) If, on the day falling ten Local Business Days after the day on which the Early Termination Date is designated or such later day as the Counterparty may specify in writing to BNY (but in either case no later than the Early Termination Date) (such day the "LATEST SETTLEMENT AMOUNT DETERMINATION DAY"), no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by the Counterparty so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations; and

               (2) If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by the Counterparty so as to become legally binding and no Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Counterparty's Loss (whether positive or negative and without reference to any Un-paid amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

          (ii) At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, the Counterparty shall be entitled to accept only the lowest of such Market Quotations.

          (iii) if the Counterparty requests BNY in writing to obtain Market Quotations, BNY shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

          (iv) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

               "SECOND METHOD AND MARKET QUOTATION. If Second Method and Market Quotation apply, (1) the Counterparty shall pay to BNY an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) the Counterparty shall pay to BNY the Termination Currency Equivalent of the Unpaid Amounts owing to BNY and (3) BNY shall pay to the Counterparty the Termination Currency Equivalent of the Unpaid Amounts owing to the Counterparty, Provided that, (i) the amounts payable under
               (2) and (3) shall be subject to netting in accordance with
               Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by BNY under (3) shall not be netted-off against any amount payable by the Counterparty under (1)."

     (f) "TERMINATION CURRENCY" means United States Dollars.

     (g) "ADDITIONAL TERMINATION EVENT" will apply. The following shall constitute Additional Termination Events, and the party specified shall be the Affected Party with respect thereto:--

          (i) TERMINATION OF TRUST FUND. The Trust, Supplemental Interest Trust or Trust Fund shall be terminated pursuant to any provision of the Pooling and Servicing Agreement (including, without limitation, by completion of a successful auction termination or by exercise of the option to purchase and giving of notice under Sections 10.01 of the Pooling and Servicing Agreement). The Early Termination Date with respect to such Additional Termination Event shall be the Distribution Date upon which the Trust and the Supplemental Interest Trust or Trust Fund is terminated and final payment is made in respect of the Certificates. Each of BNY and the Counterparty may designate an Early Termination Date in respect of this Additional Termination Event. The Counterparty shall be the sole Affected Party.

          (ii) AMENDMENT OF POOLING AND SERVICING AGREEMENT. The amendment of the Pooling and Servicing Agreement in a manner which could have a material adverse affect on BNY without first obtaining the prior written consent of BNY (such consent not to be unreasonably withheld), where such consent is required under the Pooling and Servicing Agreement. The Counterparty shall be the sole Affected Party.

          (iii) COLLATERALIZATION OR RATINGS EVENT. A Collateralization Event or Ratings Event has occurred and is continuing and BNY fails to comply with the provisions of Paragraph 4(8)(ii) within the time periods set out therein; provided that an

          Additional Termination Event shall not be deemed to occur by virtue of a breach of Paragraph 4(8)(ii)(B) with respect to a Moody's Ratings Event unless and until such Moody's Ratings Event has continued for 30 or more Business Days and at least one Qualified Transferee has made an offer which remains capable of becoming legally binding upon acceptance to enter into a Permitted Transfer or other Replacement Transaction. BNY shall be the sole Affected Party. In the event that BNY has elected or is required to post collateral following the occurrence of a Ratings Event, then, a failure to post collateral in accordance with the provisions of the Credit Support Annex shall be subject to the provisions of Section 5(a)(iii) and shall not be treated as an Additional Termination Event. Any breach of Paragraph 4(8)(ii)(A), (B) or (C) which is treated as an Additional Termination Event under this Paragraph 4(g)(iii) shall not constitute an Event of Default.

          (iv) REGULATION AB. BNY shall fail to comply with the provisions of Paragraph 4(9) within the time provided for therein. BNY shall be the sole Affected Party.

     3) TAX REPRESENTATIONS AND OTHER TAX RELATED PROVISIONS.

     (a) PAYER REPRESENTATIONS. For the purpose of Section 3(e), BNY and the Counterparty make the following representations:

          It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

          (i) the accuracy of any representations made by the other party pursuant to Section 3(f);

          (ii) the satisfaction of the agreement contained in Section 4 (a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4 (a)(i) or 4(a)(iii); and

          (iii) the satisfaction of the agreement of the other party contained in Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

     (b) PAYEE REPRESENTATIONS. For the purpose of Section 3(f), BNY and the Counterparty make the following representations.

          (i) The following representation will apply to BNY:

               (x) It is a "U.S. person" (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for United States federal income tax purposes, (y) it is a trust company duly organized and existing under the laws of the State of New York, and (y) its U.S. taxpayer identification number is 135160382.

          (ii) The following representation will apply to the Counterparty:

               None.

     (c) GROSS UP. Section 2(d)(i)(4) shall not apply to Counterparty as X, and
     Section 2(d)(ii) shall not apply to Counterparty as Y, such that Counterparty shall not be required to pay any additional amounts referred to therein.

     (d) INDEMNIFIABLE TAX. The definition of "Indemnifiable Tax" in Section 14 is amended in its entirety to read as follows:

          "INDEMNIFIABLE TAX" means in relation to payments by BNY any Tax and in relation to payments by the Counterparty no Tax.

     4) DOCUMENTS TO BE DELIVERED. FOR THE PURPOSE OF SECTION 4(A):

     (a) Tax forms, documents or certificates to be delivered are:

PARTY REQUIRED TO                                                                                  COVERED BY SECTION
DELIVER DOCUMENT       FORM/DOCUMENT/ CERTIFICATE                  DATE BY WHICH TO BE DELIVERED   3(D) REPRESENTATION
--------------------   -----------------------------------------   -----------------------------   ---------------------
BNY and Counterparty   Any document required or reasonably         Promptly after the earlier      Yes
                       requested to allow the other party to       of (i) reasonable demand by
                       make payments under this Agreement          either party or (ii)
                       without any deduction or withholding for    learning that such form or
                       or on the account of any tax.               document is required

     (b) Other documents to be delivered are:

PARTY REQUIRED TO                                                                                  COVERED BY SECTION
DELIVER DOCUMENT       FORM/DOCUMENT/ CERTIFICATE                  DATE BY WHICH TO BE DELIVERED   3(D) REPRESENTATION
--------------------   -----------------------------------------   -----------------------------   ---------------------
BNY                    A certificate of an authorized officer of   Upon the execution and          Yes
                       the party, as to the incumbency and         delivery of this Agreement
                       authority of the respective officers of
                       the party signing this Agreement, any
                       relevant Credit Support Document, or any
                       Confirmation, as the case may be.

Counterparty           (i) a copy of the executed Pooling and      Upon the later of, receipt      Yes
                       Servicing Agreement, and (ii) an            by such party, or within 30
                       incumbency certificate verifying the true   days after the date of this
                       signatures and authority of the person or   Agreement
                       persons signing this letter agreement on
                       behalf of the Counterparty.

BNY                    Legal Opinion as to enforceability of       Upon the execution and          Yes
                       this Agreement.                             delivery of this Agreement.

Counterparty           Certified copy of the Board of Directors    Upon the execution and          Yes
                       resolution (or equivalent authorizing       delivery of this Agreement.
                       documentation) which sets forth the
                       authority of each signatory to the
                       Confirmation signing on its behalf and
                       the authority of such party to enter into
                       Transactions contemplated and performance
                       of its obligations hereunder.

     5) MISCELLANEOUS.

     (a) ADDRESS FOR NOTICES: For the purposes of Section 12(a):

          ADDRESS FOR NOTICES OR COMMUNICATIONS TO BNY:

               The Bank of New York
               Swaps and Derivative Products Group
               Global Market Division
               32 Old Slip 15th Floor
               New York, New York 10286
               Attention: Steve Lawler

          with a copy to:

               The Bank of New York
               Swaps and Derivative Products Group
               32 Old Slip 16th Floor
               New York, New York 10286
               Attention: Andrew Schwartz
               Tele: 212-804-5103
               Fax: 212-804-5818/5837

               (For all purposes)

          A copy of any notice or other communication with respect to Sections 5 or 6 should also be sent to the addresses set out below:

               The Bank of New York
               Legal Department
               One Wall Street - 10th Floor
               New York, New York 10286
               Attention: General Counsel

          ADDRESS FOR NOTICES OR COMMUNICATIONS TO THE COUNTERPARTY:

               U.S. Bank National Association, Trustee
               Mail Code: EP-MN-WS3D
               60 Livingston Avenue
               St. Paul, MN  55107
               Attention: Structured Finance - SURF 2007-AB1
               Telephone: 651-495-3923
               Facsimile: 651-495-8090

               With a copy to:

               Merrill Lynch Mortgage Lending, Inc.
               650 Third Avenue South
               Suite 1500
               Minneapolis, MN 55402
               Attention: Zachary Herringer
               Telephone: 612-336-7320
               Facsimile: 866-761-6215

     (b) PROCESS AGENT. For the purpose of Section 13(c):

          BNY appoints as its Process Agent: Not Applicable

          The Counterparty appoints as its Process Agent: Not Applicable

     (c) OFFICES. The provisions of Section 10(a) will not apply to this Agreement; neither BNY nor the Counterparty have any Offices other than as set forth in the Notices Section and BNY agrees that, for purposes of Section 6(b), it shall not in future have any Office other than one in the United States.

     (d) MULTIBRANCH PARTY. For the purpose of Section 10(c):

          BNY is a Multibranch Party and will enter into each Transaction only through the following Office:- New York (for all Transactions).

          The Counterparty is not a Multibranch Party.

     (e) CALCULATION AGENT. The Calculation Agent is BNY.

     (f) "CREDIT SUPPORT DOCUMENT" means in relation to:--

          BNY: the Credit Support Annex attached as Exhibit A hereto and any Qualified Guaranty.

          The Counterparty: Not applicable.

     (g) "CREDIT SUPPORT PROVIDER" means in relation to:--

          BNY: The guarantor under any Qualified Guaranty.

          Counterparty: Not Applicable

     (h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine other than New York General Obligations Law Sections 5-1401 and 5-1402.

     (i) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties. The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

     (j) RECORDING OF CONVERSATIONS. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

     (k) WAIVER OF JURY TRIAL. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

     (l) NON-RECOURSE. Notwithstanding any provision herein or in the Master Agreement to the contrary, the obligations of the Counterparty hereunder are limited recourse obligations of the Counterparty, payable solely from amounts on deposit in the Swap Account created by the Supplemental Interest Trust Trustee and the proceeds thereof to satisfy the Counterparty's obligations hereunder. In the event that the Swap Account and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Swap Account and the distribution of the proceeds thereof in accordance with the Pooling and Servicing Agreement, any claims against or obligations of the Counterparty under the Master Agreement or any other confirmation thereunder, still outstanding shall be extinguished and thereafter not revive. This provision shall survive the expiration of this Agreement.

     (m) LIMITATION ON INSTITUTION OF BANKRUPTCY PROCEEDINGS. BNY shall not institute against or cause any other person to institute against, or join any other person in instituting against the Counterparty, the Trust or the trust created pursuant to the Pooling and Servicing Agreement any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, under any federal or state bankruptcy or similar law or bankruptcy or similar laws of any other jurisdiction, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates. This provision shall survive the expiration of this Agreement.

     (n) REMEDY OF FAILURE TO PAY OR DELIVER. The ISDA Form Master Agreement is hereby amended by replacing the word "third" in the third line of Section 5(a)(i) by the word "first".

     (o) "AFFILIATE" will have the meaning specified in Section 14 of the ISDA Form Master Agreement, provided that the Counterparty shall be deemed not to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

     (p) TRUSTEE'S CAPACITY. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee
     (i) this Confirmation is executed and delivered by U.S. Bank National Association, not in its individual capacity but solely as Supplemental Interest Trust Trustee pursuant to the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and vested in it thereunder and pursuant to instruction set forth therein, (ii) each of the representations, undertakings and agreements herein made on behalf of the trust is made and intended not as a personal representation, undertaking or agreement of the Supplemental Interest Trust Trustee but is made and intended for the purpose of binding only the Counterparty, (iii) nothing contained herein shall be construed as creating any liability of U.S. Bank National Association, individually or personally, to perform any covenants either express or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (iv) under no circumstances will U.S. Bank National Association, in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation. Nothing herein contained shall be construed as creating any liability on U.S. Bank National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this letter agreement and by any person claiming by, through or under such parties.

     (q) TRUSTEE'S REPRESENTATION. U.S. Bank National Association, as Supplemental Interest Trust Trustee, represents and warrants that:

          It has been directed under the Pooling and Servicing Agreement to enter into this letter agreement as Supplemental Interest Trust Trustee on behalf of the Counterparty.

     6) ADDITIONAL REPRESENTATIONS. Section 3 is hereby amended by adding, at the end thereof, the following Sections 3(g), 3(h) and 3(i):

     "(g) RELATIONSHIP BETWEEN PARTIES.

          (1) NONRELIANCE. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

          (2) EVALUATION AND UNDERSTANDING.

               (i) Each Party acknowledges that U.S. Bank National Association, has been directed under the Pooling and Servicing Agreement to enter into this Transaction as Supplemental Interest Trust Trustee on behalf of the Counterparty.

               (ii) It is acting for its own account and has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such transaction; it being understood that information and explanations related to the terms and conditions of such transaction shall not be considered investment advice or a recommendation to enter into such transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the transaction; and

               (iii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume (and does, in fact assume) those risks, financially and otherwise.

          (3) NOT FIDUCIARY OR ADVISOR. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

          (h) EXCLUSION FROM COMMODITY EXCHANGE ACT. (A) It is an "eligible contract participant" within the meaning of Section 1a(12) of the Commodity Exchange Act, as amended; (B) this Agreement and each Transaction is subject to individual negotiation by such party; and
          (C) neither this Agreement nor any Transaction will be executed or traded on a "trading facility" within the meaning of Section 1a(33) of the Commodity Exchange Act, as amended.

          (i) SWAP AGREEMENT. Each Transaction is a "swap agreement" as defined in 12 U.S.C. Section 1821(e)(8)(D)(vi) and a "covered swap agreement" as defined in the Commodity Exchange Act (7 U.S.C. Section 27(d)(1))."

     7) SET-OFF. All payments under this Agreement shall be made without set-off or counterclaim, except as provided in Section 2(c), Section 6 or the provisions hereof relating to Market Quotation and Loss, or Paragraph 8 of the Credit Support Annex. Section 6(e) is amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off." For the avoidance of doubt, if more than one Transaction is entered into under this Agreement, nothing herein is intended to prevent the determination of a Settlement Amount with respect to all such Transactions pursuant to
          Section 6 (as modified hereby).

     8)   RATINGS DOWNGRADE.

          (i) DEFINITIONS. For purposes of each Transaction: (A) "RATING AGENCY CONDITION" means, with respect to any action taken or to be taken hereunder, a condition that is satisfied when each of Moody's and S&P (each a "RATING AGENCY", and the rating condition with respect to it, the "MOODY'S RATING CONDITION" and "S&P RATING CONDITION", respectively) has confirmed in writing to the Supplemental Interest Trust Trustee that such action will not result in withdrawal, reduction or other adverse action with respect to any then-current rating by such Rating Agency of the Certificates;

          (B) "QUALIFYING RATINGS" means, with respect to the debt of any entity, (1) (x) a short-term unsecured and unsubordinated debt rating of at least "P-1", and a long-term unsecured and unsubordinated debt of at least "A2" (or, if it has no short-term unsecured and unsubordinated debt rating, a long term rating of at least "A1") by Moody's ("MOODY'S FIRST LEVEL QUALIFYING RATINGS"), and (y) a short-term unsecured and unsubordinated debt rating of at least "P-2", and a long-term unsecured and unsubordinated debt of at least "A3" (or, if it has no short-term unsecured and unsubordinated debt rating, a long term rating of at least "A3") by Moody's ("MOODY'S SECOND LEVEL QUALIFYING RATINGS"), and (2) a short-term unsecured and unsubordinated debt rating of at least "A-1", or if it does not have a short-term rating, a long-term unsecured and unsubordinated debt rating of at least "A+" by S&P ("S&P QUALIFYING RATINGS");

          (C) A "COLLATERALIZATION EVENT" shall occur as to BNY if, with respect to the ratings of the long-term and short-term unsecured and unsubordinated debt of both BNY (if such debt of BNY is rated) and the guarantor under each Qualified Guaranty (if any): (1) the short-term rating is reduced to "P-2" or below, or the long-term rating is reduced to "A3" or below or, if neither BNY nor the guarantor under any Qualified Guaranty has a short-term rating, the long term rating is reduced to "A2" or below, by Moody's (a "MOODY'S COLLATERALIZATION EVENT"), or (2) the short-term rating is reduced to "A-2" or below, or, if neither BNY nor the guarantor under any Qualified Guranty has a short-term rating, the long-term rating is reduced to "A" or below by S&P (an "S&P COLLATERALIZATION EVENT");

          (D) A "RATINGS EVENT" shall occur as to BNY if, with respect to BNY the ratings of the long-term and short-term unsecured and unsubordinated debt of both BNY (if such debt of BNY is rated) and the guarantor under each Qualified Guaranty (if any): (1) the short-term rating is withdrawn or reduced to "P-3" or below or the long-term rating is reduced to "Baa1" or, if neither BNY nor the guarantor under any Qualified Guaranty has a short-term rating, the long term rating is withdrawn or reduced to "Baa1" or below, by Moody's (a "MOODY'S RATINGS EVENT"), or (2) the short-term rating is reduced below "A-3", or, if neither BNY nor the guarantor under any Qualified Guaranty has a short-term rating, the long term rating is withdrawn or reduced to "BB+" or below, by S&P (an "S&P RATINGS EVENT");

          (E) "QUALIFIED TRANSFEREE" means a transferee of a novation or assignment or a party (other than the Counterparty) that enters into another form of Replacement Transaction that is a Reference Market-maker ("dealer" in the definition thereof meaning a "dealer in notional principal contracts" as defined in Treas. Reg. Section 1.1001-4) (1) that has Moody's Second Level Qualifying Ratings and S&P Qualifying Ratings or (2) whose present and future obligations owing to the Counterparty are guaranteed pursuant to a Qualified Guaranty; and

          (F) "QUALIFIED GUARANTY" means an unconditional and irrevocable guaranty of payment (and not of collection) and the performance of the other obligations of BNY (or a Qualified Transferee, as applicable) hereunder by a third party having Moody's Second Level Qualifying Ratings and S&P Qualifying Ratings ("QUALIFIED GUARANTOR") providing, inter alia, that payment thereunder shall be made as provided and on the conditions set forth in Section 2(d) as modified hereunder (substituting references to BNY as "X" with the guarantor as "X" and "this Agreement" with such guaranty, respectively) (or, in lieu of such provisions relating to tax, a law firm has given a legal opinion confirming that none of the guarantor's payments to the Counterparty under such guaranty will be subject to withholding for Tax).

          (ii) ACTIONS TO BE TAKEN. (A) If a Collateralization Event occurs, then BNY shall, at its own expense, no later than the earlier of thirty (30) Business Days thereafter in case of a Moody's Collateralization Event or thirty (30) calendar days thereafter in case of an S&P Collateralization Event:

               (1) post collateral (commencing within the times set forth herein) in accordance with the Credit Support Annex for so long as the Collateralization Event continues; or

               (2) subject to the S&P Rating Condition, novate, assign or transfer the Transactions to or replace the Transactions with Replacement Transactions with a Qualified Transferee (having the Moody's First Level Qualifying Ratings and the S&P Qualifying Ratings); or

               (3) subject to the S&P Rating Condition, obtain a Qualified Guaranty (provided by a guarantor having the Moody's First Level Qualifying Ratings and the S&P Qualifying Ratings).

          (B) If a Ratings Event occurs, then BNY shall at its own expense, no later than the earlier of thirty (30) Business Days thereafter in case of a Moody's Ratings Event or ten (10) Business Days thereafter in case of an S&P Ratings Event and subject to the S&P Rating Condition:

               (1) novate, assign or transfer the Transactions to or replace the Transactions with Replacement Transactions with a Qualified Transferee, or

               (2) obtain a Qualified Guaranty.

          (C) With respect to (A) and (B) above:

               (1) BNY shall post collateral in accordance with the Credit Support Annex and the times set forth herein for so long as a Collateralization Event or Ratings Event has occurred (or exists from the time BNY becomes a party hereto) and continues;

               (2) if a Ratings Event occurs, then BNY shall at its own expense, use commercially reasonable efforts to, take one of the actions referred to in (B) above as soon as reasonably practicable; and

               (3) if the debt of BNY is unrated because a Rating Agency has withdrawn such rating while any Transaction is outstanding under this Agreement, and if there is no Eligible Guaranty in effect at such time, then such withdrawal shall be treated as a Ratings Event unless the Rating Agency Condition is satisfied with respect thereto.

     9) COMPLIANCE WITH REGULATION AB.

     (a) If the Depositor under the Pooling and Servicing Agreement still has a reporting obligation with respect to this Transaction pursuant to Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended ("REGULATION AB") and BNY has not, within 30 days after receipt of a Swap Disclosure Request complied with the provisions set forth below in this Paragraph 4(9) (provided that if the significance percentage reaches 10% after a Swap Disclosure Request has been made to BNY, BNY must comply with the provisions set forth below in this Section 4(9) within 10 calendar days of BNY being informed of the significance percentage reaching 10%), then an Additional Termination Event shall have occurred with respect to BNY and BNY shall be the sole Affected Party with respect to such Additional Termination Event.

     (b) BNY acknowledges that for so long as there are reporting obligations with respect to this Transaction under Regulation AB, the Depositor is required under Regulation AB to disclose certain information set forth in Regulation AB regarding BNY or its group of affiliated entities, if applicable, depending on the aggregate "significance percentage" of this Agreement and any other derivative contracts between BNY or its group of affiliated entities, if applicable, and the Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

     (c) If the Depositor determines, reasonably and in good faith, that the significance percentage of this Agreement has increased to eight (8) percent, then the Depositor may request on a Business Day after the date of such determination from BNY the same information set forth in Item 1115(b) of Regulation AB that would have been required if the significance percentage had in fact increased to ten (10) percent (such request, a "SWAP DISCLOSURE REQUEST" and such requested information, subject to the last sentence of this paragraph, is the "SWAP FINANCIAL DISCLOSURE"). The Counterparty or the Depositor shall provide BNY with the calculations and any other information reasonably requested by BNY with respect to the Depositor's determination that led to the Swap Disclosure Request. The parties hereto further agree that the Swap Financial Disclosure provided to meet the Swap Disclosure Request may be, solely at BNY's option, either the information set forth in Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB.

     (d) Upon the occurrence of a Swap Disclosure Request, BNY, at its own expense, shall (x) provide the Depositor with the Swap Financial Disclosure in an Edgar-compatible format, or (y) subject to Rating Agency Condition, secure another entity to replace BNY as party to this Agreement on terms substantially similar to this Agreement which entity is able to provide the Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Securities Exchange Act.

     (e) BNY's obligation to comply with this Paragraph 4(9) shall be suspended as of January 1, 2008 unless, at any time, BNY receives notification from the Depositor or the Counterparty that the Trust Fund's obligation to file periodic reports under the Exchange Act shall continue; provided, however, that such obligations shall not be suspended in respect of any Exchange Act Report or amendment to an Exchange Act Report in such fiscal year which relates to any fiscal year in which the Trust Fund was subject to the reporting requirements of the Exchange Act. This obligation shall continue to be suspended unless the Depositor or the Counterparty notifies BNY that the Trust Fund's obligations to file reports under the Exchange Act has resumed.

     10) BNY PAYMENTS TO BE MADE TO SUPPLEMENTAL INTEREST TRUST TRUSTEE. BNY will, unless otherwise directed by the Supplemental Interest Trust Trustee, make all payments hereunder to the Supplemental Interest Trust Trustee. Payment made to the Supplemental Interest Trust Trustee at the account specified herein or to another account specified in writing by the Supplemental Interest Trust Trustee shall satisfy the payment obligations of BNY hereunder to the extent of such payment.

     11) RETURN OF AMOUNTS RECEIVED BY MLML OR ITS AFFILIATES. Merrill Lynch Mortgage Lending, Inc. ("MLML") agrees and acknowledges that amounts paid hereunder are not intended to benefit the holder of any class of Certificates rated by any Rating Agency if such holder is MLML or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Supplemental Interest Trust Trustee, whereupon such Supplemental Interest Trust Trustee will promptly remit such amounts to BNY. MLML further agrees to provide notice to BNY upon any remittance to the Supplemental Interest Trust Trustee.

     12) ADDITIONAL PROVISIONS. Notwithstanding the terms of Sections 5 and 6 of the ISDA Form Master Agreement, if the Counterparty has satisfied its payment obligations under Section 2(a)(i) of the ISDA Form Master Agreement, and shall, at the time, have no future payment or delivery obligation, whether absolute or contingent, then unless BNY is required pursuant to appropriate proceedings to return to the Counterparty or otherwise returns to the Counterparty upon demand of the Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to the Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to the Counterparty as the Defaulting Party and (b) BNY shall be entitled to designate an Early Termination Date pursuant to Section 6 of the ISDA Form Master Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the ISDA Form Master Agreement with respect to BNY as the Affected Party or Section 5(b)(iii) of the ISDA Form Master Agreement with respect to BNY as the Burdened Party.

5.   ACCOUNT DETAILS AND SETTLEMENT INFORMATION:

     PAYMENTS TO BNY:

          The Bank of New York
          Derivative Products Support Department
          32 Old Slip, 16th Floor
          New York, New York 10286
          Attention: Renee Etheart
          ABA #021000018
          Account #890-0068-175
          Reference: Interest Rate Swap

     PAYMENTS TO COUNTERPARTY:

          U.S. Bank National Association
          ABA: 091000022
          DDA: 173103322058
          DDA Name: Structured Finance Wire Clearing
          FFC: #111804000/SURF 2007 AB1

          For Additional Payment to Merrill Lynch Mortgage Lending, Inc.:

          Deutsche Bank NY, NY
          ABA No. 021001033
          Account No. 00854209
          Attention: MLML Finance
          Reference: Swap Additional Fee/ SURF 2007-AB1

     6. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this agreement and returning it via facsimile to Derivative Products Support Dept., Attn: Kenny Au-Yeung at 212-804-5818/5837. Once we receive this we will send you two original confirmations for execution.

     We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

THE BANK OF NEW YORK


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

The Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

U.S. BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE FOR THE SUPPLEMENTAL INTEREST TRUST RELATING TO THE SPECIAL UNDERWRITING & RESIDENTIAL FINANCE SERIES 2007-AB1


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


Solely with respect to Paragraph 4(11)
MERRILL LYNCH MORTGAGE LENDING, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                   SCHEDULE I

(With respect to each Fixed Rate Payer Period End Date, all such dates are with No Adjustment, and with respect to each Floating Rate Payer Period End Date, all such dates are subject to adjustment in accordance with the Following Business Day Convention).

Accrual Start Date   Accrual End Date   Notional Amount (in USD)
------------------   ----------------   ------------------------
     9/25/2007          10/25/2007             313,756,493
    10/25/2007          11/25/2007             306,032,375
    11/25/2007          12/25/2007             297,081,589
    12/25/2007           1/25/2008             286,642,241
     1/25/2008           2/25/2008             276,025,350
     2/25/2008           3/25/2008             266,195,849
     3/25/2008           4/25/2008             257,338,529
     4/25/2008           5/25/2008             249,175,874
     5/25/2008           6/25/2008             241,626,199
     6/25/2008           7/25/2008             234,529,853
     7/25/2008           8/25/2008             227,822,562
     8/25/2008           9/25/2008             221,430,478
     9/25/2008          10/25/2008             215,265,223
    10/25/2008          11/25/2008             208,703,295
    11/25/2008          12/25/2008             198,701,833
    12/25/2008           1/25/2009             183,947,139
     1/25/2009           2/25/2009             171,601,828
     2/25/2009           3/25/2009             162,087,558
     3/25/2009           4/25/2009             154,315,084
     4/25/2009           5/25/2009             147,684,983
     5/25/2009           6/25/2009             141,849,697
     6/25/2009           7/25/2009             136,438,644
     7/25/2009           8/25/2009             131,356,240
     8/25/2009           9/25/2009             126,597,289
     9/25/2009          10/25/2009             122,141,081
    10/25/2009          11/25/2009             117,544,958
    11/25/2009          12/25/2009             111,603,328
    12/25/2009           1/25/2010             100,654,693
     1/25/2010           2/25/2010              90,283,588
     2/25/2010           3/25/2010              81,862,744
     3/25/2010           4/25/2010              76,784,973
     4/25/2010           5/25/2010              76,428,756

     5/25/2010           6/25/2010              73,076,132
     6/25/2010           7/25/2010              69,957,290
     7/25/2010           8/25/2010              67,097,957
     8/25/2010           9/25/2010              64,488,590
     9/25/2010          10/25/2010              62,090,212
    10/25/2010          11/25/2010              59,844,248
    11/25/2010          12/25/2010              57,693,284
    12/25/2010           1/25/2011              55,622,163
     1/25/2011           2/25/2011              53,644,291
     2/25/2011           3/25/2011              51,777,768
     3/25/2011           4/25/2011              50,040,648
     4/25/2011           5/25/2011              48,421,423
     5/25/2011           6/25/2011              46,892,742
     6/25/2011           7/25/2011              45,424,650
     7/25/2011           8/25/2011              44,056,337
     8/25/2011           9/25/2011              42,714,742
     9/25/2011          10/25/2011              41,439,333
    10/25/2011          11/25/2011              40,209,846
    11/25/2011          12/25/2011              39,022,946
    12/25/2011           1/25/2012              37,609,201
     1/25/2012           2/25/2012              36,306,245
     2/25/2012           3/25/2012              35,099,441

                       Exhibit A to Confirmation No. 39061

                   [Credit Support Annex to follow this page]

                                   EXHIBIT U-2

                 FORM OF CREDIT SUPPORT ANNEX FOR SWAP AGREEMENT

(BILATERAL FORM)                  (ISDA AGREEMENTS SUBJECT TO NEW YORK LAW ONLY)

                                     ISDA(R)

              International Swaps and Derivatives Association, Inc.

                              CREDIT SUPPORT ANNEX
                             to the Schedule to the

                              ISDA MASTER AGREEMENT

                                   ----------

                           Dated as of March 26, 2007
                                     between

THE BANK OF NEW YORK                and   U.S. BANK NATIONAL ASSOCIATION, NOT IN
                                          ITS INDIVIDUAL CAPACITY, BUT SOLELY AS
                                          SUPPLEMENTAL INTEREST TRUST TRUSTEE
                                          WITH RESPECT TO THE SUPPLEMENTAL
                                          INTEREST TRUST RELATING TO THE SPECIAL
                                          UNDERWRITING & RESIDENTIAL FINANCE
                                          SERIES 2007-AB1

established as a banking                  The Supplemental Interest Trust is a
organization under the laws of            common law trust established under the
the State of New York                     laws of the State of New York.

           ("PARTY A")                                  ("PARTY B")

---------------------------------         --------------------------------------
This Annex supplements, forms part of, and is subject to, the Master Agreement specified in the Confirmation(s) between Party A and Party B (BNY Ref. No. 39061) (the "AGREEMENT"), dated even date herewith, is part of the Schedule deemed incorporated therein and is a Credit Support Document under the Master Agreement with respect to Party A.

Accordingly, the parties agree as follows:--

PARAGRAPHS 1 - 12. INCORPORATION. Paragraphs 1 through 12 inclusive of the ISDA Credit Support Annex (Bilateral Form) (ISDA Agreements Subject to New York Law
Only) published in 1994 by the International Swaps and Derivatives Association, Inc. are incorporated herein by reference and made a part hereof, except that Paragraph 1(b) is hereby amended in its entirety to read as follows:

"(b) SECURED PARTY AND PLEDGOR. Notwithstanding anything contained in this Annex to the contrary, (a) the term "Secured Party" as used in this Annex means only Party B, (b) the term "Pledgor" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9, and
(d) only Party A will be required to make Transfers of Eligible Credit Support hereunder."

PARAGRAPH 13.

CERTAIN DEFINITIONS. As used herein, "MOODY'S", "S&P", "RATING AGENCY", "COLLATERALIZATION EVENT", "MOODY'S COLLATERALIZATION EVENT", "S&P COLLATERALIZATION EVENT"; "RATINGS EVENT", "MOODY'S RATINGS EVENT", and "S&P RATINGS EVENT" have the meanings assigned in the Schedule.

(a) SECURITY INTEREST FOR "OBLIGATIONS." The term "OBLIGATIONS" as used in this Annex includes the following additional obligations: Not applicable.

(b) CREDIT SUPPORT OBLIGATIONS.

     (i)  DELIVERY AMOUNT, RETURN AMOUNT AND CREDIT SUPPORT AMOUNT.

          (A) "DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a) except that the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" shall be deleted and replaced by the words "on each Valuation Date on which the Threshold for Party A is Zero, commencing no later than the Valuation Date falling on or after the earliest of (i) in the case of a Moody's Collateralization Event or Moody's Ratings Event, on the 30th Local Business Day thereafter, (ii) in the case of an S&P Collateralization Event, the thirtieth (30th) calendar day thereafter or, if it is not a Local Business Day, the next preceding day that is a Local Business Day and
          (iii) in the case of an S&P Ratings Event, commencing promptly after publication by S&P of the applicable change in rating.

          (B) "RETURN AMOUNT" has the meaning specified in Paragraph 3(b).

          (C) "CREDIT SUPPORT AMOUNT" in Paragraph 3(b), shall be amended in its entirety to read as follows:

               "'CREDIT SUPPORT AMOUNT' means, for any Valuation Date after and during the continuance of a Collateralization Event or Ratings Event, (i) the Secured Party's Exposure for that Valuation Date, plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor (with respect to all Affected Transactions), if any, minus (iii) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of the Credit Support Amount yields a number less than zero; and, provided further, that, if a Moody's Ratings Event with respect to Party A and the guarantor under each Qualified Guaranty (if any) has occurred and is continuing and at least thirty (30) Business Days have elapsed since the last time it was not the case that a Moody's Ratings Event had occurred and was continuing with respect to Party A and the guarantor under each Qualified Guaranty (if any), the Credit Support Amount will not be less than the greater of zero and the aggregate amount of the net payments due from Pledgor in respect of all following scheduled Payments (each such net payment being the greater of zero and the amount of the payment due to be made by the Pledgor under Section 2(a) on a Payment date less the amount of any payment due to be made by the Secured Party under Section 2(a) on the same Payment Date after giving effect to any applicable netting under Section 2(c) (each a "NET PAYMENT")) with respect to all Affected Transactions.

     (ii) ELIGIBLE COLLATERAL. The items set forth in Schedule 1A or Schedule 1B, as applicable, will qualify as "ELIGIBLE COLLATERAL" for Party A.

     (iii) OTHER ELIGIBLE SUPPORT. The following items will qualify as "OTHER ELIGIBLE SUPPORT" for the party specified: Not Applicable.

     (iv) THRESHOLDS.

          (A) "INDEPENDENT AMOUNT" means with respect to Party B: Zero; and, with respect to Party A for any Valuation Date: an amount, equal to the product of the aggregate Notional Amount outstanding at the beginning of the related Calculation Period under the applicable Affected Transactions, and the greater of:

               (1) in respect of a Moody's Collateralization Event or a Moody's Ratings Event, the percentage set forth in Schedule 2A,
                    Schedule 2B or Schedule 2C, as applicable ("MOODY'S INDEPENDENT AMOUNT"); and

               (2) in respect of an S&P Collateralization Event or an S&P Ratings Event, (x) with respect to basis risk swaps, the product of the S&P Volatility Buffer and .10, and (y) with respect to all other Transactions the S&P Volatility Buffer determined using the table set forth in Schedule 3 ("S&P INDEPENDENT AMOUNT").

          (B) "THRESHOLD" means for each party: an infinite number; provided, that the Threshold shall be zero at any time that Party A elects or is required to post collateral pursuant to Part 4(8)(ii) of the Schedule.

          (C) "MINIMUM TRANSFER AMOUNT" means with respect to Party A and Party
          B: $100,000; provided, that the Minimum Transfer Amount for such party shall be $50,000 in respect of an S&P Collateralization Event and an S&P Ratings Event if the aggregate principal balance of the rated Certificates is $50,000,000 or less on the applicable Valuation Date, and shall be zero upon the occurrence and during the continuance of an Event of Default, Termination Event, Additional Termination Event, or Specified Condition with respect to such party.

          (D) ROUNDING. The Delivery Amount will be rounded up to the nearest integral multiple of $1,000 and the Return Amount will be rounded down to the nearest integral multiple of $1,000.

     (v) CONFLICTING VALUATION PERCENTAGE. Notwithstanding the definition of "Valuation Percentage" in Paragraph 10, the Valuation Percentage for any item of Eligible Collateral shall be the lowest of the applicable percentages specified for such item by any Rating Agency then rating the Certificates.

(c)  VALUATION AND TIMING.

     (i) "VALUATION AGENT" means, Party A, provided, that if any Event of Default with respect to Party A has occurred and is continuing, then any designated third party mutually agreed to by the parties shall be the Valuation Agent until such time as Party A is no longer a Defaulting Party.

     (ii) "VALUATION DATE" means: each Local Business Day.

     (iii) "VALUATION TIME" means:

          [ ] the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable;

          [X] the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable;

     provided, that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

     (iv) "NOTIFICATION TIME" means 1:00 p.m., New York time, on a Local Business Day.

(d) CONDITIONS PRECEDENT AND SECURED PARTY'S RIGHTS AND REMEDIES. (i) Illegality and (ii) Additional Termination Events will be a "SPECIFIED CONDITION" for Party A (as the Affected Party) (but not for purposes of Paragraph 8(d)), and (iii) Tax Event and (iv) Tax Event Upon Merger will not be a "SPECIFIED CONDITION for Party A.

(e)  SUBSTITUTION.

     (i) "SUBSTITUTION DATE" has the meaning specified in Paragraph 4(d)(ii).

     (ii) CONSENT. If specified here as applicable, then the Pledgor must obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d): Applicable.

(f)  DISPUTE RESOLUTION.

     (i) "RESOLUTION TIME" means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

     (ii) VALUE. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows: as set forth for other purposes in Paragraph 12.

     (iii) ALTERNATIVE. The provisions of Paragraph 5 will apply, except to the following extent: (A) pending the resolution of a dispute, Transfer of the undisputed Value of Eligible Credit Support or Posted Credit Support involved in the relevant demand will be due as provided in Paragraph 5 if the demand is given by the Notification Time, but will be due on the second Local Business Day after the demand if the demand is given after the Notification Time; and (B) the Disputing Party need not comply with the provisions of Paragraph 5(II)(2) if the amount to be Transferred does not exceed the Disputing Party's Minimum Transfer Amount.

(g)  HOLDING AND USING POSTED COLLATERAL.

     (i) ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS. The Secured Party will not be entitled to hold Posted Collateral itself. The Secured Party will be hold Posted Collateral in an identifiable segregated account through a Custodian (which may be the Supplemental Interest Trust Trustee and which shall at all times be a financial institution as specified under the Pooling and Servicing Agreement. If not so specified, the Custodian shall be a commercial bank or trust company which is unaffiliated with Party B organized under the laws of the United States or any state thereof, having assets of at least $10 billion and a long term debt or a deposit rating of at least Baa2 from Moody's and A from S&P. For so long as the Certificates are rated by S&P, any Custodian other than the Supplemental Interest Trust Trustee shall have a short-term debt or deposit rating of at least A-1, or, if it has no short term-term rating, a long-term debt or deposit rating of at least A from S&P.

     Initially, the Custodian for Party B is: The Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement or any successor trustee thereto.

     (ii) USE OF POSTED COLLATERAL. The provisions of Paragraph 6(c) will not apply to the Secured Party; therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6 (c)(ii).

(h)  DISTRIBUTIONS AND INTEREST AMOUNT.

     (i) INTEREST RATE. The "Interest Rate", with respect to Eligible Collateral in the form of Cash will be the actual rate of interest earned by the Counterparty or the Custodian if the Cash is invested at the direction of Party A in accordance with Paragraph 13(1)(vi); otherwise the "Interest Rate" will be, for any day, the rate opposite the caption "Federal Funds (Effective)" for such day as published for such day in Federal Reserve Publication H.15(519) or any successor publication as published by the Board of Governors of the Federal Reserve System or such other rate as agreed by the parties.

     (ii) TRANSFER OF INTEREST AMOUNT. The Transfer of the Interest Amount will be made on the first Local Business Day of each calendar month and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b). subject to the receipt and availability of such funds..

     (iii) ALTERNATIVE TO INTEREST AMOUNT. The provisions of Paragraph 6(d)(ii) will apply.

(i)  OTHER ELIGIBLE SUPPORT AND OTHER POSTED SUPPORT.

     (i) "VALUE" with respect to Other Eligible Support and Other Posted Support means: Inapplicable.

     (ii) "TRANSFER" with respect to Other Eligible Support and Other Posted Support means: Inapplicable.

(j) DEMANDS AND NOTICES. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

     (i)  Party A: to be specified in each notice.

     (ii) Party B: U.S. Bank National Association, Trustee
                   Mail Code: EP-MN-WS3D
                   60 Livingston Avenue
                   St. Paul, MN 55107
                   Attention: Structured Finance - SURF 2007-AB1
                   Telephone: 651-495-3923
                   Facsimile: 651-495-8090

(k)  ADDRESSES FOR TRANSFERS.

     Party A: For Cash: To be provided

                        For Eligible Collateral:  To be provided

     Party B:           To be provided

(l)  OTHER PROVISIONS.

     (i) ADDITIONAL DEFINITIONS. As used in this Annex:--

          "EQUIVALENT COLLATERAL" means, with respect to any security constituting Posted Collateral, a security of the same issuer and, as applicable, representing or having the same class, series, maturity, interest rate, principal amount or liquidation value and such other provisions as are necessary for that security and the security constituting Posted Collateral to be treated as equivalent in the market for such securities;

          "LOCAL BUSINESS DAY" means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York, and (ii) in relation to a Transfer of Eligible Collateral, a day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign currency deposits) in New York and such other places as the parties shall agree);

     (ii) TRANSFER TIMING.

          (A) Paragraph 4(b) shall be deleted and replaced in its entirety by the following paragraph: "Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter; if a demand is made after the Notification Time then the relevant Transfer will be made not later than the close of business on the third Local Business Day thereafter."

          (B) Paragraph 6(d)(1) shall be amended so that the reference therein to "the following Local Business Day" shall be replaced by reference to "the second Local Business Day thereafter".

     (iii) EVENTS OF DEFAULT. Paragraph 7 shall be deleted and replaced in its entirety by the following paragraph:

          "For the purposes of Section 5(a)(iii) of this Agreement, an Event of Default will exist with respect to a party if that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Credit Support, Posted Credit Support or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Day after the notice of that failure is given to that party; provided, that, with respect to a failure to Transfer Eligible Credit Support, at least (x) 30 Local Business Days have elapsed after a Ratings Event has occurred, or (y) 10 Business Days have elapsed after an S&P Ratings Event, and such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A".

     (iv) NO COUNTERCLAIM. A party's rights to demand and receive the Transfer of Eligible Collateral as provided hereunder and its rights as Secured Party against the Posted Collateral or otherwise shall be absolute and subject to no counterclaim, set-off, deduction or defense in favor of the Pledgor except as contemplated in Sections 2 and 6 of the Agreement and Paragraph 8 of this Annex.

     (v) HOLDING COLLATERAL. The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account and to hold, record and identify all the Posted Collateral therein and, subject to Paragraphs 6(c) and 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

     (vi) INVESTMENT OF CASH POSTED COLLATERAL. Cash Posted Collateral shall be invested in Permitted Investments as directed by Party A, with gains and losses incurred in respect of such investments to be for the account of Party A, subject to the following parameters: the Cash Posted Collateral shall be invested in such overnight (or redeemable within two Local Business Days of demand) investments rated at least (x) AAAm or AAAm-G by S&P and (y) Prime -1 or Aaa by Moody's as directed by Party A (provided, that such investment shall be held uninvested or invested at the direction of Party B if an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the defaulting or sole Affected Party and Party B has designated an Early Termination Date with respect thereto). Such instructions may be delivered as standing instructions.

     (vii) RETURN OF POSTED COLLATERAL. At any time Party A is required to post collateral pursuant to Part 4(8)(ii)of the Schedule, Party A shall be obligated to transfer Eligible Collateral in accordance with the terms of this Annex. If Party A is so required to post collateral in relation to a Collateralization Event or a Ratings Event and thereafter ceases to be required to post collateral under Part 4(8)(ii)of the Schedule (and provided that no Event of Default exists with respect to Party A) or Party A has made a Permitted Transfer under this Agreement, then Party A's obligations to transfer Eligible Collateral under this Annex will immediately cease with respect to that Collateralization Event or Ratings Event, and Party B will, upon demand by Party A, return to Party A, or cause its Custodian to return, all Posted Collateral held under this Annex. The Secured Party is authorized to liquidate any Posted Collateral pursuant to written instructions from Party A.

     (viii) EXTERNAL VERIFICATION OF MARK-TO-MARKET VALUATIONS. If the long-term senior unsecured debt of Party A is rated BBB or below by S&P, once every month, Party A will at its own expense verify its determination of Exposure of the Transaction on the next Valuation Date by seeking quotations from two (2) Reference Market-makers (provided, that a Reference Market-maker may not be used more than four times within each 12 month period) for their determination of Exposure of the Transaction on such Valuation Date and the Valuation Agent will use the greater of either (a) its own determination or
     (b) the high quotation for a Reference Market-maker, if applicable for the next Valuation Date and cure any deficiency in collateral value within three Local Business Days. Party A shall provide the quotations of such Reference Market-makers to S&P.

     (ix) EXPENSES. Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer of Eligible Collateral.

     (x) LIMIT ON SECURED PARTY'S LIABILITY. The Secured Party will not be liable for any losses or damages that the Pledgor may suffer as a result of any failure by the Secured Party to perform, or any delay by it in performing, any of its obligations under this Annex if the failure or delay results from circumstances beyond the reasonable control of the Secured Party or its Custodian, such as interruption or loss of computer or communication services, labor disturbance, natural disaster or local or national emergency.

                      [Signature page immediately follows]

     IN WITNESS WHEREOF the parties have executed this Credit Support Annex on the respective dates specified below with effect from the date on the first page.

THE BANK OF NEW YORK                    U.S. BANK NATIONAL ASSOCIATION,
                                        NOT IN ITS INDIVIDUAL CAPACITY, BUT
                                        SOLELY AS SUPPLEMENTAL INTEREST TRUST
                                        TRUSTEE WITH RESPECT TO THE SUPPLEMENTAL
                                        INTEREST TRUST RELATING TO THE SPECIAL
                                        UNDERWRITING & RESIDENTIAL FINANCE
                                        SERIES 2007-AB1


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------

                                   SCHEDULE 1A
                               ELIGIBLE COLLATERAL
                                     MOODY'S

Certificates: Class A, Class M and Class B Certificates

Highest Rating of Certificates: Class A rated "Aaa" by Moody's, and "AAA" by
S&P.

Scheduled Date Certificates will fall to $50,000,000 or below:

Last Scheduled Payment Date of Transactions: No. 39061: March 25, 2012; No. 39062: September 25, 2007; No. 39063: September 25, 2007; No. 39064: September
25, 2007

Valuation Date (and Valuation Percentage column): Daily

Moody's Valuation Percentage columns:

     * Column A sets out the percentage applicable when the percentage in Column B is not applicable.

     * Column B sets out the percentage applicable when a Moody's Ratings Event has occurred and is continuing and at least 30 Local Business Days have elapsed since the last time it was not the case that a Moody's Ratings Event had occurred and was continuing.

             ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (MOODY'S)

                                                                   VALUATION    VALUATION
                                                                  PERCENTAGE   PERCENTAGE
                                                                    MOODY'S     MOODY'S
                                                                    (DAILY)     (WEEKLY)
                                                                  ----------   ----------
                                                                   A     B      A     B
                                                                  ---   ---    ---   ---
 (A)   Cash: U.S. Dollars in depositary account form              100%  100    100%  100%

 (B)   Floating-rate U.S. Treasury Securities: Floating-rate      100%   99%   100%   99%
       negotiable debt obligations issued by the U.S. Treasury
       Department after July 18, 1984 ("FLOATING-RATE
       TREASURIES") (all maturities).

 (C)   U.S. Treasury Securities: Fixed-rate negotiable debt       100%  100%   100%  100%
       obligations issued by the U.S. Treasury Department after
       July 18, 1984 ("FIXED-RATE TREASURIES") having a
       remaining maturity of up to and not more than 1 year.

 (D)   Fixed-rate Treasuries having a remaining maturity of       100%   99%   100%   99%
       greater than 1 year but not more than 2 years.

 (E)   Fixed-rate Treasuries having a remaining maturity of       100%   98%   100%   98%
       greater than 2 years but not more than 3 years.

 (F)   Fixed-rate Treasuries having a remaining maturity of       100%   97%   100%   97%
       greater than 3 years but not more than 5 years.

 (G)   Fixed-rate Treasuries having a remaining maturity of       100%   96%   100%   95%
       greater than 5 years but not more than 7 years.

 (H)   Fixed-rate Treasuries having a remaining maturity of       100%   94%   100%   94%
       greater than 7 years but not more than 10 years.

 (I)   Fixed-rate Treasuries having a remaining maturity of       100%   90%   100%   89%
       greater than 10 years but not more than 20 years.

 (J)   Fixed-rate Treasuries having a remaining maturity of       100%   88%   100%   87%
       greater than 20 years but not more than 30 years.

 (K)   Floating-rate Agency Securities: Floating-rate             100%   98%   100%   98%
       negotiable debt obligations of the Federal National
       Mortgage Association (FNMA), Federal Home Loan Mortgage
       Corporation (FHLMC), Federal Home Loan Banks (FHLB),
       Federal Farm Credit Banks (FFCB), Tennessee Valley
       Authority (TVA) (collectively, "FLOATING-RATE AGENCY
       SECURITIES") (all maturities).


                                      1A-1

              ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (MOODY'S)

 (L)   Fixed-rate Agency Securities: Fixed-rate negotiable debt   100%   99%   100%   99%
       obligations of the Federal National Mortgage Association
       (FNMA), Federal Home Loan Mortgage Corporation (FHLMC),
       Federal Home Loan Banks (FHLB), Federal Farm Credit
       Banks (FFCB), Tennessee Valley Authority (TVA)
       (collectively, "FIXED-RATE AGENCY SECURITIES") issued
       after July 18, 1984 and having a remaining maturity of
       not more than 1 year.

 (M)   Fixed-rate Agency Securities having a remaining maturity   100%   99%   100%   98%
       of greater than 1 year but not more than 2 years.

 (N)   Fixed-rate Agency Securities having a remaining maturity   100%   98%   100%   97%
       of greater than 2 years but not more than 3 years.

 (O)   Fixed-rate Agency Securities having a remaining maturity   100%   96%   100%   96%
       of greater than 3 years but not more than 5 years.

 (P)   Fixed-rate Agency Securities having a remaining maturity   100%   93%   100%   94%
       of greater than 5 years but not more than 7 years.

 (Q)   Fixed-rate Agency Securities having a remaining maturity   100%   93%   100%   93%
       of greater than 7 years but not more than 10 years.

 (R)   Fixed-rate Agency Securities having a remaining maturity   100%   89%   100%   88%
       of greater than 10 years but not more than 20 years.

 (S)   Fixed-rate Agency Securities having a remaining maturity   100%   87%   100%   86%
       of greater than 20 years but not more than 30 years.

 (T)   FHLMC Certificates. Mortgage participation certificates      *     *      *     *
       issued by FHLMC evidencing undivided interests or
       participations in pools of first lien conventional or
       FHA/VA residential mortgages or deeds of trust,
       guaranteed by FHLMC, issued after July 18, 1984 and
       having a remaining maturity of not more than 30 years.

 (U)   FNMA Certificates. Mortgage-backed pass-through              *     *      *     *
       certificates issued by FNMA evidencing undivided
       interests in pools of first lien mortgages or deeds of
       trust on residential properties, guaranteed by FNMA,
       issued after July 18, 1984 and having a remaining
       maturity of not more than 30 years.

 (V)   GNMA Certificates. Mortgage-backed pass-through              *     *      *     *
       certificates issued by private entities, evidencing
       undivided interests in pools of first lien mortgages or
       deeds of trust on single family residences, guaranteed
       by the Government National Mortgage Association (GNMA)
       with the full faith and credit of the United States,
       issued after July 18, 1984 and having a remaining
       maturity of not more than 30 years.


                                      1A-2

             ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (MOODY'S)

 (W)   Commercial Mortgage-Backed Securities. Floating rate         *     *      *     *
       commercial mortgage-backed securities rated AAA by two
       major rating agencies (including S&P if S&P is a Rating
       Agency hereunder) with a minimum par or face amount of
       $250 million (excluding securities issued under Rule
       144A) ("Commercial Mortgage-Backed Securities") having a
       remaining maturity of not more than 5 years.

 (X)   Commercial Mortgage-Backed Securities having a remaining     *     *      *     *
       maturity of more than 5 years and not more than 10
       years.

 (Y)   Commercial Mortgage-Backed Securities having a remaining                  *     *
       maturity of more than 10 years.

 (Z)   Commercial Paper. Commercial Paper with a rating of at       *     *      *     *
       least P-1 by Moody's and at least A-1+ by S&P and having
       a remaining maturity of not more than 30 days.

(AA)   Other Items of Credit Support approved by the Rating         *     *      *     *
       Agencies to the extent any Certificates are rated.

* zero or such higher percentage in respect of which Moody's has delivered a ratings affirmation.


                                      1A-3

                                   SCHEDULE 1B
                               ELIGIBLE COLLATERAL
                                       S&P

Certificates: Class A, Class M and Class B Certificates

Highest Rating of Certificates: Class A rated "Aaa" by Moody's, and "AAA" by
S&P.

Scheduled Date Certificates will fall to $50,000,000 or below:

Last Scheduled Payment Date of Transactions: No. 39061: March 25, 2012; No. 39062: September 25, 2007; No. 39063: September 25, 2007; No. 39064: September
25, 2007

Valuation Date (and Valuation Percentage column): Daily

                ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (S&P)

                                                                                      VALUATION
                                                                                     PERCENTAGE
                                                                                   --------------
                                                                                         S&P
                                                                                   --------------
                                                                                   DAILY   WEEKLY
                                                                                   -----   ------
(A)    Cash: U.S. Dollars in depositary account form                                 100%    100%

(B)    Floating-rate U.S. Treasury Securities: Floating-rate negotiable debt           *       *
       obligations issued by the U.S. Treasury Department after July 18, 1984
       ("FLOATING RATE TREASURIES") (all maturities).

(C)    Fixed-rate U.S. Treasury Securities: Fixed-rate negotiable debt             98.90%  98.60%
       obligations issued by the U.S. Treasury Department after July 18, 1984
       ("FIXED-RATE TREASURIES") having a remaining maturity of up to and not more than 1 year.

(D)    Fixed-rate Treasuries having a remaining maturity of greater than 1 year    98.00%  97.30%
       but not more than 2 years.

(E)    Fixed-rate Treasuries having a remaining maturity of greater than 2 years   97.40%  95.80%
       but not more than 3 years.

(F)    Fixed-rate Treasuries having a remaining maturity of greater than 3 years   95.50%  93.80%
       but not more than 5 years.

(G)    Fixed-rate Treasuries having a remaining maturity of greater than 5 years   93.70%  91.40%
       but not more than 7 years.

(H)    Fixed-rate Treasuries having a remaining maturity of greater than 7 years   92.50%  90.30%
       but not more than 10 years.

(I)    Fixed-rate Treasuries having a remaining maturity of greater than 10        91.10%  86.90%
       years but not more than 20 years.

(J)    Fixed-rate Treasuries having a remaining maturity of greater than 20        88.60%  84.60%
       years but not more than 30 years.

(K)    Floating-rate Agency Securities: Floating-rate negotiable debt                  *       *
       obligations of the Federal National Mortgage Association (FNMA), Federal
       Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks (FHLB),
       Federal Farm Credit Banks (FFCB), Tennessee Valley Authority (TVA)
       (collectively, "FLOATING-RATE AGENCY SECURITIES") (all maturities).

(L)    Fixed-rate Agency Securities: fixed-rate negotiable debt obligations of     98.50%  98.00%
       the Federal National Mortgage Association (FNMA), Federal Home Loan
       Mortgage Corporation (FHLMC), Federal Home Loan Banks (FHLB), Federal
       Farm Credit Banks (FFCB), Tennessee Valley Authority (TVA) (collectively,
       "FIXED-RATE AGENCY SECURITIES") issued after July 18, 1984 and having a remaining maturity of not more than 1 year.

(M)    Fixed-rate Agency Securities having a remaining maturity of greater than    97.70%  96.80%
       1 year but not more than 2 years.

                ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (S&P)

(N)    Fixed-rate Agency Securities having a remaining maturity of greater than    97.30%  96.30%
       2 years but not more than 3 years.

(O)    Fixed-rate Agency Securities having a remaining maturity of greater than    94.50%  92.50%
       3 years but not more than 5 years.

(P)    Fixed-rate Agency Securities having a remaining maturity of greater than    93.10%  90.30%
       5 years but not more than 7 years.

(Q)    Fixed-rate Agency Securities having a remaining maturity of greater than    90.70%  86.90%
       7 years but not more than 10 years.

(R)    Fixed-rate Agency Securities having a remaining maturity of greater than    87.70%  81.60%
       10 years but not more than 20 years.

(S)    Fixed-rate Agency Securities having a remaining maturity of greater than    84.40%  77.90%
       20 years but not more than 30 years.

(T)    FHLMC Certificates. Mortgage participation certificates issued by FHLMC     91.50%  86.40%
       evidencing undivided interests or participations in pools of first lien conventional or FHA/VA residential mortgages or deeds of trust, guaranteed by FHLMC, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.

(U)    FNMA Certificates. Mortgage-backed pass-through certificates issued by      91.50%  86.40%
       FNMA evidencing undivided interests in pools of first lien mortgages or deeds of trust on residential properties, guaranteed by FNMA, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.

(V)    GNMA Certificates. Mortgage-backed pass-through certificates issued by      91.50%  86.40%
       private entities, evidencing undivided interests in pools of first lien mortgages or deeds of trust on single family residences, guaranteed by the Government National Mortgage Association (GNMA) with the full faith and credit of the United States, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.

(W)    Commercial Mortgage-Backed Securities. Floating rate commercial             96.20%  95.10%
       mortgage-backed securities rated AAA by two major rating agencies
       (including S&P if S&P is a Rating Agency hereunder) with a minimum par or face amount of $250 million (excluding securities issued under Rule 144A)
       ("Commercial Mortgage-Backed Securities") having a remaining maturity of not more than 5 years.

(X)    Commercial Mortgage-Backed Securities having a remaining maturity of more   92.90%  90.90%
       than 5 years and not more than 10 years.

(Y)    Commercial Mortgage-Backed Securities having a remaining maturity of more   91.00%  88.60%
       than 10 years.

(Z)    Commercial Paper. Commercial Paper with a rating of at least P-1 by         99.00%  99.00%
       Moody's and at least A-1+ by S&P and having a remaining maturity of not more than 30 days.

(AA)   Other Items of Credit Support approved by the Rating Agencies to the            *       *
       extent any Certificates are rated.

* zero or such higher percentage in respect of which S&P has delivered a ratings affirmation.


                                      1B-2

                                   SCHEDULE 2A
                   MOODY'S INDEPENDENT AMOUNT (FIRST TRIGGER)

Certificates: Class A, Class M and Class B Certificates

Highest Rating of Certificates: Class A rated "Aaa" by Moody's, and "AAA" by
S&P.

Scheduled Date Certificates will fall to $50,000,000 or below:

Last Scheduled Payment Date of Transactions: No. 39061: March 25, 2012; No. 39062: September 25, 2007; No. 39063: September 25, 2007; No. 39064: September
25, 2007

Valuation Date (and Valuation Percentage column): Daily

The following percentages shall be used in the calculation of the Moody's Independent Amount when either (i) it is not the case that a Moody's Ratings Event with respect to Party A and the guarantor under each Qualified Guaranty (if any) has occurred and is continuing, or (ii) less than 30 Local Business Days have elapsed since the last time it was not the case that a Moody's Ratings Event had occurred and was continuing with respect to Party A and the guarantor under each Qualified Guaranty (if any).

     WEIGHTED AVERAGE LIFE OF         VALUATION      VALUATION
       TRANSACTION IN YEARS         DATE (DAILY)   DATE (WEEKLY)
     ------------------------       ------------   -------------
1 or less                               0.15%          0.25%
More than 1 but not more than 2         0.30%          0.50%
More than 2 but not more than 3         0.40%          0.70%
More than 3 but not more than 4         0.60%          1.00%
More than 4 but not more than 5         0.70%          1.20%
More than 5 but not more than 6         0.80%          1.40%
More than 6 but not more than 7         1.00%          1.60%
More than 7 but not more than 8         1.10%          1.80%
More than 8 but not more than 9         1.20%          2.00%
More than 9 but not more than 10        1.30%          2.20%
More than 10 but not more than 11       1.40%          2.30%
More than 11 but not more than 12       1.50%          2.50%
More than 12 but not more than 13       1.60%          2.70%
More than 13 but not more than 14       1.70%          2.80%
More than 14 but not more than 15       1.80%          3.00%
More than 15 but not more than 16       1.90%          3.20%
More than 16 but not more than 17       2.00%          3.30%
More than 17 but not more than 18       2.00%          3.50%
More than 18 but not more than 19       2.00%          3.60%
More than 20 but not more than 21       2.00%          3.70%
More than 21 but not more than 22       2.00%          3.90%
More than 22                            2.00%          4.00%


                                      2A-1

                                   SCHEDULE 2B
                   MOODY'S INDEPENDENT AMOUNT (SECOND TRIGGER)
                          (TRANSACTION SPECIFIC HEDGES)

Certificates: Class A, Class M and Class B Certificates

Highest Rating of Certificates: Class A rated "Aaa" by Moody's, and "AAA" by
S&P.

Scheduled Date Certificates will fall to $50,000,000 or below:

Last Scheduled Payment Date of Transactions: No. 39061: March 25, 2012; No. 39062: September 25, 2007; No. 39063: September 25, 2007; No. 39064: September
25, 2007

Valuation Date (and Valuation Percentage column): Daily

The following percentages shall be used in the calculation of the Moody's Independent Amount with respect to any Transaction that is an interest rate cap, interest rate floor or interest rate swaption, or that is an interest rate swap the notional amount of which is "balance guaranteed" or, for any Calculation Period, otherwise is not a specific dollar amount that is fixed at the inception of the Transaction (a "TRANSACTION-SPECIFIC HEDGE") when a Moody's Ratings Event with respect to Party A and the guarantor under each Qualified Guaranty (if any) has occurred and is continuing and at least 30 Local Business Days have elapsed since the last time it was not the case that a Moody's Ratings Event had occurred and was continuing with respect to Party A and the guarantor under each Qualified Guaranty (if any).

     WEIGHTED AVERAGE LIFE OF         VALUATION      VALUATION
       TRANSACTION IN YEARS         DATE (DAILY)   DATE (WEEKLY)
     ------------------------       ------------   -------------
1 or less                               0.65%           0.75%
More than 1 but not more than 2         1.30%           1.50%
More than 2 but not more than 3         1.90%           2.20%
More than 3 but not more than 4         2.50%           2.90%
More than 4 but not more than 5         3.10%           3.60%
More than 5 but not more than 6         3.60%           4.20%
More than 6 but not more than 7         4.20%           4.80%
More than 7 but not more than 8         4.70%           5.40%
More than 8 but not more than 9         5.20%           6.00%
More than 9 but not more than 10        5.70%           6.60%
More than 10 but not more than 11       6.10%           7.00%
More than 11 but not more than 12       6.50%           7.50%
More than 12 but not more than 13       7.00%           8.00%
More than 13 but not more than 14       7.40%           8.50%
More than 14 but not more than 15       7.80%           9.00%
More than 15 but not more than 16       8.20%           9.50%
More than 16 but not more than 17       8.60%           9.90%
More than 17 but not more than 18       9.00%          10.40%
More than 18 but not more than 19       9.40%          10.80%
More than 20 but not more than 21       9.70%          11.00%
More than 21 but not more than 22      10.00%          11.00%
More than 22                           10.00%          11.00%


                                      2B-1

                                   SCHEDULE 2C
                   MOODY'S INDEPENDENT AMOUNT (SECOND TRIGGER)
                        (NON-TRANSACTION SPECIFIC HEDGES)

Valuation Date (and Valuation Percentage column): Daily

The following percentages shall be used in the calculation of the Moody's Independent Amount with respect to any Transaction that is not a Transaction-Specific Hedge when a Moody's Ratings Event with respect to Party A and the guarantor under each Qualified Guaranty (if any) has occurred and is continuing and at least 30 Local Business Days have elapsed since the last time it was not the case that a Moody's Ratings Event had occurred and was continuing with respect to Party A and the guarantor under each Qualified Guaranty (if any).

     WEIGHTED AVERAGE LIFE OF         VALUATION      VALUATION
       TRANSACTION IN YEARS         DATE (DAILY)   DATE (WEEKLY)
     ------------------------       ------------   -------------
1 or less                               0.50%          0.60%
More than 1 but not more than 2         1.00%          1.20%
More than 2 but not more than 3         1.50%          1.70%
More than 3 but not more than 4         1.90%          2.30%
More than 4 but not more than 5         2.40%          2.80%
More than 5 but not more than 6         2.80%          3.30%
More than 6 but not more than 7         3.20%          3.80%
More than 7 but not more than 8         3.60%          4.30%
More than 8 but not more than 9         4.00%          4.80%
More than 9 but not more than 10        4.40%          5.30%
More than 10 but not more than 11       4.70%          5.60%
More than 11 but not more than 12       5.00%          6.00%
More than 12 but not more than 13       5.40%          6.40%
More than 13 but not more than 14       5.70%          6.80%
More than 14 but not more than 15       6.00%          7.20%
More than 15 but not more than 16       6.30%          7.60%
More than 16 but not more than 17       6.60%          7.90%
More than 17 but not more than 18       6.90%          8.30%
More than 18 but not more than 19       7.20%          8.60%
More than 20 but not more than 21       7.50%          9.00%
More than 21 but not more than 22       7.80%          9.00%
More than 22                            8.00%          9.00%


                                      2C-1

                                   SCHEDULE 3
                              S&P VOLATILITY BUFFER

Certificates: Class A, Class M and Class B Certificates

Highest Rating of Certificates: Class A rated "Aaa" by Moody's, and "AAA" by
S&P.

Scheduled Date Certificates will fall to $50,000,000 or below:

Last Scheduled Payment Date of Transactions: No. 39061: March 25, 2012; No. 39062: September 25, 2007; No. 39063: September 25, 2007; No. 39064: September
25, 2007

Valuation Date (and Valuation Percentage column): Daily

     The S&P Volatility Buffer will be determined using the following table:

                              S&P VOLATILITY BUFFER
-----------------------------------------------------------------------------------------
PARTY A RATING*                  REMAINING YEARS TO MATURITY OF TRANSACTION
---------------   -----------------------------------------------------------------------
                  (UP TO 3 YEARS)   (UP TO 5 YEARS)   (UP TO 10 YEARS)   (UP TO 30 YEARS)
                  ---------------   ---------------   ----------------   ----------------

If, on the related Valuation Date, the highest rated Certificates are rated
"AA-" or higher by S&P, the S&P Volatility Buffer is:

A-2                    2.75%             3.25%              4.00%              4.75%
A-3                    3.25%             4.00%              5.00%              6.25%
BB+ or lower           3.50%             4.50%              6.75%              7.50%

If, on the related Valuation Date, the highest rated Certificates are rated "A" or "A+" by S&P, the S&P Volatility Buffer is:

BBB+/BBB                  *              3.25%              4.00%              4.50%
A-2                       *              3.25%              4.00%              4.50%
A-3/BBB-                  *              3.50%              4.50%              6.00%
BB+ or lower              *              4.00%              5.25%              7.00%

* This rating shall be the higher of the rating by S&P on the related Valuation Date of the long-term debt and short-term debt of Party A or its guarantor or other Credit Support Provider.


                                       3-1

                                   SCHEDULE V

                   Item on Form 8-K                           Party Responsible
                   ----------------                     ----------------------------
*    Item 1.01- Entry into a Material Definitive        Each party to such agreement
     Agreement

*    Item 1.02- Termination of a Material Definitive    Each party to such agreement
     Agreement

Item 1.03- Bankruptcy or Receivership                   Depositor

Item 2.04- Triggering Events that Accelerate or         Depositor
Increase a Direct Financial Obligation or an
Obligation under an Off-Balance Sheet Arrangement

*    Item 3.03- Material Modification to Rights of      Depositor
     Security Holders

Item 5.03- Amendments of Articles of Incorporation or   Depositor
Bylaws; Change of Fiscal Year

Item 6.01- ABS Informational and Computational          Depositor
Material

*    Item 6.02- Change of Servicer or Trustee           Servicer (as to Trustee)/
                                                        Trustee (as to Servicer)

*    Item 6.03- Change in Credit Enhancement or         Depositor/Trustee
     External Support

*Item 6.04- Failure to Make a Required Distribution     Trustee

Item 6.05- Securities Act Updating Disclosure           Depositor

Item 7.01- Regulation FD Disclosure                     Depositor

Item 8.01                                               Depositor

Item 9.01                                               Depositor

                                   SCHEDULE W

                  Item on Form 10-D                           Party Responsible
                  -----------------                     ----------------------------
Item 1: Distribution and Pool Performance Information   Trustee, Depositor

Plus any information required by 1121 which is NOT      Servicer and Trustee (to the
included on the monthly statement to                    extent known and required by
Certificateholders                                      Regulation AB)

Item 2: Legal Proceedings  per Item 1117 of             All parties to the Pooling
Regulation AB                                           and Servicing Agreement (as
                                                        to themselves), the
                                                        Depositor/Servicer/Trustee
                                                        (to the extent known) as to
                                                        the issuing entity, the
                                                        Sponsor, 1106(b) originator,
                                                        any 1100(d)(1) party

Item 3:  Sale of Securities and Use of Proceeds         Depositor

Item 4:  Defaults Upon Senior Securities                Trustee

Item 5:  Submission of Matters to a Vote of Security    Trustee
Holders

Item 6:  Significant Obligors of Pool Assets            Depositor/Sponsor/Mortgage
                                                        Loan Sponsor/ Servicer

Item 7:  Significant Enhancement Provider Information   Depositor/Sponsor

Item 8:  Other Information                              Trustee/Servicer/Depositor
                                                        (to the extent known) and
                                                        any other party responsible
                                                        for disclosure items on Form
                                                        8-K

Item 9:  Exhibits                                       Trustee/Depositor/Servicer
                                                        to the extent applicable to
                                                        each

                                   SCHEDULE X

                  Item on Form 10-K                           Party Responsible
                  -----------------                     ----------------------------
Item 1B: Unresolved Staff Comments                      Depositor

*    Item 9B:  Other Information                        Depositor and any other
                                                        party responsible for
                                                        disclosure items on Form 8-K

*    Item 15:  Exhibits, Financial Statement            Depositor/Servicer.
     Schedules

*    Additional Item:                                   All parties to the Pooling
                                                        and Servicing Agreement (as
                                                        to themselves), the

Disclosure per Item 1117 of Regulation AB               Depositor/Servicer/Trustee
                                                        (to the extent known) as to
                                                        the issuing entity, the
                                                        Sponsor, 1106(b) originator,
                                                        any 1100(d)(1) party

*    Additional Item:                                   All parties to the Pooling
                                                        and Servicing

Disclosure per Item 1119 of Regulation AB               Agreement, the Sponsor,
                                                        originator, significant
                                                        obligor, enhancement or
                                                        support provider

Additional Item:                                        Depositor/Sponsor/Mortgage
                                                        Loan

Disclosure per Item 1112(b) of Regulation AB            Sponsor/Servicer

Additional Item:                                        Depositor/Sponsor

Disclosure per Items 1114(b) and 1115(b) of
Regulation AB


                                       X-1